As filed with the Securities and Exchange Commission on December 3, 1997

                                                     Registration No. 333-32445
===============================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                            -----------------------

                                AMENDMENT NO. 2
                                      to
                                   FORM S-11
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                            -----------------------

                        WELLSFORD REAL PROPERTIES, INC.
     (Exact Name of Registrant as Specified in its Governing Instruments)

                               610 Fifth Avenue
                           New York, New York 10020
                                (212) 333-2300
         (Address and Telephone Number of Principal Executive Offices)


                               Edward Lowenthal
                        Wellsford Real Properties, Inc.
                               610 Fifth Avenue
                           New York, New York 10020
                                (212) 333-2300
           (Name, Address and Telephone Number of Agent for Service)

                            -----------------------

                                  Copies to:

                           Robinson Silverman Pearce
                             Aronsohn & Berman LLP
                          1290 Avenue of the Americas
                           New York, New York 10104
                                (212) 541-2000
                       Attention:  Alan S. Pearce, Esq.
                          Steven G. Scheinfeld, Esq.

                            -----------------------

     Approximate date of commencement of the proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

                            -----------------------

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering: [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                        WELLSFORD REAL PROPERTIES, INC.
                             Cross Reference Sheet

 Showing Location in Prospectus of Information Required by Items in Form S-11

       Form S-11 Item No. and Heading        Location or Caption in Prospectus
       -----------------------------         ---------------------------------
1.  Forepart of the Registration Statement
    and Outside Front Cover Page
    of Prospectus . . . . . . . . . . . . . . Outside Front Cover Page
2.  Inside Front and Outside Back Cover
    Pages of Prospectus . . . . . . . . . . . Inside Front Cover Page; Outside
                                              Back Cover Page; Available
                                              Information
3.  Summary Information, Risk Factors
    and Ratio of Earnings to
    Fixed Charges . . . . . . . . . . . . . . Outside Front Cover Page;
                                              Prospectus Summary; Risk
                                              Factors; The Company
4.  Determination of Offering Price . . . . . Outside Front Cover Page; Plan
                                              of Distribution
5.  Dilution  . . . . . . . . . . . . . . . . Not Applicable
6.  Selling Security Holders  . . . . . . . . Not Applicable
7.  Plan of Distribution  . . . . . . . . . . Outside Front Cover Page; Plan
                                              of Distribution
8.  Use of Proceeds . . . . . . . . . . . . . Use of Proceeds
9.  Selected Financial Data . . . . . . . . . Selected Consolidated Financial
                                              Data
10. Management's Discussion and Analysis
    of Financial Condition and Results
    of Operations . . . . . . . . . . . . . . Management's Discussion and
                                              Analysis of Financial Condition
                                              and Analysis of Operations
11. General Information as to Registrant  . . The Company; Management
12. Policy With Respect to Certain
    Activities  . . . . . . . . . . . . . . . The Company; Policies with
                                              Respect to Certain Activities
13. Investment Policies of Registrant . . . . The Company; Policies with
                                              Respect to Certain Activities
14. Description of Real Estate  . . . . . . . Business and Properties of
                                              Wellsford/Whitehall Properties,
                                              L.L.C.; Business and Properties
                                              of Wellsford Capital
                                              Corporation; Business and
                                              Properties of Wellsford Real
                                              Properties, Inc.
15. Operating Data  . . . . . . . . . . . . . Business and Properties of
                                              Wellsford/Whitehall Properties,
                                              L.L.C.; Business and Properties
                                              of Wellsford Capital
                                              Corporation; Business and
                                              Properties of Wellsford Real
                                              Properties, Inc.
16. Tax Treatment of Registrant and its
      Security Holders  . . . . . . . . . . . Certain United States Federal
                                              Income Tax Considerations
17. Market Price of and Dividends on the
    Registrant's Common Equity and Related
    Stockholder Matters . . . . . . . . . . . Dividend Policy; Price Range of
                                              Common Stock and Dividend
                                              History; Description of Capital
                                              Stock; Shares Available for
                                              Future Sale
18. Description of Registrant's
    Securities  . . . . . . . . . . . . . . . Description of Capital Stock;
                                              Certain Provisions of Maryland
                                              Law and of the Company's Charter
                                              and Bylaws
19. Legal Proceedings . . . . . . . . . . . . Legal Proceedings
20. Security Ownership of Certain
    Beneficial Owners and Management  . . . . Principal Stockholders
21. Directors and Executive Officers  . . . . Management
22. Executive Compensation  . . . . . . . . . Management -- Executive
                                              Compensation
23. Certain Relationships and Related
    Transactions  . . . . . . . . . . . . . . Certain Transactions
24. Selection, Management and Custody of
    Registrant's Investments  . . . . . . . . Risk Factors; The Company;
                                              Management; Principal
                                              Stockholders
25. Policies With Respect to Certain
    Transactions  . . . . . . . . . . . . . . Certain Transactions
26. Limitations of Liability  . . . . . . . . Certain Provisions of Maryland
                                              Law and of the Company's Charter
                                              and Bylaws -- Limitation of
                                              Liability and Indemnification
27. Financial Statements and Information  . . Prospectus Summary; Summary
                                              Unaudited Consolidated Financial
                                              Data; Financial Statements
28. Interests of Named Experts and
    Counsel . . . . . . . . . . . . . . . . . Experts; Legal Matters
29. Disclosure of Commission Position on
    Indemnification for Securities Act
    Liabilities . . . . . . . . . . . . . . . Certain Provisions of Maryland
                                              Law and of the Company's Charter
                                              and Bylaws -- Limitation of
                                              Liability and Indemnification

-------------------------------------------------------------------------------
Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.
-------------------------------------------------------------------------------

                             SUBJECT TO COMPLETION
                 PRELIMINARY PROSPECTUS DATED DECEMBER 3, 1997

PROSPECTUS

                               12,242,719 Shares

                        WELLSFORD REAL PROPERTIES, INC.

                                 Common Stock

     Wellsford Real Properties, Inc. (the "Company") was organized to create and realize value by identifying and making opportunistic real estate investments through the direct acquisition, rehabilitation, development, financing and management of real properties and/or participation in these activities through the purchase of debt instruments or equity interests of entities engaged in such real estate businesses. Management is concentrating its efforts on defining and building focused operating businesses with recurring sources of income. The Company intends to maximize shareholder value over time through growth in cash flow and net asset value per share.

     All of the 12,242,719 shares (the "Shares") of Common Stock, $.01 par value per share (the "Common Stock"), of the Company offered hereby are being sold for the account of the Company's shareholders who acquired the Shares from the Company in private placements, and for their beneficiaries, pledgees, transferees, successors-in-interest and assignees (collectively, the "Selling Shareholders"). See "Selling Shareholders." The Company will not receive any of the proceeds from the sale of the Shares.

     The Shares are listed on the American Stock Exchange (the "ASE") under the symbol "WRP." On December 1, 1997, the last reported sale price of the Company's Common Stock on the ASE was $15.50 per share.

     Any sale by a Selling Shareholder will be made through customary brokerage channels or private sales and may be made on the ASE, in the over-the-counter market or otherwise at prices to be determined at the time of such sales. See "Plan of Distribution."

     No underwriter is being used in connection with the registration of the Shares and, accordingly, the Shares are being offered without any underwriting discounts. Normal brokerage commissions, discounts and fees are payable by the Selling Shareholders.

     See "Risk Factors" beginning on page 10 for certain factors relevant to an investment in the Common Stock, including:
                           ------------------------


  o  Competition in identifying and making investments and attracting tenants.
  o  The inability of the Company to obtain significant amounts of capital.
  o Risks of excessive costs and delays associated with the acquisition, development, construction and renovation of properties.
  o  Vacancies at existing properties.
  o Lack of limitation on the amount of debt that may be incurred and risks of highly leveraged investments.
  o Risks associated with debt instruments held by the Company, including possible payment defaults and reductions in the value of collateral.
  o Risks associated with investments in junior secured obligations and commercial mortgage-backed securities.
  o Lack of control and risks associated with equity investments in and with third parties.
  o  Illiquidity of the Company's real estate investments.
  o The Company and certain of its affiliates are recently-formed entities with little prior operating history.


        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
             SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION")
                OR ANY STATE SECURITIES COMMISSION NOR HAS THE
                 COMMISSION OR ANY STATE SECURITIES COMMISSION
                    PASSED UPON THE ACCURACY OR ADEQUACY OF
                    THIS PROSPECTUS.  ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.

                           ------------------------


               The date of this Prospectus is December __, 1997

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----

PROSPECTUS SUMMARY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . -1-
     The Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -1-
     Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -3-
     Business Strategy. . . . . . . . . . . . . . . . . . . . . . . . . . . -4-
     Investments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -5-
     Dividends to Holders of Common Stock . . . . . . . . . . . . . . . . . -7-

WELLSFORD REAL PROPERTIES, INC.
SUMMARY CONSOLIDATED FINANCIAL DATA . . . . . . . . . . . . . . . . . . . . -8-

RISK FACTORS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-10-
     General Risks. . . . . . . . . . . . . . . . . . . . . . . . . . . . .-10-
     Difficulty of Locating Suitable Investments; Competition; Capital
     Requirements . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-10-
     Risks of Acquisition, Development, Construction and Renovation
     Activities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-10-
     Risks of Vacancies at Existing Properties; Dependence on Rental
     Income from Real Property. . . . . . . . . . . . . . . . . . . . . . .-11-
     Operating Risks. . . . . . . . . . . . . . . . . . . . . . . . . . . .-11-
     Adverse Consequences of Debt Financing . . . . . . . . . . . . . . . .-12-
     Risks of Investments in Debt Instruments . . . . . . . . . . . . . . .-13-
     Risks of Investments in Mortgage and Other Loans . . . . . . . . . . .-13-
     Lack of Control and Other Risks of Equity Investments in
     and with Third Parties . . . . . . . . . . . . . . . . . . . . . . . .-13-
     Risk of Loss on Investments in Commercial Mortgage-Backed
     Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-14-
     Failure to Consummate Value Merger; Potential Adverse Effects of
     Value Merger; Failure to Obtain Anticipated Benefits from Value
     Merger; Failure to Consummate Sale of Certain Value Properties . . . .-14-
     Nature of Investments Made by the Company May Involve High Risk;
     Illiquidity of Real Estate Investments . . . . . . . . . . . . . . . .-15-
     Limitations on Remedies. . . . . . . . . . . . . . . . . . . . . . . .-15-
     Third-Party Bankruptcy Risks . . . . . . . . . . . . . . . . . . . . .-15-
     Recently Formed Entities . . . . . . . . . . . . . . . . . . . . . . .-16-
     Risk of Registration Under Investment Company Act. . . . . . . . . . .-16-
     Risks of Uninsured Loss. . . . . . . . . . . . . . . . . . . . . . . .-16-
     Potential Environmental Liability Related to the Properties. . . . . .-16-
     Dependence on Key Personnel. . . . . . . . . . . . . . . . . . . . . .-17-
     Changes in Policies Without Shareholder Approval . . . . . . . . . . .-18-
     Absence of Public Market; Risk of Changes in Stock Price . . . . . . .-18-
     Costs of Compliance with the Americans with Disabilities Act and Similar Laws . . . . . . . . . . . . . . . . . . . . . . . . . . .-18-
     Noncompliance with Other Laws. . . . . . . . . . . . . . . . . . . . .-18-
     Effect on Common Stock Price of Shares Available for Future Sale . . .-19-
     Adverse Consequences of Failure of WCPT to Qualify as a REIT . . . . .-19-
     Hedging Policies/Risks . . . . . . . . . . . . . . . . . . . . . . . .-20-
     Anti-Takeover Effect Resulting From a Staggered Board,
     Ability of the Company to Issue Preferred Stock and Certain
     Provisions of Maryland Law . . . . . . . . . . . . . . . . . . . . . .-20-

THE COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-21-
     General. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-21-
     Business Strategy. . . . . . . . . . . . . . . . . . . . . . . . . . .-22-

USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-24-

SELLING SHAREHOLDERS. . . . . . . . . . . . . . . . . . . . . . . . . . . .-24-

DIVIDEND POLICY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-26-

PRICE RANGE OF COMMON STOCK AND DIVIDEND HISTORY. . . . . . . . . . . . . .-26-

CAPITALIZATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-27-

WELLSFORD REAL PROPERTIES, INC.
SELECTED CONSOLIDATED FINANCIAL DATA. . . . . . . . . . . . . . . . . . . .-28-

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND ANALYSIS OF OPERATIONS. . . . . . . . . . . . . . .-30-
     Results of Operations. . . . . . . . . . . . . . . . . . . . . . . . .-30-
     Liquidity and Capital Resources. . . . . . . . . . . . . . . . . . . .-30-

BUSINESS AND PROPERTIES OF
WELLSFORD/WHITEHALL PROPERTIES, L.L.C.. . . . . . . . . . . . . . . . . . .-31-
     Management and Operation of Wellsford Office . . . . . . . . . . . . .-31-
     Wellsford Office Bridge Loan . . . . . . . . . . . . . . . . . . . . .-33-
     Warrant Agreement and Other Rights of Whitehall Partner
     to Acquire Common Stock. . . . . . . . . . . . . . . . . . . . . . . .-33-
     Properties Owned by Wellsford Office . . . . . . . . . . . . . . . . .-34-
     Cyanamid Office Portfolio. . . . . . . . . . . . . . . . . . . . . . .-34-
     Greenbrook Corporate Center. . . . . . . . . . . . . . . . . . . . . .-35-
     Chatham, New Jersey. . . . . . . . . . . . . . . . . . . . . . . . . .-36-
     Atrium Properties. . . . . . . . . . . . . . . . . . . . . . . . . . .-37-
     1275 K Street. . . . . . . . . . . . . . . . . . . . . . . . . . . . .-39-
     15 Broad Street. . . . . . . . . . . . . . . . . . . . . . . . . . . .-39-

BUSINESS AND PROPERTIES OF
WELLSFORD CAPITAL CORPORATION . . . . . . . . . . . . . . . . . . . . . . .-43-
     Merger with Value Property Trust . . . . . . . . . . . . . . . . . . .-43-
     Agreement to Convey Certain Value Real Properties. . . . . . . . . . .-43-
     Wellsford Capital Assets . . . . . . . . . . . . . . . . . . . . . . .-44-
        Value Properties to be Retained by the Company. . . . . . . . . . .-44-

BUSINESS AND PROPERTIES
OF WELLSFORD REAL PROPERTIES, INC.. . . . . . . . . . . . . . . . . . . . .-45-
        277 Park Loan . . . . . . . . . . . . . . . . . . . . . . . . . . .-45-
        Credit Facility to Affiliates of The Abbey Company, Inc.. . . . . .-45-
     Sonterra Assets. . . . . . . . . . . . . . . . . . . . . . . . . . . .-46-
     Palomino Park. . . . . . . . . . . . . . . . . . . . . . . . . . . . .-46-

LINES OF CREDIT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-48-

LEGAL PROCEEDINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-48-

POLICIES WITH RESPECT TO CERTAIN ACTIVITIES . . . . . . . . . . . . . . . .-49-
     Investment Policies. . . . . . . . . . . . . . . . . . . . . . . . . .-49-
     Financing Policies . . . . . . . . . . . . . . . . . . . . . . . . . .-50-
     Policies with Respect to Other Activities. . . . . . . . . . . . . . .-50-

MANAGEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-51-
     Directors and Executive Officers . . . . . . . . . . . . . . . . . . .-51-
     Key Employee . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-53-
     Compensation of Directors. . . . . . . . . . . . . . . . . . . . . . .-53-
     Board Committees . . . . . . . . . . . . . . . . . . . . . . . . . . .-53-
     Executive Compensation . . . . . . . . . . . . . . . . . . . . . . . .-54-
     Employment Agreements. . . . . . . . . . . . . . . . . . . . . . . . .-54-
     1997 Management Incentive Plan . . . . . . . . . . . . . . . . . . . .-55-
     Rollover Stock Option Plan . . . . . . . . . . . . . . . . . . . . . .-56-
     Compensation Committee Interlocks and Insider Participation. . . . . .-56-

PRINCIPAL STOCKHOLDERS. . . . . . . . . . . . . . . . . . . . . . . . . . .-56-

CERTAIN TRANSACTIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . .-59-

CERTAIN AGREEMENTS BETWEEN
THE COMPANY AND ERP OPERATING PARTNERSHIP . . . . . . . . . . . . . . . . .-59-
     Common Stock and Preferred Stock Purchase Agreement. . . . . . . . . .-59-
     Registration Rights Agreement. . . . . . . . . . . . . . . . . . . . .-60-
     Agreement Regarding Palomino Park. . . . . . . . . . . . . . . . . . .-61-
     Credit Enhancement Agreement . . . . . . . . . . . . . . . . . . . . .-63-

DESCRIPTION OF CAPITAL STOCK. . . . . . . . . . . . . . . . . . . . . . . .-64-
     General. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-64-
     Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-64-
     Classification or Reclassification of Common Stock
     or Preferred Stock . . . . . . . . . . . . . . . . . . . . . . . . . .-65-
     Power to Issue Additional Shares of Common Stock
     and Preferred Stock. . . . . . . . . . . . . . . . . . . . . . . . . .-65-
     Class A Common Stock . . . . . . . . . . . . . . . . . . . . . . . . .-66-
     Series A 8% Convertible Redeemable Preferred Stock . . . . . . . . . .-66-
     Warrants and Other Rights of Whitehall Partner . . . . . . . . . . . .-70-

CERTAIN PROVISIONS OF MARYLAND LAW AND OF
THE COMPANY'S CHARTER AND BYLAWS. . . . . . . . . . . . . . . . . . . . . .-71-
     Classification of the Board of Directors . . . . . . . . . . . . . . .-71-
     Removal of Directors . . . . . . . . . . . . . . . . . . . . . . . . .-71-
     Business Combinations. . . . . . . . . . . . . . . . . . . . . . . . .-71-
     Amendment to the Charter and Bylaws. . . . . . . . . . . . . . . . . .-72-
     Merger, Consolidation, Sale of Assets. . . . . . . . . . . . . . . . .-72-
     Dissolution of the Company . . . . . . . . . . . . . . . . . . . . . .-72-
     Advance Notice of Director Nominations and New Business. . . . . . . .-72-
     Meetings of Shareholders . . . . . . . . . . . . . . . . . . . . . . .-73-
     Limitation of Liability and Indemnification. . . . . . . . . . . . . .-73-

SHARES AVAILABLE FOR FUTURE SALE. . . . . . . . . . . . . . . . . . . . . .-74-

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS . . . . . . . . . .-75-

PLAN OF DISTRIBUTION. . . . . . . . . . . . . . . . . . . . . . . . . . . .-79-

CERTAIN ERISA CONSIDERATIONS. . . . . . . . . . . . . . . . . . . . . . . .-79-

LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-81-

EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .-81-

ADDITIONAL INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . . .-81-

INDEX TO FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . F-1

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Certain statements in the Prospectus Summary and under the captions "Risk Factors," "Business and Properties of Wellsford/Whitehall Properties, L.L.C.," "Business and Properties of Wellsford Capital Corporation," "Business and Properties of Wellsford Real Properties, Inc." and elsewhere in this Prospectus constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following, which are discussed in greater detail under "Risk Factors" herein: general economic and business conditions, which will, among other things, affect demand for commercial and residential properties, availability and credit worthiness of prospective tenants, lease rents and the availability of financing; difficulty of locating suitable investments; competition; risks of real estate acquisition, development, construction and renovation; vacancies at existing commercial properties; dependence on rental income from real property; adverse consequences of debt financing; risks of investments in debt instruments, including possible payment defaults and reductions in the value of collateral; risks associated with equity investments in and with third parties, such as the investment in Wellsford/Whitehall Properties, L.L.C., a joint venture with an affiliate of Goldman, Sachs & Co.; risk that the merger with Value Property Trust will not be consummated, and if consummated, that the sale to Whitehall Street Real Estate Limited Partnership VII of certain Value properties will not be consummated; illiquidity of real estate investments; lack of prior operating history; and other changes and factors referenced in this Prospectus.

                              PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information and financial statements included elsewhere in this Prospectus.
The Company began operations in January 1997 as a subsidiary of Wellsford Residential Property Trust ("Wellsford Residential"), a Maryland real estate investment trust. The Company began to operate independently following consummation of a series of transactions, including the contribution (the "Contribution") by Wellsford Residential of certain of its assets to the Company, the distribution (the "Distribution") to the holders of common shares of beneficial interest of Wellsford Residential of all of the shares of Common Stock of the Company owned by Wellsford Residential, and the subsequent merger (the "EQR Merger") of Equity Residential Properties Trust ("EQR"), a Maryland real estate investment trust, into Wellsford Residential. As used in this Prospectus, except where the context requires otherwise, "Company" means Wellsford Real Properties, Inc., a Maryland corporation, and its subsidiaries. The discussion in this Prospectus assumes, except where the context requires otherwise, that (i) the contemplated merger with Value Property Trust ("Value"), a Maryland real estate investment trust, has been consummated and
(ii) the contemplated sale to Whitehall Street Real Estate Limited Partnership VII ("Whitehall Property Buyer"), a discretionary real estate fund affiliated with Goldman, Sachs & Co., of certain of the properties acquired by the Company in the Value merger has been consummated.

                                  The Company

     The Company was organized to create and realize value by identifying and making opportunistic real estate investments by the direct acquisition, rehabilitation, development, financing and management of real properties and/or participation in these activities through the purchase of debt instruments or equity interests of entities engaged in such real estate businesses.
Management is concentrating its efforts on defining and building focused operating businesses with recurring sources of income. The Company intends to maximize shareholder value over time through growth in cash flow and net asset value per share.

     The Company believes that while liquidity has returned to many real estate markets and that the supply and demand of many real estate asset classes are in relative equilibrium, there are specific opportunities which are expected to continue to exist because of market inefficiencies and impediments to investment, such as transactional complexity, time-consuming regulatory approvals, the prospect of no or limited immediate cash flow and a lack of available property information and market information analysis. In this regard, the Company is organized into three strategic business units, each covering a separate line of business which management believes currently offers such opportunities. They are (i) acquiring underperforming office and other commercial properties below replacement cost, renovating and/or repositioning them, and owning, operating and/or reselling such properties, (ii) investing in real estate-related debt instruments with the potential for high yields or returns more characteristic of equity ownership and (iii) engaging in selective land and property development when justified by expected returns. As opportunities emerge, the Company may in the future expand its real estate-related businesses and activities.

     The Company currently does not intend to qualify as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code"). Consequently, the Company has the flexibility to respond quickly to opportunities without the structural limitations inherent in REITs and to operate, when deemed advantageous by management, on a more highly leveraged basis than most REITs. The Company does intend to elect REIT status for certain of its subsidiaries or affiliates when management deems it beneficial
to the Company's shareholders.    By not qualifying as a REIT under the Code
(which would require the Company to distribute each year at least 95% of its net taxable income, excluding capital gains), the Company has the ability and currently intends to retain for reinvestment its cash flow generated from operations and to sell properties without the substantial income tax penalties which may be imposed on REITs in such transactions. In addition, the Company differs from opportunity funds that are typically structured as private partnerships. In that regard, the business of the Company is conducted without the payment of acquisition, disposition or advisory fees to general partners which should result in additional cash flow being available for reinvestment as well as mitigate the potential for conflicts of interest. In addition, unlike investors in opportunity funds, the Company's shareholders are expected to have enhanced liquidity through their ability to sell or margin their stock. The Company also hopes to attract a broader range of investors because there is no stipulated investment minimum. However, unlike REITs and opportunity funds, the Company is subject to corporate level taxation.

     The Company's management includes the co-founders of Wellsford Residential, Jeffrey H. Lynford, Chairman, and Edward Lowenthal, President and Chief Executive Officer, supported by a management team experienced in real estate acquisitions, development, asset management and finance. The Company believes that the over 50 years of combined experience of management in real estate, capital markets and public company operations, their knowledge, credibility and business relationships, and their demonstrated track record of recognizing and profiting from emerging real estate trends should help the Company accomplish its business objectives. In analyzing potential investments and market trends and inefficiencies, management has reviewed, and will continue to review, current economic and market information. From the completion by Wellsford Residential of the initial public offering of its common shares of beneficial interest in November 1992 (the "Wellsford Residential IPO") until consummation of the EQR Merger in May 1997, Messrs. Lynford and Lowenthal, through Wellsford Residential, acquired 69 multifamily properties containing 16,332 units. From calendar year 1992 through calendar year 1996, the revenues of Wellsford Residential and its predecessors increased from $26.5 million to $131.8 million, representing a compounded annual growth rate of approximately 49%, and earnings before interest, depreciation and amortization ("EBITDA") of Wellsford Residential and its predecessors increased from $13.8 million to $72.8 million, representing a compounded annual growth rate of approximately 52%. In addition, investors who bought their common shares of beneficial interest of Wellsford Residential ("Wellsford Common") in the Wellsford Residential IPO, would have received an average annual return of approximately 23.8% on their initial investment, based upon the closing market price of a share of Wellsford Common on the New York Stock Exchange on May 30, 1997 (the date of the EQR Merger) and assuming all distributions received on such shares of Wellsford Common were immediately reinvested in Wellsford Common.

     The Company has demonstrated its ability to benefit from management's experience, business relationships and access to capital markets by the sale, without the use of a placement agent, on June 2, 1997, of 12,000,000 shares of Common Stock in a private placement (the "Private Placement") primarily to institutional investors at a price per share equal to $10.30 (the book value per share of Common Stock on the date of closing of the Private Placement), for an aggregate purchase price of $123.6 million.

     To date, management of the Company has implemented its business strategy through the following transactions: (i) the formation, together with WHWEL Real Estate Limited Partnership ("Whitehall Partner"), an affiliate of Goldman Sachs & Co., of Wellsford/Whitehall Properties, L.L.C. ("Wellsford Office"), a joint venture which currently owns and operates 11 office buildings containing an aggregate of approximately 2.1 million square feet; (ii) the merger of Wellsford Capital Corporation ("Wellsford Capital"), a wholly-owned subsidiary of the Company, into Value, with the surviving entity becoming a wholly-owned subsidiary of the Company (the "Value Merger"), which transaction is expected to be consummated in January 1998; (iii) the sale by the Company and Wellsford Capital to Whitehall Property Buyer of 14 of the 21 properties acquired pursuant to the Value Merger, which transaction is expected to be consummated immediately subsequent to the Value Merger; (iv) a $25 million subordinated secured mezzanine loan with respect to a class A office building located at 277 Park Avenue, New York City; (v) a 50% junior participation in a $70 million secured credit facility (the "Abbey Credit Facility") with an owner and operator of office, industrial and retail properties in Southern California;
(vi) a $17.8 million mortgage on, and option to purchase, a 344-unit class A residential apartment complex in Tucson, Arizona; and (vii) an approximate 80% interest in Phases I, II and III of, and in options to acquire (at fixed prices) and develop Phases IV and V of, a 1,880-unit class A multifamily development in a suburb of Denver, Colorado. See "Business and Properties of Wellsford/Whitehall Properties, L.L.C.", "Business and Properties of Wellsford Capital Corporation" and "Business and Properties of Wellsford Real Properties, Inc."

     The Company has available various sources of capital and financing, including (i) a two-year $50 million line of credit (extendible for one year) from BankBoston, N.A. (formerly known as The First National Bank of Boston) ("BankBoston") and Morgan Guaranty Trust Company of New York ("Morgan Guaranty") (the "Line of Credit") which initially bears interest at an annual rate equal to LIBOR plus 175 basis points; (ii) the agreement by Whitehall Partner to contribute up to an additional $50 million to Wellsford Office; and
(iii) the commitment of ERP Operating Limited Partnership, an Illinois limited partnership of which EQR is the general partner and through which EQR conducts substantially all of its operations ("ERP Operating Partnership"), to acquire at the Company's option up to $25 million of the Company's Series A 8% Convertible Redeemable Preferred Stock, $.01 par value per share (liquidation preference of $25.00 per share) ("Series A Preferred"), each share of which is convertible into Common Stock at a price of $11.124 (representing a premium of 8% in excess of the book value per share of the Common Stock on the date of the EQR Merger) (the "ERP Preferred Commitment"). The ERP Preferred Commitment is pledged as security for the Line of Credit. See "Description of Capital Stock
- Series A 8% Convertible Redeemable Preferred Stock". In addition, Wellsford Office is currently negotiating the terms of a $375 million loan facility, consisting of a $225 million secured term loan facility and a $150 million secured revolving credit facility. It is currently contemplated that loans made under the $375 million loan facility will be secured by mortgages on certain properties of Wellsford Office. There can be no assurance that such loan facility will be consummated. See "Lines of Credit."

                                 Risk Factors

     Prospective investors should consider the matters discussed under "Risk Factors" on page 10 of this Prospectus prior to any investment in the Company. Some of the significant considerations include:

     o Competition in identifying and making investments and attracting tenants.

     o The inability of the Company to obtain significant amounts of capital.

     o Risks of excessive costs and delays associated with the acquisition, development, construction and renovation of properties.

     o    Vacancies at existing properties.

     o Lack of limitation on the amount of debt that may be incurred and risks of highly leveraged investments.

     o Risks associated with debt instruments held by the Company, including the possibility that borrowers may not be able to make payments when due, that the value of collateral may be less than amounts owed and that interest rates charged may be less than the Company's cost of funds.

     o Risks associated with investments in mortgage loans and junior secured obligations, including lack of control over the collateral and any foreclosure procedures.

     o Lack of control and risks associated with equity investments in and with third parties.

     o Risks associated with investments in commercial mortgage-backed securities, resulting, in part, from the fact that the process of rating and servicing such securities is difficult and existing credit support is inadequate.

     o Risk that the Value Merger will not be consummated, and if consummated, that the sale to Whitehall Property Buyer of certain Value properties will not be consummated.

     o    Illiquidity of the Company's real estate investments.

     o The Company, Wellsford Office and Wellsford Capital are recently-formed entities with little prior operating history.

     o Risk that the Company may have to register as an "investment company" under the Investment Company Act of 1940, as amended.

     o    Risks of uninsured loss at the Company's properties.

     o    Potential liability for unknown or future environmental liabilities.

     o The Company is dependent primarily upon the efforts of its Chairman of the Board and its President and Chief Executive Officer.

     o The ability of the Company's Board of Directors to amend or revise the Company's investment and other policies without a vote of shareholders.

     o The potential antitakeover effect of certain provisions of the Company's Articles of Amendment and Restatement (the "Charter") and Maryland law.

                               Business Strategy

     In furtherance of its business strategy, the Company is organized into three strategic business units, each covering a separate line of business. As opportunities emerge, the Company may in the future expand or modify its real estate-related businesses and activities.

     Commercial Properties. The Company seeks to acquire commercial properties below replacement cost and operate and/or resell the properties after renovation, redevelopment and/or repositioning. The Company believes that appropriate well-located commercial properties which are currently underperforming can be acquired on advantageous terms and repositioned with the expectation of achieving enhanced returns which are greater than returns which could be achieved by acquiring a stabilized property.

     The Company has agreed with Whitehall Partner to conduct its business and activities relating to office properties (but not other types of commercial properties) located in North America solely through its interest in Wellsford Office except, in certain circumstances, where Wellsford Office has declined the investment opportunity. Wellsford Office currently focuses on acquiring, redeveloping and developing office properties in the Northeast United States. Wellsford Office seeks opportunistic acquisitions of office properties, including underperforming or vacant properties, in excellent locations within recovering markets, where management can create significant value through adaptive reuse. See "Business and Properties of Wellsford/Whitehall Properties, L.L.C.".

     High Yield Debt Investments. The Company makes loans that constitute, or will invest in real estate-related senior, junior or otherwise subordinated debt instruments, which may be unsecured or secured by liens on real estate, interests therein or the economic benefits thereof, and which have the potential for high yields or returns more characteristic of equity ownership. These investments may include debt that is acquired at a discount, mezzanine financing, commercial mortgage-backed securities ("CMBS"), secured and unsecured lines of credit, distressed loans, and loans previously made by foreign and other financial institutions. The Company believes that there are opportunities to acquire real estate debt securitized by the use of CMBS, especially in the low or below investment grade tranches, at significant returns as a result of inefficiencies in pricing, while utilizing management's real estate expertise to analyze the underlying properties and thereby effectively minimizing risk.

     Property Development. The Company engages in selective development activities as opportunities arise and when justified by expected returns. The Company believes that by pursuing selective development activities it can achieve returns which are greater than returns which could be achieved by acquiring stabilized properties. Certain development activities may be conducted in joint ventures with local developers who may bear the substantial portion of the economic risks associated with the construction, development and initial rent-up of properties. As part of its strategy, the Company may seek to obtain bond financing from local governmental authorities which generally bears interest at rates substantially below rates available from conventional financing.

     The Company may in the future make equity investments in entities owned and/or operated by unaffiliated parties and which engage in real estate-related businesses and activities or businesses that service the real estate industry. Some of the entities in which the Company may invest may be start-up companies or companies in need of additional capital. The Company may also manage and lease properties owned by it or in which it has an equity or debt investment.

                                  Investments

     The Company has implemented its business strategy through the following transactions:

     o The formation on August 28, 1997 of Wellsford Office by the Company, through its subsidiary, Wellsford Commercial Properties Trust ("WCPT"), together with Whitehall Partner, an affiliate of Goldman, Sachs & Co. WCPT intends to qualify as a REIT and has a 50.1% interest in Wellsford Office. Wellsford Office currently focuses on acquiring, redeveloping and developing office properties in the Northeast United States. Wellsford Office seeks opportunistic acquisitions of office properties, including underperforming or vacant properties, in excellent locations within recovering markets, where management can create significant value through adaptive reuse.

     Wellsford Office currently owns and operates 11 office buildings containing an aggregate of approximately 2.1 million square feet in New Jersey and Washington D.C. The Company contributed all six of its office buildings containing an aggregate of approximately 949,400 square feet to Wellsford Office, and Whitehall Partner contributed four office buildings and a contract to purchase a fifth office building (which building has since been acquired by Wellsford Office), containing an aggregate of approximately 1.1 million square feet. It is currently contemplated that on or prior to December 15, 1997, Whitehall Partner will contribute one additional office building located in Boston containing approximately 67,000 square feet and an approximately 19 acre parcel of land located in Northern New Jersey. Upon the acquisition of these two properties, Wellsford Office will own 12 office buildings, 10 located in Northern New Jersey, one in Washington, D.C. and one in Boston, containing an aggregate of approximately 2.1 million square feet, and an approximately 19 acre vacant parcel of land located in Northern New Jersey.

     WCPT manages the day-to-day business of Wellsford Office, but certain decisions require the approval of Whitehall Partner. WCPT is entitled to incentive compensation equal to (a) 17.5% of available cash after a return of capital to WCPT and Whitehall Partner and a 17.5% return on equity to WCPT and Whitehall Partner, and (b) 22.5% of available cash after a 22.5% return on equity to WCPT and Whitehall Partner.

     In connection with the formation of Wellsford Office, the Company issued warrants (the "Warrants") to Whitehall Partner to purchase 4,132,230 shares of Common Stock at an exercise price of $12.10 per share. The Warrants are exercisable for five years for either, at the Company's option, shares of Common Stock or cash. The exercise price for the Warrants is payable either with membership units in Wellsford Office or cash.

     o The Value Merger, pursuant to which the Company expects to acquire Value for an aggregate of $130 million in cash and approximately 3,350,000 shares of Common Stock. Value currently (i) owns 21 office, industrial and retail properties, (ii) holds approximately $64 million in cash, (iii) has investments in mortgage loans aggregating approximately $6.7 million and (iv) has approximately $85.5 million of net operating losses which should be available to the Company, subject to various tax law limitations. The Value Merger is expected to be consummated in January 1998.

     Immediately subsequent to the Value Merger, the Company and Wellsford Capital expect to sell to Whitehall Property Buyer for an aggregate purchase price of approximately $65 million 14 of the 21 properties acquired pursuant to the Value Merger. Subsequent to the sale, Wellsford Capital will own seven properties (three office properties, two industrial properties, one office/industrial property and one retail property), containing an aggregate of approximately 600,000 square feet. These properties are located in the States of New Jersey, New Hampshire, Massachusetts, Pennsylvania and California.

     o The Term Loan Agreement with Wellsford Office, pursuant to which the Company has agreed to provide loans of up to approximately $86.3 million to Wellsford Office (collectively, the "Wellsford Office Bridge Loan"). The Wellsford Office Bridge Loan presently bears interest at an annual rate equal to LIBOR plus 400 basis points. The loans are due on February 25, 1998 and are expected to be repaid by December 31, 1997. As of December 1, 1997, approximately $83.4 million had been advanced by the Company.

     o $25 million of an $80 million subordinated secured mezzanine loan with respect to the approximately 1.74 million square foot, 52-story class A office building located in mid-town Manhattan at 277 Park Avenue, New York City (the "277 Park Loan"). The 277 Park Loan is payable in full in May, 2007 and bears interest at the rate of approximately 12% per annum.

     o A 50% junior participation in the Abbey Credit Facility, a $70 million secured credit facility with affiliates of The Abbey Company, Inc., an owner and operator of office, industrial and retail properties in Southern California. The Company is entitled to receive interest on its advances at an annual rate of LIBOR plus 400 basis points. As of December 1, 1997, approximately $48.4 million had been advanced pursuant to the Abbey Credit Facility, of which the Company had advanced approximately $24.2 million.

     o A $17.8 million mortgage loan on (the "Sonterra Loan"), and option (the "Sonterra Option") to purchase for approximately $20.5 million through December, 1997 and for $21 million during 1998, a 344-unit, newly constructed class A residential apartment project located in Tucson, Arizona known as "Sonterra at Williams Centre." The Sonterra Loan was originated in July 1996, is payable in full on July 1, 1999 and bears interest at the rate of 9% percent per annum.

     o An approximate 80% interest in Phases I, II and III of, and in options to acquire and develop Phases IV and V of, a 1,880-unit class A multifamily development known as "Palomino Park," located on 182 acres, of which 65 acres have been developed, in a suburb of Denver, Colorado. Palomino Park is being constructed around a centrally located 24-acre park and has a 29,000-square-foot recreation center. Phase I consists of 456 units, all of which have been constructed, approximately 94% of which are leased and approximately 90% of which are occupied, as of December 1, 1997. Construction on Phase II, which is to consist of 304 units, is expected to be completed in late 1998 or early 1999. As of September 30, 1997, an aggregate of approximately $21.9 million had been invested in Palomino Park, exclusive of amounts advanced under the existing construction loans for Phases I and II. ERP Operating Partnership has an approximate 20% interest in Palomino Park.


                     Dividends to Holders of Common Stock

     The Company does not currently contemplate paying dividends on the Common Stock. Earnings from the Company's investments are currently expected to be reinvested by the Company in future acquisitions and investments. The Board of Directors of the Company may determine in its discretion to pay dividends on the Common Stock in the future, and any such determination will be dependent upon the Company's results of operations, financial condition, contractual restrictions and other factors deemed relevant at that time by the Company's Board of Directors.

                        WELLSFORD REAL PROPERTIES, INC.
                      SUMMARY CONSOLIDATED FINANCIAL DATA


     The following tables set forth the summary unaudited pro forma consolidated financial data for the Company, giving effect to the Wellsford Office joint venture transaction, the origination of the Abbey Credit Facility, the Value Merger, the sale of certain Value assets to Whitehall Property Buyer and the acquisition of certain properties (600 Atrium Drive, 700 Atrium Drive and 15 Broad Street) by Wellsford Office as if they had occurred on the dates indicated herein, after giving effect to the pro forma adjustments described in the notes to the unaudited pro forma consolidated financial statements included elsewhere in this Prospectus.

     The summary unaudited pro forma consolidated operating data are presented as if the Wellsford Office joint venture transaction, the origination of the Abbey Credit Facility, the Value Merger, the sale of certain Value assets to Whitehall Property Buyer and the acquisition of certain properties (600 Atrium Drive, 700 Atrium Drive and 15 Broad Street) by Wellsford Office had been consummated on January 1, 1997 and January 1, 1996 for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively.

     The summary unaudited pro forma consolidated balance sheet data are presented as if the Value Merger, the sale of certain Value assets to Whitehall Property Buyer and the acquisition of certain properties (600 Atrium Drive and 15 Broad Street) by Wellsford Office had been consummated on September 30, 1997. In the opinion of management, all adjustments necessary to reflect the effects of the Value Merger, the sale of certain Value assets to Whitehall Property Buyer and the acquisition of certain properties (600 Atrium Drive and 15 Broad Street) by Wellsford Office have been made.

     The summary unaudited pro forma consolidated financial data should be read in conjunction with, and is qualified in its entirety by, the historical consolidated financial statements and notes thereto and historical combined financial statements and notes thereto of the Company included in this Prospectus.

     The summary unaudited pro forma consolidated operating and balance sheet data are presented for comparative purposes only and are not necessarily indicative of what the actual consolidated results of the Company would have been for the periods and as of the date presented, nor does such data purport to represent the results of future periods.

                        Wellsford Real Properties, Inc.
                      Summary Consolidated Financial Data

                        Pro Forma     Historical     Pro Forma   Historical
                         Nine Mos.     Nine Mos.       Year         Year
                           Ended         Ended         Ended        Ended
                       September 30, September 30, December 31, December 31,
                           1997          1997          1996         1996
                           ----          ----          ----         ----
                        (Unaudited)   (Unaudited)   (Unaudited)
                                   (In thousands except per share data)
OPERATING DATA:
 Revenues:
  Rental income            $3,710       $1,260         $4,547
  Other income                  0            0              0
  Interest income          11,802        4,125         10,992        $757
  Joint venture
   income                    (993)         160         (3,656)
                        ----------------------------------------------------
                           14,519        5,545         11,883         757
                        ----------------------------------------------------
 Expenses:
  Property operating
   and maintenance          1,137          241          1,490
  Real estate taxes           458          106            572
  General and administrative   1,521     1,521              0
  Depreciation                611          221            773
  Interest                      0            0            574
  Property management         122           18            199
                        ----------------------------------------------------
                            3,849        2,107          3,608           0
                        ----------------------------------------------------

 Income before
  income taxes             10,670        3,438          8,275         757
 Provision for
  income taxes              4,192        1,003          3,315
                        ----------------------------------------------------
 Net income                $6,478       $2,435         $4,960        $757
                        ====================================================

 Net income per
  common share              $0.32        $0.14
                        ============================
 Weighted average
  common shares
  outstanding              20,262       16,912
                        ============================


              Pro Forma    Historical    Pro Forma   Historical  Historical
            September 30, September 30,December 31, December 31,December 31,
                1997          1997         1996         1996        1995
                ----          ----         ----         ----        ----
             (Unaudited)   (Unaudited)  (Unaudited)
                                      (In thousands)
BALANCE SHEET DATA:
 Real estate
  (prior to
  depreciation) $58,219      $21,864                  $21,306       $7,955
 Mortgage notes
  receivable   $145,880     $145,880                  $17,800           $0
 Joint venture
  investment    $32,425      $32,425                       $0           $0
 Cash and cash
  equivalents    $4,033       $5,533                       $0           $0
 Restricted cash $6,717       $6,717                   $5,520      $10,414
 Total assets  $253,264     $214,402                  $44,760      $18,369
 Total debt     $24,755      $24,755                  $14,755      $14,755
 Total equity  $218,750     $179,888                  $30,005       $3,614

OTHER DATA:
 Funds from
  operations     $8,284       $2,656      $7,326         $757           $0
 EBITDA         $15,992       $3,659     $15,329         $757           $0
 Cash flows
  from operating
  activities    $10,678       $6,245     $10,493       $5,517       $4,341
 Cash flows
  from investing
  activities  ($190,121)   ($149,759)  ($207,043)    ($31,151)     ($7,955)
 Cash flows
  from financing
  activities   $187,909     $149,047     $81,896      $25,634       $3,614

                                 RISK FACTORS

     Ownership of the Common Stock involves the following material risks:

General Risks

     If the properties of the Company, the properties of those entities in which it invests or the properties of those entities to which it lends (collectively, the "Properties") do not generate revenue sufficient to meet operating expenses, including debt service and capital expenditures, the financial condition and results of operations of the Company may be adversely affected. The Company's financial condition and results of operations may also be adversely affected by a number of other factors, including international and domestic general economic climate and local real estate conditions (such as oversupply of or reduced demand for space and changes in market rental rates); the perceptions of prospective tenants of the safety, convenience and attractiveness of the Properties; the ability of the owner to provide adequate management, maintenance and insurance; energy and supply shortages; the ability to collect on a timely basis all rent from tenants and interest from borrowers; the expense of periodically renovating, repairing and reletting spaces; and increasing operating costs (including real estate taxes and utilities) which may not be passed through to tenants. Certain significant expenditures associated with investments in real estate (such as mortgage payments, real estate taxes, insurance and maintenance costs) are generally not reduced when circumstances cause a reduction in rental revenues from the investment. If a Property is mortgaged to secure the payment of indebtedness and if the Company or the entity in which the Company invests or to which it lends is unable to meet its mortgage payments, a loss could be sustained as a result of foreclosure on the property or the exercise of other remedies by the mortgagee. In addition, real estate values and income from properties are also affected by such factors as compliance with laws, including tax laws, interest rate levels and the availability of financing.

Difficulty of Locating Suitable Investments; Competition; Capital Requirements

     Identifying, completing and realizing on real estate investments has from time to time been highly competitive, and involves a high degree of uncertainty. The Company competes for investments with many public and private real estate investment vehicles, including financial institutions (such as mortgage banks, pension funds and REITs) and other institutional investors, as well as individuals. There can be no assurance that the Company will be able to locate and complete investments which satisfy the Company's rate of return objective or realize upon their value or that it will be able to fully invest its available capital.

     Many of those with whom the Company competes for investments and its services are far larger than the Company, may have greater financial resources than the Company and may have management personnel with more experience than the officers of the Company.

     The success of the Company's business strategy is dependent upon being able to obtain significant amounts of equity capital and proceeds from borrowings on terms financially advantageous to the Company. The inability of the Company to obtain such equity capital and debt proceeds on such terms may have a material adverse effect on the Company.

Risks of Acquisition, Development, Construction and Renovation Activities

     Acquisition. The Company intends to acquire existing properties to the extent that they can be acquired on advantageous terms and meet the Company's investment criteria. Acquisitions of properties entail general investment risks associated with any real estate investment, including the risk that investments will fail to perform as expected, that estimates of the cost of improvements to bring an acquired property up to standards established for the intended market position may prove inaccurate and the occupancy rates and rents achieved may be less than anticipated.

     Development, Construction and Renovation. The Company also intends to pursue the selective development of land and the development, construction and renovation of commercial and residential properties for its own account or the account of, or through, entities in which it owns an equity interest as opportunities arise. Risks associated with the Company's development, construction and renovation activities include the risks that: the Company may abandon development opportunities after expending resources to determine feasibility; construction and renovation costs of a project may exceed original estimates; occupancy rates and rents at a newly completed property may not be sufficient to make the property profitable; and development, construction, renovation and lease-up may not be completed on schedule (including risks beyond the control of the Company, such as weather or labor conditions or material shortages) resulting in increased debt service expense and construction costs. Development, construction and renovation activities are also subject to risks relating to the inability to obtain, or delays in obtaining, all necessary zoning, land-use, building, occupancy and other required governmental permits and authorizations. These risks could result in substantial unanticipated delays or expenses and, under certain circumstances, could prevent completion of development, construction and renovation activities once undertaken, any of which could adversely affect the financial condition and results of operations of the Company. Properties under development or acquired for development may generate little or no cash flow from the date of acquisition through the date of completion of development and may experience operating deficits after the date of completion. In addition, new development and renovation activities, regardless of whether or not they are ultimately successful, typically require a substantial portion of management's time and attention. Any properties developed and renovated by the Company are subject to the risks associated with the ownership and operation of real estate described elsewhere in this section entitled "Risk Factors."

Risks of Vacancies at Existing Properties; Dependence on Rental Income from Real Property

     Wellsford Office currently owns 11 office buildings, three of which are vacant. The occupied buildings are approximately 88% leased, as of December 1, 1997. In the future, the Company and Wellsford Office may acquire other properties that are vacant or not fully leased. The Company and Wellsford Office expect to incur significant costs, including those relating to leasing commissions and tenant improvements, in connection with the leasing of these properties and may be required to offer tenant concessions, including free rental periods. The failure of the Company or Wellsford Office to lease these properties in a timely manner and on economically favorable terms may have a material adverse effect on the Company.

     The Company's cash flow, results of operations and value of its assets would be adversely affected if a significant number of tenants of the Properties failed to meet their lease obligations or if the Company or the owner of a Property were unable to lease a significant amount of space on economically favorable terms. In the event of a default by a lessee, the owner may experience delays in enforcing its rights as lessor and may incur substantial costs in protecting its investment. The bankruptcy or insolvency of a major tenant may have an adverse effect on a property. At any time, a tenant may also seek protection under the bankruptcy laws, which could result in rejection and termination of such tenant's lease and thereby cause a reduction in the cash flow of the property. If a tenant rejects its lease, the owner's claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim. Generally, the amount of the claim would be capped at the amount owed for unpaid pre-petition lease payments unrelated to the rejection, plus the greater of one year's lease payments or 15% of the remaining lease payments payable under the lease (but not to exceed the amount of three years' lease payments). No assurance can be given that the Properties will not experience significant tenant defaults in the future.

Operating Risks

     The Properties are subject to operating risks common to the particular property type, any and all of which may adversely affect occupancy or rental rates. Such properties are subject to increases in operating expenses such as cleaning; electricity; heating, ventilation and air-conditioning; elevator repair and maintenance; insurance and administrative costs; and other general costs associated with security, landscaping, repairs and maintenance. While commercial tenants are often obligated to pay a portion of these escalating costs, there can be no assurance that they will agree to pay such costs or that the portion that they agree to pay will fully cover such costs. If operating expenses increase, the local rental market may limit the extent to which rents may be increased to meet increased expenses without decreasing occupancy rates. To the extent rents cannot be increased or costs controlled, the cash flow of the Company and its financial condition may be adversely affected.

Adverse Consequences of Debt Financing

     Leverage. Some of the Company's real estate equity investments may utilize a leveraged capital structure, in which case a third party lender would be entitled to cash flow generated by such investments prior to the Company receiving a return. As a result of such leverage, the Company would be subject to the risks normally associated with debt financing, including the risk that cash flow from operations and investments will be insufficient to meet required payments of principal and interest, the risk that existing debt (which in most cases will not have been fully amortized at maturity) will not be able to be refinanced or that the terms of such refinancings will not be as favorable to the Company and the risk that necessary capital expenditures for such purposes as renovations and other improvements will not be able to be financed on favorable terms or at all. While such leverage may increase returns or the funds available for investment by the Company, it also will increase the risk of loss on a leveraged investment. If the Company defaults on secured indebtedness, the lender may foreclose and the Company could lose its entire investment in the security for such loan. Because the Company may engage in portfolio financings where several investments are cross-collateralized, multiple investments may be subject to the risk of loss. As a result, the Company could lose its interests in performing investments in the event such investments are cross-collateralized with poorly performing or nonperforming investments. In addition, recourse debt, which the Company reserves the right to obtain, may subject other assets of the Company to risk of loss.

     Existing Debt Maturities; Foreclosures. The Company anticipates that only a portion of the principal of the Company's indebtedness outstanding from time to time will be repaid prior to maturity. However, the Company may not have sufficient funds to repay such indebtedness at maturity; it may therefore be necessary for the Company to refinance debt through additional debt financing or equity offerings. If the Company is unable to refinance this indebtedness on acceptable terms, the Company may be forced to dispose of properties or other assets upon disadvantageous terms, which could result in losses to the Company and adversely affect the amount of cash available for further investment.

     Risk of Rising Interest Rates. The Company may incur indebtedness in the future that also bears interest at a variable rate or may be required to refinance its debt at higher rates. Outstanding advances under the Company's Line of Credit bear interest at a variable rate. Accordingly, increases in interest rates could increase the Company's interest expense and adversely effect the financial condition and results of operations of the Company.

     Covenants. Various credit facilities or other debt obligations may require the Company to comply with a number of financial and other covenants on an ongoing basis. Failure to comply with such covenants may limit the Company's ability to borrow funds or may cause a default under its then-existing indebtedness.

     No Limitation on Debt. The Charter and Bylaws of the Company do not contain any limitation on the amount of indebtedness the Company may incur. The Company also has the ability to use a more highly leveraged business strategy than typically used by REITs. Accordingly, the Company could become highly leveraged, resulting in an increase in debt service that could increase the risk of default on the Company's indebtedness.

Risks of Investments in Debt Instruments

     The Company intends to originate and participate in debt investments and may acquire performing or nonperforming debt investments. In general, debt instruments carry the risk that borrowers may not be able to make debt service payments or to pay principal when due, the risk that the value of any collateral may be less than the amounts owed, the risk that interest rates payable on the debt instruments may be lower than the Company's cost of funds, and the risk that the collateral may be mismanaged or otherwise decline in value during periods in which the Company is seeking to obtain control of the underlying real estate. The Company is also dependent on the ability of the borrowers to operate successfully their properties. Such borrowers and their properties will be subject to the other risks affecting the ownership and operation of real estate set forth in this section entitled "Risk Factors." Some of the loans may be structured so that all or a substantial portion of the principal will not be paid until maturity, which increases the risk of default at that time.

     It is anticipated that a substantial portion of the debt in which the Company invests will not be rated by any nationally-recognized rating agency. Generally, the value of unrated classes is subject to more fluctuation due to economic conditions than rated classes. The Company's acquisition of credit supported classes of securitizations which are unrated at the time of acquisition and which have lower ratings may increase the risk of nonpayment or of a significant delay in payments on these classes. Should rated assets be downgraded, it may adversely affect their value and may adversely affect the financial condition and results of operations of the Company.

Risks of Investments in Mortgage and Other Loans

     To the extent the Company invests in mortgage and other loans, such loans may or may not be recourse obligations of the borrower and generally will not be insured or guaranteed by governmental agencies or otherwise. In the event of a default under such obligations, the Company may have to foreclose on its mortgage or other collateral or protect its investment by acquiring title to the collateral and, in the case of mortgage loans, thereafter making substantial improvements or repairs in order to maximize the collateral's investment potential. Borrowers may contest enforcement of foreclosure or other remedies, seek bankruptcy protection against such enforcement and/or bring claims for lender liability in response to actions to enforce mortgage and other obligations. Relatively high "loan-to-value" ratios and declines in the value of the collateral may prevent the Company from realizing an amount equal to its loan upon foreclosure.

     The Company may participate in loans originated by other financing institutions. As a participant, the Company may not have the sole authority to declare a default under the loan or to control the collateral or any foreclosure.

     Any investments in junior secured obligations which are subordinate to liens of senior secured obligations would involve additional risks, including the lack of control over the collateral and any related foreclosure proceeding. In the event of a default on a senior secured obligation, the Company may make payments to prevent foreclosure on the lien of the senior lender without necessarily improving the Company's position with respect to the subject collateral. In such event, the Company would be entitled to share in the proceeds only after satisfaction of the amounts due to the holder of the senior secured obligation.

Lack of Control and Other Risks of Equity Investments in and with Third Parties

     The Company may invest in "REITs" or other entities that invest in real estate assets, including debt instruments and equity interests. In such cases, the Company will be relying on the assets, investments and management of the REIT or other entity in which it is investing. Such entities and their properties will be subject to the other risks affecting the ownership and operation of real estate and investment in debt set forth in this section entitled "Risk Factors."

     The Company may also co-invest with third parties through partnerships, joint ventures or other entities, acquiring non-controlling interests in or sharing responsibility for managing the affairs of a property, partnership, joint venture or other entity and, therefore, will not be in a position to exercise sole decision-making authority regarding the property, partnership, joint venture or other entity. In this regard, it should be noted that the Company has formed Wellsford Office together with Whitehall Partner. Although the Company is responsible for managing the day-to-day business of Wellsford Office, certain decisions require the approval of Whitehall Partner.

     Investments in partnerships, joint ventures, or other entities may, under certain circumstances, involve risks not present were a third party not involved, including the possibility that the Company's partners or co-venturers might become bankrupt or otherwise fail to fund their share of required capital contributions, that such partners or co-venturers might at any time have economic or other business interests or goals which are inconsistent with the business interests or goals of the Company, and that such partners or co-venturers may be in a position to take action contrary to the instructions or the requests of the Company and contrary to the Company's policies or objectives. Such investments may also have the potential risk of impasse on decisions, such as a sale, because neither the Company nor the partner or co-venturer would have full control over the partnership or joint venture. Consequently, actions by such partner or co-venturer might result in subjecting properties owned by the partnership or joint venture to additional risk. In addition, the Company may in certain circumstances be liable for the actions of its third-party partners or co-venturers.

Risk of Loss on Investments in Commercial Mortgage-Backed Securities

     As noted above, the Company may seek to invest in real estate-related debt instruments, which may include CMBS. Many of the risks of investing in CMBS reflect the risks of investing directly in the real estate securing the underlying mortgage loans. This may be especially true in the case of commercial mortgage securities secured by, or evidencing an interest in, a single commercial mortgage loan or a relatively small or less diverse pool of commercial mortgage loans. See "-Risks of Investments in Mortgage Loans."

     The risks of investing in commercial mortgage securities include risks that the existing credit support will prove to be inadequate, either because of unanticipated levels of losses or, if such credit support is provided by a third party, because of difficulties experienced by such provider. Delays or difficulties encountered in servicing commercial mortgage securities may cause greater losses and, therefore, greater resort to credit support than was originally anticipated, and may cause a rating agency to downgrade a security.

     The Company may acquire subordinated tranches of CMBS issuances. In general, subordinated tranches of CMBS are entitled to receive repayment of principal only after all principal payments have been made on more senior tranches and also have subordinated rights as to receipt of interest distributions. In addition, an active secondary market for such subordinated securities is not as well developed as the market for certain other mortgage-backed securities. Accordingly, such subordinated CMBS may have limited marketability and there can be no assurance that a more efficient secondary market will develop.

Failure to Consummate Value Merger; Potential Adverse Effects of Value Merger; Failure to Obtain Anticipated Benefits from Value Merger; Failure to Consummate Sale of Certain Value Properties

     Consummation of the Value Merger is subject to certain specified closing conditions, including the approval by holders of two-thirds of the outstanding shares of Value. There can be no assurance that the Value Merger will be consummated as contemplated, or if consummated, that costs or other factors associated with the integration of the two companies will not adversely affect future combined results of operations.

     The Company expects to achieve certain benefits from the consummation of the Value Merger, including operating efficiencies resulting from a reduction of overhead. There can be no assurance that any such benefits anticipated from the Value Merger will be achieved or, if achieved, will be as substantial as anticipated. In addition, Wellsford Capital is expected to have net operating loss carryovers available following consummation of the Value Merger, subject to various tax law limitations. There can be no assurance that there will be income of Wellsford Capital available to utilize such net operating loss carryovers or that any of the net operating loss carryovers will ultimately be available to Wellsford Capital.

     The Company has also agreed to sell to Whitehall Property Buyer 14 of the 21 properties that are to be acquired pursuant to the Value Merger. Consummation of the sale of the properties to Whitehall Property Buyer is not, however, a condition to the closing of the Value Merger. In addition, consummation of the sale of the properties to Whitehall Property Buyer is subject to the prior satisfaction of certain conditions. There can be no assurance that the sale of these properties will be consummated and that the Company will receive the anticipated approximately $65 million in proceeds therefrom.

Nature of Investments Made by the Company May Involve High Risk;
Illiquidity of Real Estate Investments

     The Company may make investments in real estate-related assets and businesses which have experienced severe financial difficulties, which difficulties may never be overcome. Since the Company may only make a limited number of investments and since many of the investments may involve a high degree of risk, poor performance by one of the investments could severely affect the financial condition and results of operations of the Company.

     Equity and debt investments in real estate may be relatively illiquid. Such illiquidity limits the ability of the Company to modify its portfolio in response to changes in economic or other conditions. Illiquidity may result from the absence of an established market for the investments as well as legal or contractual restrictions on their resale by the Company. Pursuant to the terms of the operating agreement of Wellsford Office, the Company may not transfer its interest in Wellsford Office, the properties owned by Wellsford Office may not be sold or financed, nor may Wellsford Office issue equity or debt securities, in each case without the approval of Whitehall Partner. See "Business and Properties of Wellsford/Whitehall Properties, L.L.C. - Management and Operation of Wellsford Office."

Limitations on Remedies

     Although the Company will have certain contractual remedies upon the default by borrowers under certain debt instruments, such as foreclosing on the underlying real estate or other collateral or collecting rents generated therefrom, certain legal requirements (including the risks of lender liability) may limit the ability of the Company to effectively exercise such remedies.

     The right of a mortgage lender to convert its loan position into an equity interest may be limited or prevented by certain common law or statutory prohibitions or delayed by legal proceedings.

Third-Party Bankruptcy Risks

     Investments made in assets operating in workout modes or under Chapter 11 of the Bankruptcy Code could be subordinated or disallowed, and the Company could be liable to third parties in such circumstances. Furthermore, distributions made to the Company in respect of such investments could be recovered if any such distribution is found to be a fraudulent conveyance or preferential payment. Bankruptcy laws, including the automatic stay imposed upon the filing of a bankruptcy petition, may delay the ability of the Company to realize on collateral for loan positions held by it or may adversely affect the priority of such loans through doctrines such as equitable subordination or may result in a restructure of the debt through principles such as the "cramdown" provisions of the bankruptcy laws.

Recently Formed Entities

     It should be noted that the Company, Wellsford Office and Wellsford Capital are recently formed entities with little prior operating history and that their respective properties and assets have only been recently acquired.

Risk of Registration Under Investment Company Act

     The Company is not registered as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), since management believes that the Company either is not within the definitions of "investment company" thereunder or, alternatively, is excluded from regulation under the Investment Company Act by one or more exemptions. In the future, the Company will seek to continue to conduct its operations in a manner intended not to require registration under the Investment Company Act. Therefore, the assets that the Company may acquire or sell may be limited by the provisions of the Investment Company Act. If the Company were to become an investment company under the Investment Company Act and if it failed to qualify for an exemption thereunder, it would be unable to conduct its business as presently conducted which could have a material adverse effect on the Company and the market price for the Common Stock.

Risks of Uninsured Loss

     The Company carries comprehensive liability, fire, extended coverage and rental loss insurance with respect to all of the properties that it owns, with policy specifications, insured limits and deductibles customarily carried for similar properties. There are, however, certain types of losses (such as losses arising from acts of war or relating to pollution) that are not generally insured because they are either uninsurable or not economically insurable. Should an uninsured loss or a loss in excess of insured limits occur, the Company could lose its capital invested in a property, as well as the anticipated future revenue from such property and would continue to be obligated on any mortgage indebtedness or other obligations related to the property. Any such loss would adversely affect the financial condition and results of operations of the Company.

     With respect to those properties in which the Company holds an interest through a mortgage, as well as those properties owned by entities to whom the Company makes unsecured loans, the borrowers will most likely be obligated to maintain insurance on such properties and to arrange for the Company to be covered as a named insured on such policies. The face amount and scope of such insurance coverage may be less comprehensive than the Company would carry if it held the fee interest in such property. Accordingly in such circumstances, or in the event that the borrowers fail to maintain required coverage, uninsured or underinsured losses may occur, which could have an adverse impact on the Company's cash flow or financial condition.

Potential Environmental Liability Related to the Properties

     Under various Federal, state and local laws, ordinances and regulations, an owner or operator of real estate is liable for the costs of removal or remediation of certain hazardous or toxic substances on or in such property. These laws often impose such liability without regard to whether the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. The cost of any required remediation and the owner's liability therefor as to any property is generally not limited under such enactments and could exceed the value of the property and/or the aggregate assets of the owner. The presence of such substances, or the failure to properly remediate such substances, may adversely affect the owner's ability to sell or rent such property or to borrow using such property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances may also be liable for the costs of removal or remediation of such substances at a disposal or treatment facility, whether or not such facility is owned or operated by such person. Certain environmental laws govern the removal, encapsulation or disturbance of asbestos-containing materials ("ACM") when such materials are in poor condition, or in the event of renovation or demolition. Such laws impose liability for release of ACM into the air and third parties may seek recovery from owners or operators of real properties for personal injury associated with exposure to ACM. In this regard, it should be noted that the main headquarters building at the Cyanamid Office Portfolio contains ACM. The Company is currently proceeding with the removal of ACM in such building. In addition, the operation and subsequent removal of certain aboveground and underground storage tanks are also regulated by federal and state laws. Leaking tanks may cause water or soil contamination for which an owner could be liable. In connection with the ownership (direct or indirect), operation, management and development of real properties, the Company may be considered an owner or operator of such properties or as having arranged for the disposal or treatment of hazardous or toxic substances, and, therefore, potentially liable for removal or remediation costs, and other related costs, including governmental fines and payments for injury to persons or property.

     One property currently owned by Value and expected to be retained by the Company following the Value Merger, located at 19-23 Keewaydin Drive in Salem, New Hampshire, is contaminated with volatile organic compounds ("VOCs"). Monitoring of groundwater for VOCs is being performed pursuant to a groundwater management permit issued by the New Hampshire Department of Environmental Services to Value. In connection with the sale of the Newark Shopping Mall in Newark, California, by Value on July 15, 1997, perchloroethylene soil and groundwater contamination from tenant dry cleaning operations was identified. The new owner of the Newark Shopping Mall has agreed to release and indemnify Value from any liability arising in connection with environmental matters at this site. This property has also been insured to protect against environmental liability, which insurance specifically covers the perchloroethylene contamination. It should also be noted that in connection with such sale, Value retained a security interest in such property. In the event the Company, as successor to Value, forecloses on such property and takes actions falling outside of CERCLA's lender liability safe-harbor provisions, the Company could be liable for environmental liabilities arising at such property.

     The properties described in this Prospectus that are owned by the Company have had Phase I or similar environmental audits and subsequent soil sampling, drinking or ground water analysis, radon testing or asbestos surveys, as warranted. These analyses were performed by independent environmental consultant companies and have not revealed the presence of any environmental condition or liability that would have a material adverse effect on the Company's business.

Dependence on Key Personnel

     The Company is dependent primarily on the efforts of Jeffrey H. Lynford, Chairman of the Board, and Edward Lowenthal, President and Chief Executive Officer, and the loss of either of their services could have an adverse effect on the operations of the Company. Mr. Lynford and Mr. Lowenthal have each entered into employment agreements with the Company having a term ending December 31, 2002. The Company also depends upon the services of other individuals with expertise and experience in certain activities conducted by the Company, and the loss of the services of any of these individuals could also have an adverse effect on the operations of the Company.

Changes in Policies Without Shareholder Approval

     The investment, financing, borrowing and distribution policies of the Company and its policies with respect to all other activities, growth, debt, capitalization and operations, will be determined by the Company's Board of Directors. Although it has no present intention to do so, the Board of Directors may amend or revise these policies at any time and from time to time at its discretion without a vote of the shareholders of the Company. A change in these policies could adversely affect the Company's financial condition, results of operations and the market price of the Common Stock. See "Policies with Respect to Certain Activities."

Absence of Public Market; Risk of Changes in Stock Price

     As of December 1, 1997, there were 16,572,043 shares of Common Stock issued and outstanding. Although a trading market for the Common Stock exists, there can be no assurance that an active trading market for the Common Stock will be sustained in the future. In the absence of an active public trading market, an investor may be unable to liquidate his investment in the Company. The prices at which the Common stock trades will be determined by the marketplace and may be influenced by many factors, including, among others, the depth and liquidity of the market for the Common Stock, investor perception of the Company and its businesses, the Company's dividend policy, interest rates and general economic and market conditions. Prices at which the Common Stock may trade in the future cannot be predicted.

Costs of Compliance with the Americans with Disabilities Act and Similar Laws

     Under the Americans with Disabilities Act of 1980 (the "ADA"), places of public accommodations and commercial facilities are required to meet certain federal requirements related to access and use by disabled persons. Compliance with ADA requirements could require both structural and non-structural changes to the properties in which the Company invests and noncompliance could result in imposition of fines by the United States government or an award of damages to private litigants. Although management of the Company believes that its properties are substantially in compliance with present requirements of the ADA, the Company may incur additional costs of compliance in the future. A number of additional Federal, state and local laws exist which impose further burdens or restrictions on owners with respect to access by disabled persons and may require modifications to properties in which the Company invests, or restrict certain further renovations thereof, with respect to access by disabled persons. Final regulations under the ADA have not yet been promulgated and the ultimate amount of the cost of compliance with the ADA or other such laws is not currently ascertainable. While such costs are not expected to have a material effect on the Company, they could be substantial. If required changes involve greater expense than the Company currently anticipates, the Company's financial condition and results of operations could be adversely affected.

Noncompliance with Other Laws

     Real estate properties are also subject to various Federal, state and local regulatory requirements, such as state and local fire and life safety requirements. Failure to comply with these requirements could result in the imposition of fines by governmental authorities or awards of damages to private litigants. The Company believes that its properties are currently in material compliance with all such regulatory requirements. However, there can be no assurance that these requirements will not be changed or that new requirements will not be imposed which would require significant unanticipated expenditures by the Company and could have an adverse effect on the Company's results of operations.

Effect on Common Stock Price of Shares Available for Future Sale

     Sales of a substantial number of shares of the Common Stock, or the perception that such sales could occur, could adversely affect prevailing market prices of the Common Stock. In addition, upon registration of the 12,242,719 Shares offered hereby, the Shares may be sold in the public markets from time to time. Also, (i) 3,076,235 shares of Common Stock have been reserved for issuance pursuant to the Company's stock option plans (options to purchase 1,923,610 of such shares have been granted, 1,326,235 of which were granted in replacement for former Wellsford Residential share options), (ii) approximately 5,000,000 shares of Common Stock have been reserved for issuance upon conversion of the Series A Preferred and Class A Common Stock, $.01 par value per share ("Class A Common"), (iii) 4,349,715 shares of Common Stock have been reserved for issuance upon exercise by Whitehall Partner of the Warrants granted in connection with the formation of Wellsford Office and (iv) 3,350,000 shares of Common Stock will be issued in connection with consummation of the Value Merger. In addition, 1,612,913 shares of Common Stock will be available for issuance to Whitehall Partner upon its exchange of certain membership units in Wellsford Office for shares of Common Stock, assuming a price per share of Common Stock of $15.50 (the last reported sale price of a share of Common Stock on the ASE on December 1, 1997). See "Business and Properties of Wellsford/Whitehall Properties, L.L.C. - Management and Operation of Wellsford Office - Warrant Agreement and Other Rights of Whitehall Partner to Acquire Common Stock." When issued, these reserved or otherwise available shares and shares subject to options will be available for sale in the public markets from time to time pursuant to exemptions from registration requirements or upon registration. No prediction can be made about the effect that future sales of the Common Stock will have on the market prices of the Common Stock.

Adverse Consequences of Failure of WCPT to Qualify as a REIT

     The Company, through its subsidiary, WCPT, has formed Wellsford Office. The Company intends to operate WCPT so that WCPT qualifies as a REIT under the Code, commencing with the calendar year ending December 31, 1997. Although management of the Company believes that WCPT was organized and will operate in such a manner, no assurance can be given that WCPT will be treated as so organized or will be able to operate in a manner so as to qualify or remain so qualified. Qualification as a REIT involves the application of highly technical and complex Code provisions for which there are only limited judicial or administrative interpretations and the determination of various factual matters and circumstances not entirely within the Company's control. For example, in order to qualify as a REIT, at least 95% of WCPT's gross income in any year must be derived from certain specified sources and WCPT must make distributions to its shareholders aggregating annually at least 95% of its REIT taxable income (excluding net capital gains). In addition, no assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not change the tax laws with respect to qualification as a REIT or the Federal income tax consequences of such qualification. The Company, however, is not aware of any pending tax legislation that would adversely affect WCPT's ability to operate as a REIT.

     If WCPT fails to qualify as a REIT, WCPT will be subject to Federal income tax (including any applicable alternative minimum tax) on its taxable income at corporate rates. In addition, unless entitled to relief under certain statutory provisions, WCPT will also be prohibited from becoming a REIT for the four taxable years following the year during which qualification is lost. Failure to be treated as a REIT would reduce the net earnings of WCPT available for investment or distribution to the Company because of the additional tax liability to WCPT for the year or years involved. To the extent that distributions to the Company would have been made in anticipation of WCPT's qualifying as a REIT, WCPT might be required to borrow funds or to liquidate certain of its investments to pay the applicable taxes.

Hedging Policies/Risks

     In connection with the financing of certain real estate investments, the Company may employ hedging techniques designed to protect the Company against adverse movements in currency and/or interest rates. While such transactions may reduce certain risks, such transactions themselves may entail certain other risks. Thus, while the Company may benefit from the use of these hedging mechanisms, unanticipated changes in interest rates, securities prices, or currency exchange rates may result in a poorer overall performance for the Company than if it had not entered into such hedging transactions.

Anti-Takeover Effect Resulting From a Staggered Board, Ability of the Company to Issue Preferred Stock and Certain Provisions of Maryland Law

     The Company's Board of Directors is divided into three classes. The initial terms of the first, second and third classes will expire in 1998, 1999 and 2000, respectively. Beginning in 1998, directors for each class will be chosen for a three-year term upon the expiration of their then current term, and each year one class of directors will be elected by the shareholders. The staggered terms for directors may limit the shareholders' ability to change control of the Company even if a change of control were in the interests of shareholders.

     The Company's Charter authorizes the Board of Directors to establish one or more series of preferred shares and to determine, with respect to any series of preferred shares, the preferences and other terms of such series. Although the Board of Directors has no intention at the present time, it could issue a series of preferred shares that could, depending on the terms of such series, impede or prevent a merger, tender offer or other transaction that some, or a majority, of the Company's shareholders might believe to be in their best interest or in which shareholders might receive a premium for their shares over the then current market price of such shares.

     Under the Maryland General Corporation Law ("MGCL"), certain "business combinations" (including certain issuances of equity securities) between a Maryland corporation and any person who beneficially owns ten percent or more of the voting power of the corporation's shares (an "Interested Stockholder") or an affiliate thereof are prohibited for five years after the most recent date on which the Interested Stockholder becomes an Interested Stockholder. Thereafter, unless exempted in accordance with the MGCL, any such business combination must be approved by two supermajority stockholder votes. The directors of the Company have exempted from the Maryland statute any business combinations with Jeffrey H. Lynford or Edward Lowenthal or any of their affiliates or any other person acting in concert or as a group with any of such persons and, consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations between such persons and the Company. The directors of the Company have also exempted from the Maryland statute any business combinations with Mutual Qualified Fund ("Mutual"), or any affiliate of Mutual, provided that any such business combination is approved prior to its consummation by the directors of the Company, including a majority of the directors of the Company who are not employees or otherwise affiliated with Mutual or any of its affiliates. See "Certain Provisions of Maryland Law and of the Company's Charter and Bylaws."

     The provisions of the MGCL described above and the exemptions granted may discourage a third party from making an acquisition proposal for the Company and may have the effect of delaying, deferring or preventing a transaction with or a change in control of the Company that might involve a premium price for the Common Stock or otherwise be in the best interest of the stockholders.

     Until May 30, 2007, pursuant to the Common Stock and Preferred Stock Purchase Agreement between ERP Operating Partnership and the Company, the Company has the right to direct the voting of all shares of the Series A Preferred, the Class A Common and the Common Stock owned by ERP Operating Partnership or any of its affiliates, except as to the election of the director to be designated by ERP Operating Partnership or any matter relating to the rights, preferences and privileges of the Series A Preferred or the Class A Common. Such voting right may hinder a change in control.


                                  THE COMPANY

General

     The Company was organized to create and realize value by identifying and making opportunistic real estate investments by the direct acquisition, rehabilitation, development, financing and management of real properties and/or participation in these activities through the purchase of debt instruments or equity interests of entities engaged in such real estate businesses.
Management is concentrating its efforts on defining and building focused operating businesses with recurring sources of income. The Company intends to maximize shareholder value over time through growth in cash flow and net asset value per share.

     The Company believes that while liquidity has returned to many real estate markets and that the supply and demand of many real estate asset classes are in relative equilibrium, there are specific opportunities which are expected to continue to exist because of market inefficiencies and impediments to investment, such as transactional complexity, time-consuming regulatory approvals, the prospect of no or limited immediate cash flow and a lack of available property information and market information analysis. In this regard, the Company is organized into three strategic business units, each covering a separate line of business which management believes currently offers such opportunities. They are (i) acquiring underperforming office and other commercial properties below replacement cost, renovating and/or repositioning them, and owning, operating and/or reselling such properties, (ii) investing in real estate-related debt instruments with the potential for high yields or returns more characteristic of equity ownership and (iii) engaging in selective land and property development when justified by expected returns. As opportunities emerge, the Company may in the future expand its real estate-related businesses and activities.

     The Company currently does not intend to qualify as a REIT under the Code. Consequently, the Company has the flexibility to respond quickly to opportunities without the structural limitations inherent in REITs and to operate, when deemed advantageous by management, on a more highly leveraged basis than most REITs. The Company does intend to elect REIT status for certain of its subsidiaries or affiliates when management deems it beneficial to the Company's shareholders. By not qualifying as a REIT under the Code (which would require the Company to distribute each year at least 95% of its net taxable income, excluding capital gains), the Company has the ability and currently intends to retain for reinvestment its cash flow generated from operations and to sell properties without the substantial income tax penalties which may be imposed on REITs in such transactions. In addition, the Company differs from opportunity funds that are typically structured as private partnerships. In that regard, the business of the Company is conducted without the payment of acquisition, disposition or advisory fees to general partners which should result in additional cash flow being available for reinvestment as well as mitigate the potential for conflicts of interest. In addition, unlike investors in opportunity funds, the Company's shareholders are expected to have enhanced liquidity through their ability to sell or margin their stock. The Company also hopes to attract a broader range of investors because there is no stipulated investment minimum. However, unlike REITs and opportunity funds, the Company is subject to corporate level taxation.

     The Company's management includes the co-founders of Wellsford Residential, Jeffrey H. Lynford, Chairman, and Edward Lowenthal, President and Chief Executive Officer, supported by a management team experienced in real estate acquisitions, development, asset management and finance. The Company believes that the over 50 years of combined experience of management in real estate, capital markets and public company operations, their knowledge, credibility, and business relationships, and their demonstrated track record of recognizing and profiting from emerging real estate trends should help the Company accomplish its business objectives. In analyzing potential investments and market trends and inefficiencies, management has reviewed, and will continue to review, current economic and market information. From the Wellsford Residential IPO in November 1992 until consummation of the EQR Merger in May 1997, Messrs. Lynford and Lowenthal, through Wellsford Residential, acquired 69 multifamily properties containing 16,332 units. From calendar year 1992 through calendar year 1996, the revenues of Wellsford Residential and its predecessors increased from $26.5 million to $131.8 million, representing a compounded annual growth rate of approximately 49%, and EBITDA of Wellsford Residential and its predecessors increased from $13.8 million to $72.8 million, representing a compounded annual growth rate of approximately 52%. In addition, investors who bought their shares of Wellsford Common in the Wellsford Residential IPO would have received an average annual return of approximately 23.8% on their initial investment, based upon the closing market price of a share of Wellsford Common on the New York Stock Exchange on May 30, 1997 (the date of the EQR Merger), and assuming all distributions received on such shares of Wellsford Common were immediately reinvested in Wellsford Common.

     There can be no assurance that the Company's future performance or average rate of return achieved by its investors will be similar to Wellsford Residential's past accomplishments or the average rate of return achieved by its shareholders. The Company's business strategy differs substantially from that of Wellsford Residential's which operated as a REIT and invested primarily in multifamily properties.

     The Company has demonstrated its ability to benefit from management's experience, business relationships and access to capital markets by the sale, without the use of a placement agent, on June 2, 1997, of 12,000,000 shares of Common Stock in the Private Placement primarily to institutional investors at a price per share equal to $10.30 (the book value per share of Common Stock on the date of closing of the Private Placement), for an aggregate purchase price of $123.6 million.

     The Company is a Maryland corporation which was incorporated in January 1997. The Company's executive offices are located at 610 Fifth Avenue, New York, New York 10020 and its telephone number is (212) 333-2300. As of December 1, 1997, the Company had approximately 20 employees.

Business Strategy

     In furtherance of its business strategy, the Company is organized into three strategic business units, each covering a separate line of business. As opportunities emerge and in response to changes in market, real estate and general economic conditions, the Company may in the future retract from, discontinue or expand its real estate related business and activities.

     Commercial Properties. The Company seeks to acquire commercial properties below replacement cost and operate and/or resell such properties after renovation, redevelopment and/or repositioning. The Company believes that appropriate well-located commercial properties which are currently underperforming can be acquired on advantageous terms and repositioned with the expectation of achieving enhanced returns which are greater than returns which could be achieved by acquiring a stabilized property. The Company's acquisitions to date demonstrate that the Company is able to take advantage of existing opportunities in this area. The Company has hired Richard R. Previdi, a former partner at Trammell Crow Co. with significant leasing and redevelopment experience in major metropolitan areas from Washington, D.C. to New York, to seek out such opportunities. Mr. Previdi serves as Chief Operating Officer of WCPT.

     The Company is currently seeking to apply its business strategy to office properties. In this regard, the Company has formed Wellsford Office into which the Company contributed all six of its office buildings located in Northern New Jersey containing an aggregate of approximately 949,400 square feet, and Whitehall Partner contributed or has agreed to contribute five office buildings, an approximately 19 acre vacant parcel of land and a contract to purchase a sixth office building (which building has since been acquired by Wellsford Office), containing an aggregate of approximately 1.1 million square feet. Of the buildings contributed by Whitehall Partner, four (and the vacant parcel of land) are located in Northern New Jersey, one is located in Boston, MA, and one is located in Washington, D.C. The Company has agreed that, except in certain circumstances where Wellsford Office has declined the investment opportunity, neither WCPT nor any of its affiliates (including the Company) may make any investment in or otherwise own any commercial office building (but may invest in or own other types of commercial properties) located in North America, except through its interest in Wellsford Office. Wellsford Office currently focuses on acquiring, redeveloping and developing office properties in the Northeast United States. Wellsford Office seeks opportunistic acquisitions of office properties, including underperforming or vacant office properties, in excellent locations within recovering markets, where management can create significant value through adaptive reuse. WCPT manages the day-to-day business of Wellsford Office, with certain decisions requiring the approval
of Whitehall Partner.   See "Business and Properties of Wellsford/Whitehall
Properties, L.L.C. - Management and Operation of Wellsford Office."

     As opportunities arise, the Company may seek to acquire other types of commercial properties, including industrial properties.

     High Yield Debt Investments. The Company makes loans that constitute, or will invest in real estate-related senior, junior or otherwise subordinated debt instruments, which may be unsecured or secured by liens on real estate or the economic benefits thereof. The Company focuses on investments of this type which have the potential for high yields or returns more characteristic of equity ownership. These investments may contain options to acquire, or be convertible into the right to acquire, all or a portion of the underlying real estate, or contain the right to participate in the cash flow and economic return which may be derived from the real estate. These investments may include debt that is acquired at a discount, mezzanine financing, commercial mortgage-backed securities, secured and unsecured lines of credit, distressed loans, and loans previously made by foreign and other financial institutions. In some cases the Company may only acquire a participating interest in the debt instrument. The Company believes that there are opportunities to acquire real estate debt, especially in the low or below investment grade tranches, at significant returns as a result of inefficiencies in pricing, while utilizing management's real estate expertise to analyze the underlying properties and thereby effectively minimizing risk. The Company is initially focusing on opportunities arising in the following areas, among others. First, where traditional CMBS buyers cannot or will not invest, such as the purchase of subordinated real estate debt secured not by a mortgage but by other indicia of ownership of an asset. Second, where the Company believes that the market has mispriced an outstanding tranche of debt because of insufficient asset specific information. The Company's investments in the 277 Park Loan, the Abbey Credit Facility and the Sonterra Loan, demonstrate its ability to take advantage of opportunities in this area. See "Business and Properties of Wellsford Real Properties, Inc." The Company has hired William H. Darrow II, a former senior executive at Banque Indosuez and Chemical Bank, with significant experience in commercial real estate lending, to seek opportunities for this business unit. Mr. Darrow serves as managing director of the Company.

     Property Development. The Company engages in selective development activities as opportunities arise and when justified by expected returns. The Company believes that by pursuing selective development activities it can achieve returns which are greater than returns which could be achieved by acquiring stabilized properties. In this regard, the Company is continuing the development of Palomino Park, its five-phase residential community begun by Wellsford Residential, taking advantage of the fixed-price purchase options for the land underlying such residential community originally obtained by Wellsford Residential. This development may be retained for investment and operated by the Company, sold, or converted to condominium ownership. The Company may also acquire land for speculation, future development or subdivision. Certain development activities may be conducted in joint ventures with local developers who may bear the substantial portion of the economic risks associated with the construction, development and initial rent-up of properties. As part of its strategy, the Company may seek to obtain bond financing from local governmental authorities which generally bears interest at rates substantially below rates available from conventional financing. See "Business and Properties of Wellsford Real Properties, Inc." David Strong, Vice President for Development of the Company since its formation and a former Vice President of Wellsford Residential, will seek opportunities for this business unit.

     The Company may in the future make equity investments in entities owned by third parties and which engage in real estate-related businesses and activities or businesses that service the real estate industry. Some of the entities in which the Company may invest may be start-up companies or companies in need of additional capital. The Company may also in the future invest in retail, residential, hotel and other types of properties and may also manage and lease properties owned by it or in which it has an equity or debt investment.

     In analyzing potential investments and market trends and inefficiencies, management has reviewed, and will continue to review, current economic and market information. Much of this information has been, and will continue to be, provided by REIS Reports, Inc., a nationally recognized real estate market database firm.


                                USE OF PROCEEDS

     The Shares offered hereby are being registered for the account of Selling Shareholders and, accordingly, the Company will not receive any of the proceeds from the sale of the Shares by the Selling Shareholders.


                             SELLING SHAREHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of Shares by the Selling Shareholders as of December 1, 1997, and the number of Shares being offered by this Prospectus. Each Selling Shareholder will receive all of the net proceeds from the sale of its respective Shares offered hereby.


                                                                Number of
                                                                  Shares
                                                               Beneficially
                                                                Owned and
Name of Selling Shareholder                                  Being Registered
---------------------------                                  ----------------
Longleaf Partners Realty Fund . . . . . . . . . . . . .           3,398,000
Mutual Qualified Fund . . . . . . . . . . . . . . . . .           2,277,184
Yale University . . . . . . . . . . . . . . . . . . . .             964,932
BancBoston Investments Inc. . . . . . . . . . . . . . .             811,000
SVP-RPC Joint Venture . . . . . . . . . . . . . . . . .             811,000
Morgan Stanley Institutional Fund U.S. Real
Estate Portfolio. . . . . . . . . . . . . . . . . . . .             654,898
Van Kampen American Capital LIT Real Estate Portfolio .             447,242
MS SICAV Real Estate. . . . . . . . . . . . . . . . . .             314,115
Morgan Stanley Real Estate Special Situations
Fund II, LP . . . . . . . . . . . . . . . . . . . . . .             210,146
Van Kampen American Capital Real Estate Securities Fund             199,020
MOAB Investments, L.P.. . . . . . . . . . . . . . . . .             173,600
Morgan Stanley Real Estate Special Situations
Fund I, LP. . . . . . . . . . . . . . . . . . . . . . .             157,609
Stichting Pensioenfonds ABP . . . . . . . . . . . . . .             156,032
Gary C. Comer . . . . . . . . . . . . . . . . . . . . .             151,300
Stichting Bedrijfspensioenfonds voor. . . . . . . . . .             104,023
J. Roderick MacArthur Foundation. . . . . . . . . . . .              97,000
Intermatic, Inc. Pension Trust. . . . . . . . . . . . .              97,000
The Eugenia II Investment Holdings LTD. - REIT. . . . .              63,630
Jesselson Foundation. . . . . . . . . . . . . . . . . .              60,000
Comer Foundation. . . . . . . . . . . . . . . . . . . .              48,500
Morgan Stanley Real Estate Special Situations Inc.. . .              48,334
Morgan Stanley U.S. Real Estate Portfolio . . . . . . .              45,351
Steven A. Karpf . . . . . . . . . . . . . . . . . . . .              38,840
Richard R. Previdi(1) . . . . . . . . . . . . . . . . .              38,840
Frederick P. Zarrilli. . . . . . . . . . . . . . . . . .              38,840
Lloyd G. Schermer as Trustee of the Lloyd G. Schermer
Declaration of Trust Dated 11/17/89 . . . . . . . . . .              38,800
Trust F/B/O A. Daniel Jesselson
U/W Ludwig Jesselson. . . . . . . . . . . . . . . . . .              37,000
Edward Lowenthal(2) . . . . . . . . . . . . . . . . . .              35,913
Jeffrey H. Lynford(3) . . . . . . . . . . . . . . . . .              35,913
Margery Germain(4). . . . . . . . . . . . . . . . . . .              30,101
Alice Albright Arlen, Trustee U/T/D 7/2/63 F/B/O Alice
Albright Arlen. . . . . . . . . . . . . . . . . . . . .              29,100
R.H. Newman Trustee or Successor Trustee under the R.H.
Newman Living Trust U/A/D 4/18/89 . . . . . . . . . . .              29,100
William M. Cockrum, Trustee of the William M. Cockrum
Trust dated 8/1/79(5) . . . . . . . . . . . . . . . . .              24,272
Susan Burkhardt Living Trust Dated 8/18/69. . . . . . .              19,400
Carol B. Cohen Trustee DTD 10/12/78 . . . . . . . . . .              19,400
Earl E. Segerdahl . . . . . . . . . . . . . . . . . . .              19,400
MRMB Charitable Remainder Trust II U/T/D 8/8/95 . . . .              19,400
Alice Albright Arlen. . . . . . . . . . . . . . . . . .              19,400
Octagon Capital Association . . . . . . . . . . . . . .              19,400
David B. Heller P/T Rollover IRA. . . . . . . . . . . .              19,400
James Amend . . . . . . . . . . . . . . . . . . . . . .              19,400
Betty A. Schermer as Trustee of the Betty A. Schermer
Declaration of Trust Dated 11/17/89 . . . . . . . . . .              19,400
Principal Asset Allocation Fund - Real Estate Account .              15,777
Bergman Charitable Trust/Betsy Lynn Rosenfield. . . . .              14,500
Bergman Charitable Trust/Robert Bergman . . . . . . . .              14,500
Richard C. Anderson . . . . . . . . . . . . . . . . . .              14,500
Bergman Charitable Trust/Carol Cohen. . . . . . . . . .              14,500
NTBG Gov Sec Endow I. . . . . . . . . . . . . . . . . .              14,500
Steven J. Stogel. . . . . . . . . . . . . . . . . . . .              12,000
Universal Funds - Real Estate Portfolio . . . . . . . .              11,007
Lloyd Schermer, IRA . . . . . . . . . . . . . . . . . .               9,700
Stephen C. Neal . . . . . . . . . . . . . . . . . . . .               9,700
Alicia M. Hoge Trust, D/T/D 12/30/83. . . . . . . . . .               9,700
NTBG Gov Sec Endow II . . . . . . . . . . . . . . . . .               9,700
The R.H.N. Corporation. . . . . . . . . . . . . . . . .               9,700
NTBG Gov Sec Endow III GVSEC 5-10 Yr. . . . . . . . . .               9,700
Barbara S. Bluhm. . . . . . . . . . . . . . . . . . . .               9,700
Douglas E. Cohen. . . . . . . . . . . . . . . . . . . .               9,700
Tanya Wexler Trust #18. . . . . . . . . . . . . . . . .               9,700
The Kampong Fund. . . . . . . . . . . . . . . . . . . .               9,700
Joseph P. Weil. . . . . . . . . . . . . . . . . . . . .               9,700
William C. Mitchell, IRA. . . . . . . . . . . . . . . .               9,700
J. Wexler Revocable Trust F/B/O Susan Wexler. . . . . .               9,700
Scott D. Cohen. . . . . . . . . . . . . . . . . . . . .               9,700
Carl C. Lang and Gail R. Lang . . . . . . . . . . . . .               4,400
      Total . . . . . . . . . . . . . . . . . . . . . .          12,242,719
                                                                 ==========

(1)  Mr. Previdi is the Chief Operating Officer of WCPT.
(2) Mr. Lowenthal is the President, the Chief Executive Officer and a director of the Company and was the President, the Chief Executive Officer and a trustee of Wellsford Residential.
(3) Mr. Lynford is the Chairman of the Board, the Secretary and a director of the Company and was the Chairman of the Board, the Secretary and a trustee of Wellsford Residential.
(4) Ms. Germain is the wife of Mark Germain, a director of the Company and a former trustee of Wellsford Residential.
(5) Mr. Cockrum is an advisor to the Company and was an advisor to Wellsford Residential.



                                DIVIDEND POLICY

     The Company does not currently contemplate paying dividends on the Common Stock. Earnings from the investments of the Company are currently expected to be reinvested by the Company to finance future acquisitions and investments. The Board of Directors of the Company may determine in its discretion to pay dividends on the Common Stock in the future, and any such determination will be dependent upon the Company's results of operations, financial condition, contractual restrictions and other factors deemed relevant at that time by the Company's Board of Directors.


               PRICE RANGE OF COMMON STOCK AND DIVIDEND HISTORY

     The Company's shares of Common Stock have been listed on the ASE since June 2, 1997 under the symbol WRP. On December 1, 1997, the last reported sale price of the shares of Common Stock on the ASE was $15.50. The following table sets forth the high and low closing sale prices for the shares of Common Stock for the fiscal periods indicated. No dividends were paid by the Company with respect to such periods.

     1997                                     High           Low
     ----                                     ----           ---

     June 2 to June 30                       $11.19         $10.50
     Third Quarter                           $16.13         $10.81
     Fourth Quarter (through
      December 1, 1997)                      $17.25         $14.81

     As of December 1, 1997, the Company's transfer agent reported approximately 303 record holders of Common Stock, and the Depository Trust Company held Common Stock on behalf of approximately 6,000 beneficial owners.


                                CAPITALIZATION

     The following table sets forth the capitalization of the Company as of September 30, 1997 on a historical basis and as adjusted to give effect to the Value Merger, the sale of certain Value assets to Whitehall Property Buyer and the acquisition of certain properties (600 Atrium Drive and 15 Broad Street) by Wellsford Office. The information set forth in the table should be read in conjunction with the Company's combined financial statements and notes thereto, the Company's consolidated financial statements and notes thereto and the Company's pro forma consolidated financial statements and notes thereto, all of which are included herein.


                                                         September 30, 1997
                                                      Actual      As Adjusted
                                                      ------      -----------
                                                          (In thousands)
DEBT:

   Tax exempt mortgage note payable . . . . . . . .   $14,755       $14,755
   Credit facility. . . . . . . . . . . . . . . . .    10,000        10,000
                                                      -------      --------
    Total debt. . . . . . . . . . . . . . . . . . .    24,755        24,755
                                                      -------      --------
STOCKHOLDERS' EQUITY:

  Common Stock, $.01 par value per share;
   197,650,000 shares authorized - 16,572,043
   and 19,922,043 shares issued and outstanding
   at September 30, 1997 and as adjusted,
   respectively . . . . . . . . . . . . . . . . . .       166         199
   Class A Common Stock, $.01 par value per share;
   350,000 shares authorized - 339,806 shares issued
   and outstanding, as adjusted . . . . . . . . . .         3           3
  Series A 8% Convertible Redeemable Preferred
   Stock, $.01 par value per share; 2,000,000
   shares authorized; no shares issued and
   outstanding. . . . . . . . . . . . . . . . . . .      --            --
  Capital in excess of par value. . . . . . . . . .   178,288       217,117
  Retained earnings . . . . . . . . . . . . . . . .     1,431          1,431
                                                      -------      --------
    Total stockholders' equity. . . . . . . . . . .   179,888       218,750
                                                      -------      --------
    Total capitalization. . . . . . . . . . . . . .  $204,643     $ 243,505
                                                      =======      ========

                        WELLSFORD REAL PROPERTIES, INC.
                     SELECTED CONSOLIDATED FINANCIAL DATA


     The following tables set forth the selected unaudited pro forma consolidated financial data for the Company, giving effect to the Wellsford Office joint venture transaction, the origination of the Abbey Credit Facility, the Value Merger, the sale of certain Value assets to Whitehall Property Buyer and the acquisition of certain properties (600 Atrium Drive, 700 Atrium Drive and 15 Broad Street) by Wellsford Office as if they had occurred on the dates indicated herein, after giving effect to the pro forma adjustments described in the notes to the unaudited pro forma consolidated financial statements included elsewhere in this Prospectus.

     The selected unaudited pro forma consolidated operating data are presented as if the Wellsford Office joint venture transaction, the origination of the Abbey Credit Facility, the Value Merger, the sale of certain Value assets to Whitehall Property Buyer and the acquisition of certain properties (600 Atrium Drive, 700 Atrium Drive and 15 Broad Street) by Wellsford Office had been consummated on January 1, 1997 and January 1, 1996 for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively.

     The selected unaudited pro forma consolidated balance sheet data are presented as if the Value Merger, the sale of certain Value assets to Whitehall Property Buyer and the acquisition of certain properties (600 Atrium Drive and 15 Broad Street) by Wellsford Office had been consummated on September 30, 1997. In the opinion of management, all adjustments necessary to reflect the effects of the Value Merger, the sale of certain Value assets to Whitehall Property Buyer and the acquisition of certain properties (600 Atrium Drive and 15 Broad Street) by Wellsford Office have been made.

     The selected unaudited pro forma consolidated financial data should be read in conjunction with, and is qualified in its entirety by, the historical consolidated financial statements and notes thereto and historical combined financial statements and notes thereto of the Company included in this Prospectus.

     The selected unaudited pro forma consolidated operating and balance sheet data are presented for comparative purposes only and are not necessarily indicative of what the actual consolidated results of the Company would have been for the periods and as of the date presented, nor does such data purport to represent the results of future periods.

                        Wellsford Real Properties, Inc.
                     Selected Consolidated Financial Data

                        Pro Forma     Historical     Pro Forma   Historical
                         Nine Mos.     Nine Mos.       Year         Year
                           Ended         Ended         Ended        Ended
                       September 30, September 30, December 31, December 31,
                           1997          1997          1996         1996
                           ----          ----          ----         ----
                        (Unaudited)   (Unaudited)   (Unaudited)
                                   (In thousands except per share data)
OPERATING DATA:
 Revenues:
  Rental income            $3,710       $1,260         $4,547
  Other income                  0            0              0
  Interest income          11,802        4,125         10,992        $757
  Joint venture
   income                    (993)         160         (3,656)
                        ----------------------------------------------------
                           14,519        5,545         11,883         757
                        ----------------------------------------------------
 Expenses:
  Property operating
   and maintenance          1,137          241          1,490
  Real estate taxes           458          106            572
  General and
   administrative           1,521        1,521              0
  Depreciation                611          221            773
  Interest                      0            0            574
  Property management         122           18            199
                        ----------------------------------------------------
                            3,849        2,107          3,608           0
                        ----------------------------------------------------

 Income before
  income taxes             10,670        3,438          8,275         757
 Provision for
  income taxes              4,192        1,003          3,315
                        ----------------------------------------------------
 Net income                $6,478       $2,435         $4,960        $757
                        ====================================================

 Net income per
  common share              $0.32        $0.14
                        ============================
 Weighted average
  common shares
  outstanding              20,262       16,912
                        ============================


              Pro Forma    Historical    Pro Forma   Historical  Historical
            September 30, September 30,December 31, December 31,December 31,
                1997          1997         1996         1996        1995
                ----          ----         ----         ----        ----
             (Unaudited)   (Unaudited)  (Unaudited)
                                      (In thousands)
BALANCE SHEET DATA:
 Real estate
  (prior to
  depreciation) $58,219      $21,864                  $21,306       $7,955
 Mortgage notes
  receivable   $145,880     $145,880                  $17,800           $0
 Joint venture
  investment    $32,425      $32,425                       $0           $0
 Cash and cash
  equivalents    $4,033       $5,533                       $0           $0
 Restricted cash $6,717       $6,717                   $5,520      $10,414
 Total assets  $253,264     $214,402                  $44,760      $18,369
 Total debt     $24,755      $24,755                  $14,755      $14,755
 Total equity  $218,750     $179,888                  $30,005       $3,614

OTHER DATA:
 Funds from
  operations     $8,284       $2,656      $7,326         $757           $0
 EBITDA         $15,992       $3,659     $15,329         $757           $0
 Cash flows
  from operating
  activities    $10,678       $6,245     $10,493       $5,517       $4,341
 Cash flows
  from investing
  activities  ($190,121)   ($149,759)  ($207,043)    ($31,151)     ($7,955)
 Cash flows
  from financing
  activities   $187,909     $149,047     $81,896      $25,634       $3,614

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                FINANCIAL CONDITION AND ANALYSIS OF OPERATIONS


     The following discussion should be read in conjunction with the Selected Unaudited Consolidated Financial Data set forth above and the Consolidated and Combined Financial Statements and Notes thereto included herein.

Results of Operations

     Prior to the acquisition of Greenbrook and the 277 Park Loan during the quarter ended June 30, 1997, the operations of the Company (and its predecessor) during the nine months ended September 30, 1997 and the year ended December 31, 1996 consisted of owning the Sonterra mortgage note receivable originated in July, 1996 and developing two phases of the Palomino Park multifamily community located in a suburb of Denver, Colorado with a total of 760 units under development.

     During the quarter ended September 30, 1997, the Company consummated the Wellsford Office joint venture transaction, participated in the Abbey Credit Facility and executed a definitive Agreement and Plan of Merger with Value and a Purchase and Sale Agreement with Whitehall Property Buyer.

Liquidity and Capital Resources

     The Company expects to meet its short-term liquidity requirements generally through its working capital and cash flow provided by operations. The Company considers its ability to generate cash to be adequate and expects it to continue to be adequate to meet operating requirements both in the short and long terms.

     The Company expects to meet its long-term liquidity requirements such as refinancing mortgages, financing acquisitions and development, and financing capital improvements and debt and equity investments in real estate companies by long-term borrowings, through the issuance of debt and the offering of additional debt and equity securities.

     The Company has obtained a two-year $50 million credit facility from BankBoston and Morgan Guaranty which is available to fund acquisitions, debt and equity investments, development, capital expenditures, repayment of indebtedness and related expenditures. The Line of Credit bears interest at an annual rate of LIBOR plus 175 basis points and is extendible for an additional one year. At September 30, 1997, the Company had $10 million outstanding on the Line of Credit.

     ERP Operating Partnership has agreed to acquire from the Company, at the Company's option, up to $25 million of the Company's Series A Preferred, each share of which is convertible into shares of Common Stock at a price of $11.124, over the three-year period commencing on May 30, 1997. The ERP Preferred Commitment is pledged as security for the Line of Credit. If, at May 30, 2000, ERP Operating Partnership has purchased less than $25 million of Series A Preferred, ERP Operating Partnership has the right to purchase the remainder of the $25 million of Series A Preferred not purchased prior to that time.

     In December 1995, the Company's predecessor marketed and sold $14.8 million of tax-exempt bonds to fund construction at Palomino Park. The bonds have a variable rate of interest which is currently approximately 4% per annum and a term of 40 years. At September 30, 1997, $2.5 million of the bond proceeds were being held in escrow pending their use for the funding of development. The bonds are backed by a letter of credit from Dresdner Bank, AG, NY Branch ("Dresdner"). ERP Operating Partnership has made its own credit available to Dresdner in the form of a guaranty. See "Certain Agreements Between the Company and ERP Operating Partnership - Credit Enhancement Agreement."

     ERP Operating Partnership has also agreed to purchase the construction loans on Phases I and II of Palomino Park for the lesser of the loan balance or the final agreed upon budget in the event such loans are not satisfied when due. See "Certain Agreements Between the Company and ERP Operating Partnership
- Agreement Regarding Palomino Park."

     Wellsford Office expects to meet its liquidity requirements, such as financing renovations to the Wellsford Office properties, with operating cash flow from its properties, equity contributions from the owners of Wellsford Office, WCPT and Whitehall Partner, and the $375 million loan facility that Wellsford Office is currently negotiating, consisting of a $225 million secured term loan facility and a $150 million secured revolving credit facility. There can be no assurance that such loan facility will be consummated.


                          BUSINESS AND PROPERTIES OF
                    WELLSFORD/WHITEHALL PROPERTIES, L.L.C.

     On August 28, 1997, the Company, through its subsidiary, WCPT, formed Wellsford Office together with Whitehall Partner, an affiliate of Goldman, Sachs & Co. WCPT intends to qualify as a REIT and has a 50.1% interest in Wellsford Office. Wellsford Office currently focuses on acquiring, redeveloping and developing office properties in the Northeast United States. Wellsford Office seeks opportunistic acquisitions of office properties, including underperforming or vacant properties, in excellent locations within recovering markets, where management can create significant value through adaptive reuse. Wellsford Office's initial target markets include New York, New Jersey, Connecticut and the Boston and Washington D.C. metropolitan areas.


     Wellsford Office currently owns and operates 11 office buildings containing an aggregate of approximately 2.1 million square feet in New Jersey and Washington D.C. (each property owned or to be owned by Wellsford Office called, a "Wellsford Office Property" and collectively, the "Wellsford Office Properties"). The Company contributed all six of its office buildings to Wellsford Office, and Whitehall Partner contributed four office buildings and a contract to purchase a fifth office building, 700 Atrium, which was purchased by Wellsford Office on September 25, 1997. It is currently contemplated that on or prior to December 15, 1997, Whitehall Partner will contribute two additional properties (the "Additional Properties") consisting of an office building located in Boston and a vacant parcel of land located in Northern New Jersey.

Management and Operation of Wellsford Office

     The following describes certain aspects of the operating agreement of Wellsford Office (the "Operating Agreement") entered into by WCPT and Whitehall Partner. The following description does not purport to be complete and is qualified in its entirety by reference to the full text of the Operating Agreement, a copy of which has been filed with the Commission as an exhibit to the Registration Statement of which this Prospectus is a part and is available from the Company upon request.

     Management; Power and Duties of Manager

     The Operating Agreement provides that WCPT shall manage the day-to-day business of Wellsford Office. Certain decisions of Wellsford Office, however, require the approval of the management committee of Wellsford Office (the "Management Committee"), which consists of four individuals from WCPT (each, a "WCPT Committee Member") and four individuals from Whitehall Partner (each, a "Whitehall Committee Member"). Decisions that require the affirmative approval of no fewer than two WCPT Committee Members and two Whitehall Committee Members include: requesting a member to make a cash contribution (a "Capital Call"), except for Capital Calls for necessary expenditures, disposing of any property or subsidiary, making loans, incurring any indebtedness or issuing any debt or equity securities, acquiring any real property, or entering into a merger, consolidation or other combination. Certain operational decisions, such as making certain expenditures that exceed the applicable approved budget, require the affirmative approval of no fewer than one WCPT Committee Member and Whitehall Committee Member. Whitehall Partner may elect to remove WCPT as manager for cause, appoint a new manager and thereafter require Wellsford Office to sell any and all of the Wellsford Office Properties and cause the sale of Wellsford Office as a whole.

     Exclusivity

     The Operating Agreement provides that until such time as Whitehall Partner no longer owns at least a $10 million interest in Wellsford Office, neither WCPT nor any of its affiliates (including the Company) may make any investment in or otherwise acquire or own, directly or indirectly, any commercial office building ("Office Property") located in North America, other than through its interest in Wellsford Office, except for certain limited circumstances.

     Capital Calls

     Either WCPT or Whitehall Partner may request both members to make capital contributions for necessary expenditures pro rata in accordance with their percentage interest in Wellsford Office; provided, that neither WCPT nor Whitehall Partner is required to contribute or lend any funds to Wellsford Office for necessary expenditures (i) to the extent such member has previously made capital contributions of at least equal to approximately $50 million (other than the initial capital contributions of approximately $25 million made by each of WCPT and Whitehall Partner), (ii) if such Capital Call is after August 28, 1999 or (iii) at any time after an initial public offering by WCPT. If either WCPT or Whitehall Partner fails to make a required capital contribution, such member will be subject to dilution and customary "default" provisions.

     Distributions

     WCPT is entitled to incentive compensation equal to (a) 17.5% of available cash after a return of capital to WCPT and Whitehall Partner and a 17.5% return on equity to each of them, and (b) 22.5% of available cash after a 22.5% return on equity to WCPT and Whitehall Partner.

     Transfer of Interests in Wellsford Office

     The Operating Agreement provides that, with certain limited exceptions, neither member may transfer, pledge or assign its interest in Wellsford Office without the consent of the other member.

     At any time prior to an initial public offering by WCPT and after August 28, 2001, either WCPT or Whitehall Partner may require Wellsford Office to sell any and all of the Wellsford Office Properties.

     At any time prior to an initial public offering by WCPT and after (i) August 28, 2002 or (ii) WCPT or any of its affiliates have offered an opportunity to Wellsford Office to purchase an Office Property and the Whitehall Committee Members decline at least five of such opportunities each having a purchase price of at least $15 million within a specified period of time, then either WCPT or Whitehall Partner may require Wellsford Office to sell any or all of the Wellsford Office Properties, and may require Wellsford Office to be sold as a whole.


     Conversion Right

     Whitehall Partner has the right to require WCPT to convert part or all of Whitehall Partner's membership units in Wellsford Office into shares of WCPT, on a one-for-one basis, after WCPT shall have (i) shares of capital stock issued to the public in a public offering or (ii) engaged in a merger, sale of substantially all of its assets, or other capital transaction or an adoption of a plan of liquidation or dissolution. Any shares in WCPT acquired by Whitehall Partner pursuant to a conversion prior to an initial public offering of WCPT may not be transferred unless Whitehall Partner first offers the Company the opportunity to purchase such shares. If Whitehall Partner converts all of its membership units at any time prior to an initial public offering by WCPT, Whitehall Partner will be entitled to all of the same rights and powers with respect to the management and governance of WCPT that Whitehall Partner has been granted under the Operating Agreement.

Wellsford Office Bridge Loan

     Contemporaneously with the initial contributions of the Wellsford Office Properties, the Company entered into a Term Loan Agreement with Wellsford Office pursuant to which the Company agreed to provide loans of up to approximately $86.3 million. As of December 1, 1997, approximately $83.4 million had been advanced by the Company in connection with the acquisition of the Wellsford Office Properties. Up to an additional $2.9 million may be advanced in connection with the acquisition by Wellsford Office of the Additional Properties to Wellsford Office. The Wellsford Office Bridge Loan presently bears interest at an annual rate equal to LIBOR plus 400 basis points. The Wellsford Office Bridge Loan is due on February 25, 1998 and is expected to be repaid by December 31, 1997. It is currently anticipated that the Wellsford Office Bridge Loan will be repaid from proceeds of a $375 million loan facility, the terms of which Wellsford Office is currently negotiating. See "Lines of Credit".

Warrant Agreement and Other Rights of Whitehall Partner to Acquire Common Stock

     The Company issued Warrants to Whitehall Partner to purchase 4,132,230 shares of Common Stock at an exercise price of $12.10 per share. The Warrants are exercisable for five years for either, at the Company's option, shares of Common Stock or cash. The exercise price for the Warrants is payable either with membership units in Wellsford Office or cash. The Company has indicated that it does not currently intend to issue, upon the exercise of any Warrants, Common Stock equal to 20% or more of its Common Stock outstanding on the date of the issuance of the Warrants. The Company granted Whitehall Partner demand registration rights at any time after June 1, 1998 and "piggy back" registration rights at any time the Company proposes to file a registration statement with the Commission, with respect to the Warrants and shares of Common Stock issuable upon exercise of the Warrants. The Warrant Agreement contains customary anti-dilution adjustment provisions.

     In addition, Whitehall Partner may exchange membership units it receives in Wellsford Office relating to capital contributions that may be made by Whitehall Partner in Wellsford Office in excess of $50 million but less than $75 million, for shares of the Company's Common Stock or, at the Company's election, cash, based upon the price paid by Whitehall Partner for such membership units and the then current market value of shares of Common Stock.

Properties Owned by Wellsford Office

     Wellsford Office currently owns and operates 11 office buildings containing an aggregate of approximately 2.1 million square feet. The Company contributed all six of its office buildings (Point View Corporate Park (containing two office buildings), 1700 Valley Road, 1800 Valley Road, the Greenbrook Corporate Center and the Chatham office building), all of which are located in Northern New Jersey, and Whitehall Partner contributed four office buildings (300 Atrium Drive, 400 Atrium Drive, 500 Atrium Drive and 1275 K Street), three of which are located in Northern New Jersey and one of which is located in Washington, D.C., and a contract to purchase a fifth property (700 Atrium Drive), located in Northern New Jersey, which was acquired by Wellsford Office on September 25, 1997. Three of the Wellsford Office Properties are encumbered by a first mortgage lien securing loans in the aggregate principal amount of approximately $48.1 million as of December 1, 1997; the other Wellsford Office Properties are not encumbered by mortgage liens. As of September 30, 1997, Wellsford Office (and the Company and Whitehall Partner, as previous owners of the properties) had invested an aggregate of approximately $5.5 million for renovation and repositioning of the properties. In the opinion of the Company's management, all of the Wellsford Office Properties are adequately covered by insurance.

     It is currently contemplated that on or prior to December 15, 1997, Whitehall Partner will contribute one additional office building located in Boston containing approximately 67,000 square feet and an approximately 19 acre parcel of land located in Northern New Jersey. Upon the acquisition of the Additional Properties, Wellsford Office will own 12 office buildings, 10 located in Northern New Jersey, one in Washington, D.C. and one in Boston, containing an aggregate of approximately 2.1 million square feet, and a vacant parcel of land located in Northern New Jersey.

     Cyanamid Office Portfolio

     The Company acquired the Cyanamid Office Portfolio ("Cyanamid") located in Wayne, N.J. in February 1997. Cyanamid, formerly the international headquarters for American Cyanamid Company, consists of (i) Point View Corporate Park containing an aggregate of approximately 194 acres and consisting primarily of two office buildings ("Point View"); and (ii) Valley Executive Center, consisting primarily of two smaller office buildings, located at 1700 and 1800 Valley Road. Point View and 1700 Valley Road are currently vacant. It is expected that renovations to each of these buildings will be completed by mid-1998. Cyanamid was recently assessed for real estate tax purposes at approximately $61.2 million in the aggregate by the local governmental authority.

     Point View

     Point View consists of two parcels: (i) one parcel on which two buildings consisting of an aggregate of approximately 560,000 square feet are situated and (ii) an approximately 10-acre site directly across from the entrance to the 194-acre parcel, which site is zoned for approximately seven to eight single family houses and has no existing structures. The approximately 194-acre parcel is zoned for the development of an additional 1 million square feet of office or research space. The larger of the two buildings on Point View (the "Serpentine Building") was constructed in 1962, is a four-story class B+ building containing approximately 400,000 square feet. The Serpentine Building contains a fully functional cafeteria area seating 800, separate executive office tower, separate executive dining area and overlooks a large reservoir and the heliport for the complex. The smaller building (the "West Building") was constructed in 1976, is a six-story class A building containing approximately 160,000 square feet. The West Building is connected to the Serpentine Building by an underground passageway and has a primarily moveable wall interior partitioning system, a fitness center and an auditorium. There are 1,720 parking spaces currently serving both buildings.

     On a pro forma basis, Point View had a federal tax basis at December 31, 1996 equal to its purchase price of $15.8 million and will be depreciated straight-line over a 40-year estimated life. The current annual real estate taxes on Point View are approximately $1.3 million, subject to pending negotiations with the municipality of Wayne to reduce such taxes.

     Wellsford Office is currently undertaking a number of renovations to the Serpentine Building and the West Building to, among other things, refurbish the exterior, add new elevators, renovate the lobby and other common areas, enable the buildings to comply with current life safety and ADA requirements and become more energy efficient. The Company also recently completed renovations to eliminate potentially hazardous materials (such as spray-on asbestos fireproofing in the Serpentine Building's structure). The estimated total cost of all planned renovations will be approximately $10.1 million. As of September 30, 1997, the Company and Wellsford Office had paid approximately $2.4 million of expenses to renovate Point View.

     The purchase price paid by the Company for Point View was $15.8 million, or approximately $28.00 per square foot of building area, and together with the cost of planned renovations, the total cost of this property is expected to be approximately $46.25 per square foot, excluding additional tenant improvements and related costs which will be required in connection with the execution of future leases.

     Valley Executive Center

     1700 Valley Road. The 1700 Valley Road property contains a two-story, class B+ building consisting of approximately 70,600 square feet and is situated on a wooded nine-acre site. The building was constructed in two stages, during 1972 and 1979, and the interior was completely refurbished in 1993. The building contains a full service dining area and 294 parking spaces. Wellsford Office contemplates renovation of the building's facade, upgrading of the HVAC system and various cosmetic improvements.

     The purchase price paid by the Company for 1700 Valley Road was $1.0 million, or $14.00 per square foot of building area.

     1800 Valley Road. The 1800 Valley Road property contains a two-story, class B+ building consisting of approximately 54,800 square feet and is situated on a wooded 14-acre site. The building was constructed in 1980, contains a full service dining area and has 260 parking spaces. The property is zoned for the development of an additional 40,000 square feet of office space.

     Reckitt & Coleman Inc., a consumer products firm, occupies the entire 1800 Valley Road property under a lease that expires in 2003 at a net rental of $12.10 per square foot. Pursuant to the terms of lease, Wellsford Office has recently replaced the roof, upgraded the HVAC system, and completed other renovations. Wellsford Office will pay approximately $2.1 million for tenant improvements, renovations and other leasing costs.

     The purchase price paid by the Company for 1800 Valley Road was $2.0 million, or approximately $36.00 per square foot of building area, and together with the cost of planned renovations, the total cost of this property is expected to be approximately $71.00 per square foot.

     Greenbrook Corporate Center

     The Company acquired The Greenbrook Corporate Center ("Greenbrook") in Fairfield, N.J. in April 1997. Greenbrook consists of (i) a class A suburban three-story office building with approximately 201,000 square feet situated on approximately 20 acres and (ii) a contiguous undeveloped approximately seven acre parcel zoned for development of an additional 50,000 square feet of office and light industrial use. The entrance to the building is a 35-foot atrium lobby and the second and third floors have terraces overlooking a country club which border the rear of the site.

     On a pro forma basis, Greenbrook had a federal tax basis at December 31, 1996 equal to its purchase price of $23.7 million and will be depreciated straight-line over a 40-year estimated life. The current annual real estate taxes on Greenbrook are approximately $428,000.

     Greenbrook's two largest tenants are Information Resources, Inc. ("IRI"), a market research firm, and the S.B. Thomas division of CPC International, whose principal business is producing baked foods. IRI occupies approximately 64,676 square feet, with an annual rent of approximately $1.3 million (or approximately $20 per square foot), under two leases that expire December 2003. The annual rent to be paid by IRI increases over the term of the leases to approximately $1.5 million (or approximately $23.5 per square foot) by their expiration in December 2003. S.B. Thomas occupies approximately 49,384 square feet at an annual rent of approximately $.9 million (or $19 per square foot) under a lease that expires in 2005. S.B. Thomas has the right to renew for two successive periods of five years each, at 95% of the fair market value rent as of October 1st of the last lease year prior to commencement of each renewal term. Greenbrook has nine additional tenants, with aggregate annual rents of approximately $1.2 million.

     The purchase price paid by the Company for Greenbrook was $23.7 million, or approximately $118.00 per square foot of building area.

     Chatham, New Jersey

     In January 1997, the Company acquired a class A three-story suburban office building consisting of approximately 63,000 square feet located on approximately five acres in Chatham, New Jersey. Wellsford Office currently intends to spend approximately $3.1 million to make various renovations to upgrade the building's status including, among other things, to add a first class lobby and improve other common areas, renovate the facade and replace the HVAC system and provide landscaping. The renovations were completed in November, 1997. As of September 30, 1997, the Company and Wellsford Office had paid approximately $2.3 million of expenses to renovate this building. Wellsford Office is currently marketing the building for rental.

     Quadrant HealthCom Inc. ("Quadrant"), a publisher of medical specialty magazines, occupies approximately 22,000 square feet in the building, which is approximately 34% of the gross leasable area of the building, under a lease that expires in September, 2007 (terminable in 2004 upon lump-sum payment of six months' rent). The annual rent to be paid by Quadrant is $26.00 per square foot and increases to approximately $28.00 per square foot in October, 2002.

     Hilton Hotels Corporation ("Hilton") has recently executed a lease for approximately 6,450 square feet in the building. The lease is for a term of ten years and provides for annual rent of $26.50 per square foot for years one through five and $29.00 per square foot for years six through ten. Hilton has the right to renew the lease for five years at an annual rent equal to the greater of the fair market value rent or $29.00 per square foot.

     Appaloosa Management, L.P. ("Appaloosa") has recently executed a lease for approximately 7,400 square feet in the building. The lease is for a term of ten years and provides for annual rent of $26.00 per square foot for years one through five and $28.00 per square foot for years six through ten. Appaloosa has the right to renew the lease for five years at an annual rent equal to the greater of the fair market value rent or $28.00 per square foot.

     The purchase price paid by the Company for the property was $5.1 million, or approximately $81.00 per square foot of building area and together with the cost of planned renovations, tenant improvements and leasing costs, the total cost of this property is expected to be approximately $130.00 per square foot.

     Atrium Properties

     Wellsford Office owns four buildings and one vacant parcel of land on an aggregate of approximately 67 acres, which comprises a substantial portion of the Atrium Office Park. The properties are located on I-287 at Davidson Avenue, approximately 20 miles southwest of Newark, New Jersey in Somerset County and are near various hotels and the Garden State Exhibit Center with complete dining, lodging, fitness and conferences facilities.

     A mortgage currently exists in favor of Goldman Sachs Mortgage Company with respect to 300 Atrium Drive, 400 Atrium Drive and 500 Atrium Drive securing amounts owed by a wholly-owned subsidiary of Wellsford Office (the "Atrium Owner") pursuant to a Loan Agreement (the "Atrium Loan Agreement").
The Atrium Loan Agreement provides for loans of up to an aggregate principal amount of $64 million consisting of: (i) a term loan in the approximate principal amount of $47.4 million; (ii) a capital expenditure line of credit of up to approximately $8.8 million; and (iii) a term loan of up to approximately $7.8 million. As of December 1, 1997, the principal amount borrowed under the Atrium Loan Agreement is approximately $48.1 million. All principal amounts loaned under the Atrium Term Loan are due on May 15, 2000; provided that the Atrium Owner may extend the maturity date for up to two successive one-year periods. Loans made under the Atrium Loan Agreement bear interest at (i) LIBOR plus 300 basis points from May 15, 1997 to May 14, 2000; (ii) LIBOR plus 375 basis points from May 15, 2000 to May 14, 2001; and (iii) LIBOR plus 450 basis points from May 15, 2001 to May 15, 2002. The Company is currently a party to an interest rate protection agreement which limits LIBOR under the Atrium Loan Agreement to 7.69% until June 15, 2000.

     The Atrium Loan Agreement permits voluntary prepayment in whole or in part at any time without penalty or premium. The Atrium Loan Agreement provides that if the Atrium Owner transfers any of 300 Atrium Drive, 400 Atrium Drive or 500 Atrium Drive, the Atrium Owner must prepay an allocable portion of the loan.

     300 Atrium Drive

     This class A four-story building consists of approximately 149,360 square feet and is situated on an approximately 9.5 acre site and was constructed with granite and double-glazed solar reflective glass. It has a lobby atrium and surface parking for approximately 500 vehicles.

     The largest tenants at 300 Atrium Drive are AT&T and Digital Solutions, Inc. ("Digital"). AT&T occupies approximately 75,626 square feet at an annual rent of $19.84 per square foot under a lease that expires in March, 2004. Digital Solutions occupies approximately 15,244 square feet at an annual rental of $18.75 per square foot under a lease that expires in September, 2007. The annual rent to be paid by Digital increases over the term of the lease to $21.00 per square foot by its expiration in September 2007. AT&T has the right to renew for two periods of five years each, at 95% of the fair market value rent as of the time of renewal. Digital Solutions has no right to renew its lease.

     300 Atrium Drive had a federal tax basis as of August, 1997 equal to $13.2 million and will be depreciated straight line over a 40-year estimated life. The current annual real estate taxes on 300 Atrium Drive are approximately $270,000.

     300 Atrium Drive was acquired by Wellsford Office in August, 1997, for $17.5 million, or approximately $117.00 per square foot of building area.

     400 Atrium Drive

     This class A five-story building consists of approximately 354,670 square feet and is situated on an approximately 20.2 acre site and was constructed with granite and double-glazed solar reflective glass. It is actually two separate buildings connected by a full-height atrium with bridges at each level. The building contains a full service cafeteria and there are approximately 1,190 surface parking spaces.

     The largest tenant at 400 Atrium Drive is Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"). Merrill Lynch occupies approximately 177,213 square feet at an average annual rent of approximately $17.08 per square foot under a lease that expires in December, 2001, and Merrill Lynch occupies an additional approximately 94,590 square feet at an annual rent of $18.75 per square foot under a lease that expires in December, 2003. Merrill Lynch has the right to renew for two periods of five years each at 95% of the fair market value rent as of the time of renewal.

     400 Atrium Drive had a federal tax basis as of August, 1997 equal to $34.1 million and will be depreciated straight line over a 40-year estimated life. The current annual real estate taxes on 400 Atrium Drive are approximately $730,000.

     400 Atrium Drive was acquired by Wellsford Office in August, 1997, for $32.5 million, or approximately $92.00 per square foot of building area.

     500 Atrium Drive

     This class A four-story building consists of approximately 167,000 square feet and was constructed on an irregular-shaped parcel of land containing approximately 9.5 acres. The building features a granite and double-glazed solar reflective glass exterior wall. The building has access to a full service cafeteria at 400 Atrium Drive. Wellsford Office currently intends to replace the roof, improve the sprinkler system and resurface the parking lot.

     The largest tenant at 500 Atrium Drive is AT&T. AT&T occupies approximately 138,600 square feet at an annual rent of $19.84 per square foot under a lease that expires in December, 2003. AT&T has the right to renew for two periods of five years each at 95% of the fair market value rent as of the time of renewal.

     500 Atrium Drive had a federal tax basis as of August, 1997 equal to $14.9 million and will be depreciated straight line over a 40-year estimated life. The current annual real estate taxes on 500 Atrium Drive are approximately $330,000.

     500 Atrium Drive was acquired by Wellsford Office in August, 1997, for $20 million, or approximately $120.00 per square foot of building area.

     600 Atrium Drive

     This property consists of approximately 19 acres of vacant land zoned for office use.

     On a pro forma basis, 600 Atrium Drive had a federal tax basis at December 31, 1996 equal to its purchase price of $2 million. The current annual real estate taxes on 600 Atrium Drive are approximately $38,000. There are currently no mortgages or other material liens on 600 Atrium Drive.

     700 Atrium Drive

     This class A five-story building consists of approximately 176,300 square feet and is situated on an approximately nine acre site and was constructed with granite and double-glazed solar reflective glass. The building contains a cafeteria and has parking for approximately 656 vehicles. Wellsford Office currently intends to make renovations to comply with existing life safety code requirements and make other cosmetic improvements.

     The building's only tenant is Merck & Co., Inc. ("Merck"). Merck occupies approximately 176,633 square feet at an annual rental of $15.50 per square foot under a lease that expires in June, 2000. Merck has the right to renew its lease for three years at an annual rent of $17.05 per square foot or renew for five years at an annual rent of $17.83 per square foot.

     On a pro forma basis, 700 Atrium Drive had a federal tax basis at December 31, 1996 equal to its acquisition price of $19 million, and will be depreciated straight line over a 40-year estimated life. The current annual real estate taxes on 700 Atrium Drive are approximately $266,000. There are currently no mortgages or other material liens on 700 Atrium Drive.

     700 Atrium Drive was acquired by Wellsford Office in September, 1997, for $19 million, or approximately $108.00 per square foot of building area.

     1275 K Street

     This class B+ twelve-story building consists of approximately 270,000 square feet and is situated on a one-half acre site located in the heart of the downtown business district of Washington, D.C. at the northeast corner of prestigious Franklin Square. The building's exterior finish consists of solid brick veneer and reflective glass. The building has retail establishments on the first floor, concierge service and contains a two-story underground parking garage that provides for 156 spaces. The lobby was recently renovated and sprinkler systems were installed. Wellsford Office currently intends to install new lamps for the property, upgrade signs to comply with ADA code requirements and make various cosmetic improvements.

     1275 K Street had a federal tax basis as of August, 1997 equal to $29.8 million, and will be depreciated straight line over a 40-year estimated life. The current annual real estate taxes on 1275 K Street are approximately $701,000. There are currently no mortgages or other material liens on 1275 K Street.

     1275 K Street was acquired by Wellsford Office in August 1997, for $32.5 million, or approximately $120.00 per square foot of building area.

     15 Broad Street

     This class B ten-story building consists of approximately 66,750 square feet and is situated on an approximately .17 acre site in the central business district of Boston, MA. The building was constructed of brick and masonry with a concrete frame. Wellsford Office currently intends to renovate the main lobby and the interior elevator at an estimated cost of approximately $900,000.

     The largest tenants at 15 Broad Street are O'Neill Finnegan & Jordan ("O'Neill") and Arbor National Commercial Mortgage Corporation ("Arbor"). O'Neill occupies approximately 11,752 square feet at an annual rental of approximately $16 per square foot under a lease that expires in August, 1999. Arbor occupies approximately 6,675 square feet at an annual rental of approximately $13.25 per square foot under a lease that expires in June, 1998. O'Neill and Arbor each has the right to renew its lease for 5 years at a rental rate to be agreed upon at the time of renewal.

     On a pro forma basis, 15 Broad Street had a federal tax basis at December 31, 1996 equal to approximately $5.5 million, and will be depreciated straight line over a 40-year estimated life. The current annual real estate taxes on 15 Broad Street are approximately $214,000. There are currently no mortgages or other material liens on 15 Broad Street.

     Additional information with respect to the properties currently owned by, or expected to be contributed to, Wellsford Office is set forth below:

                                                                 Number of Tenants
                                                             Occupying 10% or more of    Principal business      Average effective
                 Year Built/    Occupancy        Area           square footage &         carried on, in or       annual base rental
  Property      Rehabilitated     Rate        (Square Feet)  their principal business     from building            per square foot
  --------      -------------   ---------     -------------  ------------------------ ------------------------   ------------------

300 Atrium         1983       1996     0%         149,360    1 Tenant                 Telecommunications         1996       N/A
                              1997     67%                   Telecommunications                                  1997       $19.50
400 Atrium         1985       1996     43%        354,670    1 Tenant                 Computer technology        1996       $16.07
                              1997     98%                   Financial brokerage      and financial brokerage    1997       $17.19
500 Atrium         1984       1996     0%         167,000    1 Tenant                 Telecommunications         1996       N/A
                              1997     83%                   Telecommunications                                  1997       $19.84
Chatham            1972/1997  1996     0%          63,000    1 Tenant                 Publishing                 1996       N/A
                              1997     34%                   Publishing                                          1997       $26.00
Greenbrook         1987       1996     86%        201,000    2 Tenants
                              1997     86%                   Market research and      Market research and        1996       $19.67
                                                             producing baked goods    producing baked goods      1997       $19.63
Pointview          1976                0%         560,000    N/A                      N/A                        N/A
1700 Valley Road   1979                0%          70,600    N/A                      N/A                        N/A
1800 Valley Road   1980       1996     0%          54,800    1 Tenant                 Consumer Products          1996       N/A
                              1997     100%                  Consumer products                                   1997       $12.10
1275 K Street      1983       1996     84.1%      270,000    None                     Associations, accounting   1996       $26.93
                                                                                      firms, attorneys and       1997       $25.05
                                                                                      telecommunications
600 Atrium(1)      N/A                 N/A            N/A    N/A                      N/A                                   N/A
700 Atrium         1985       1996     100%       176,300    1 Tenant                 Pharmaceuticals            1996       $15.50
                              1997     100%                  Pharmaceuticals                                     1997       $15.50
15 Broad           1920/1990  1996     85%         66,750    2 Tenants                Mortgage underwriting,     1996       $16.53
                              1997     84%                   Mortgage underwriting    insurance, telecommuni-    1997       $16.56
                                       ===      =========    and insurance            cations, computer,
                                                                                      printing and law offices
                                       88%(2)   2,133,480
_________________________

     (1)  Vacant land
     (2)  Represents occupancy rate for all properties, excluding properties that are currently vacant.

/TABLE

     Below is a schedule of lease expirations at the properties currently owned by Wellsford Office for each of the next 10 years:

                                                           LEASE EXPIRATIONS

                                                                     BUILDING
                -----------------------------------------------------------------------------------------------------------------
                                                                               1700     1800
                                                              Green-  Point-  Valley  Valley      1275   600       700        15
                300 Atrium  400 Atrium   500 Atrium Chatham    brook  view(1)  Road    Road   K Street  Atrium    Atrium     Broad
1997
No. of
 Tenants                 0           0            0       0        0      N/A    N/A       0         4     N/A         0         1
Total
 Square Feet                                                                                     7,470                       1,325
Annual Rent                                                                                    190,510                      21,204
% of Gross
 Annual                                                                                          3.60%                        2.4%
 Rent(2)

1998
   No. of
 Tenants                 0           4            0       0        1      N/A    N/A       0         5     N/A         0         4
Total
 Square Feet                    60,666                         2,000                            18,838                      11,911
Annual Rent                    948,461                        40,000                           791,833                     158,940
% of Gross
 Annual                         16.00%                          1.0%                            15.10%                       18.4%
 Rent(2)

1999
No. of
 Tenants                 0           0            0       0        0      N/A    N/A       0        10     N/A         0         5
Total
 Square Feet                                                                                    37,018                      17,312
Annual Rent                                                                                    938,271                     271,649
% of Gross
 Annual                                                                                         17.90%                       31.5%
 Rent(2)

2000
   No. of
 Tenants                 0           1            0       0        2      N/A    N/A       0         2     N/A         1         8
Total
 Square Feet                    15,302                        12,575                            16,585           176,623    14,627
Annual Rent                    256,308                       243,926                           530,647         2,737,812   245,622
% of Gross
 Annual                          4.30%                         6.98%                            10.10%              100%     28.5%
 Rent(2)

2001
   No. of
 Tenants                 0           6            0       0        6      N/A    N/A       0         2     N/A         0         5
Total
 Square Feet                   177,213                        43,264                            19,674                       9,837
Annual Rent                  3,124,543                       872,931                           497,800                     165,057
% of Gross
 Annual                         52.00%                        25.00%                             9.50%                       19.1%
 Rent(2)

2002
   No. of
 Tenants                 1           0            0       0        0      N/A    N/A       0         4     N/A         0         0
Total
 Square Feet        11,371                                                                      19,880
Annual Rent        233,105                                                                     470,301
% of Gross
 Annual             11.80%                                                                       9.00%
 Rent(2)

2003
   No. of
 Tenants                 0           5            1       0        2      N/A    N/A       1         3     N/A         0         0
Total
 Square Feet                    94,590      138,600           64,676                  56,375    15,356
Annual Rent                  1,676,028    2,749,824        1,398,024                 682,137   385,702
% of Gross
 Annual                         27.90%      100.00%           40.00%                  100.0%     7.30%
 Rent(2)

2004
No. of
 Tenants                 1           0            0       0        0      N/A    N/A       0         1     N/A         0         0
Total
 Square Feet        75,626                                                                       5,111
Annual Rent      1,500,420                                                                     127,092
% of Gross
 Annual             76.00%                                                                       2.40%
 Rent(2)

2005
No. of
 Tenants                 0           0            0       0        1      N/A    N/A       0         0     N/A         0         0
Total
 Square Feet                                                  49,384
Annual Rent                                                  938,296
% of Gross
 Annual                                                       26.86%
 Rent(2)

2006
No. of
 Tenants                 0           0            0       0        0      N/A    N/A       0         0     N/A         0         0
Total
 Square Feet
Annual Rent
% of Gross
 Annual
Rent(2)

2007
No. of
 Tenants                 2           0            0       1        0      N/A    N/A       0         5     N/A         0         0
Total
 Square Feet        27,907                           21,812                                     22,397
Annual Rent        605,041                          614,226                                    850,896
% of Gross
 Annual             30.70%                             100%                                     16.20%
 Rent(2)


(1)   These buildings are currently vacant.
(2)   All calculations of percentages are approximate.
/TABLE

                          BUSINESS AND PROPERTIES OF
                         WELLSFORD CAPITAL CORPORATION

Merger with Value Property Trust

     The Company and Wellsford Capital entered into an Agreement and Plan of Merger on September 18, 1997 with Value, pursuant to which Wellsford Capital will merge into Value. Upon consummation of the Value Merger, the name of the surviving entity will be changed to Wellsford Capital Corporation and the surviving entity will be a wholly-owned subsidiary of the Company. The Value Merger is expected to be consummated in January 1998. Upon consummation of the Value Merger, each common share of beneficial interest in Value (each, a "Value Share" and collectively, the "Value Shares") issued and outstanding will be converted into the right to receive its pro rata portion (based on the number of Value Shares outstanding immediately prior to the effective time of the Value Merger) of (a) $129,996,350 in cash and (b) 3,350,000 shares of Common Stock (such cash and Common Stock, the "Value Merger Consideration"). Based on the number of Value Shares outstanding as of the date hereof, each Value Share will be converted into the right to receive $11.58 in cash and 0.2984 shares of Common Stock. Each holder of an outstanding option to purchase Value Shares under Value's stock option plan will be entitled to receive a cash payment for each option equal to the excess, if any, of $15.75 over the share exercise price of such option. Assuming the election to receive cash by holders of all outstanding options to purchase Value Shares, such holders will be entitled to receive an aggregate cash payment of approximately $4.7 million.

     Franklin Mutual Advisers Inc. ("Franklin"), which has the right to vote approximately 50% of the outstanding Value Shares, has entered into a voting agreement with the Company pursuant to which Franklin has agreed to vote, and to cause its affiliates to vote, all Value Shares over which it has voting power in favor of the Value Merger and against any other proposed business combination involving Value. Upon consummation of the Value Merger, Franklin will beneficially own approximately 4,166,311 shares of Common Stock and will have the right to vote 2,715,064 shares of Common Stock, assuming Franklin and its affiliates receive 0.2984 shares of Common Stock for each Value Share owned prior to the consummation of the Value Merger.

     Value primarily owns 21 properties (containing approximately 2.1 million square feet) and currently has approximately $64 million in net cash. Value's property portfolio is diversified both by property type and geographic location. Seven office/industrial properties containing approximately 600,000 square feet are located in Southern California, and 14 office/industrial and retail properties containing approximately 1.5 million square feet are located primarily throughout the mid-Atlantic region. For a description of the Value properties expected to be retained by the Company, see "Wellsford Capital Assets" below.

Agreement to Convey Certain Value Real Properties

     On September 18, 1997, the Company and Wellsford Capital also entered into a Purchase and Sale Agreement (the "Real Estate Agreement") with Whitehall Property Buyer, pursuant to which, immediately subsequent to the consummation of the Value Merger, Whitehall Property Buyer will purchase from the Company and Wellsford Capital 14 of the 21 properties acquired pursuant to the Value Merger. The aggregate purchase price to be paid by Whitehall Property Buyer is $65 million, subject to certain customary adjustments at closing. Subsequent to the sale, Wellsford Capital will own the assets described below under "Wellsford Capital Assets."

     Consummation of the sale of the properties to Whitehall Property Buyer is not a condition to the closing of the Value Merger. In the event the Value Merger is consummated, all or a portion of the sale to Whitehall Property Buyer may not be consummated.

Wellsford Capital Assets

     Upon consummation of the Value Merger, Wellsford Capital is expected to
(i) own seven properties, consisting of three office properties, two industrial properties, one office/industrial property and one retail property, with an aggregate of approximately 600,000 square feet, (ii) have investments in mortgage loans aggregating approximately $.5 million and (iii) have approximately $85.5 million of net operating loss carryovers, subject to various tax law limitations.

     Value Properties to be Retained by the Company

     Following consummation of the Value Merger and the sale to Whitehall Property Buyer of 14 of the properties acquired pursuant to the Value Merger, the Company will own seven properties which are described as follows:

                                                                    Approximate  Approximate
                      Year                                             Area       Occupancy
  Property Name       Built         Location         Classification (Sq. Ft.)      Rate(1)   Other Information
  ------------        -----         --------         -------------- ---------      -------   -------------------------------------
19-23 Keewaydin
 Drive                1973        Salem, NH          Industrial     125,230        54.0%     Two single-story buildings on
                                                                                             approximately 15 acres and an adjacent
                                                                                             unimproved approximately 4.4 acre
                                                                                             tract.

250 Turnpike Street   1980        Canton, MA         Industrial      49,500       100.0%     One-story light industrial/warehouse
                                                                                             building on approximately 2.8 acres.

Two Executive         1970        Cherry Hill, NJ    Office         102,000        72.0%     Four-story multi-tenant building on
                                                                                             approximately 10.4 acres.  Newly
                                                                                             renovated lobby, elevators and common
                                                                                             areas.

421 Chestnut
 Street               1857        Philadelphia, PA   Office          48,254        83.0%     Six-story multi-tenant building.
                   (Renovated                                                                Certified as historic landmark by
                    in 1986                                                                  Commonwealth of Pennsylvania.
                    and 1990


Midis/Bay City        1985        Santa Monica, CA   Office/        114,375       100.0%     Interest in partnership that has
 Holdings                                            Industrial                              leasehold interest in property,
                                                                                             expiring June 30, 2051.

501 Hoes Lane         1987        Piscataway, NJ     Office          37,238        87.0%     Three-story multi-tenant building on
                                                                                             approximately 2.9 acres with 189
                                                                                             parking spaces.

Bradford Plaza        1990        West Chester, PA   Retail         123,000        88.0%     One-story "L" shaped retail center.
                                                                  ---------

                                                         Total      599,597
_____________________                                             =========
(1)  As of October 30, 1997
/TABLE

                           BUSINESS AND PROPERTIES
                     OF WELLSFORD REAL PROPERTIES, INC.

          In addition to the properties described above under "Business and Properties of Wellsford/Whitehall Properties, L.L.C." and "Business and Properties of Wellsford Capital Corporation", the Company's assets consist primarily of (i) the 277 Park Loan; (ii) the Abbey Credit Facility; (iii) the Sonterra Option and Sonterra Loan; and (iv) an approximately 80% interest in Phases I, II and III of, and in options to acquire and develop Phases IV and V of, Palomino Park. In the opinion of the Company's management, both Sonterra and Palomino Park are adequately covered by insurance.

277 Park Loan

     The Company and BankBoston have provided an $80 million loan to entities which own substantially all of the equity interests (the "Equity Interests") in the entity which owns a 52-story, approximately 1.75 million square foot gross leasable area, class A office building located in New York City in mid-town Manhattan at 277 Park Avenue (the "277 Park Property"). The Company and BankBoston have advanced $25 million and $55 million, respectively, pursuant to the 277 Park Loan. The 277 Park Loan is secured primarily by a pledge of the Equity Interests owned by the borrowers. There is also a limited guarantee from the individual who indirectly owns all the Equity Interests. The 277 Park Loan is subordinated to a 10-year $345 million first mortgage loan (the "REMIC Loan") on the 277 Park Property, the proceeds for which were obtained by the sale of investment grade rated commercial mortgage pass-through certificates in a real estate mortgage investment conduit. The notes representing the REMIC Loan bear interest at different rates which equate to a weighted average interest rate of approximately 7.67% per annum. The 277 Park Loan bears interest at the rate of approximately 12% per annum for the first nine years of its term and at a floating annual rate during the tenth year equal to LIBOR plus 5.15% or BankBoston base rate plus 5.15%, as elected by the borrowers. Interest on the 277 Park Loan is payable monthly to the extent of available cash after payment of interest on the REMIC Loan and the funding of various reserve accounts under the REMIC Loan and provided there is no event of default under the REMIC Loan. To the extent funds are not available to pay interest at a rate in excess of 10% per annum, such excess interest will accrue and be added to the principal amount of the 277 Park Loan. The principal amount of the 277 Park Loan and all accrued interest will be payable on May 1, 2007 which is also the due date of the REMIC Loan. The 277 Park Loan is prepayable only in full and then only after the fifth year of the loan and must be repaid if the REMIC Loan is repaid or the 277 Park Property is sold. Any prepayment during the sixth through ninth years of the loan must be accompanied by a yield maintenance payment.

     The 277 Park Property is currently 100% leased to 33 tenants, including Donaldson, Lufkin & Jenrette, Inc. which has leased approximately 47% of the gross leasable area pursuant to a lease expiring in 2016. The 277 Park Property was appraised for $555 million as of July 1, 1996 by an independent nationally recognized appraiser. The appraisal was not prepared on behalf of the Company. An appraisal is only an opinion of value made by experts, subject to the assumptions and limiting conditions contained therein (including assumptions relating to the discounted cash flow analysis contained therein).

Credit Facility to Affiliates of The Abbey Company, Inc.

     The Company is a 50% participant in the Abbey Credit Facility, a $70 million secured credit facility with affiliates of The Abbey Company, Inc. (the "Abbey Entities"), an owner and operator of office, industrial and retail properties in Southern California. The Abbey Entities are entitled to reborrow up to $10 million after repayment of such amount, such that the aggregate principal amount of all loans made under the credit facility (including such reborrowings) may not exceed $80 million over the term of the credit facility. To date, approximately $48.4 million has been advanced to the Abbey Entities, of which the Company has advanced approximately $24.2 million. Payments on the Company's participation are subordinated to those due Morgan Guaranty. Interest on the Abbey Credit Facility is payable monthly and accrues at an annual rate of LIBOR plus 250 basis points; however, under its arrangement with Morgan Guaranty, the Company is entitled to receive interest on its advances at an annual rate of LIBOR plus 400 basis points. The principal amount of the Abbey Credit Facility and all accrued interest will be payable on September 1, 2000. The Abbey Credit Facility is prepayable, in whole or in part, on any interest payment date with no penalty.

     The Abbey Credit Facility is secured primarily by a first mortgage lien on ten office, industrial and retail properties owned by the Abbey Entities, all of which are located in California. These properties contain an aggregate of approximately one million square feet and range in area from approximately 31,300 square feet to approximately 136,500 square feet. There is also a limited guarantee from Donald D. Abbey, the indirect 90% owner of the Abbey Entities.

     The Abbey Company, Inc. is owned 90% by Donald G. Abbey and 10% by Mace Siegal and associates. Mr. Siegal is the Chairman of The Macerich Company, a REIT traded on the New York Stock Exchange.


Sonterra Assets

     Sonterra Option Agreement

     The Company owns an option to acquire Sonterra, a 344-unit class A multifamily apartment complex located in Tucson, Arizona, construction of which was completed in June 1996, free and clear of all mortgages and other material liens for approximately $20.5 million through December 31, 1997 and for approximately $21 million if the sale is consummated during 1998. ERP Operating Partnership has a right of first offer to acquire the Sonterra Option and a right to acquire the option if the Company does not exercise it. If the Company acquires Sonterra, then the Company and ERP Operating Partnership will enter into a "Right of First/Last Offer Agreement" in substantially the same form as the Right of First/Last Offer Agreement entered into pursuant to the Agreement Regarding Palomino Park. See "Certain Agreements Between the Company and ERP Operating Partnership - Agreement Regarding Palomino Park."

     Sonterra Loan

     The Company also holds a $17.8 million mortgage loan made to the owner of Sonterra. The Sonterra Loan was originated in July 1996 and the principal amount thereof is due on July 1, 1999. Until the maturity date, the borrower is to pay interest only, monthly, at the rate of 9% percent per annum. The loan is non-recourse and repayment of the loan is secured by a first mortgage on Sonterra and by a personal guaranty of an individual affiliated with the owner. Under certain circumstances, prepayment of the loan is subject to a prepayment premium equal to 5% percent of the principal amount of the loan.

Palomino Park

     Palomino Park is a master planned five-phase multifamily development project comprising approximately 182 acres, of which 65 acres have been developed, in suburban South East Denver, Colorado about 14 miles from Denver's central business district. It is situated within Highlands Ranch, a 22,000 acre master planned community. Palomino Park is intended to be developed as an integrated project comprising an 1,880-unit, class A multifamily apartment community constructed around a centrally located 24 acre park which features tennis courts, athletic fields, a putting green and an amphitheater. There is also a 29,000 square foot recreation center which includes a full-size gymnasium, fitness center, indoor golf range, racquet ball courts, and a baby-sitting facility and has an adjacent swimming pool. Palomino Park will also have a perimeter fence with a guard at the entry gate.

     Wellsford Park Highlands Corp. ("WPHC"), currently owned 80% by the Company and 20% by ERP Operating Partnership, acquired fixed-price options in 1995 to purchase the land underlying each of the phases (referred to collectively as "Phases" or individually as a "Phase" or specifically as "Phase I," "Phase II," "Phase III," "Phase IV" or "Phase V") of Palomino Park. The land underlying Phases I, II and III has been acquired. The land underlying Phases IV and V is subject to options which expire in May, 1998 and May, 1999, respectively. There can be no assurance that construction of Phase III, Phase IV or Phase V will be commenced or if commenced, that it will be completed. See "Risk Factors Risks of Acquisition, Development, Construction and Renovation Activities". The purchase price for land acquired with respect to any Phase is $73,500 per acre, subject to an increase of the purchase price by 6% per annum from and after November 30, 1994. The land options should reduce the Company's exposure to market cycles in Denver while enabling the Company to develop a signature residential community in one of the fastest growing counties in the country.

     Upon completion of any or all of the Phases, the Company will either operate and rent apartment units or convert all or a portion of them to condominium ownership, which a REIT could not do because of the adverse tax consequences thereof.

     The development of Palomino Park calls for construction of the 1,880 units over a period of five years at a total estimated cost of approximately $194 million. As of September 30, 1997, the Company had invested approximately $21.9 million in the development of Palomino Park, exclusive of amounts advanced under the existing construction loans for Phase I and II.

     Phase I, referred to as Blue Ridge, consists of 456 units, all of which have been constructed, approximately 94% of which are leased and approximately 90% of which are occupied, as of December 1, 1997. Rents range from $760 per month for a one bedroom, one bathroom to $1,375 per month for a three bedroom, two bathroom unit. Garages are available and washer and dryer hook-ups exist in all the apartments. The total estimated cost of Blue Ridge is approximately $42.5 million.

     Phase II, referred to as Red Canyon, is expected to consist of 304 units. The total estimated cost of Red Canyon is approximately $33.6 million. Construction of Phase II has begun and is expected to be completed in late 1998 or early 1999.

     Blue Ridge is owned by Park at Highlands LLC ("Phase I LLC"), a limited liability company, the members of which are WPHC (99%) and Al Feld ("Feld") (1%). Red Canyon is owned by Red Canyon at Palomino Park LLC ("Phase II LLC"), a limited liability company, the members of which are WPHC (99%) and Feld (1%). WPHC has an option to acquire Feld's 1% interest, and Feld may compel WPHC to buy his 1% interest, in each case after completion of the Phase. Al Feld is a Denver-based developer specializing in the construction of luxury residential properties. He has constructed over 3,000 units since 1984. Feld has unconditionally guaranteed completion of Phase I within 30 months and Phase II within 24 months, in each case after closing of the construction loan, and has agreed to a one-year guarantee of such Phases against construction defects. In addition, subject to certain conditions, Feld has agreed to fund certain cost deficits for Phase I and Phase II.

     The operating agreements provide that, except for limited exceptions for WPHC, neither member may transfer, pledge or assign its interest in the Phase I LLC or Phase II LLC without the consent of the other member.

     The construction loan on Blue Ridge is for approximately $36.8 million, matures on December 31, 1998 (with a six-month extension at the option of the Phase I LLC upon fulfillment of certain conditions), and bears interest at the prime rate, except that the Phase I LLC may elect to cause a portion of the previously advanced principal to bear interest at LIBOR plus 175 basis points. Feld has guaranteed repayment of this loan.

     The construction loan on Red Canyon is for approximately $29.5 million, matures on September 29, 1999 (with a six-month extension at the option of the Phase II LLC upon fulfillment of certain conditions), and bears interest at the prime rate, except that the Phase II LLC may elect to cause a portion of the previously advanced principal to bear interest at LIBOR plus 165 basis points. Feld has also guaranteed repayment of this loan.

     Palomino Park Public Improvements Corporation ("PPPIC"), a Colorado non-profit corporation, has issued $14.8 million of tax exempt bonds due on December 1, 2035 (the "Bonds") to finance the development of the park and certain parts of the infrastructure within Palomino Park, which have a total cost of approximately $18.3 million. The Bonds bear interest at a floating rate, which is currently approximately 4% per annum, but may be converted to a term rate or a fixed rate. Subject to certain restrictions, revenue assessment liens are imposed against the Phases to secure the obligation of the Phase owners to repay the portion of the Bonds' debt service attributed by PPPIC to their respective Phases.

     If it is determined to proceed with construction of Phases III, IV and/or V, the ownership and transaction structure of each such Phase is expected to be similar to that of Phases I and II, although neither the Company nor Feld has any obligation to continue the relationship for future Phases.


                               LINES OF CREDIT

     The Company has a $50 million revolving line of credit from BankBoston and Morgan Guaranty as to which each has agreed to lend up to $25 million. The Line of Credit is currently secured inter alia by the Company's interest in the Sonterra Loan, the 277 Park Loan and the ERP Preferred Commitment. Under the Line of Credit, the Company pays interest only, monthly, at an annual rate equal to, at the Company's option, either (i) LIBOR plus 175 basis points or (ii) the higher of (A) the base rate of BankBoston or (B) 50 basis points above the federal funds effective rate. The Line of Credit is for a term of two years and is extendible by the Company with the consent of BankBoston and Morgan Guaranty for one additional year. It includes customary covenants, including, among others, (i) maintaining a ratio of liabilities to assets of not in excess of .60 to 1.0, (ii) maintaining a debt service coverage ratio of not less than 1.5 to 1.0, (iii) a prohibition on the payment of dividends until May 30, 1998 and (vi) a prohibition on ground-up development or construction (other than Palomino Park).

     The Company's other sources of capital to finance its acquisition, investment, development and other activities, may include retained earnings, funds derived from the issuance of debt and equity securities, sales of investments and bank borrowings. See "Policies with Respect to Certain Activities."

     Wellsford Office is currently negotiating the terms of a $375 million loan facility, consisting of a $225 million secured term loan facility and a $150 million secured revolving credit facility. It is currently contemplated that loans made under the $375 million loan facility will be secured by mortgages on certain properties of Wellsford Office. There can be no assurance that such loan facility will be consummated.


                              LEGAL PROCEEDINGS

     Neither the Company nor the Properties are presently subject to any material litigation nor, to the Company's knowledge, is any material litigation threatened against the Company or the Properties, other than routine litigation arising in the ordinary course of business and which is expected to be covered by liability insurance.


                 POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

     The following is a discussion of the Company's investment policies, financing policies and policies with respect to certain other activities.
The Company's policies with respect to these activities have been determined by the directors of the Company and may be amended or revised from time to time at the discretion of the directors without a vote of the shareholders of the Company.

Investment Policies

     The Company intends to invest in real estate directly or indirectly through entities that engage in real estate-related activities. These investments may be in the form of debt or equity.

     Debt investments may include the purchasing of mortgage loans, other financial instruments collateralized by real estate or real estate interests, or participations therein, real property tax liens or tax-exempt bonds collateralized by real estate or tax-increment finance districts. These debt instruments may be senior, junior or otherwise subordinated to the interests of others. Further, the Company may provide credit enhancement or guarantees of the obligations of others involved in real estate-related activities. The Company may also invest in participating or convertible mortgages if the Company concludes that it may benefit from the cash flow and/or any appreciation in the value of the property. Such mortgages may be similar to equity participations. The Company may also make mortgage loans or participate in such loans and contemporaneously or otherwise obtain related property purchase options.

     Equity investments may include development projects directly or through joint ventures, as well as the purchase of general or limited partnership interests in limited partnerships, shares in publicly-traded or privately-held corporations or interests in other entities that own real estate, make real estate-related loans or invest in real estate-related debt instruments or provide services or products to the real estate industry. The Company intends to engage in active real estate businesses, which may include land subdivisions, condominium conversions, property sales, and other businesses considered ineligible or impractical investments for REITs. The Company may also hold real estate or interests therein for investment. The Company may purchase substantially leased, mostly unleased or vacant properties of any type or geographic location. The Company intends to renovate and re-lease the mostly unleased or vacant properties.

     The activities described above often do not generate immediate cash flow, and cash flow generated may be non-recurring. These investments may be subject to existing debt financing and any such financing will have a priority over the equity interests of the Company.

     The Company may offer to exchange its securities for properties and securities of other entities. Further, it may, from time to time, repurchase its shares. The Company will seek investments generally with a duration of one to five years.

Financing Policies

     The Company will seek to finance its investments through both public and private secured and unsecured debt financings, as well as public and private placements of its equity securities. The equity securities will include both common and preferred equity issuances of the Company and its subsidiaries. The Company does not have a policy limiting the number or amount of mortgages that may be placed on any particular property, but mortgage financing instruments usually limit additional indebtedness on such properties. There are currently no restrictions on the amount of debt that the Company may incur.

     Also, the Company does not plan to distribute dividends for the foreseeable future, which will permit it to accumulate for reinvestment cash flow from investments, disposition of investments and other business activities.

     The Company has a two-year $50 million line of credit from BankBoston and Morgan Guaranty. This facility is subject to certain financial and other covenants. In the future, the Company may seek to extend, expand, reduce or renew such facility, or obtain an additional or a replacement facility. See "Lines of Credit."

Policies with Respect to Other Activities

     The Company does not intend to qualify as a REIT, but it may, from time to time, invest in REITs, sell properties or entities to REITs for cash and/or securities. Further, it may spin-off to its common shareholders, shares of its subsidiaries or shares of other entities it has acquired through the sale of its properties, investments or otherwise. These spin-offs may be taxable or non-taxable, depending upon the facts and circumstances. The Company's policies with respect to its activities may be reviewed and modified from time to time by the Company's directors without notice to or vote of its shareholders.

                                 MANAGEMENT

Directors and Executive Officers

     The executive officers and directors of the Company, their ages and their positions are as follows:

       Name                             Age               Position Held

Jeffrey H. Lynford . . . . . . . . . .   50      Chairman of the Board,
                                                 Secretary and Director**

Edward Lowenthal . . . . . . . . . . .   52      President, Chief Executive
                                                 Officer and Director*

Gregory F. Hughes. . . . . . . . . . .   34      Chief Financial Officer

David Strong . . . . . . . . . . . . .   39      Vice President for
                                                 Development

Douglas Crocker II . . . . . . . . . .   57      Director**

Rodney F. Du Bois. . . . . . . . . . .   61      Director*

Mark S. Germain. . . . . . . . . . . .   47      Director**

Frank J. Hoenemeyer. . . . . . . . . .   78      Director***

Frank J. Sixt. . . . . . . . . . . . .   45      Director***

*    Term expires 1998
**   Term expires 1999
***  Term expires 2000


     Jeffrey H. Lynford has been the Chairman of the Board, Secretary and Director of the Company since its formation in January 1997. Mr. Lynford served as the Chairman of the Board and Secretary of Wellsford Residential from its formation in July 1992 until consummation of the EQR Merger in May 1997 and was the Chief Financial Officer of Wellsford Residential from July 1992 until December 1994. Mr. Lynford currently serves as a trustee emeritus of the National Trust for Historic Preservation and as a director of five mutual funds: Cohen & Steers Total Return Realty Fund, Inc., Cohen & Steers Realty Shares, Inc., Cohen & Steers Realty Income Fund, Inc., Cohen & Steers Special Equity Fund, Inc. and Cohen & Steers Equity Income Fund, Inc. Mr. Lynford also serves as a trustee of EQR. He is also a member of the New York bar. Prior to founding Wellsford Group Inc. ("WGI") in 1986, Mr. Lynford gained real estate and investment banking experience as a partner of Bear Stearns & Co. and a managing director of A.G. Becker Paribas, Inc.

     Edward Lowenthal has been the President, Chief Executive Officer and Director of the Company since its formation in January 1997. Mr. Lowenthal served as the President and Chief Executive Officer and a trustee of Wellsford Residential from its formation in July 1992 until consummation of the EQR Merger in May 1997. Mr. Lowenthal currently serves as a director of United American Energy Corporation, a developer, owner and operator of energy facilities, a director of Corporate Renaissance Group, Inc., a mutual fund, a director of Omega Healthcare, Inc., a REIT, a director of Great Lakes REIT, Inc., a REIT that owns and operates office buildings, a trustee of Corporate Realty Income Trust, a REIT, and a trustee of EQR. He is also a member of The Board of Governors of NAREIT. Prior to founding WGI in 1986, Mr. Lowenthal gained real estate and investment banking experience as a partner of Bear Stearns & Co., a managing director of A.G. Becker Paribas, Inc., and a partner in the law firm of Robinson Silverman Pearce Aronsohn & Berman.

     Gregory F. Hughes has been the Chief Financial Officer of the Company since its formation in January 1997. Mr. Hughes served as a Vice President - Chief Financial Officer of Wellsford Residential from December 1994 until consummation of the EQR Merger in May 1997. From March 1993 until December 1994 he was a Vice President and Chief Accounting Officer of Wellsford Residential. During 1992, Mr. Hughes was a controller with Jones Lang Wootton Realty Advisors, a firm that provides real estate asset management and investment consultation services. From 1985 to 1991, Mr. Hughes was a manager with Kenneth Leventhal & Company, a public accounting firm specializing in real estate and financial services. Mr. Hughes is a certified public accountant.

     David M. Strong has been a Vice President for Development of the Company since its formation in January 1997. Mr. Strong served as a Vice President of Wellsford Residential from July 1995 until consummation of the EQR Merger in May 1997. From July 1994 until July 1995 he was Acquisitions and Development Associate of Wellsford Residential. From 1991 to 1994, Mr. Strong was President and owner of LPI Management, Inc., a commercial real estate company providing management and consulting services. From 1984 to 1991, he was a senior executive with the London Pacific Investment Group, a real estate development, investment and management firm active in Southern California and Western Canada. From 1979 to 1984, Mr. Strong was a manager with Arthur Young, a public accounting firm. Mr. Strong is a member of the Canadian Institute of Chartered Accountants.

     Douglas Crocker II has been a director of the Company since consummation of the EQR Merger. Mr. Crocker has been President, Chief Executive Officer and a Trustee of EQR, the general partner of ERP Operating Partnership, since March 1993. He is also a director of Horizon Group Incorporated, an owner, developer and operator of outlet retail properties. Mr. Crocker has been President and Chief Executive Officer of First Capital Financial Corporation, a sponsor of public limited real estate partnerships ("First Capital"), since December 1992 and a director of First Capital since January 1993. He has been an executive vice president of Equity Financial and Management Company, a subsidiary of Equity Group Investments, Inc., an owner, manager and financier of real estate and corporations ("EGI"), providing strategic direction and services for EGI's real estate and corporate activities since November 1992. From September 1992 until November 1992, Mr. Crocker was a managing director of investment banking with Prudential Securities, an investment banking firm. He was a director and President of Republic Savings Bank, a national chartered savings and loan association ("Republic"), from December 1988 to June 1992, at which time the Resolution Trust Corporation took control of Republic.

     Rodney F. Du Bois has been a director of the Company since May 1997.
Mr. Du Bois served as a trustee of Wellsford Residential from November 1992 until consummation of the EQR Merger in May 1997. Mr. Du Bois also has been President and co-owner of Goshawk Corporation, which provides finance and general corporate services, since 1982. Mr. Du Bois was a founder of Mountain Cable Company, a cable TV multiple system operator, and its Chairman from 1985 until the company's sale in 1988. Previously Mr. Du Bois served as Executive Vice President and a director of C. Brewer and Co., Chairman of Alexander and Baldwin Agribusiness, Inc., a managing director of Warburg, Paribas, Becker, Inc. and a Professor of Real Estate at the Amos Tuck School of Business Administration at Dartmouth College.

     Mark S. Germain has been a director of the Company since May 1997. Mr. Germain served as a trustee of Wellsford Residential from November 1992 until consummation of the EQR Merger in May 1997. Currently he is employed by Olmstead Group L.L.C., which is a consultant to biotechnology and other high technology companies. Mr. Germain also serves as a board member of several privately held biotechnology companies. Previously, from 1990 to 1994, Mr. Germain was employed by D. Blech & Company, Incorporated, a merchant bank. From 1986 to 1989, he was President and Chief Operating Officer of The Vista Organization, Ltd., and from 1989 to 1990, its President and Chief Executive Officer. Mr. Germain was a partner in a New York law firm prior to 1986.

     Frank J. Hoenemeyer has been a director of the Company since May 1997. Mr. Hoenemeyer served as a trustee of Wellsford Residential from November 1992 until consummation of the EQR Merger in May 1997. Mr. Hoenemeyer also currently serves as a director of American International Group, Inc., Mitsui Trust Bank (U.S.A.), W.P. Carey Advisors, Inc. and Carey Fiduciary Advisors, Inc. (subsidiaries of W.P. Carey & Co., Inc.) and ARIAD Pharmaceuticals, Inc. and as Vice Chairman of the Investment Committee of W.P. Carey & Co., Inc. From 1947 to 1984, he was employed by The Prudential Insurance Company of America where he served as Vice Chairman and Chief Investment Officer prior to his retirement.

     Frank J. Sixt has been a director of the Company since May 1997. Mr. Sixt served as a trustee of Wellsford Residential from November 1992 until consummation of the EQR Merger in May 1997. Mr. Sixt also currently serves as an executive director of Cheung Kong (Holdings) Limited, Cheung Kong Infrastructure Holdings Limited and Hutchinson Whampoa Limited Group of Companies. He also serves as a director of Husky Oil Limited, Concord Property and Financial Company Limited and World Financial Properties Limited. He is also a director of and Chairman of the Executive Committee of the Board of Directors of Gordon Capital Corporation. Previously, from 1987 to 1990, Mr. Sixt was a partner in the law firm of Stikeman Elliot.

Key Employee

     Richard R. Previdi has been active in seeking to acquire commercial properties on behalf of the Company and its predecessor since September 1996. From May 1994 until June 1996, he was a managing director of Emmes & Company, a real estate investment company. From April 1990 until May 1994, Mr. Previdi was a managing director of Trammell Crow N.E., Inc., and Chief Executive Officer of that company's Northern Virginia Commercial Division. Previously, from October 1985 until April 1990, he was first a marketing principal, and later a partner, of Trammell Crow Company. From October 1982 until October 1985, Mr. Previdi was a manager with Arthur Young and Company, a public accounting firm.

Compensation of Directors

     The Company pays to each of its directors who are not employees of the Company (i) an annual fee of $16,000, payable quarterly in shares of the Common Stock, and (ii) a fee of $2,250 payable in cash for each regular quarterly Board of Directors meeting at which such director is present in person or by telephone. Messrs. Du Bois, Germain, Hoenemeyer and Sixt also each received options to purchase 42,750 shares of Common Stock and Mr. Crocker received options to purchase 21,375 shares of Common Stock, all under the Company's 1997 Management Incentive Plan, and each will be eligible along with other present and future directors to receive additional share options. See "-1997 Management Incentive Plan." Directors who are employees of the Company are not paid any directors' fees. In addition, the Company will reimburse the directors for travel expenses incurred in connection with their activities on behalf of the Company.

Board Committees

     The Board of Directors of the Company has established an Executive Committee, a Compensation Committee and an Audit Committee. The Board does not have a nominating committee or a committee performing the functions of a nominating committee; the entire Board performs the usual functions of such committee.

     Executive Committee. The Executive Committee consists of Messrs. Lynford, Lowenthal and Hoenemeyer. The Executive Committee has the authority to acquire, dispose of and finance investments for the Company and execute contracts and agreements, including those related to the borrowing of money by the Company, and generally to exercise all other powers of the directors except for those which require action by all directors or the independent directors under the Charter or Bylaws of the Company or under applicable law.

     Compensation Committee. The Compensation Committee consists of Messrs. Du Bois, Germain, Hoenemeyer and Sixt, none of whom are employees of the Company. The Compensation Committee reviews the Company's compensation and employee benefit plans, programs and policies, approves employment agreements and monitors the performance and compensation of the executive officers and other employees.

     Audit Committee. The Audit Committee consists of Messrs. Du Bois, Germain, Hoenemeyer and Sixt and makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves the professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees, reviews the adequacy of the Company's internal accounting controls and reviews related party transactions.

Executive Compensation

     The following table sets forth certain information with respect to the Chief Executive Officer and each of the other executive officers of the Company whose cash compensation from the Company is expected to exceed $100,000 on an annualized basis during the fiscal year ending December 31, 1997, and all executive officers as a group.


Name of Individual            Capacities in                    Cash
or Number in Group              Which Serve                 Compensation

Jeffrey H. Lynford . . Chairman of the Board and Secretary   $275,000

Edward Lowenthal . . . President and Chief Executive Officer $275,000

Gregory F. Hughes. . . Chief Financial Officer               $200,000

David M. Strong. . . . Vice President for Development        $125,000

All executive officers
as a group (consisting
of the four persons
named above) . . . . . . . . . . . . . . . . . . . . . .     $875,000

     The Company has also granted options to purchase 85,500 shares of Common Stock under the 1997 Management Investment Plan to each of Messrs. Lynford, Lowenthal, Hughes and Strong. See "-1997 Management Incentive Plan."

Employment Agreements

     The Company has entered into employment agreements with Messrs. Lynford and Lowenthal (the "Senior Executives"), pursuant to which Mr. Lynford will serve as the Chairman of the Board of the Company and Mr. Lowenthal will serve as its President and Chief Executive Officer. The Company has also entered into employment agreements with Messrs. Hughes and Strong. The employment agreements with Messrs. Lynford and Lowenthal will expire on December 31, 2002, and the employment agreements with Messrs. Hughes and Strong on May 29, 1999.

     Each of the employment agreements is automatically extended for additional one-year periods unless either the executive officer or the Company gives prior notice not to extend the employment agreement, as specified in the agreement.

     Pursuant to the employment agreements, each of the executive officers is also entitled to incentive compensation to be determined by the Compensation Committee. Mr. Hughes is entitled to incentive compensation equal to at least 50% of his annual base salary.

     In the event that either of the Senior Executives dies during the term of his employment agreement, or if the Company elects to terminate his employment agreement as a result of the Senior Executive's total disability, the Company is required to pay additional compensation for the longer of 36 months after such termination or for the remaining term of his agreement at the rate of his then annual base salary.

     If a Senior Executive's employment agreement is terminated by the Senior Executive following a "change in control of the Company" (as defined in the agreements), then the Senior Executive shall be entitled to receive a lump sum cash payment generally equal to the sum of (i) the amount of compensation that he would have been entitled to had the agreement not been so terminated and (ii) 299% of his average annual compensation of every type and form includible in gross income received during the three year period preceding the calendar year in which employment is terminated. If a Senior Executive's employment agreement is terminated by the Company other than for "proper cause" (as defined in the agreements) or death or disability, then the Senior Executive shall be entitled to receive a lump sum cash payment generally equal to the greater of (i) the amount of compensation that he would have been entitled to had the agreement not been so terminated or (ii) 299% of his average annual compensation of every type and form includible in gross income received during the three year period preceding the calendar year in which employment is terminated.

     The Senior Executives are also entitled to reimbursement of income taxes on certain non-cash taxable income resulting from a change in control of the Company, including taxable income resulting from accelerated loan forgiveness or vesting of restricted shares or options. In addition, each Senior Executive is entitled to receive an additional sum to cover certain resulting income and excise tax liabilities that may be incurred on all of the foregoing.

     If following a "change in control of the Company" (as defined in the agreements), the employment agreement of either Mr. Hughes or Mr. Strong is terminated (a) by the Company, other than for "Cause" (as defined in the agreements) or (b) by Mr. Hughes or Mr. Strong, as the case may be, then Mr. Hughes or Mr. Strong, as the case may be, shall be entitled to receive a lump sum cash payment generally equal to the greater of (i) the amount of compensation that he would have been entitled to had the agreement not been so terminated and (ii) 200% of his average annual compensation of every type and form includible in gross income received during the three year period preceding the calendar year in which employment is terminated.

1997 Management Incentive Plan

     The Company has established its 1997 Management Incentive Plan (the "Management Incentive Plan") for the purpose of aligning the interests of the Company's directors, executive officers and employees with those of the shareholders and to enable the Company to attract, compensate and retain directors, executive officers and employees and provide them with appropriate incentives and rewards for their performance. The existence of the Management Incentive Plan should enable the Company to compete more effectively for the services of such individuals. The Management Incentive Plan provides for administration by a committee of two or more non-employee directors established for such purpose.

     Awards to directors, executive officers and other employees under the Management Incentive Plan may take the form of stock options, including corresponding stock appreciation rights and reload options, restricted stock awards and stock purchase awards. The Company may also provide stock purchase loans to enable Management Incentive Plan participants to pay for stock purchase awards. The maximum number of shares of Common Stock that may be the subject of awards under the Management Incentive Plan is 1,750,000 shares. Options to acquire 597,375 shares of Common Stock have been granted under the Management Incentive Plan to eighteen individuals, including directors, executive officers and employees of the Company.

Rollover Stock Option Plan

     The Company has established a Rollover Stock Option Plan (the "Rollover Plan"), which is substantially similar to the Management Incentive Plan, for the purpose of granting options and corresponding rights to purchase Common Stock in replacement for former Wellsford Residential share options. All 1,326,235 options issuable under the Rollover Plan were granted at the closing of the EQR Merger principally to certain executive officers and directors of the Company.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee consists of four independent directors of the
Company: Rodney F. Du Bois, Mark S. Germain, Frank J. Hoenemeyer and Frank J. Sixt, none of whom is, or has been, an officer or employee of the Company.


                           PRINCIPAL STOCKHOLDERS

     The following table sets forth information regarding the beneficial ownership of Common Stock by each person who is known by the Company to be the beneficial owner of more than 5% of the aggregate number of shares of Common Stock, by each director of the Company, by certain executive officers of the Company and by all directors and executive officers of the Company as a group. Except where otherwise indicated, each person named in the table has sole voting and investment power with respect to all the Common Stock shown as beneficially owned by such person.

                              Amount and       Percentage        Percentage
                               Nature of        of Class          of Class
Name and Address of            Beneficial       Prior to          Following
Beneficial Owner (1) (2)        Ownership     Value Merger(3) Value Merger(3)

Jeffrey H. Lynford(4). . . . . .  621,384           3.56%           2.99%

Edward Lowenthal(5). . . . . . .  626,338           3.59%           3.01%

Gregory F. Hughes(6) . . . . . .  202,074           1.18%             *

David M. Strong(7) . . . . . . .  130,487             *               *

Rodney F. Du Bois(8)
 32 Rip Road
 Hanover, New Hampshire 03755. .   44,500             *               *

Mark S. Germain(9)
 6 Olmsted Road
 Scarsdale, New York  10583. . .  111,411             *               *

Frank J. Hoenemeyer(10)
 7 Harwood Drive
 Madison, New Jersey  07940. . .   43,683             *               *

Frank J. Sixt(11)
 c/o Cheung Kung (Holdings), Ltd.
 China Building, 18-22 Floors
 29 Queen's Road Central
 Hong Kong . . . . . . . . . . .   81,265             *               *

Douglas Crocker II(12)
 c/o Equity Residential Properties Trust
 Two North Riverside Plaza
 Chicago, Illinois  60606. . . .   21,375             *               *

All directors and executive
officers as a group (9 persons).1,885,004          10.15%           8.60%

Longleaf Partners Realty Fund
 6075 Poplar Avenue
 Memphis, TN  38119. . . . . . .3,398,000          20.10%          16.77%

Mutual Qualified Fund(13)
 51 John F. Kennedy Parkway
 Short Hills, NJ  07078. . . . .2,277,184(14)      13.47%          19.50%

Morgan Stanley Asset Management Inc.
  1221 Avenue of the Americas
  New York, NY  10036. . . . . .2,427,184          14.35%          11.98%

Yale University
 230 Prospect Street
 New Haven, CT  06511. . . . . .  964,932           5.71%           4.76%

Mutual Beacon Fund(15)
 51 John F. Kennedy Parkway
 Short Hills, NJ  07078. . . . .   80,850(16)          *            6.11%
___________________
*Less than 1.0%

(1) Unless otherwise indicated, the address of each person is c/o Wellsford Real Properties, Inc., 610 Fifth Avenue, New York, New York 10020.

(2) Whitehall Partner has the right to acquire shares of Common Stock pursuant to the Warrant Agreement and in exchange for certain membership units it receives in Wellsford Office; provided, however, that in either case at the Company's election, Whitehall Partner may receive cash based upon the market value of the Common Stock. The Company has indicated that it does not currently intend to issue, upon the exercise of any Warrants or the exchange right, Common Stock equal to 20% or more of its Common Stock outstanding on the date of the issuance of the Warrants or the exchange right. See "Business and Properties of Wellsford/Whitehall Properties, L.L.C. - Warrant Agreement and Other Rights of Whitehall Partner to Acquire Common Stock".

(3) Assumes the conversion of 339,806 shares of Class A Common issued to ERP Operating Partnership pursuant to the Common Stock and Preferred Stock Purchase Agreement (the "Stock Purchase Agreement") into 339,806 shares of Common Stock.

(4) Includes 538,205 shares of Common Stock issuable upon the exercise of options, none of which are currently exercisable. Options to purchase 452,705 of these shares represent replacement options for Wellsford Residential share options which had exercise prices ranging from $18.94 to $26.375. Also includes 7,790 shares of Common Stock held by the Lynford Family Charitable Trust, u/a dated December 16, 1984; Mr. Lynford disclaims beneficial ownership of such shares.

(5) Includes 538,205 shares of Common Stock issuable upon the exercise of options, none of which are currently exercisable. Options to purchase 452,705 of these shares represent replacement options for Wellsford Residential share options which had exercise prices ranging from $18.94 to $26.375. Also includes 291 shares of Common Stock held by Ilene Lowenthal, Mr. Lowenthal's wife and 150 shares of Common Stock held by Jared Lowenthal, Mr. Lowenthal's son; Mr. Lowenthal disclaims beneficial ownership of such shares.

(6) Includes 188,105 shares of Common Stock issuable upon the exercise of options, none of which are currently exercisable. Options to purchase 102,605 of these shares represent replacement options for Wellsford Residential share options which had exercise prices ranging from $18.94 to $29.375.

(7) Includes 126,126 shares of Common Stock issuable upon the exercise of options, none of which are currently exercisable. Options to purchase 40,626 of these shares represent replacement options for Wellsford Residential share options which had exercise prices ranging from $18.94 to $22.50.

(8) Includes 42,750 shares of Common Stock issuable upon the exercise of options, all of which are immediately exercisable. Also includes 1,500 shares of Common Stock held by Carol Du Bois, Mr. Du Bois' wife; Mr. Du Bois disclaims beneficial ownership of such shares.

(9) Includes 81,265 shares of Common Stock issuable upon the exercise of options, all of which are immediately exercisable. Options to purchase 38,515 of these shares represent replacement options for Wellsford Residential share options which had exercise prices ranging from $18.94 to $26.375. Also includes 30,146 shares of Common Stock held by Margery Germain, Mr. Germain's wife; Mr. Germain disclaims beneficial ownership of such shares.

(10) Includes 42,750 shares of Common Stock issuable upon the exercise of options, all of which are currently exercisable. Also includes 933 shares of Common Stock held by the Frank J. Hoenemeyer Individual Retirement Account.

(11) Represents 81,265 shares of Common Stock issuable upon the exercise of options, all of which are immediately exercisable. Options to purchase 38,515 of these shares represent replacement options for Wellsford Residential share options which had exercise prices ranging from $18.94 to $26.375.

(12) Represents 21,375 shares of Common Stock issuable upon exercise of options, all of which are immediately exercisable. Excludes 339,806 shares of Class A Common issued to ERP Operating Partnership pursuant to the Stock Purchase Agreement. Mr. Crocker is President and Chief Executive Officer of EQR, the general partner of ERP Operating Partnership, and disclaims beneficial ownership of such shares.

(13) Mutual Qualified Fund has granted to an unaffiliated third party an irrevocable proxy to vote 836,500 of the shares of Common Stock that it owns. An additional 614,747 shares of Common Stock that it owns are subject to a voting trust, the trustee of which is an unaffiliated third party.

     Mutual Qualified Fund is one of the series comprising Franklin Mutual Series Fund Inc., a publicly held open-end investment company registered with the Commission under the Investment Company Act of 1940, as amended. Its investment advisor is Franklin Mutual Advisers, Inc. ("FMAI"), an investment adviser registered with the Commission under the Investment Advisers Act of 1940, as amended. Pursuant to an investment advisory agreement with Mutual Qualified Fund, FMAI has sole investment discretion and voting authority with respect to the shares owned by Mutual Qualified Fund. FMAI has no interest in dividends or proceeds from the sale of such securities and disclaims beneficial ownership of all the securities owned by Mutual Qualified Fund.

(14) Following the Value Merger, Mutual Qualified Fund will beneficially own 2,277,184 shares of Common Stock and will have the right to vote 825,937 shares of Common Stock, assuming the receipt by Mutual Qualified Fund or other advisory clients of FMAI in the Value Merger of 0.2984 shares of Common Stock for each Value Share owned prior to the consummation of the Value Merger. In connection with the Value Merger, 1,673,077 shares of Common Stock will be acquired by advisory clients of FMAI. FMAI has sole investment discretion and voting authority with respect to the shares owned by such advisory clients. FMAI has no interest in dividends or proceeds from the sale of such securities and disclaims beneficial ownership of all such securities.

(15) Mutual Beacon Fund is one of the series comprising Franklin Mutual Series Fund Inc., a publicly held open-end investment company registered with the Commission under the Investment Company Act of 1940, as amended. Its investment advisor is FMAI. Pursuant to an investment advisory agreement with Mutual Beacon Fund, FMAI has sole investment discretion and voting authority with respect to the shares owned by Mutual Beacon Fund. FMAI has no interest in dividends or proceeds from the sale of such securities and disclaims beneficial ownership of all the securities owned by Mutual Beacon Fund.

(16) Following the Value Merger, Mutual Beacon Fund will beneficially own 1,238,725 shares of Common Stock, assuming the receipt by Mutual Beacon Fund or its affiliates in the Value Merger of 0.2984 shares of Common Stock for each Value Share owned prior to the consummation of the Value Merger.


                            CERTAIN TRANSACTIONS

     In February, 1997, the contracts to purchase Chatham, the Cyanamid Office Portfolio and Greenbrook were transferred to the Company by an entity ("Wellsford Commercial") of which Messrs. Lynford and Lowenthal, the wife of Mark Germain, and three unaffiliated parties were owners, for 218,447 shares of Common Stock having an aggregate value of approximately $2.25 million and the Company's agreement to repay a $1.0 million advance used for the down payment on the Cyanamid Office Portfolio. Upon liquidation of Wellsford Commercial, Mr. Lynford, Mr. Lowenthal and the wife of Mark Germain each received approximately 16.4%, 16.4% and 13.8%, respectively, of the shares of Common Stock issued to Wellsford Commercial, and the other three unaffiliated owners received the remainder of the shares. The aggregate purchase price for these commercial properties paid by the Company was approximately $47.6 million, including the approximately $2.25 million referred to above. The above transfers to the Company, along with the Contribution and the purchase of stock by ERP Operating Partnership under the Stock Purchase Agreement, were made as part of a single plan intended to qualify as a tax-free transaction.

     On May 30, 1997, the Company made short-term loans to Messrs. Lynford and Lowenthal in the amounts of $590,000 and $119,000, respectively. The proceeds of these loans, which were repaid on July 1, 1997, were used to satisfy certain withholding tax obligations.


                         CERTAIN AGREEMENTS BETWEEN
                  THE COMPANY AND ERP OPERATING PARTNERSHIP

     The following describes certain aspects of the agreements entered into by the Company and ERP Operating Partnership upon consummation of the Distribution and EQR Merger. The following descriptions do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements, copies of which have been filed with the Commission as exhibits to the Registration Statement of which this Prospectus is a part and are available from the Company upon request.

Common Stock and Preferred Stock Purchase Agreement

     The Company has entered into the Stock Purchase Agreement with ERP Operating Partnership, providing for the sale of Class A Common and Series A Preferred to ERP Operating Partnership on the terms described below.

     Class A Common Stock.

     Pursuant to the terms of the Stock Purchase Agreement, ERP Operating Partnership purchased from the Company at the closing of the EQR Merger 339,806 shares of Class A Common at a price per share equal to $10.30 (the book value per share of the Common Stock on the date of the EQR Merger) for an aggregate purchase price of $3.5 million. For a description of the Class A Common, see "Description of Capital Stock - Class A Common."

     Series A Preferred Stock.

     Pursuant to the terms of the Stock Purchase Agreement, ERP Operating Partnership has agreed to purchase from the Company up to 1,000,000 shares of Series A Preferred at $25.00 per share as requested by the Company over the three-year period (the "Commitment Period") commencing on May 30, 1997, subject to the satisfaction of certain conditions. If at the end of the Commitment Period, ERP Operating Partnership has purchased less than 1,000,000 shares of Series A Preferred, ERP Operating Partnership has the right to purchase the remainder of the 1,000,000 shares of Series A Preferred not purchased prior to that time. In addition, the Company's rights to cause ERP Operating Partnership to purchase shares of Series A Preferred under the Stock Purchase Agreement have been pledged to the lenders under the Line of Credit as collateral to secure the Company's obligations under the Line of Credit. See "Lines of Credit".

     For a description of the Series A Preferred, see "Description of Capital Stock - Class A Preferred."

     Company Board Member Nominated or Elected by ERP Operating Partnership.

     ERP Operating Partnership, as the holder of Class A Common, has the right to nominate or elect an employee of ERP Operating Partnership for election to the Company's Board of Directors. Douglas Crocker II is currently ERP Operating Partnership's representative on the Company's Board of Directors.

     Holders of the Class A Common, as a class, may nominate or elect a director to the Board of Directors of the Company (a "Class A Director") as described above until May 30, 1999 or, if later, so long as (i) ERP Operating Partnership is obligated to purchase preferred stock in the Company pursuant to the Stock Purchase Agreement; (ii) ERP Operating Partnership has obligations pursuant to the Agreement Regarding Palomino Park or pursuant to the Credit Enhancement Agreement; or (iii) the aggregate liquidation value of the shares of Series A Preferred owned by ERP Operating Partnership is greater than $10 million.

     Voting of Class A Common and Series A Preferred.

     Until May 30, 2007, the Company has the right to direct the voting of all shares of Series A Preferred, Class A Common and Common Stock owned by ERP Operating Partnership or any of its affiliates, except as to the election of the Class A Director or any matter relating to the rights, preferences and privileges of the Series A Preferred or the Class A Common.

     Right of First Offer.

     Until May 30, 2007, the Company has the right of first offer with respect to any shares of Common Stock, Class A Common, Series A Preferred or warrants to purchase Common Stock proposed to be sold by ERP Operating Partnership.

Registration Rights Agreement

     The Company and ERP Operating Partnership have entered into a Registration Rights Agreement providing for registration rights at the Company's expense with respect to shares of Class A Common, Series A Preferred and Common Stock.

     After May 30, 1998, subject to certain limitations, upon request (a "Demand Notice") of ERP Operating Partnership, the Company has agreed to register Registrable Securities with the Commission. In addition, subject to certain limitations, if the Company proposes to register any Common Stock for public sale pursuant to an underwritten offering it will include Registrable Securities in the registration statement upon request (a "Registration Notice") from ERP Operating Partnership. "Registrable Securities" means any of: (i) Series A Preferred issuable or issued; (ii) Common Stock issuable or issued upon conversion of shares of Series A Preferred or Class A Common, or
(iii) Common Stock issuable or issued upon the exercise of warrants issued pursuant to the Articles Supplementary.

Agreement Regarding Palomino Park

     General.

     The Company currently owns 80% of the shares of WPHC, consisting of voting Class A Shares (the "Class A Shares"), and ERP Operating Partnership owns the remaining 20% of the shares of WPHC, consisting of non-voting Class B Shares (the "Class B Shares"). WPHC, together with Feld, are the two members of the limited liability companies - Park at Highlands LLC and Red Canyon at Palomino Park LLC - which own Phase I and Phase II, respectively. The Company and ERP Operating Partnership have entered into an agreement (the "Palomino Agreement") regarding their rights and obligations as shareholders of WPHC and certain aspects of the development of Palomino Park, including Phases I (Blue Ridge) and II (Red Canyon). Certain of the terms are summarized below.

     Capital Contributions.

     WPHC is obligated to make capital contributions to the Phase I LLC and Phase II LLC for certain acquisition costs, and to fund the deficit between construction costs and construction loan proceeds, respectively. These subsequent capital contribution obligations ("Phase Contributions") are limited to the deficits as projected in the budgets originally adopted for each Phase. The Company has guaranteed the Phase Contributions.

     ERP Operating Partnership has no obligation to contribute capital to WPHC.
     Issuance of Additional WPHC Shares to the Company; Anti-Dilution
Provisions.

     If additional shares of WPHC are issued to the Company or to one of its subsidiaries, ERP Operating Partnership will have the right to purchase a sufficient number of such shares to retain a 20% interest in WPHC. Any Class A Shares acquired by ERP Operating Partnership will be converted into Class B Shares.

     Offers to Purchase Class A Shares or Class B Shares; Rights of First Refusal; The Company's Drag Along Right.

     ERP Operating Partnership may transfer all, but not part, of its Class B Shares, except in a Tag Along transaction (described below).

     The Company may transfer all or part of its Class A Shares after the expiration of the lock-up period (i.e., the period during which ERP Operating Partnership is liable to the construction lender under a Tri-Party Agreement, as described below).

     If the Company receives an offer to purchase all of the Class A Shares, the Company has the right ("Drag Along Right") to compel ERP Operating Partnership to sell all of its Class B Shares as part of that transaction to enable the Company to effectuate a total sale of WPHC to a third party.

     If ERP Operating Partnership or the Company shall receive an offer from a bona fide third party to purchase all (or in the case of the Company any part) of their shares in WPHC, then the selling shareholder shall be obligated to offer to sell its shares to the other shareholder (i.e. the non-selling shareholder) who shall have a preemptive right ("Right of First Refusal") to purchase the offered shares on the same terms. The Right of First Refusal granted to ERP Operating Partnership does not apply to a written offer from a bona fide purchaser that is not an affiliate of the Company to purchase all of the shares of WPHC owned by the Company and ERP Operating Partnership if the Company validly exercises its Drag Along Rights in connection therewith.

     ERP Operating Partnership's Tag Along Right.

     ERP Operating Partnership has a right ("Tag Along Right") to compel the Company to include ERP Operating Partnership's Class B Shares in a sale of the Class A Shares, in such amount as will preserve the 80%-20% ratio between the Class A Shares held by the Company and Class B Shares held by ERP Operating Partnership.

     The Put/Call Feature of One-Half of the Class B Shares.

     One-half of ERP Operating Partnership's Class B Shares (the "Put/Call Shares") are subject to a Put/Call agreement in favor of either ERP Operating Partnership (the Put feature) or the Company (the Call feature) at the Put/Call Price.

     Pursuant to its Put right, ERP Operating Partnership may compel the Company to purchase from ERP Operating Partnership the Put/Call Shares at any time after the fifth year for the Put/Call Price.

     Pursuant to its Call right, the Company may compel ERP Operating Partnership to sell to the Company the Put/Call Shares at any time for the Put/Call Price.

     The Put/Call Price equals $1.9 million (adjusted, in the case of the Call, for inflation after the fifth year), less any amounts previously received by ERP Operating Partnership from sale and refinancing proceeds.

     Consistent with the foregoing, one-half of the Class B Shares in any sale transaction effected by means of either the Drag Along Right or the Tag Along Right is deemed Put/Call Stock and (i) in the case of a sale transaction effected by means of the Drag Along Right, entitled to receive the Put/Call Price and (ii) in the case of a sale transaction effected by means of the Tag Along Right, entitled to receive the greater of the purchase price in such transaction or a pro-rated portion of the Put/Call Price.

     Future Acquisitions of the Remaining Overall Property.

     Any future Phase acquired by WPHC will be acquired by WPHC or in a Colorado limited liability company substantially similar to the Phase II LLC.

     ERP Operating Partnership's Right of First Offer if WPHC Elects to Assign its Interest in the Land Contract.

     If the Company, through WPHC, decides not to acquire a future Phase and instead to assign the land contract to a third party for such future Phase, then ERP Operating Partnership, subject to the similar interests of Feld, has a preemptive right of first offer with respect to such proposed assignment.

     ERP Operating Partnership's Right of First/Last Offer for Sale of Blue Ridge and Red Canyon.

     With the exception of sales pursuant to a condominium or townhome plan, ERP Operating Partnership is accorded certain rights of first and last offer with respect to a sale of either WPHC's interest in the Phase I LLC or the Phase II LLC, or the sale of fee title to Phase I or Phase II by either of said entities.

     Tri-Party Agreements and Standby Agreements.

     Phase I Tri-Party Agreement. With respect to the development of Phase I, NationsBank, N.A. ("NationsBank") has provided a construction loan of approximately $36.8 million. ERP Operating Partnership has agreed ("Phase I Tri-Party Agreement"), assuming completion of construction of Phase I, if the loan is not satisfied when due, to pay NationsBank the lesser of the loan balance or the final agreed upon budget.

     Phase II Tri-Party Agreement. With respect to the development of Phase II, NationsBank has provided a construction loan of approximately $29.5 million. ERP Operating Partnership has agreed ("Phase II Tri-Party Agreement"), assuming completion of construction of Phase II, if the loan is not satisfied when due, to pay NationsBank the lesser of the loan balance or the final agreed upon budget. ERP Operating Partnership will receive a fee of (i) 1% of the committed construction loan amount for each of the first two years and (ii) 1-1/2% of such amount for the third year.

     The Standby Agreements. If ERP Operating Partnership does, in fact, pay off the construction loan pursuant to its obligations under the Phase I Tri-Party Agreement or Phase II Tri-Party Agreement, ERP Operating Partnership shall be entitled to acquire fee title to the corresponding Phase for $100.

     Events of Default. Upon an event of default (as described below), ERP Operating Partnership may exercise all remedies available to it; provided, however, ERP Operating Partnership may not disaffirm its obligations under the Phase I Tri-Party Agreement or the Phase II Tri-Party Agreement. An event of default includes, among other things, a material misrepresentation by the Company, failure to make payments after a material default by the Company under the Palomino Agreement or any document entered into pursuant to the Palomino Agreement, an undischarged judgment against the Company in excess of $250,000 and a change in control of the Company.

Credit Enhancement Agreement

     Pursuant to a certain agreement (the "Bank Reimbursement Agreement"),
(i) Dresdner issued a letter of credit ("Dresdner Letter of Credit") to insure the repayment of the Bonds and (ii) the Company has undertaken to reimburse Dresdner if the Dresdner Letter of Credit is drawn upon.

     ERP Operating Partnership has entered into a Credit Enhancement Agreement with the Company (the "Credit Enhancement Agreement") under which ERP Operating Partnership has made its own credit available to Dresdner in the form of a guaranty to Dresdner of the Company's obligations under the Bank Reimbursement Agreement for a period of eight years from the consummation of the EQR Merger (the "ERP Guaranty").

     The ERP Guaranty will be revised and made available with respect to any similar letter of credit or credit facility issued in lieu or replacement of the Dresdner Letter of Credit.

     The Company has agreed to pay ERP Operating Partnership for the ERP Guaranty an annual credit enhancement fee, payable quarterly, equal to .5% of the face amount of the Dresdner Letter of Credit (or the face amount of any alternate credit arrangement). Following an event of default by the Company, ERP Operating Partnership will have the right, among other remedies, to select an alternate interest rate on the Bonds and to direct the actions of PPPIC under the Credit Enhancement Agreement. In addition, pursuant to the Credit Enhancement Agreement there are certain restrictions on the ability to convert the rate mode of the Bonds. The Company has agreed to reimburse ERP Operating Partnership for any amounts it pays under the ERP Guaranty or any amendment thereto, together with interest on such amount.


                        DESCRIPTION OF CAPITAL STOCK

     The following summary of the terms of the Company's stock does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and the Company's Charter and Bylaws, copies of which have been filed with the Commission as exhibits to the Registration Statement of which this Prospectus is a part and are available from the Company upon request.

General

     The Charter provides that the Company may issue up to 200,000,000 shares of Common Stock, $.01 par value per share. The Board of Directors may reclassify any unissued shares of stock in one or more classes or series of stock. As of December 1, 1997, the Board of Directors had reclassified 350,000 shares of Common Stock as shares of Class A Common and 2,000,000 shares of Common Stock as shares of Series A Preferred. As of December 1, 1997, there were 16,572,043 shares of Common Stock issued and outstanding and 339,806 shares of Class A Common issued and outstanding. Of the 2,000,000 shares of the Series A Preferred authorized for issuance, 1,000,000 shares are subject to issuance pursuant to the Stock Purchase Agreement and 1,000,000 shares are subject to issuance pursuant to the Company's right to pay dividends on the Series A Preferred by the issuance of additional shares of the Series A Preferred. In addition, up to 1,750,000 shares of Common Stock have been reserved for issuance under the Company's 1997 Management Incentive Plan, 1,326,235 shares of Common Stock have been reserved for issuance under the Company's Rollover Stock Option Plan, approximately 5,000,000 shares of Common Stock have been reserved for issuance upon conversion of the Series A Preferred and Class A Common, 4,349,715 shares of Common Stock have been reserved for issuance upon exercise by Whitehall Partner of the Warrants and 3,350,000 shares of Common Stock will be issued in connection with the consummation of the Value Merger. Also, 1,612,913 shares of Common Stock will be available for issuance to Whitehall Partner upon its exchange of certain membership units in Wellsford Office for shares of Common Stock, assuming a price per share of Common Stock of $15.50 (the last reported sale price of a share of Common Stock on the ASE on December 1,
1997). See "Warrant Agreement and Other Rights of Whitehall Partner to Acquire Common Stock".

     Under the MGCL, shareholders generally are not liable for the corporation's debts and obligations.

     The Common Stock is listed on the American Stock Exchange. The United States Trust Company of New York acts as transfer agent and registrar of the Common Stock.

     The Company intends to furnish to its shareholders an annual report containing audited consolidated financial statements and an opinion thereon expressed by an independent public accounting firm.

Common Stock

     All of the Shares have been duly authorized, and are fully paid, validly issued and nonassessable. Subject to the preferential rights of any other class or series of stock, holders of the Common Stock are entitled to receive dividends on such stock if, as and when authorized and declared by the Board of Directors of the Company out of assets legally available therefor and to share ratably in the assets of the Company legally available for distribution to its shareholders in the event of its liquidation, dissolution or winding up after payment of or adequate provision for all known debts and liabilities of the Company and payment of liquidation preferences to holders of preferred stock.

     Each outstanding share of Common Stock entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of directors, and, except as provided with respect to any other class or series of stock, the holders of such shares will possess exclusive voting power. There is no cumulative voting in the election of directors, which means that, except with respect to the director elected by the holders of Class A Common, the holders of a majority of the outstanding shares of Common Stock can elect all of the directors then standing for election and the holders of the remaining shares will not be able to elect any directors. See "- Class A Common Stock."

     Holders of shares of Common Stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any securities of the Company. Except for the rights of the Class A Common described below, shares of Common Stock will have equal dividend, liquidation and other rights.

     Under the MGCL, a Maryland corporation generally may not dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of shareholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation's charter. The Charter provides for approval of consolidations, share exchanges, mergers in which the Company is the successor, and amendments to the charter (except amendments to the provisions relating to the classification and removal of directors or any amendment reducing supermajority voting requirements) by the affirmative vote of holders of shares entitled to cast a majority of the votes entitled to be cast on the matter.

Classification or Reclassification of Common Stock or Preferred Stock

     The Charter authorizes the Board of Directors to reclassify any unissued shares of stock from time to time in one or more classes or series of stock. Prior to issuance of shares of each series, the Board is required by MGCL and the Charter to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such series. Thus, the Board could authorize the issuance of shares of Preferred Stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction with or a change in control of the Company that might involve a premium price for the holders of Common Stock or otherwise be in their best interest. As of December 1, 1997, no shares of Preferred Stock were outstanding, and the Company had no plans to issue any Preferred Stock, other than pursuant to the Stock Purchase Agreement.

Power to Issue Additional Shares of Common Stock and Preferred Stock

     The Company believes that the power of the Board of Directors to issue additional authorized but unissued shares of Common Stock and to reclassify any unissued shares of Common Stock and thereafter to cause the Company to issue such reclassified shares of stock will provide the Company with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as the Common Stock, will be available for issuance without further action by the Company's shareholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which the Company's securities may be listed or traded. Although the Board of Directors has no intention at the present time of doing so, it could authorize the Company to issue a class or series that could, depending on the terms of such class or series, delay, defer or prevent a transaction or a change of control of the Company that might involve a premium price for holders of common stock or otherwise be in their best interest.

Class A Common Stock

     Rights Generally.

     Each share of Class A Common entitles its holder to all the rights of a share of Common Stock in addition to the rights described below. Holders of Class A Common do not have any preemptive rights to acquire other securities of the Company.

     Voting Rights.

     Holders of Class A Common, as a class, may nominate or elect a director to the Board of Directors of the Company, as described in "Certain Agreements between the Company and ERP Operating Partnership - Common Stock and Preferred Stock Purchase Agreement".

     Optional and Automatic Conversion.

     Holders of Class A Common have the right, exercisable at any time and from time to time, to convert all or any shares of Class A Common into shares of Common Stock at a conversion rate of one share of Common Stock for each share of Class A Common, subject to adjustment. Any outstanding shares of Class A Common will automatically convert, at the conversion rate, into shares of Common Stock upon the sale, transfer, pledge or other disposition ("Transfer") of such shares of Class A Common to any entity other than an affiliate of EQR or ERP Operating Partnership.

     Adjustment of Conversion Rate.

     If the Company (a) reclassifies the outstanding shares of Common Stock into shares of some other class or series of stock of the Company, (b) subdivides the outstanding shares of Common Stock into a greater number of shares of Common Stock or (c) combines the outstanding shares of Common Stock into a smaller number of shares of Common Stock, the conversion rate immediately prior to such action shall be adjusted so that the holder of any shares of Class A Common thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which he would have owned immediately following such action had such shares of Class A Common been converted immediately prior thereto.

     Purchase of Shares of Voting Stock in Excess of REIT Ownership Limit.

     If an event which is undertaken or caused by the Company occurs resulting in ERP Operating Partnership, EQR or any of their affiliates collectively owning outstanding shares of Class A Common in excess of the REIT ownership limits (initially 9.9% of the value of the voting stock of the Company), then the Company will purchase such shares of Class A Common in excess of the REIT ownership limit at the market price thereof.

Series A 8% Convertible Redeemable Preferred Stock

     General.

     The Board of Directors of the Company has reclassified and designated 2,000,000 shares of Common Stock as shares of a series of preferred stock designated Series A 8% Convertible Redeemable Preferred Stock, $.01 par value per share. The maximum number of authorized shares of Series A Preferred is 2,000,000.

     Seniority.

     With respect to the right to receive dividends and to participate in distributions or payments in the event of any liquidation, dissolution or winding up of the Company, the Series A Preferred will rank (i) junior to any other preferred stock of the Company ranking, as to dividends and upon liquidation, prior to the Series A Preferred, (ii) on a parity with any other preferred stock of the Company ranking, as to dividends and upon liquidation, on a parity with the Series A Preferred, and (iii) senior to the Common Stock and any other class or series of shares of stock of the Company ranking, as to dividends and upon liquidation, junior to the Series A Preferred (collectively the "Junior Shares"). Notwithstanding the foregoing, the Company may make distributions or pay dividends in the Common Stock or in any other shares of the Company ranking junior to the Series A Preferred as to distribution rights and liquidation preference at any time.

     Dividends.

     The holders of the Series A Preferred are entitled to receive, when and as declared by the Company's Board of Directors out of any funds legally available therefor, dividends at the rate of $2.00 per share per year, payable in cash, except as provided below, in equal amounts quarterly on the fifteenth (or, if not a business day, the next succeeding business day) of January, April, July and October each year (each such day being called a "Quarterly Dividend Date" and each period ending on a Quarterly Dividend Date being called a "Dividend Period"). The amount of any dividend payable for the initial Dividend Period and for any Dividend Period shorter than a full Dividend Period shall be prorated.

     Notwithstanding the foregoing, for any 12 Dividend Periods, the Company has the right to pay the dividend in additional shares of the Series A Preferred determined by dividing the total amount of the dividend to be paid in shares by $25.00.

     In the event the Company fails to pay any dividend on the Series A Preferred on any Quarterly Dividend Date, the Company shall not pay any dividends on any other class of stock of the Company other than (i) pro rata with other securities of the Company ranking pari passu with the Series A Preferred or (ii) with Junior Shares until such dividend on the Series A Preferred has been paid.

     Distributions Upon Liquidation, Dissolution or Winding Up.

     Upon the voluntary or involuntary dissolution, liquidation or winding up of the Company, the holders of shares of the Series A Preferred will be entitled to receive and to be paid out of the assets of the Company available for distribution to its shareholders, before any payment or distribution is made on any Junior Shares, the amount of $25.00 per share of the Series A Preferred ("Liquidation Value"), plus any accrued and unpaid dividends thereon. If, upon any dissolution, liquidation, or winding up of the Company, the amounts payable to the holders of shares of the Series A Preferred and holders of any other shares of stock of the Company ranking as to any such distribution on a parity with the Series A Preferred are not paid in full, the holders of the Series A Preferred and of such other shares will share ratably in such distribution of assets of the Company in proportion to the full respective preference amounts to which they are entitled.

     Redemption.

     Optional Redemption. On and after May 30, 2002, the Company may, at its option, redeem at any time all or any part of the outstanding the Series A Preferred at a price per share (the "Redemption Price") equal to $25.00 per share of the Series A Preferred, together with all accrued and unpaid dividends to and including the date fixed for redemption (the "Redemption Date"); provided, however, that no partial redemption of the Series A Preferred may be effected if after giving effect thereto the aggregate Liquidation Value of the Series A Preferred outstanding is less than $10,000,000. The Redemption Price and all accrued and unpaid dividends will be paid in cash; provided, however, that if (a) a holder of the Series A Preferred desires to convert any of its Series A Preferred called for redemption but such conversion would cause any direct or indirect holder which is classified as a REIT under Section 856 of the Code, to own, directly or indirectly, more than 9.9% of the outstanding voting stock of the Company or would otherwise cause any direct or indirect holder of such outstanding voting stock to lose its status as a REIT under the Code, and (b) such holder has so notified the Company in writing prior to the Redemption Date, stating the number of shares of the Series A Preferred which have been called for redemption which such holder is unable to convert for such reason (such shares being referred to as the "Unconvertible Shares"), then the Company shall pay, in cash, the Redemption Price plus all accrued and unpaid dividends for each Unconvertible Share and shall issue to such holder a warrant to purchase the number of shares of the Common Stock equal to (i) the fair market value of a share of the Common Stock on the Redemption Date (calculated pursuant to the terms of the Articles Supplementary classifying the Series A Preferred (the "Articles Supplementary")) over the Redemption Price, multiplied by (ii) the number of shares of the Common Stock into which the Unconvertible Shares redeemed from such holder were convertible immediately prior to such redemption, and divided by (iii) the fair market value of a share of the Common Stock on the Redemption Date. Such warrant shall be exercisable without cost to the holder thereof at any time and from time to time for a period of 10 years from the date of issuance of such warrant. The warrant shall be on such terms and conditions as are customarily contained in like warrants, including provisions to protect the holder of the warrant from dilution. The Company shall have the right, at any time, to redeem such warrant at a price equal to the fair market value of such warrant on the date of any such redemption.

     Required Redemption. Upon the (A) (i) non-payment by the Company of any dividend on the Quarterly Dividend Date applicable to such dividend for three Dividend Periods which need not be consecutive or (ii) failure by the Company to comply with any term or obligations under the Articles Supplementary (the occurrences in (i) and (ii) each called an "Event of Default") or (B) on and after May 30, 2012, whichever comes first, the holder of any shares of the Series A Preferred may, at its option, cause the Company to redeem at any time all of the Series A Preferred held by such holder at $25.00 per share, payable in cash, together with all accrued and unpaid dividends to and including the Redemption Date. Notwithstanding the provisions of the previous sentence, provided an Event of Default has not occurred, the Company has the right to extend the date during which a required redemption is not permitted for three separate additional five year periods if the dividend rate on the Series A Preferred is changed to the then market rate of comparable preferred stock (the "Market Rate") on the first day of each such additional five year period; provided, however, in no event shall the dividend be reduced to less than $2.00 per share of the Series A Preferred. The Market Rate shall be determined by mutual agreement of the holders of the Series A Preferred Stock and the Company or, if they cannot agree, by an investment banking firm under the procedure set forth in the Articles Supplementary.

     Voting Rights.

     Until May 30, 2007, pursuant to the Stock Purchase Agreement, the Company has the right to direct the voting of all shares of Series A Preferred owned by ERP Operating Partnership or any of its affiliates, except as to any matter relating to the rights, preferences and privileges of the Series A Preferred.

     The holders of the Series A Preferred are not be entitled to vote on any matter except as provided below; provided, however, the holders of the Series A Preferred are not to have any voting rights to the extent such rights will cause any holder of the Series A Preferred to own more than 9.9% of the outstanding voting stock of the Company or otherwise cause any holder of the Series A Preferred that is classified as a REIT under Section 856 of the Code to lose its status as a REIT under the Code.

     So long as any shares of the Series A Preferred remain outstanding, the Company will not, without the affirmative vote of the holders of at least two-thirds of the shares of the Series A Preferred outstanding at the time,
(i) authorize, create or issue, or increase the authorized or issued amount of any class or series of shares of stock ranking prior to the Series A Preferred with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized shares of stock of the Company into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of the Charter or the terms of the Series A Preferred, whether by merger, consolidation or otherwise (an "Event"), so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred or the holders thereof; provided, however, with respect to the occurrence of any of the Events set forth in (ii) above, so long as the shares of the Series A Preferred remain outstanding with the terms thereof materially unchanged, even if upon the occurrence of an Event, the Company may not be the surviving entity, the occurrence of any such Event will not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of the Series A Preferred and provided further that (x) any increase in the amount of the authorized or issued shares of preferred stock of the Company or the creation or issuance of any other preferred stock of the Company, or (y) any increase in the amount of authorized or issued shares of the Series A Preferred or any other preferred stock of the Company, in each case ranking on a parity with or junior to the Series A Preferred with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

     Rights of Conversion.

     Holders of the Series A Preferred have the right, exercisable at any time and from time to time, except in the case of the Series A Preferred called for redemption, to convert all or any of such the Series A Preferred into the Common Stock at a conversion price per share of the Common Stock equal to $11.124 (representing a premium of 8% in excess of the book value per share of the Common Stock on the date of the EQR Merger) (the "Conversion Price"). In the case of the Series A Preferred called for redemption, conversion rights will expire at the close of business on the last business day preceding the Redemption Date.

     Adjustments of Conversion Rate.

     The conversion rate in effect at any time for the Series A Preferred is subject to adjustment from time to time to protect against certain dilutive events.

     In case the Company (1) pays or makes a distribution in shares of Common Stock to holders of the Common Stock, (2) reclassifies the outstanding the Common Stock into shares of some other class or series of shares, (3) subdivides the outstanding the Common Stock into a greater number of shares of the Common Stock or (4) combines the outstanding Common Stock into a smaller number of shares of the Common Stock, the conversion rate immediately prior to such action shall be adjusted so that the holder of any shares of the Series A Preferred thereafter surrendered for conversion will be entitled to receive the number of shares of the Common Stock which he would have owned immediately following such action had such the Series A Preferred been converted immediately prior to such event.

     In case the Company issues rights, options or warrants to all holders of the Common Stock entitling them to subscribe for or purchase the Common Stock (or securities convertible into the Common Stock) at a price per share less than the current market price (as determined pursuant to the Articles Supplementary) of the Common Stock on such record date, the number of shares of the Common Stock into which each share of the Series A Preferred is convertible will be adjusted so that the same shall be equal to the number determined by multiplying the number of shares of the Common Stock into which such share of the Series A Preferred was convertible immediately prior to such record date by a fraction of which the numerator shall be the number of shares of the Common Stock outstanding on such record date plus the number of additional shares of the Common Stock offered (or into which the convertible securities so offered are convertible), and of which the denominator shall be the number of shares of the Common Stock outstanding on such record date, plus the number of shares of the Common Stock which the aggregate offering price of the additional shares of the Common Stock offered (or into which the convertible securities so offered are convertible) would purchase at such current market price.

     In case the Company distributes to all holders of the Common Stock any class of shares of capital stock other than the Common Stock, evidences of indebtedness or assets of the Company (other than cash distributions out of current or retained earnings), or distributes to all holders of the Common Stock rights or warrants to subscribe for securities other than those referred to in the immediately preceding paragraph, then in each case the number of shares of the Common Stock into which each share of the Series A Preferred will be convertible will be adjusted so that the same shall equal the number determined by multiplying the number of shares of the Common Stock into which such share of the Series A Preferred was convertible immediately prior to the date of such distribution by a fraction of which the numerator shall be the current market price of the Common Stock on the record date mentioned below, and of which the denominator shall be such current market price of the Common Stock, less the then fair market value (as determined by the Board of Directors) of the portion of the securities or assets so distributed or of such subscription rights or warrants applicable to one share of the Common Stock. Notwithstanding the foregoing, in the event that the Company distributes rights or warrants (other than those referred to in the immediately preceding paragraph) ("Rights") pro rata to holders of the Common Stock, the Company may, in lieu of making any adjustment described in this paragraph make proper provision so that each holder of a share of the Series A Preferred who converts such share after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such conversion, in addition to the Common Stock issuable upon such conversion (the "Conversion Shares"), a number of Rights to be determined as follows: (1) if such conversion occurs on or prior to the date for the distribution to the holders of Rights of separate certificates evidencing such Rights (the "Distribution Date"), the same number of Rights to which a holder of a number of shares of the Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the Rights; and (2) if such conversion occurs after the Distribution Date, the same number of Rights to which a holder of the number of shares of the Common Stock into which a share of the Series A Preferred so converted was convertible immediately prior to the Distribution Date would have been entitled on the Distribution Date in accordance with the terms and provisions of and applicable to the Rights.

     Options.

     So long as any Series A Preferred is outstanding, the Company may not issue any options to purchase shares of the Company ("Employee Stock Options") to officers, directors or employees of, or consultants to, the Company, whether pursuant to employee stock option or purchase plans of the Company or employment or consulting agreements or otherwise for an exercise price which is less than the fair market value of such shares on the date of grant. In the event the number of shares of Common Stock subject to Employee Stock Options (excluding any Employee Stock Options issued on the date of the EQR Merger in exchange for Wellsford Residential share options) at any time exceeds, in the aggregate, 10% of the Common Stock outstanding at such time, all Employee Stock Options outstanding at such time in excess of such 10%, shall be deemed for certain anti-dilution purposes to have an exercise price per share equal to 20% of the average fair market value of a share of the Common Stock on the date of grant of those shares subject to Employee Stock Options most recently granted in excess of such 10%.

Warrants and Other Rights of Whitehall Partner

     For a description of the Warrants and other rights of Whitehall Partner to acquire Common Stock, see "Business and Properties of Wellsford/Whitehall Properties, L.L.C. - Warrant Agreement and Other Rights of Whitehall Partner to Acquire Common Stock".


                  CERTAIN PROVISIONS OF MARYLAND LAW AND OF
                      THE COMPANY'S CHARTER AND BYLAWS

     The following is a summary of certain provisions of Maryland law and the Company's Charter and Bylaws and is qualified in its entirety by reference to the Company's Charter and Bylaws, copies of which have been filed with the Commission as exhibits to the Registration Statement of which this Prospectus is a part and are available from the Company upon request.

Classification of the Board of Directors

     The Bylaws provide that the number of directors of the Company may be established by the Board of Directors but may not be fewer than the minimum number required by Maryland law, which is three, nor more than 15. Any vacancy will be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the remaining directors. A vacancy resulting from an increase in the number of directors must be filled by a majority of the entire Board of Directors.

     Pursuant to the Charter, the Board of Directors is divided into three classes of directors. The initial terms of the first, second and third classes will expire at the annual meetings of shareholders to be held in 1998, 1999 and 2000, respectively. Beginning in 1998, directors of each class will be chosen for three-year terms upon the expiration of their current terms and each year one class of directors will be elected by the shareholders. The members of each such class will hold office until their successors are duly elected and qualified. The Company believes that classification of the Board of Directors will help to assure the continuity and stability of the Company's business strategies and policies as determined by the Board of Directors. Holders of shares of the Common Stock have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of shareholders, the holders of a majority of the shares of the Common Stock are able to elect all of the successors of the class of directors whose terms expire at that meeting.

     Classification of the Board of Directors could have the effect of making the removal of incumbent directors more time-consuming and difficult, which could discourage a third party from making a tender offer or otherwise attempting to obtain control of the Company, even though such an attempt might be beneficial to the Company and its shareholders. At least two annual meetings of shareholders, instead of one, will generally be required to effect a change in a majority of the Board of Directors. Thus, the classified board provision could increase the likelihood that incumbent directors will retain their positions.

Removal of Directors

     The Charter provides that, except as provided in the next sentence, a director may be removed only for cause and by the affirmative vote of at least two-thirds of the votes entitled to be cast for the election of directors (i.e., the votes attributable to all outstanding shares of the Common Stock). The Class A Director may be removed, without cause, only by the affirmative vote of at least a majority of the Class A Common electing such Class A Director.

Business Combinations

     Under the MGCL, certain "business combinations" (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an Interested Stockholder or an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was an Interested Stockholder or an affiliate of such an Interested Stockholder are prohibited for five years after the most recent date on which the Interested Stockholder becomes an Interested Stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (b) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the Interested Stockholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the corporation's common shareholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form previously paid by the Interested Stockholder for its shares.
These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the Interested Stockholder becomes an Interested Stockholder. The directors of the Company have exempted from the Maryland statute any business combinations with Jeffrey H. Lynford or Edward Lowenthal or any of their affiliates or any other person acting in concert or as a group with any of such persons. The directors of the Company have also exempted from the Maryland statute any business combinations with Mutual, or any affiliate of Mutual, provided that any such business combination is approved prior to its consummation by the directors of the Company, including a majority of the directors of the Company who are not employees or otherwise affiliated with Mutual or any of its affiliates.

Amendment to the Charter and Bylaws

     The Charter may be amended only by the affirmative vote of a majority of all of the votes entitled to be cast on the matter, except that any amendment to the sections of the charter that address the number, classification or removal of directors, or any amendment providing that the shareholders may approve an action by a lesser percentage of votes than that required by law will be valid only if approved by the affirmative vote of two-thirds of all of the votes entitled to be cast on the matter. The Board of Directors of the Company has the exclusive power to adopt, alter or repeal any provision of the Bylaws and to make new Bylaws.

Merger, Consolidation, Sale of Assets

     A sale of all or substantially all of the assets of the Company or a merger in which the Company is not the successor must be approved by the affirmative vote of two-thirds of all of the votes entitled to be cast on the matter. A consolidation or share exchange or a merger in which the Company is the successor need be approved only by the affirmative vote of holders of shares entitled to cast a majority of all votes entitled to be cast on the matter.

Dissolution of the Company

     The dissolution of the Company must be approved by the affirmative vote of the holders of not less than two-thirds of all the votes entitled to be cast on the matter.

Advance Notice of Director Nominations and New Business

     The Bylaws of the Company provide that (a) with respect to an annual meeting of shareholders, nominations of persons for election to the Board of Directors and the proposal of business to be considered by shareholders may be made only (i) pursuant to the Company's notice of the meeting, (ii) by or at the direction of the Board of Directors or (iii) by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the Bylaws and (b) with respect to special meetings of shareholders, only the business specified in the Company's notice of meeting may be brought before the meeting of shareholders and nominations of persons for election to the Board of Directors may be made only (i) pursuant to the Company's notice of the meeting, (ii) by or at the direction of the Board of Directors, or (iii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by a stockholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in the Bylaws.

Meetings of Shareholders

     The Company's Bylaws provide that annual meetings of shareholders shall be held on a date and at the time set by the Board of Directors during the month of May each year (commencing in May 1998). Special meetings of the shareholders may be called by (i) the Chairman of the Board of the Company,
(ii) the President of the Company, (iii) the Chief Executive Officer of the Company or (iv) the Board of Directors. As permitted by the MGCL, the Bylaws provide that special meetings must be called by the Secretary of the Company upon the written request of the holders of shares entitled also to cast not less than a majority of all of the votes entitled to be cast at the meeting.

     The Company's Bylaws provide that any stockholder of record wishing to nominate a director or have a stockholder proposal considered at an annual meeting (except for stockholder proposals included in the Company proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) must provide written notice and certain supporting documentation to the Company relating to the nomination or proposal not later than 60 days nor earlier than 90 days prior to the anniversary date of the prior year's annual meeting or special meeting in lieu thereof (the "Anniversary Date"). In the event that the annual meeting is advanced by more than 30 calendar days before or delayed more than 60 days from the Anniversary Date, shareholders generally must provide written notice no earlier than 90 days prior to such annual meeting nor later than the later of 60 days prior to such annual meeting or 10 days following the date on which notice of the meeting is mailed to shareholders.

     The purpose of requiring shareholders to give the Company advance notice of nominations and other business is to afford the Board of Directors a meaningful opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposed business and, to the extent deemed necessary or desirable by the Board of Directors, to inform shareholders and make recommendations about the qualifications or business, as well as to provide a more orderly procedure for conducting meetings of shareholders. Although the Company's Bylaws do not give the Board of Directors any power to disapprove stockholder nominations for the election of directors or proposals for action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal, without regard to whether consideration of the nominees or proposals might be harmful or beneficial to the Company and its shareholders.

Limitation of Liability and Indemnification

     The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Charter contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

     The Charter authorizes the Company, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to
(a) any present or former director or officer or (b) any individual who, while a director of the Company, and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan, limited liability company or any other enterprise as a director, officer, partner, trustee, manager or member of such corporation, partnership, joint venture, trust, employee benefit plan, limited liability company or other enterprise. The Bylaws of the Company obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan, limited liability company or any other enterprise as a director, officer, partner, trustee, manager or member of such corporation, partnership, joint venture, trust, employee benefit plan, limited liability company or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. The Charter and Bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.

     The MGCL requires a corporation (unless its charter provides otherwise, which the Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. In addition, the MGCL requires the Company, as a condition to advancing expenses, to obtain (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the Bylaws and (b) a written statement by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met.


                      SHARES AVAILABLE FOR FUTURE SALE

     As of December 1, 1997, there were 16,572,043 shares of Common Stock issued and outstanding and 339,806 shares of Class A Common issued and outstanding. In addition, 3,076,235 shares of Common Stock are available for issuance under the Company's Management Incentive Plan and Rollover Stock Option Plan (options to purchase 1,923,610 of such shares have been granted, 1,326,235 of which were granted in replacement for former Wellsford Residential share options), approximately 5,000,000 shares of Common Stock have been reserved for issuance upon conversion of the Series A Preferred and Class A Common, 4,349,715 shares of Common Stock have been reserved for issuance upon exercise by Whitehall Partner of the Warrants and 3,350,000 shares of Common Stock will be issued in connection with the consummation of the Value Merger. Also, 1,612,913 shares of Common Stock will be available for issuance to Whitehall Partner upon its exchange of certain membership units in Wellsford Office for shares of Common Stock, assuming a price per share of Common Stock of $15.50 (the last reported sale price of a share of Common Stock on the ASE on December 1, 1997). See "Warrant Agreement and Other Rights of Whitehall Partner to Acquire Common Stock". Upon registration of the 12,242,719 Shares offered hereby, all of the shares of Common Stock will be freely tradeable without registration or other restrictions under the Securities Act, except for any of such shares of Common Stock issued to an "affiliate" of the Company. The 3,076,235 shares of Common Stock issuable under the Company's Management Incentive Plan and Rollover Stock Option Plan will also be freely tradeable upon the registration of such shares under the Securities Act.

     The shares of Class A Common and Series A Preferred that have been or will be issued to ERP Operating Partnership and the shares of Common Stock issuable upon conversion of the Class A Common and the Series A Preferred will be "restricted" securities ("Restricted Securities") within the meaning of Rule 144 under the Securities Act. The Warrants that have been issued to Whitehall Partner and the shares of Common Stock issuable to Whitehall Partner upon exercise of the Warrants and upon exchange by Whitehall Partner of certain membership units in Wellsford Office will also be Restricted Securities.

     The Company has agreed to file, subject to certain limitations, one or more registration statements with the Commission for the purpose of registering the sale of the shares of Common Stock and Series A Preferred issued or issuable to ERP Operating Partnership. The Company has also agreed to file, subject to certain limitations, one or more registration statements with the Commission for the purpose of registering the sale of the Warrants and the shares of Common Stock issued or issuable to Whitehall Partner. Upon effectiveness of such registration statements, ERP Operating Partnership and Whitehall Partner, as the case may be, may sell such shares in the secondary market without being subject to the volume limitations or other requirements of Rule 144. See "Certain Agreements Between the Company and ERP Operating Partnership - Registration Rights Agreement" and "Business and Properties of Wellsford/Whitehall Properties, L.L.C. - Warrant Agreement and Other Rights of Whitehall Partner to Acquire Common Stock".

     In general, under Rule 144 as currently in effect, if one year has elapsed since the later of the date of acquisition of Restricted Securities from the Company or the date of acquisition of Restricted Securities from any "affiliate" of the Company, as that term is defined under the Securities Act, the acquiror or subsequent holder is entitled to sell within any three-month period a number of shares of Common Stock that does not exceed the greater of 1% of the then-outstanding Common Stock or the average weekly trading volume of Common Stock on all exchanges and reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the date on which notice of the sale is filed with the Commission. Sales under Rule 144 are also subject to certain restrictions on the manner of sales, notice requirements and the availability of current public information about the Company. If two years have elapsed since the date of acquisition of Restricted Securities from the Company or from an "affiliate" of the Company, and the acquiror or subsequent holder thereof is deemed not to have been an affiliate of the Company at any time during the 90 days preceding a sale, such person would be entitled to sell such Common Stock in the public market under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements.

     The effect, if any, that future market sales of Restricted Stock or the availability of such Restricted Stock for sale will have on the market price prevailing from time to time cannot be predicted. Nevertheless, sales of substantial amounts of Restricted Stock in the public market might adversely affect prevailing market prices for the shares of Common Stock.


           CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     In the opinion of Robinson Silverman Pearce Aronsohn & Berman LLP, counsel to the Company, the following summarizes the material United States federal income tax consequences of the ownership and disposition of shares of Common Stock offered hereby applicable to U.S. Holders and Non-U.S. Holders of the Common Stock. In general a "U.S. Holder" includes (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in the United States or under the law of the United States or any State, (iii) an estate or trust whose income is includible in gross income for United States federal income tax purposes regardless of its source or
(iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. In general, a "Non-U.S. Holder" is any holder other than a U.S. Holder.

     This summary is based on the Code, judicial decisions, administrative pronouncements, and existing and proposed Treasury regulations, changes to any of which after the date of this Prospectus could have retroactive effect. This summary is of a general nature only and is not intended to be legal or tax advice to any particular holder and no representation with respect to the United States federal income tax consequences to any particular holder is made. This summary does not address all aspects of federal income taxation and does not address any aspects of estate taxation or of state, local or non-U.S. tax laws, except as set forth below. This summary does not consider any specific facts or circumstances that may apply to a particular holder (such as banks, insurance companies, tax-exempt organizations, dealers in securities, or the fact that in the case of a Non-U.S. Holder that is a partnership, the United States tax consequences of holding and disposing of shares of Common Stock may be affected by certain determinations made at the partner level). Accordingly, prospective purchasers of Common Stock are urged to consult their tax advisors regarding the United States federal, state, local and non-U.S. income and other tax consequences of holding and disposing of shares of the Common Stock.

     The following discussion is based on the assumption that shares of Common Stock are held as capital assets within the meaning of Section 1221 of the Code.

     Dividends

     Distributions, if any (see "Dividend Policy"), paid on the Common Stock will be treated as dividends taxable as ordinary income to U.S. Holders to the extent of the Company's current or accumulated earnings and profits as determined under federal income tax principles. While the Company anticipates having earnings and profits for federal income tax purposes in the current and future years, there can be no assurance that the Company will have current or accumulated earnings and profits in any of such years. To the extent that the amount of distributions paid on the Common Stock exceeds the Company's current or accumulated earnings and profits, such distributions will be treated as a nontaxable return of capital and will be applied against and reduce the adjusted tax basis of the Common Stock in the hands of each U.S. Holder (but not below zero). The amount of any such distribution which exceeds the adjusted tax basis of the Common Stock in the hands of the U.S. Holder will be treated as capital gain and will be long-term capital gain if the U.S. Holder's holding period for the Common Stock exceeds one year.
Under current law, long-term capital gains of noncorporate taxpayers are generally taxed at rates more favorable than those applicable to other types of income. In the case of noncorporate taxpayers who have held the Common Stock for more than 18 months, the maximum tax rate on capital gains is 20% and for such taxpayers who have held the Common Stock for more than 12 months but less than 18 months, the maximum tax rate is 28%. Under Section 243 of the Code, corporate stockholders generally will be able, subject to certain exceptions and restrictions, to deduct 70% of the amount of any distribution qualifying as an ordinary income dividend.

     Distributions, if any (see "Dividend Policy"), paid to a Non-U.S. Holder generally will be subject to United States withholding tax at a 30% rate (or a lower rate as may be prescribed by an applicable tax treaty) unless the distributions are either (i) effectively connected with a trade or business of the Non-U.S. Holder within the United States or (ii) if a tax treaty applies, attributable to a United States permanent establishment maintained by the non-U.S. holder. Distributions effectively connected with a trade or business or attributable to such permanent establishment will generally not be subject to withholding (if the Non-U.S. Holder properly files an executed United States Internal Revenue Service Form 4224 with the payor of the distribution) and generally will be subject to United States federal income tax in the manner described above for U.S. Holders. In the case of a Non-U.S. Holder which is a corporation, such effectively connected income also may be subject to the branch profits tax (which is generally imposed on a foreign corporation at a rate of 30% on the deemed repatriation from the United States of effectively connected earnings and profits). The branch profits tax may not apply if the recipient is a qualified resident of certain countries with which the United States has an income tax treaty. Under current U.S. Treasury regulations, to determine the applicability of a tax treaty providing for a lower rate of withholding distributions paid to a stockholder's address of record in a foreign country are presumed, under the current IRS positions, to be paid to a resident of that country, unless the payor has knowledge that such presumption is not warranted or an applicable tax treaty (or United States Treasury Regulations thereunder) requires some other method for determining a Non-U.S. Holder's residence.

     Recently adopted Treasury Regulations not yet in effect (the "Final Regulations"), would alter the foregoing rules in certain respects. In general, the Final Regulations are effective January 1, 1999. Under the Final Regulations, a Non-U.S. Holder seeking an exemption from withholding or reduced rate of withholding on account of a treaty or the effectively connected income exemption would generally be required to provide a beneficial owner certificate on Form W-8, which form may include, among other things, the Non-U.S. Holder's taxpayer identification number and certain other information and representations. The Final Regulations also provide special rules to determine whether, for purposes of determining the applicability of a tax treaty, distributions paid to a Non-U.S. Holder that is an entity should be treated as paid to the entity or those holding an interest in the entity.

     Sale or Other Disposition of Common Stock

     Gain or loss, if any, realized by a U.S. Holder on the sale or other disposition of shares of Common Stock will be subject to United States federal income taxation as capital gain or loss in an amount equal to the difference between the U.S. Holder's adjusted tax basis in the shares of Common Stock and the amount realized on the disposition. Any such gain or loss will generally be treated as long-term or short-term capital gain or loss, depending on whether the U.S. Holder's holding period with respect to the shares of Common Stock is longer than one year. In the case of noncorporate taxpayers who have held the Common Stock for more than 18 months, the maximum tax rate on capital gains is 20% and for such taxpayers who have held the Common Stock for more than 12 months but less than 18 months, the maximum tax rate is 28%. For United States federal income tax purposes, capital losses are subject to limitations on deductibility.

     Generally, a Non-U.S. Holder will not be subject to United States federal income tax on any gain realized upon the sale or other disposition of such holder's shares of Common Stock unless (i) the gain is effectively connected with a trade or business carried on by the Non-U.S. Holder with the United States; (ii) the Non-U.S. Holder is an individual who holds the shares of Common Stock as a capital asset and is present in the United States for 183 days or more in the taxable year of the disposition and to whom such gain is United States source; (iii) the Non-U.S. Holder is subject to tax pursuant to the provisions of U.S. tax law applicable to certain former United States citizens or residents; or (iv) the Company is or has been a "United States real property holding corporation" for federal income tax purposes (which the Company believes could very well be the case) at any time during the five-year period ending on the date of disposition (or such shorter period that such shares were held) and, provided the Common Stock is "regularly traded" on an established securities market, the Non-U.S. Holder held, directly or indirectly, more than five percent of the Common Stock.

     Backup Withholding and Information Reporting

     In general, a noncorporate U.S. Holder of the Common Stock may be subject to backup withholding at the rate of 31% with respect to reportable payments of dividends accrued with respect to, or the proceeds of a sale, exchange or redemption of, the Common Stock. The payor will be required to deduct and withhold the prescribed amount with respect to all such reportable payments if (i) the payee fails to furnish a taxpayer identification number ("TIN") to the payor or (ii) the Secretary of the Treasury notifies the payor that the TIN furnished by the payee is incorrect. In addition, the payor will also be required to deduct and withhold the prescribed amount with respect to dividend payments if there has been a "notified payee underreporting," or there has been a failure of the payee to certify to the payor under the penalty of perjury that such payee is not subject to withholding. Amounts paid as backup withholding do not constitute an additional tax and will be credited against the U.S. Holder's federal income tax liabilities or may be refundable. Dividends paid to Non-U.S. Holders that are subject to United States withholding tax at the 30% statutory rate or at a reduced tax treaty rate and dividends that are effectively connected with the conduct of a trade or business in the United States (if certain certification and disclosure requirements are met) are exempt from backup withholding of U.S. federal income tax. The Company must report annually to the IRS and to each Non-U.S. Holder and to noncorporate U.S. Holders the amount of dividends paid to and the tax withheld, if any, with respect to such holder. These information reporting requirements apply regardless of whether withholding was reduced by an applicable tax treaty. Copies of these information returns may also be available under the provisions of a specific treaty or agreement with the tax authorities in the country in which the Non-U.S. Holder resides.

     The payment of the proceeds from the disposition of shares of Common Stock by a Non-U.S. Holder through the United States office of a broker will be subject to information reporting and backup withholding unless the holder, under penalties of perjury, certifies, among other things, its status as a Non-U.S.Holder, or otherwise establishes an exemption. Generally, the payment of the proceeds from the disposition of shares of Common Stock by a Non-U.S. Holder to or through a non-U.S. office of a broker will not be subject to backup withholding and will not be subject to information reporting. In the case of the payment of proceeds from the disposition of shares of Common Stock by a Non-U.S. Holder through a non-U.S. office of a broker that is a U.S. person or a "U.S.-related person," existing regulations require information reporting (but not backup withholding) on the payment unless the broker receives a statement from the owner, signed under penalties of perjury, certifying, among other things, its status as a Non-U.S. Holder, or the broker has documentary evidence in its files that the owner is a Non-U.S. Holder and the broker has no actual knowledge to the contrary. For tax purposes, a "U.S.-related person" is (i) a "controlled foreign corporation" for United States federal income tax purposes or (ii) a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment (or for such part of the period that the broker has been in existence) is derived from activities that are effectively connected with the conduct of a United States trade or business.

     Under the Final Regulations (effective January 1, 1999), information reporting and backup withholding will not apply to payments of dividends to a Non-U.S. Holder provided (i) the withholding agent can reliably associate such payments with a Form W-8 timely furnished by the Non-U.S. Holder in which the Non-U.S. Holder represents that it is a foreign person, and (ii) certain other requirements are satisfied. Also, information reporting and backup withholding generally will apply under the Final Regulations to payments of proceeds from a sale or disposition of the Common Stock, unless the sale is (i) effected at an office outside the United States by a payor that is not a U.S. person or a "U.S. related person", or certain other entities, or (ii) effected at an office of a U.S. broker (which includes a U.S. person and a "U.S. related person") either inside or outside the United States and the broker can associate such payments with documentation upon which it can rely in order to treat the payee as a foreign beneficial owner, including a certification that the beneficial owner has not been and reasonably expects not to be present in the United States for a period aggregating 183 days or more during each calendar year to which the certificate pertains, and certain other requirements are satisfied. Discussions herein concerning the Final Regulations are not intended to be a complete discussion thereof, and Non-U.S. Holders are urged to consult their tax advisors concerning the application of the Final Regulations in light of their own circumstances.

     Any amount withheld from a payment to a Non-U.S. Holder under the backup withholding rules will be allowed as a credit against such holder's United States federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished to the IRS. Non-U.S. Holders should consult their tax advisors regarding the application of these rules to their particular situations, the availability of an exemption therefrom and the procedures for obtaining such an exemption, if available.

     State, Local and Foreign Taxation

     The Company and its shareholders may be subject to state, local or foreign taxation in various state, local or foreign jurisdictions, including those in which it or they transact business or reside. Such state, local or foreign taxation may differ from the Federal income tax treatment described above. Consequently, prospective holders of shares of Common Stock should consult their own tax advisors regarding the effect of state, local and foreign tax laws on an investment in the Company.


                            PLAN OF DISTRIBUTION

     The Company will not receive any proceeds from the sale by the Selling Shareholders of the Shares offered hereby. The Shares may be sold from time to time to purchasers directly by any of the Selling Shareholders. Alternatively, any of the Selling Shareholders may from time to time offer the Shares through underwriters, dealers or agents who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Shares for whom they may act as agent. The Selling Shareholders and any such underwriters, dealers or agents who participate in the distribution of the Shares may be deemed to be underwriters, and any profits on the sale of the Shares by them and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

     The Shares may be sold from time to time in one or more transactions at a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. Such prices will be determined by the Selling Shareholders or by agreement between the Selling Shareholders and underwriters or dealers.

     The Company will pay substantially all of the expenses incident to the registration, offering and sale of the Shares to the public other than (i) discounts, commissions, fees and expenses of underwriters, dealers or agents and (ii) other fees and expenses of the Selling Shareholders. The Company also has agreed to indemnify the Selling Shareholders and any underwriter they may utilize against certain liabilities, including liabilities under the Securities Act.

     In order to comply with certain states' securities laws, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states the Shares may not be sold unless the Shares have been registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained.


                        CERTAIN ERISA CONSIDERATIONS

     General Fiduciary Matters

     In considering an investment in the Company of a portion of the assets of any employee benefit plan (including a "Keogh" plan or an Individual Retirement Account), whether or not subject to Employee Retirement Income Security Act of 1974, as amended ("ERISA") or the Code (all hereinafter referred to as a "Qualified Plan"), a fiduciary should consider (i) whether the investment is in accordance with the documents and instruments governing the Qualified Plan; (ii) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA, if applicable; (iii) whether the investment provides sufficient liquidity to permit benefit payments to be made as they become due; (iv) any requirement that the fiduciary annually value the assets of the Qualified Plan; (v) whether the investment is prudent, since there is a high degree of risk in purchasing the shares of Common Stock offered hereby; and (vi) whether the investment is for the exclusive purpose of providing benefits to participants and their beneficiaries. Furthermore, ERISA and the Code prohibit fiduciaries of certain Qualified Plans from engaging in various acts of self-dealing. Accordingly, absent an exemption, the fiduciaries of a Qualified Plan should not purchase shares of Common Stock with assets of any Qualified Plan if the Company or any of its affiliates are a "party in interest" or "disqualified person" with respect to the Qualified Plan.

     Plan Assets

     If the underlying assets of the Company (as opposed to shares of Common Stock thereof) were to be deemed to be "plan assets" under ERISA, (i) the prudence and other fiduciary responsibility standards of Part 4 of Subtitle B of Title I of ERISA would extend to investments made by the Company; and
(ii) certain transactions in which the Company might seek to engage could constitute "prohibited transactions" under ERISA and the Code.

     Under the final regulation (Reg. Section 2510.3-101) (the "Final Regulation") issued by the Department of Labor ("DOL"), the assets and properties of corporations, partnerships and certain other entities in which a plan makes an equity investment (other than an investment in a "publicly-offered security" or a security issued by an investment company registered under the 1940 Act) would be deemed to be assets of the investing plan unless
(i) the entity is an "operating company" (including a "venture capital operating company" or a "real estate operating company") or (ii) equity participation by benefit plan investors (e.g., Qualified Plans) is less than 25% of any class of equity of the entity, excluding equity interests held by any person (other than a benefit plan investor) with discretionary authority or control over the assets of the entity or any person who provides investment advice for a fee (direct or indirect) with respect to such assets and any affiliate thereof. For purposes of the 25% test, "benefit plan investors" include all employee benefit plans, whether or not subject to ERISA or the Code, including "Keogh" plans, Individual Retirement Accounts and pension plans maintained by governmental entities or foreign corporations, as well as any entity of which 25% or more of the value of any class of equity interests is held by employee benefit plans. At such time, if ever, that the Company registers the shares of Common Stock sold in the Offering, the Company believes that the shares of Common Stock should constitute a "publicly-offered security" and, therefore, the assets of the Company should not be deemed to constitute "plan assets" of any Qualified Plan that invests in the Common Stock. Because of the factual nature of the legal issues involved, however, the Company can offer no assurances in this regard. The Company expects that upon completion of this Offering, the exception described in (ii) above will apply, and will continue to apply, until such time, if ever, that the shares qualify as "publicly traded securities." The Company cannot, however, give any assurance that this exception will be deemed to apply.

     Plan Asset Consequences - Prohibited Transactions

     If the Company's assets were to constitute "plan assets" and a prohibited transaction were to occur, or the acquisition of shares of Common Stock in the Company by a Qualified Plan were to constitute a prohibited transaction, then any fiduciary or other "party in interest" which has engaged in any such prohibited transaction or caused the Company to engage in any such prohibited transaction could be required (i) to restore to the Qualified Plan any profit realized on the transaction and (ii) to reimburse the Qualified Plan for any losses suffered by the Qualified Plan as a result of such investment. In addition, each "party in interest" involved could be subject to an excise tax equal to 5% of the amount involved in the prohibited transaction for each year such transaction continues and, unless such transaction were corrected within statutorily required periods, to an additional tax of 100%. Plan fiduciaries who make the decision to invest in shares of Common Stock of the Company could, under certain circumstances, be liable for investing in the Company or as co-fiduciaries for actions taken by the Company.

     Furthermore, unless appropriate administrative exemptions were available or were obtained, the Company would be restricted from acquiring an otherwise desirable investment or from entering into an otherwise favorable transaction, if such acquisition or transaction would constitute a "prohibited transaction."

ANY FIDUCIARY FOR A QUALIFIED PLAN SHOULD CONSULT ITS LEGAL ADVISOR CONCERNING THE ERISA CONSIDERATIONS DISCUSSED ABOVE BEFORE MAKING AN INVESTMENT IN THE COMPANY.


                                LEGAL MATTERS

     Certain legal matters will be passed upon for the Company by Robinson Silverman Pearce Aronsohn & Berman LLP, New York, New York. The legal authorization and issuance of the Common Stock, as well as certain other legal matters concerning Maryland law, will be passed upon for the Company by Ballard Spahr Andrews & Ingersoll, Baltimore, Maryland. In addition, the summary of Federal income tax consequences contained in this Prospectus in the section captioned "Certain United States Federal Income Tax Considerations" is based upon the opinion of Robinson Silverman Pearce Aronsohn & Berman LLP.


                                   EXPERTS

     The combined financial statements of Wellsford Real Properties, Inc. (Predecessor) at December 31, 1996 and 1995, for the year ended December 31, 1996, and for the period from March 22, 1995 to December 31, 1995, and the combined statement of revenues and certain expenses of the Whitehall Properties for the year ended December 31, 1996, all appearing in this Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of Value Property Trust at September 30, 1996 and for the year then ended and the combined statement of revenues and certain expenses of the Abbey Companies for the year ended December 31, 1996, have been included herein in reliance on the reports of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.


                           ADDITIONAL INFORMATION

     The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and information filed by the Company with the Commission pursuant to the informational requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Seven World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web sit that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the commission's Web site is: http://www.sec.gov. In addition, the Common Stock is listed on the American Stock Exchange and information concerning the Company may also be inspected and copied at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York 10006.

     The Company has filed with the Commission a registration statement (the "Registration Statement," which term shall include any amendments thereto) on Form S-11 under the Securities Act, with respect to the Shares. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements contained in this Prospectus as to the content of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference and the exhibits thereto. For further information, reference is hereby made to the Registration Statement and the exhibits thereto.

     The Company is required to furnish holders of the Common Stock with annual reports containing audited financial statements, with a report thereon by the Company's independent certified public accountants.

                        INDEX TO FINANCIAL STATEMENTS



WELLSFORD REAL PROPERTIES, INC. AND SUBSIDIARIES

     HISTORICAL

          Consolidated Balance Sheet as of September 30, 1997
            (Unaudited). . . . . . . . . . . . . . . . . . . . . . . . . .F-3
          Consolidated Statement of Income For the
            Nine Months Ended September 30, 1997 (Unaudited) . . . . . . .F-4
          Consolidated Statements of Cash Flows For the
            Nine Months Ended September 30, 1997 and 1996
            (Unaudited). . . . . . . . . . . . . . . . . . . . . . . . . .F-5
          Notes to Consolidated Financial Statements . . . . . . .F-6 to F-12


     PRO FORMA

          Consolidated Income Statement For the Nine Months
            Ended September 30, 1997 (Unaudited) . . . . . . . . F-13 to F-14
          Notes to Unaudited Consolidated Income Statement . . . . . . . F-15
          Consolidated Income Statement for the Year
            Ended December 31, 1996 (Unaudited). . . . . . . . . . F-13, F-16
          Notes to Unaudited Consolidated Income Statement . . . . . . . F-17
          Consolidated Balance Sheet, September 30, 1997
            (Unaudited). . . . . . . . . . . . . . . . . . . . . F-18 to F-19
          Notes to Unaudited Consolidated Balance Sheet. . . . . . . . . F-20


WELLSFORD REAL PROPERTIES, INC. (PREDECESSOR)

     HISTORICAL

          Report of Independent Auditors . . . . . . . . . . . . . . . . F-21
          Combined Balance Sheets as of December 31, 1996 and 1995 . . . F-22 Combined Statement of Income and Equity For the
            Year Ended December 31, 1996 . . . . . . . . . . . . . . . . F-23
          Combined Statements of Cash Flows For the Year
            Ended December 31, 1996 and the Period
            From March 22 to December 31, 1995 . . . . . . . . . . . . . F-24
          Notes to Combined Financial Statements . . . . . . . . F-25 to F-28


VALUE PROPERTY TRUST

     FINANCIALS FROM FORM 10-K
     FOR FISCAL YEAR ENDED SEPTEMBER 30, 1996

          Reports of Independent Auditors. . . . . . . . . . . . F-29 to F-30
          Consolidated Statements of Operations
            (Years ended September 30, 1996, 1995 and 1994). . . . . . . F-31
          Consolidated Balance Sheets (September 30, 1996 and
             1995) . . . . . . . . . . . . . . . . . . . . . . . F-32 to F-33
          Consolidated Statements of Cash Flows
            (Years ended September 30, 1996, 1995 and 1994). . . F-34 to F-35
          Consolidated Statement of Shareholders' Equity
            (Years ended September 30, 1996, 1995 and 1994). . . . . . . F-36
          Notes to the Consolidated Financial Statements . . . . F-37 to F-55
          Schedule XI - Real Estate Accumulated Depreciation
            and Amortization (September 30, 1996). . . . . . . . F-56 to F-65
          Schedule XII - Mortgage Loans on Real Estate
            (September 30, 1996) . . . . . . . . . . . . . . . . F-66 to F-67

     FINANCIALS FROM FORM 10-Q
     FOR QUARTER ENDED JUNE 30, 1997

          Consolidated Balance Sheets at June 30, 1997 (Unaudited)
            and September 30, 1996 . . . . . . . . . . . . . . . . . . . F-68
          Consolidated Statements of Operations for the Three
            and Nine Months Ended June 30, 1997 and 1996 (Unaudited) . . F-69 Consolidated Statements of Cash Flows for the Nine Months
            Ended June 30, 1997 and 1996 (Unaudited) . . . . . . . . . . F-70
          Consolidated Statement of Shareholders' Equity for the
            Nine Months Ended June 30, 1997 (Unaudited). . . . . . . . . F-71
          Notes to the Consolidated Financial Statements . . . . F-72 to F-78

WELLSFORD OFFICE PROPERTIES CONTRIBUTED BY
WHITEHALL PARTNER

          Report of Independent Auditors . . . . . . . . . . . . . . . . F-79
          Combined Statement of Revenues and
            Certain Expenses for the Year Ended
            December 31, 1996 (audited) and Six Months
            Ended June 30, 1997 (unaudited). . . . . . . . . . . F-80 to F-82

PROPERTIES OF THE ABBEY ENTITIES

          Report of Independent Accountants. . . . . . . . . . . . . . . F-83
          Combined Statement of Revenues and Certain
            Expenses for the Year Ended December 31,
            1996 (audited) and Nine Months Ended
            September 30, 1997 (unaudited) . . . . . . . . . . . F-84 to F-87

              WELLSFORD REAL PROPERTIES, INC. AND SUBSIDIARIES
                         CONSOLIDATED BALANCE SHEET

                                                      September 30,
                                                          1997
                                                   -------------------
                                                       (Unaudited)
ASSETS

Real estate assets, at cost:
  Land                                             $          --
  Buildings and improvements                                  --
                                                   -------------------
                                                              --
    Less, accumulated depreciation                            --
                                                   -------------------
                                                              --
  Construction in progress                                  21,864,426
                                                   -------------------
                                                            21,864,426
Notes receivable                                           145,879,967
Investment in joint venture                                 32,425,349
                                                   -------------------

Total real estate assets                                   200,169,742

Cash and cash equivalents                                    5,532,540
Restricted cash                                              6,717,105
Prepaid and other assets                                     1,982,939
                                                   -------------------

Total Assets                                       $       214,402,326
                                                   ===================

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:
  Mortgage notes payable                           $        14,755,000
  Credit facility                                           10,000,000
  Accrued expenses and other liabilities                     6,667,004
                                                   -------------------

Total Liabilities                                           31,422,004
                                                   -------------------


Commitments and contingencies                                 --

Minority interest                                            3,092,105

Shareholders' Equity:

 Common Stock, 197,650,000 shares authorized -
 16,572,043 shares, $.01 par value per share,
 issued and outstanding at September 30, 1997                  165,720
 Class A Common Stock, 350,000 shares
 authorized - 339,806 shares, $.01 par
 value per share, issued and outstanding
 at September 30, 1997                                           3,398
 Series A 8% Convertible Redeemable Preferred Stock,
 $.01 par value per share, 2,000,000 shares
 authorized, no shares issued and outstanding                 --
 Paid in capital in excess of par value                    178,288,032
 Retained Earnings                                           1,431,067
                                                   -------------------


Total Shareholders' Equity                                 179,888,217
                                                   -------------------



Total Liabilities and Shareholders' Equity         $       214,402,326
                                                   -------------------

              WELLSFORD REAL PROPERTIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF INCOME
                                 (Unaudited)


                                                  Nine Months Ended
                                                     September 30,

                                                        1997
                                                    ------------

REVENUE
 Rental Income                                      $   1,259,854
 Interest income                                        4,124,890
                                                    -------------

   Total Revenue                                        5,384,744
                                                    -------------

EXPENSES
  Property operating and maintenance                      241,257
  Real estate taxes                                       105,692
  Depreciation and amortization                           220,514
  Property management                                      18,356
  General and administrative                            1,521,124
                                                    -------------
    Total Expenses                                      2,106,943
                                                    -------------


 Income from joint venture                                160,235
                                                    -------------

 Income before taxes                                    3,438,036

 Income tax expense                                     1,003,000
                                                    -------------

 Net Income (loss)                                  $   2,435,036
                                                    =============

 Net income (loss) per common share -
    Note 5                                          $        0.14
                                                    =============

 Weighted average number of common
  shares outstanding - Note 5                          16,911,849
                                                    =============




  See accompanying notes.

              WELLSFORD REAL PROPERTIES, INC. AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (Unaudited)


                                                      Nine Months Ended
                                                        September 30,
                                                ---------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:                1997            1996
                                                ------------    -----------
  Net Income                                    $  2,435,036    $   356,000
  Adjustments to reconcile net income
   to net cash provided by operating activities:
    Depreciation and amortization                    220,514         --
    Decrease (increase) in assets
      Restricted cash                             (1,197,105)     4,059,000
      Prepaid and other assets                    (1,881,127)     (134,000)
    (Decrease) increase in liabilities
      Accrued expenses and other liabilities       6,667,004         --
                                                ------------    -----------
    Net cash provided by operating activities      6,244,322      4,281,000
                                                ------------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Investment in real estate assets               (49,784,452)    (9,073,000)
  Investment in notes receivable                 (97,653,823)   (17,800,000)
  Investment in joint revenue                     (2,320,593)        --
                                                ------------    -----------
    Net cash provided by (used in)
     investing activities                       (149,758,868)   (26,873,000)
                                                ------------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from credit facility                   56,900,000         --
  Repayment of credit facility                   (46,900,000)        --
  Proceeds from bridge loan                        6,000,000         --
  Repayment of bridge loan                        (6,000,000)        --
  Proceeds from private offering
   of common shares                              121,986,453         --
  Equity contributions prior to and at spin-off   17,060,633     22,592,000
                                                ------------    -----------
    Net cash provided by (used in)
     financing activities                        149,047,086     22,592,000
                                                ------------    -----------
   Net increase (decrease) in cash
    and cash equivalents                           5,532,540         --
   Cash and cash equivalents,
    beginning of period                               --             --
                                                ------------    -----------
   Cash and cash equivalents, end of period     $  5,532,540    $    --
                                                ============    ===========

SUPPLEMENTAL INFORMATION:
  Cash paid during the period for interest      $  1,233,525    $   384,000

SUPPLEMENTAL SCHEDULE OF NON-CASH
INVESTING AND FINANCING ACTIVITIES
  Purchase price of commercial office
   property acquired                            $ 15,870,435    $    --
  Less:  shares issued                            (2,250,000)        --
                                                ------------    -----------
  Cash paid                                     $ 13,620,435    $     --
                                                ============    ===========

  Gross investment in joint venture             $ 32,425,349    $    --
  Properties contributed                         (54,332,555)        --
  Debt contributed                                30,426,144         --
  Warrants issued                                 (6,198,345)        --
                                                ------------    -----------
  Cash paid                                     $  2,320,593    $    --
                                                ============    ===========



See accompanying notes.

              WELLSFORD REAL PROPERTIES, INC. AND SUBSIDIARIES
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 (Unaudited)



1.   General

     Wellsford Real Properties, Inc. (the "Company") was formed on January 8, 1997, as a corporate subsidiary of Wellsford Residential Property Trust (the "Trust"). The Trust was formed in 1992 as the successor to Wellsford Group Inc. (and affiliates) which was formed in 1986. On May 30, 1997, the Trust merged (the "Merger") with Equity Residential Properties Trust ("EQR"). Immediately prior to the Merger, the Trust contributed certain of its assets to the Company and the Company assumed certain liabilities of the Trust. Immediately after the contribution of assets to the Company and immediately prior to the Merger, the Trust distributed to its common shareholders all the outstanding shares of the Company owned by the Trust (the "Spin-off"). The common shareholders of the Trust received 0.25 common share of the Company for each common share of the Trust owned. Upon consummation of the Spin-off and Merger, the Company had issued and outstanding approximately 4,572,043 shares of common stock and 339,806 shares of Class A common stock that was issued to an affiliate of EQR.

     The Company was organized to create and realize value by identifying and making opportunistic real estate investments through the direct acquisition, rehabilitation, development, financing and management of real properties and/or participation in these activities through the purchase of debt or equity securities of entities engaged in such real estate businesses. The Company has established three strategic business units ("SBUs") within which it intends to execute its business plan:
     Wellsford Commercial Properties Trust ("WCPT"), an SBU for debt and equity investments and an SBU for property development and land investments. At the time of the Spin-off, the management of the Company had implemented its business strategy by identifying, negotiating and consummating the following initial investments: (i) five office properties, three of which are vacant, located in Northern New Jersey containing an aggregate of approximately 949,400 square feet and acquired for an aggregate of approximately $47.6 million, or approximately $50 per square foot of building area (the "Commercial Properties"); (ii) a $25 million subordinated secured mezzanine loan due in April 2007 and bearing interest at approximately 12% per annum (the "277 Park Loan") with respect to a class A office building located at 277 Park Avenue, New York City; (iii) a $17.8 million mortgage due in July 1999 and bearing interest at 9% per annum (the "Sonterra Mortgage") on, and option to purchase, a 344-unit class A residential apartment complex in Tucson, Arizona and (iv) an approximate 80% interest in Phases I, II and III of, and in options to acquire (at fixed prices) and develop Phases IV and V of, a 1,880-unit class A multifamily development ("Palomino Park") in a suburb of Denver, Colorado. These investments were financed with proceeds from the Spin-off (and related transactions), the Private Placement (Note 2), and a $14.8 million tax exempt mortgage note payable which requires interest only payments at a variable rate (currently approximately 4%) until it matures in December 2035 (the "Palomino Park Bonds"). The tax exempt mortgage note payable is security for tax-exempt bonds, which are backed by a letter of credit from a AAA rated financial institution. The Company and EQR have guaranteed the reimbursement of the financial institution in the event that the letter of credit is drawn upon (the latter guarantee being the "EQR Enhancement").

     The accompanying consolidated financial statements include the assets and liabilities contributed to and assumed by the Company from the Trust, from the time such assets and liabilities were acquired or incurred, respectively, by the Trust. Such financial statements have been prepared using the historical basis of the assets and liabilities and the historical results of operations related to the Company's assets and liabilities.

     The accompanying consolidated financial statements and related notes of the Company have been prepared in accordance with generally accepted accounting principles for interim financial reporting and the instructions to Form 10-Q and Rule 10-01 of Regulation S-X.
     Accordingly, certain information and footnote disclosures normally included in financial statements prepared under generally accepted accounting principles have been condensed or omitted pursuant to such rule. In the opinion of management, all adjustments considered necessary for a fair presentation of the Company's financial position, results of operations and cash flows have been included and are of a normal and recurring nature. These financial statements should be read in conjunction with the Company's Form 10 that was declared effective by the Securities and Exchange Commission on April 24, 1997.

     In June 1997, the FASB issued SFAS No. 131 "Disclosure about Segments of an Enterprise and Related Information" which is effective for fiscal years beginning after December 15, 1997. Accordingly, the Company plans to adopt SFAS No. 131 with the fiscal year beginning January 1, 1998. SFAS No. 131 does not have any impact on the financial results or financial condition of the Company, but will result in certain changes in required disclosures of segment information.


2.   Capitalization

     On June 2, 1997, the Company sold 12,000,000 shares of common stock in a private placement (the "Private Placement") exempt from the registration requirements of the Securities Act of 1933, as amended, under Regulation D thereof, to a group of institutional investors at $10.30 per share, the Company's then book value per share. Pursuant to a registration rights agreement executed by the Company and the purchasers of such shares, the Company has filed a shelf registration statement with the Securities and Exchange Commission with respect to such shares. The proceeds of the Private Placement of approximately $123.6 million have been applied to (a) approximately $53 million to repay the Company's credit facility and other debt on the date of the Private Placement, (b) $5 million to purchase a portion of the 277 Park Loan, (c) approximately $7 million on renovations and tenant fit-out for the Commercial Properties, and (d) the balance towards the investments described in
     Note 3 and towards working capital.

     The Company has (i) the commitment, until May 30, 2000, of an affiliate of EQR to acquire at the Company's option up to $25 million of the Company's Series A 8% Convertible Redeemable Preferred Stock ("Series A Preferred"), each share of Series A Preferred being convertible into shares of common stock at a price of $11.124 (the "EQR Preferred Commitment") and (ii) a $50 million two-year line of credit (extendible for one year) from BankBoston and Morgan Guaranty Trust Company of New York (the "Line of Credit") which initially bears interest at an annual rate equal to LIBOR plus 175 basis points. The EQR Preferred Commitment is pledged as security for the Line of Credit. If at May 30, 2000, the affiliate of EQR has purchased less than $25 million of Series A Preferred, it has the right to purchase the balance of the $25 million commitment not purchased prior to that time.


3.   Recent Activities

     Wellsford Commercial Properties Trust ("WCPT")

     On August 28, 1997, the Company, through its subsidiary WCPT, in a joint venture with WHWEL Real Estate Limited Partnership ("Whitehall"), an affiliate of Goldman, Sachs & Co., formed a private real estate operating company, Wellsford/Whitehall Properties, L.L.C. ("Wellsford Commercial"). Wellsford Commercial currently focuses on opportunistic acquisitions of underperforming or vacant properties, in excellent locations within recovering markets, where management can create significant value through adaptive reuse. Wellsford Commercial's initial target markets include New York, New Jersey, Connecticut and the Boston and Washington D.C. metropolitan areas. WCPT manages Wellsford Commercial on a day-to-day basis, and certain major decisions require the consent of both partners. WCPT intends to qualify as a real estate investment trust ("REIT") and has a 50.1% interest in Wellsford Commercial. Except in certain limited circumstances, all of the Company's office property activities will be conducted through Wellsford Commercial.

     Wellsford Commercial currently owns and operates ten properties containing approximately 2.1 million square foot ("SF") of office space in New Jersey and Washington, D.C. These properties consist of the Commercial Properties, which were contributed by the Company upon formation of Wellsford Commercial, and 300 Atrium Drive, 400 Atrium Drive, 500 Atrium Drive and 1275 K Street, which were contributed by Whitehall upon formation of Wellsford Commercial, as well as 700 Atrium Drive which was acquired in September 1997 for $18.1 million. The properties contributed by Whitehall were encumbered by approximately $48 million of debt bearing interest at LIBOR plus 3% which was assumed by Wellsford Commercial. The lender on this note is Goldman Sachs Mortgage Corporation. Wellsford Commercial has an interest rate protection agreement related to this debt which caps LIBOR at 7.69% until June 15, 2000.

     WCPT is entitled to incentive compensation equal to (a) 17.5% of available cash after a return of capital to WCPT and Whitehall and a 17.5% return on equity to each of them, and (b) 22.5% of available cash after a 22.5% return on equity to WCPT and Whitehall. The Company and Whitehall have committed to make additional equity contributions of $50 million each for new acquisitions, capital needs, and working capital. Whitehall may exchange the membership units it receives in Wellsford Commercial relating to capital contributions in excess of an additional $25 million up to an additional $50 million, for shares of the Company's common stock or, in the Company's sole discretion, cash, based upon the price paid for such membership units and the current market value of the Company's common stock.

     In connection with the transactions described above, the Company issued warrants (the "Warrants") to Whitehall to purchase 4,132,230 shares of common stock at an exercise price of $12.10 per share. The Warrants are exercisable for five years for either, at the Company's option, shares of the Company's common stock or cash. The exercise price for the Warrants is payable either with membership units in Wellsford Commercial or cash.

     In addition, the Company entered into a Term Loan Agreement ("TLA") with Wellsford Commercial pursuant to which the Company has agreed to loan to Wellsford Commercial up to approximately $86.3 million for a period of 90 days ending on November 26, 1997. Approximately $78.9 million has been advanced under the TLA as of September 30, 1997. The loan bears interest at LIBOR plus 3% and may be extended for an additional 90 days at LIBOR plus 4%.

     See Note 7 for the September 30, 1997 financial statements of Wellsford Commercial.

     Value Property Trust

     On September 18, 1997, the Company and its subsidiary, Wellsford Capital Corporation, entered into a definitive agreement with Value Property Trust (NYSE: VLP), a real estate investment trust, pursuant to which the Company will acquire VLP in a merger transaction for cash and stock valued at approximately $169 million.

     Pursuant to the terms of the merger agreement, the Company will pay to VLP shareholders approximately $130 million in cash and issue an aggregate of approximately 3.35 million shares of its common stock resulting in each VLP shareholder receiving $11.58 in cash and 0.2984 common shares of the Company for each share of VLP. VLP primarily owns 21 properties (with 2.1 million SF) and currently has approximately $64 million in net cash. The portfolio is diversified both by property type and geographic location. Seven office/industrial properties with 600,000 SF are located in Southern California, and 14 office/industrial and retail properties with 1.5 million SF are located primarily throughout the mid-Atlantic region.

     The closing of the transaction under such agreement is subject to the satisfaction of various closing conditions, including approval of VLP shareholders. The proposed acquisition, which will be accounted for as a purchase, is expected to be completed by January, 1998.

     The Company has entered into an agreement to sell, upon completion of the merger, for $65 million, 13 of the VLP properties to an affiliate of Whitehall ("Whitehall Property Buyer").

     The Abbey Company

     On August 28, 1997, the Company and Morgan Guaranty Trust Company of New York ("MGT") originated a $70 million secured credit facility to affiliates of The Abbey Company, Inc. ("Abbey"), an owner and operator of office, industrial, and retail properties in Southern California.

     The loan facility will be made available to Abbey for three years. Advances under the facility can be made for up to 80% of the value of the borrowing base collateral which will initially consist of 10 properties, all cross-collateralized, totaling approximately 1.1 million SF and having an average occupancy rate of 94% as of August 28, 1997.

     The initial advance under the facility was for approximately $48.4 million ($24.2 million of which represented the Company's 50% participation). Under the terms of its participation agreement with MGT, the Company will take a 50% junior participation on all advances under the facility.

     The Company will be entitled to receive interest on its advances under the facility at LIBOR plus 400 basis points.

     Abbey is owned 90% by Don Abbey and 10% by Mace Siegel and associates. Mr. Siegel is the Chairman of Macerich, a REIT traded on the New York Stock Exchange.


4.   Commitments and Contingencies

     The Company has entered into employment agreements with four of its officers. Such agreements are for terms which expire between 1999 and 2002, and provide for aggregate annual fixed payments of approximately $1.0 million, $1.0 million and $0.6 million in 1997, 1998 and 1999 through 2002, respectively.

     The Company has established its 1997 Management Incentive Plan (the "Management Incentive Plan"). Awards under the Management Incentive Plan may take the form of stock options, including corresponding stock appreciation rights and reload options, restricted stock awards and stock purchase awards. The Company may also provide stock purchase loans to enable Management Incentive Plan participants to pay for stock purchase awards. The maximum number of shares of common stock that may be the subject of awards under the Management Incentive Plan is 1,750,000 shares. Options to acquire 591,375 shares of common stock were granted under the Management Incentive Plan at the closing of the Spin-off to sixteen individuals including directors, executive officers and employees of the Company.

     The Company has established a Rollover Stock Option Plan (the "Rollover Plan"), which is substantially similar to the Management Incentive Plan, for the purpose of issued options and corresponding rights to purchase common stock in replacement for former Trust share options. All 1,326,235 options issuable under the Rollover Plan were issued at the closing of the Merger primarily to certain executive officers and directors of the Company in exchange for existing Trust options of equal value.

     Statement of Financial Accounting Standards ("SFAS") 123 "Accounting for Stock-Based Compensation" established a fair value based method of accounting for share based compensation plans, including share options. The disclosure requirements of SFAS 123 are effective for financial statements for fiscal years beginning after December 15, 1995. However, registrants may elect to continue accounting for share option plans under Accounting Principles Board ("APB") 25, but are required to provide proforma net income and earnings per share information "as if" the new fair value approach had been adopted. Because the Company has elected to continue to account for its share based compensation plans under APB 25, there has been no impact on the Company's consolidated financial statements resulting from SFAS 123.

     Pursuant to SFAS 123, the pro forma net income available to common shareholders for the three and nine month periods ended September 30, 1997, as if the fair value approach to accounting for share-based compensation had been applied, would be $0.8 million and $2.1 million, respectively, or $0.05 and $0.12 per common share, respectively, after income taxes. No options were outstanding prior to the Spin-off. The fair values of the options used in calculating these amounts were calculated using the Black-Scholes option pricing model and the following assumptions: (i) a risk-free interest rate of 6.24%, (ii) an expected life of 10 years, and (iii) an expected volatility of 20%. The Black-Scholes option pricing model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option pricing models require the input of highly subjective assumptions including the expected share price volatility. Because the Company's employee share options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee share options.

5.   Earnings Per Share

     The Company was a corporate subsidiary of the Trust until the Spin-off. Net income per share for the periods ended September 30, 1997 was calculated using the weighted average number of shares outstanding of 16,911,849, which includes the Company's common shares and Class
     A common shares, for the period May 30, 1997 to September 30, 1997.

     The Financial Accounting Standards Board issued SFAS 128, "Earnings per Share," which will require the Company to change the method previously used to compute earnings per share and to restate all prior periods as of December 31, 1996. Under the new requirements for calculating primary earnings per share, the dilutive effect of stock options will be excluded. At this time, the Company does not expect that these requirements will have a material effect on either basic or diluted earnings per share for any prior period.


6.   Income Taxes

     The provision for income taxes consists of the following components:

     Current federal tax                            $762,000
     Current state tax                               215,000
     Deferred federal tax                             20,000
     Deferred state tax                                6,000
                                                  ----------
                                                  $1,003,000
                                                  ==========


     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company's deferred income tax liability of $26,000 at September 30, 1997 is included in Accrued Expenses and Other Liabilities and is the result of rental income recorded for book purposes but not for income tax purposes.


7.   Investment in Joint Venture

     As of September 30, 1997, the Company, through its subsidiary, WCPT, owned a 50.1% interest in Wellsford Commercial (see Note 3). The following is a summary of the financial position of Wellsford Commercial which was formed on August 28,1997:



                                                    September 30,
                                                        1997
                                                    -------------

     Real estate, net                                $176,915,203
     Cash                                               1,400,644
     Other assets                                       2,104,856
                                                     ------------
     Total assets                                    $180,420,703
                                                     ============

     Atrium Mortgage Loan                            $ 48,092,954
     Bridge Loan from the Company                      78,899,440
     Other liabilities                                  3,108,479
     Equity                                            50,319,830
                                                     ------------
     Total liabilities and equity                    $180,420,703
                                                     ============


     The  following is a summary of the results of operations of  Wellsford
Commercial:


                                             Period from August 28, 1997
                                                   (inception) to
                                               September 30, 1997
     Revenues
     --------
     Rental income                                   $  2,075,340
     Other income                                         134,568
     Expenses
     --------
     Operating expense                                   (909,449)
     Interest expense                                    (673,247)
     Depreciation and amortization                       (228,180)
     General and administrative                           (79,202)
                                                     ------------
     Net income                                      $    319,830
                                                     ============

Net income per unit                                  $       0.06
                                                     ============

     Wellsford Commercial's real estate assets are comprised of the Commercial Properties, 300 Atrium Drive, 400 Atrium Drive, 500 Atrium Drive, 700 Atrium Drive, and 1275 K Street as described in Note 3.




Wellsford Commercial's debt is comprised as follows:

                                        Interest
                             Amount       Rate     Maturity     Security
                          ------------  ---------  ----------   ------------

Atrium mortgage loan      $ 48,092,954  LIBOR +3%   5/15/00*    300, 400 and
                                                                500 Atrium
                                                                Drive
Bridge loan from the
 Company                    78,899,440  LIBOR +3%  11/26/97**   Unsecured
                          ------------
Total                     $126,992,394
                          ============

   * extendable for two years, with each one year extension increasing the interest rate by 0.75%.
  ** extendable for 90 days at LIBOR +4%.

     Wellsford Commercial has 5,000,000 membership units outstanding which were issued upon its formation at a value of $10 per unit.

     Allocations of income and distributions between the members of Wellsford Commercial are generally made in accordance with the ownership percentages as described in its operating agreement.

     Wellsford Commercial expects to meet its liquidity requirements, such as financing renovations to its properties, with operating cash flow from its properties, equity contributions from the owners of Wellsford Commercial, WCPT and Whitehall, and a $375 million loan facility that Wellsford Commercial is currently negotiating, consisting of a $225 million secured term loan facility and a $150 million secured revolving credit facility. There can be no assurance that such loan facility will be consummated.

              WELLSFORD REAL PROPERTIES, INC. AND SUBSIDIARIES
                  PRO FORMA CONSOLIDATED INCOME STATEMENTS

                For the Nine Months Ended September 30, 1997
                    and the Year Ended December 31, 1996
                    (In Thousands Except Per Share Data)
                                 (Unaudited)

     During the period from January 1, 1997 to September 30, 1997, the Company consummated the Wellsford Office joint venture transaction, participated in the Abbey Credit Facility and executed a definitive Agreement and Plan of Merger with Value and a Purchase and Sale Agreement with Whitehall Property Buyer, and Wellsford Office purchased 700 Atrium Drive, a commercial office property.

     The unaudited Pro Forma Consolidated Income Statements for the nine months ended September 30, 1997 and the year ended December 31, 1996 are presented as if the Company's transactions, each as referred to above, as well as the acquisition of certain properties (600 Atrium Drive and 15 Broad Street) by Wellsford Office had been consummated on January 1, 1997 and January 1, 1996, respectively. All of the pro forma adjustments shown are solely attributed to the transactions described. In the opinion of the Company's management, all adjustments necessary to reflect the effects of these transactions have been made.

     This unaudited Pro Forma Consolidated Income Statement is presented for comparative purposes only, and is not necessarily indicative of what the actual consolidated results of operations of the Company would have been for the period presented; nor does it purport to represent the results for future periods. This unaudited Pro Forma Consolidated Income Statement should be read in conjunction with, and is qualified in its entirety by, the historical consolidated financial statements and notes thereto and historical combined financial statements and notes thereto of the Company included in this Prospectus.

                       Wellsford Real Properties, Inc.
                   Pro Forma Consolidated Income Statement
                    Nine Months Ended September 30, 1997
                    (In thousands except per share data)
                                 (Unaudited)


                              Whitehall      Value        Other
                              Pro Forma    Pro Forma    Pro Forma
                Historical   Adjustments  Adjustments  Adjustments Pro Forma
                ----------  ------------- -----------  ----------- ---------
REVENUE

   Rental income     $1,260  ($1,260) (A)   $3,710 (D)             $3,710
   Other income                                                         0
   Interest income    4,125    5,825  (B)       38 (D)  $1,814 (F) 11,802
   Joint venture
    income              160   (1,153) (C)                            (993)
                   -----------------      --------     -------     ------
     Total Revenue    5,545    3,412         3,748       1,814     14,519
                   -----------------      --------     -------     ------
EXPENSES

   Property operating
    and maintenance     241     (241) (A)    1,137 (D)              1,137
   Real estate taxes    106     (106) (A)      458 (D)                458
   General and
    administrative    1,521                                         1,521
   Depreciation         221     (189) (A)      579 (E)                611
   Interest                                                             0
   Property
    management           18      (18) (A)      122 (D)                122
                   -----------------      --------     -------     ------
    Total Expenses    2,107     (554)        2,296           0      3,849
                   -----------------      --------     -------     ------
Income before
 income taxes         3,438    3,966         1,452       1,814     10,670

Provision for
  income taxes        1,003    1,749           640         800      4,192(G)
                   -----------------      --------     -------     ------
Net income           $2,435   $2,217          $812      $1,014     $6,478
                   =================      ========     =======     ======

Net income per
  common share        $0.14                                         $0.32(H)
                    =======                                        ======
Weighted average
   common shares
   outstanding       16,912                                        20,262(H)
                    =======                                        ======

                       Wellsford Real Properties, Inc.
              Notes to Pro Forma Consolidated Income Statement
                    Nine Months Ended September 30, 1997
                                 (Unaudited)

(A) Represents the reclassification of the historical operating revenues and expenses of Greenbrook Corporate Center to joint venture income.

(B) Represents interest income on the $86.3 million bridge loan to Wellsford/Whitehall Properties, L.L.C. for nine months at 9% (LIBOR + 3%).

(C) Represents nine months of operations of Wellsford/Whitehall Properties, L.L.C. as follows:
                                             (In thousands)
    Pointview, 1700 Valley Road,
      1800 Valley Road, Chatham         $0   Under construction during this
                                             period.
    Greenbrook Corporate Center      1,765   *
    300/400/500 Atrium Drive         4,335   *
    1275 K Street                    1,404   *
    700 Atrium Drive                 1,356   *
    15 Broad Street                    427   *
    600 Atrium Drive                   (33)  *
    General and administrative exp. (1,835)  Represents the estimated general and administrative
                                             costs of Wellsford/Whitehall
                                             Properties, L.L.C. for nine
                                             months.
    Depreciation expense            (2,385)  Represents depreciation on the
                                             assets marked * above for nine
                                             months utilizing a 40 year
                                             estimated useful life.
    Interest expense - Atrium loan  (3,246)  Represents interest on the
                                             $48.1 million Atrium mortgage
                                             loan for nine months at 9%
                                             (LIBOR + 3%).
    Interest exp. - Company
     bridge loan                    (5,825)  Represents interest on the
                                             $86.3 million Company bridge
                                             loan for nine months at 9%
                                             (LIBOR + 3%).
    Capitalized interest             2,054
                                    ------
                                    (1,983)
    Company interest through WCPT    50.10%
                                    ------
                                     ($993)
    Actual September 1997            ($160)
                                    ------
                                   ($1,153)
                                    ======

                          * Represents historical operating revenues and expenses of these assets (historical real estate taxes in the case of 600 Atrium Drive) for the nine months ended September 30, 1997.

(D) Represents historical operating revenues and expenses of the Value assets (which are not under contract to be sold) for the nine months ended September 30, 1997.

(E) Represents depreciation on the Value assets for nine months utilizing a 40 year estimated useful life.

(F) Represents interest income on the $24.2 million Abbey Credit Facility for nine months at 10% (LIBOR + 4%).

(G) Represents the Company's estimated provision for federal and state income taxes at rates of 35% and 14%, respectively.

(H) Reflects the issuance of 3.35 million common shares in connection with the Value transaction.
                       Wellsford Real Properties, Inc.
                   Pro Forma Consolidated Income Statement
                        Year Ended December 31, 1996
                    (In thousands except per share data)
                                 (Unaudited)


                               Whitehall     Value        Other
                               Pro Forma   Pro Forma    Pro Forma    Pro
                  Historical  Adjustments Adjustments  Adjustments  Forma
                  ----------  ----------- -----------  -----------  -----

REVENUE

   Rental income                            $4,547 (D)             $4,547
   Other income                                                         0
   Interest income     $757    $7,767  (A)      50 (D)  $2,418 (F) 10,992
   Joint venture
    income                     (3,656) (B)                        (3,656)
                    ------------------     -------      ------    -------

     Total Revenue      757     4,111        4,597       2,418     11,883
                    ------------------     -------      ------    -------

EXPENSES

   Property operating
    and maintenance                          1,490 (D)              1,490
   Real estate taxes                           572 (D)                572
   General and
    administrative                                                      0
   Depreciation                                773 (E)                773
   Interest                       574  (C)                            574
   Property
    management                                 199 (D)                199
                    ------------------     -------      ------    -------

    Total Expenses        0       574        3,034           0      3,608
                    ------------------     -------      ------    -------

Income before
 income taxes           757     3,537        1,563       2,418      8,275

Provision for
 income taxes                   1,560          689       1,066      3,315(G)
                    ------------------     -------      ------    -------

Net income             $757    $1,977         $874      $1,352     $4,960
                    ==================     =======     =======    =======

                       Wellsford Real Properties, Inc.
              Notes to Pro Forma Consolidated Income Statement
                        Year Ended December 31, 1996
                                 (Unaudited)


(A) Represents interest income on the $86.3 million bridge loan to Wellsford/Whitehall Properties, L.L.C. for one year at 9% (LIBOR + 3%).

(B) Represents one year of operations of Wellsford/Whitehall Properties, L.L.C. as follows:
                                              (In thousands)
    Pointview, 1700 Valley Road,
      1800 Valley Road, Chatham         $0   Under construction during this
                                             period.
    Greenbrook Corporate Center      2,420   *
    300/400/500 Atrium Drive          (793)  *
    1275 K Street                    3,916   *
    700 Atrium Drive                 1,860   *
    15 Broad Street                    320   *
    600 Atrium Drive                   (38)  *
    General and administrative exp. (2,446)  Represents the estimated general and administrative
                                             costs of Wellsford/Whitehall
                                             Properties, L.L.C. for one
                                             year.
    Depreciation expense            (3,180)  Represents depreciation on the
                                             assets marked * above for one
                                             year utilizing a 40 year
                                             estimated useful life.
    Interest expense - Atrium loan  (4,328)  Represents interest on the
                                             $48.1 million Atrium mortgage
                                             loan for one year at 9% (LIBOR
                                             + 3%).
    Interest exp. - Company bridge
                      loan         (7,767)   Represents interest on the
                                             $86.3 million Company bridge
                                             loan for one year at 9% (LIBOR
                                             + 3%).
    Capitalized interest             2,738
                                    ------
                                    (7,298)
    Company interest through
     WCPT                            50.10%
                                    ------
                                   ($3,656)
                                    ======


                           * Represents historical operating revenues and expenses of these assets (historical real estate taxes in the case of 600 Atrium Drive) for the year ended December 31, 1996.

(C) Represents interest on the portion of the credit facility draws which is not capitalizable at 7.75% (LIBOR + 1.75%) for one year.

(D) Represents historical operating revenues and expenses of the Value assets (which are not under contract to be sold) for the year ended December 31, 1996.

(E) Represents depreciation on the Value assets for one year utilizing a 40 year estimated useful life.

(F) Represents interest income on the $24.2 million Abbey Credit Facility for one year at 10% (LIBOR + 4%).

(G) Represents the Company's estimated provision for federal and state income taxes at rates of 35% and 14%, respectively.

              WELLSFORD REAL PROPERTIES, INC. AND SUBSIDIARIES
                    PRO FORMA CONSOLIDATED BALANCE SHEET
                             September 30, 1997
                               (In Thousands)
                                 (Unaudited)

 This unaudited Pro Forma Consolidated Balance Sheet is presented as if the Value Merger, the sale of certain Value assets to Whitehall Property Buyer and the acquisition of certain properties (600 Atrium Drive and 15 Broad Street) by Wellsford Office had been consummated on September 30, 1997.

 This unaudited Pro Forma Consolidated Balance Sheet is presented for comparative purposes only, and is not necessarily indicative of what the actual consolidated financial position of the Company would have been at September 30, 1997; nor does it purport to represent the future consolidated financial position of the Company. This unaudited Pro Forma Consolidated Balance Sheet should be read in conjunction with, and is qualified in its entirety by, the historical consolidated financial statements and notes thereto and historical combined financial statements and notes thereto of the Company included in this Prospectus.

                       Wellsford Real Properties, Inc.
                    Pro Forma Consolidated Balance Sheet
                             September 30, 1997
                               (In thousands)
                                 (Unaudited)


                                                       Value
                                                     Pro Forma
                                        Historical  Adjustments   Pro Forma
                                        ----------  -----------   ---------
ASSETS
Real estate assets, at cost:
   Land                                        $0      $5,453       $5,453
   Buildings and improvements                          30,902       30,902
                                         --------     -------     --------
                                                0      36,355       36,355

      Less, accumulated depreciation                                     0
                                         --------     -------     --------
                                                0      36,355       36,355


   Construction in process                 21,864                   21,864
                                         --------     -------     --------
                                           21,864      36,355  (A)  58,219
Notes receivable                          145,880                  145,880
Investment in joint venture                32,425                   32,425
                                         --------     -------     --------
Total real estate assets                  200,169      36,355      236,524

Cash and cash equivalents                   5,533    (130,000)(B)    4,033
                                                       64,000 (C)
                                                       65,000 (D)
                                                         (500)(E)
Restricted cash                             6,717                    6,717
Deferred tax asset                                      4,007 (F)    4,007
Other assets                                1,983                    1,983
                                         --------     -------     --------


Total Assets                             $214,402     $38,862     $253,264
                                         ========     =======     ========

LIABILITIES AND EQUITY

Liabilities:
   Tax exempt mortgage note payable       $14,755                  $14,755
   Credit facility                         10,000                   10,000
   Other liabilities                        6,667                    6,667
                                         --------     -------     --------

Total Liabilities                          31,422           0       31,422
                                         --------     -------     --------

Commitments and contingencies                --          --           --

Minority Interest                           3,092                    3,092

Equity:
   Common Stock, 197,650,000 shares
      authorized - 19,922,043 shares,
      $.01 par value per share, issued
      and outstanding as adjusted             166          33          199
   Class A Common Stock, 350,000 shares
      authorized - 339,806, $.01 par
      value per share, issued
      and outstanding as adjusted               3                        3
   Series A 8% Convertible Redeemable
      Preferred Stock, 2,000,000 shares
      authorized - no shares, $.01 par
      value per share, issued and
      outstanding                            --                       --
   Paid in capital in excess of
      par value                           178,288      38,829      217,117
   Retained earnings                        1,431                    1,431
                                         --------     -------     --------

Total Equity                              179,888      38,862 (G)  218,750
                                         --------     -------     --------


Total Liabilities and Equity             $214,402     $38,862     $253,264
                                         ========     =======     ========

                       Wellsford Real Properties, Inc.
                Notes to Pro Forma Consolidated Balance Sheet
                             September 30, 1997
                               (In thousands)
                                 (Unaudited)


(A) Represents real estate assets (which are not under contract to be sold) to be acquired in the Value transaction, as follows:

     Gross real estate assets to be acquired                $101,355
     Real estate assets to be sold (pursuant to (D) below)   (65,000)
                                                            --------
     Net real estate assets to be acquired                   $36,355
                                                            ========

(B) Represents cash to be paid to the Value shareholders in the Value transaction.

(C)  Represents Value cash to be received in the Value transaction.

(D) Represents proceeds from the sale of certain Value real estate assets which are under contract to be sold to Whitehall Property Buyer.

(E) Represents estimated stock issuance costs to be paid in connection with the Value transaction.

(F) Represents the net deferred tax asset to be acquired in the Value transaction, $34,927 net of allowance of $29,319 and deferred tax liability of $1,601 (related to the Value NOL carryforward).

(G) Represents 3,350,000 Company common shares to be issued at $11.75 per share in connection with the Value transaction, less $0.5 million of stock issuance costs.

                       REPORT OF INDEPENDENT AUDITORS



To the Shareholders and Board of Directors of Wellsford Real Properties, Inc.


     We have audited the accompanying combined balance sheets of the Predecessor to Wellsford Real Properties, Inc. (the "Company") as of December 31, 1996 and 1995, and the related combined statements of income and equity for the year ended December 31, 1996 and cash flows for the year ended December 31, 1996 and for the period from March 22, 1995 (the date the assets were acquired and liabilities incurred) to December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     As described in Note 1, no operating revenues or expenses were incurred in the period from March 22, 1995 through December 31, 1995. Accordingly, the statement of income for the period ended December 31, 1995 has been omitted.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Company at December 31, 1996 and 1995, and the combined results of its operations for the year ended December 31, 1996 and its cash flows for the year ended December 31, 1996 and for the period from March 22, 1995 to December 31, 1995, in conformity with generally accepted accounting principles.



                                         /s/  ERNST & YOUNG LLP
                                         ------------------------------


New York, New York
February 28, 1997

                WELLSFORD REAL PROPERTIES, INC. (PREDECESSOR)
                           COMBINED BALANCE SHEETS
                               (In thousands)


                               December 31,   December 31,
                                   1996           1995
                                   ----           ----
ASSETS

Construction in process         $21,306         $7,955
Restricted cash                   5,520         10,414
Mortgage note and interest
  receivable                     17,934              0
                               --------        -------

Total Assets                    $44,760        $18,369
                               ========        =======


LIABILITIES AND EQUITY

Tax exempt mortgage note
  payable                       $14,755        $14,755
                               --------        -------

Total Liabilities                14,755         14,755
                               ========        =======


Commitments and contingencies      --             --

Equity                           30,005          3,614
                               --------        -------

Total Equity                     30,005          3,614
                               --------        -------


Total Liabilities and Equity    $44,760        $18,369
                               ========        =======


See accompanying notes.

                WELLSFORD REAL PROPERTIES, INC. (PREDECESSOR)
                   COMBINED STATEMENT OF INCOME AND EQUITY
                               (In thousands)



                                               Year
                                               Ended
                                           December 31,
                                               1996


Interest income                                 $757
                                             _______
Net income                                       757
                                             _______

Equity, January 1, 1996                        3,614
Contributions                                 25,634
                                             _______
Equity, December 31, 1996                    $30,005
                                             =======

See accompanying notes.

                WELLSFORD REAL PROPERTIES, INC. (PREDECESSOR)
                      COMBINED STATEMENTS OF CASH FLOW
                               (In thousands)

                                                  Year     Period From
                                                  Ended    March 22 to
                                              December 31, December 31,
                                                  1996         1995
                                                  ----         ----
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income                                        $757           $0
Adjustments to reconcile net income to net cash
   provided by operating activities:
     Decrease (increase) in assets:
        Debt service reserve                     4,894        4,341
        Interest receivable                      (134)            0
                                               ---------------------
     Net cash provided by operating activities   5,517        4,341
                                               ---------------------


CASH FLOWS FROM INVESTING ACTIVITIES:
Investments in real estate assets             (13,351)       (7,955)
Investment in mortgage note receivable        (17,800)            0
                                              -----------------------
     Net cash (used) in investing activities  (31,151)       (7,955)
                                              -----------------------


CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from tax exempt mortgage note payable       0       14,755
Funding of restricted cash accounts                  0      (14,755)
Equity contributions                            25,634        3,614
                                               ----------------------
Net cash provided by financing activities       25,634        3,614
                                               ----------------------


Net increase (decrease) in cash and cash
  equivalents                                        0            0
Cash and cash equivalents, beginning of period       0            0
                                               ______________________

Cash and cash equivalents, end of period            $0           $0
                                               ========================

Cash paid during the period for interest          $663         $335
                                               ========================

See accompanying notes.

                WELLSFORD REAL PROPERTIES, INC. (PREDECESSOR)
                   NOTES TO COMBINED FINANCIAL STATEMENTS

(1)  Organization and Basis of Presentation

     Wellsford Real Properties, Inc. ("WRP Newco"), a C corporation formed on
       January 8, 1997, is a subsidiary of Wellsford Residential Property Trust ("Wellsford"). On January 16, 1997 Wellsford announced its intention to merge with Equity Residential Properties Trust ("EQR"). Immediately prior to the Merger, Wellsford intends to contribute certain of its assets to WRP Newco and have WRP Newco assume certain liabilities of Wellsford. Immediately after the contribution of assets to WRP Newco and immediately prior to the Merger, Wellsford intends to distribute to its common shareholders all the outstanding shares of WRP Newco owned by Wellsford. The common shareholders of Wellsford will receive one common share of WRP Newco for each four common shares of Wellsford owned.

     The accompanying combined financial statements of the predecessor to WRP
       Newco (the "Company") include the assets and liabilities to be contributed and assumed by WRP Newco from the time the assets and liabilities were acquired or incurred, respectively, by Wellsford or the majority owned or controlled subsidiary of Wellsford. Such financial statements have been prepared using the historical basis of the assets and liabilities and historical results of operations related to the Company's assets.

     For the purpose of the Company, the assets were acquired and liabilities incurred beginning on March 22, 1995. During the period from March 22, 1995 through December 31, 1996 the Company was principally involved in the initial phase of construction development activities with no operating revenues or expenses incurred. Accordingly, the income statement for the period ended December 31, 1995 has been omitted. The Company has earned interest income on the Sonterra Mortgage (see Note 4) during the year ended December 31, 1996.

(2)  Summary of Significant Accounting Policies

     Principles of Combination. All significant intercompany transactions between Wellsford and the majority owned or controlled subsidiaries relating to the assets and liabilities that are to be contributed or assumed by WRP Newco have been eliminated in combination.

     Income Recognition. Residential communities are leased under operating leases with terms generally one year or less; rental revenue is recognized monthly as it is earned. Commercial properties are leased under operating leases; rental revenue is recognized on a straight-line basis over the terms of the leases.

     Cash and Cash Equivalents. The Company considers all demand and money market accounts and short term investments in government funds with an original maturity of three months or less to be cash and cash equivalents.

     Real Estate and Depreciation. Costs directly related to the acquisition and improvement of real estate are capitalized, including interest expense incurred during and related to construction and including all improvements identified during the underwriting of a property acquisition.

     Depreciation is computed over the expected useful lives of depreciable property on a straight line basis, principally 40 years for buildings and improvements and 5 to 12 years for furnishings and equipment.

     The Company has adopted Statement of Financial Accounting Standard
       ("SFAS") 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of" which requires that long-lived assets to be held and used be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable and that long-lived assets to be disposed of be measured at the lower of carrying amount or net realizable value. The adoption of SFAS 121 has not had an impact on the Company's combined financial position or results of operations.

     Mortgage Note Receivable Impairment. The Company considers a note impaired if, based on current information and events, it is probable that all amounts due under the note agreement are not collectable. Impairment is measured based upon the fair value of the underlying collateral. No impairment has been recorded through December 31, 1996.

     Financing Costs. Financing and refinancing costs are capitalized and amortized over the term of the related loan under the interest method. Credit facility fees are capitalized and amortized over the term of the commitment on a straight-line basis.

     Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(3)  Restricted Cash

     Restricted cash primarily consists of the remaining proceeds from the Palomino Park tax-exempt mortgage note (Note 5) which are restricted in their use to construction costs and capitalized interest related to the Palomino Park development project (Note 4).

(4)  Multifamily Communities and Mortgage Note Receivable

     The Company holds a $17.8 million mortgage on a 344 unit, newly constructed community in Tucson, Arizona known as Sonterra at Williams Centre (the "Sonterra Mortgage"). The Sonterra Mortgage was originated in July 1996, bears interest at 9% per annum and matures in July 1999. The Company also has the exclusive option to purchase the community for $20.5 million through December 1997 and $21 million during 1998. Interest receivable of $0.1 million is included in the December 31, 1996 balance. The fair market value of the Company's mortgage note receivable, estimated by using a discounted cash flow analysis, approximates the carrying amount. In connection with the Sonterra Mortgage, a $0.2 million origination fee was paid to Wellsford by the borrower.

     The Company currently has two multifamily projects under development in a suburb of Denver, Colorado, totaling 760 apartment units (collectively, the "Development Communities"). The Development Communities are the first of five communities at Palomino Park, a 1,880 unit master-planned, security controlled apartment/townhome community. The Company has the option to develop phases three through five, but is not obligated to do so. The 181.8 acre master site surrounds an amenity-filled, 24 acre park and an approximately 29,000 square foot recreational center to be shared by all phases. The Development Communities are being constructed pursuant to fixed-price contracts, with a local developer, and are estimated to cost approximately $76.1 million in total, including certain development and incentive fees payable to the developer. The Company is committed to purchase 100% of the Development Communities upon completion and the achievement of certain occupancy levels. At December 31, 1996 the Company had invested $21 million related to the land for the Development Communities, the recreation center and general infrastructure work. A portion of such infrastructure will become the property of certain local governmental entities at the date of completion and retirement of the tax-exempt mortgage note payable described in Note 5. In addition, approximately $21.8 million was outstanding at December 31, 1996 on a construction loan to the developer, which the Company would repay upon purchase assuming completion and achievement of certain occupancy levels. During the periods ended December 31, 1996, and December 31, 1995, respectively, the Company capitalized $0.7 million and $0.3 million of interest to the Development Communities. The Company expects to fund the construction of its Development Communities from its working capital and with proceeds from a credit facility and a $14.8 million tax-exempt mortgage note (Note 5).

     Subsequent to December 31, 1996, the Company entered into contracts on five commercial office properties for $47.6 million in aggregate, and has closed on four of the properties. The purchase prices for these commercial properties include approximately $2.25 million in value of shares of WRP Newco Common to be issued to an entity in consideration for the assignment of the purchase contracts entered into by such entity. Upon liquidation of such entity, each of the Chairman of the Board and President of Wellsford, Messrs. Lynford and Lowenthal, will receive approximately 16.4% of such shares, and the wife of Mark Germain, a trustee of Wellsford, will receive approximately 13.8% of such shares. Each are owners of such entity.

     Greenbrook Corporate Center ($23.7 million) is a Class A, three-story office building with a 35 foot atrium, located in Fairfield, NJ, and comprising approximately 190,000 square feet. It is situated on a 20 acre developed site with 7 acres of additional, contiguous undeveloped land.

     Point View ($15.8 million) consists of 194 acres containing two office buildings, totaling approximately 560,000 square feet, an adjacent 10-acre undeveloped site, and a central utility plant located in Wayne, NJ. The site is currently undergoing a major renovation. The purchase of this building was closed in February 1997.

     1700 Valley Road ($1.0 million) is a Class B+, two-story vacant office building located in Wayne, NJ and comprising approximately 70,600 square feet. It is situated on a nine acre site. The purchase of this building was closed in February 1997.

     1800 Valley Road ($2.0 million) is a Class B+, two-story vacant office building located in Wayne, NJ and comprising approximately 54,800 square feet. It is situated on a 14 acre site. The purchase of this building was closed in February 1997.

     The Chatham Building ($5.1 million) is a three-story office building located in Chatham, NJ and comprising approximately 65,000 square feet. The site is currently undergoing a major renovation. The purchase of this building was closed in January 1997.

(5)  Tax Exempt Mortgage Notes Payable

     At December 31, 1996 and 1995, the Company had $14.8 million of tax exempt mortgage notes payable outstanding. The Company's tax exempt mortgage note payable is secured by certain infrastructure at the Company's Palomino Park development and bears interest-only payments at a variable rate (which approximates the Standard & Poor's / J.J. Kenney index for short-term high grade tax-exempt bonds, currently
       3.65 %) until it matures in December 2035.

     The tax-exempt mortgage note payable is security for tax-exempt bonds which are backed by a letter of credit from a AAA rated financial institution. Wellsford has guaranteed the reimbursement of the financial institution in the event that the letter of credit is drawn upon. It is anticipated that as a result of the Merger, this guaranty will be replaced by the guarantees of WRP Newco and EQR. These bonds require the Company to obtain the approval of both the trustee, as defined in the bond documents, and the above mentioned financial institution for transactions such as those anticipated in connection with the Merger and Distribution. The Company expects to receive such approvals.

     The fair market value of the variable rate tax exempt mortgage note is considered to be the carrying amount.

(6)  Commitments and Contingencies

     WRP Newco will enter into employment agreements with certain of its officers. Such agreements will be for terms which expire between 1999 and 2002, and will provide for aggregate annual base salaries of $0.9 million, $0.9 million and $0.6 million in 1997, 1998 and 1999 through 2002, respectively. The Company is obligated under an operating lease covering its corporate headquarters for $0.2 million in 1997, $0.2 million in 1998, and $0.2 million in 1999, plus certain operating expense escalations.

     As a commercial real estate owner, the Company is subject to potential environmental costs. The Company's Point View site contains asbestos containing materials ("ACMs"); upon acquisition of the property, the Company intends to proceed with the removal of all ACMs in such property which is anticipated to cost $3.5 million. At this point in time, management of the Company is not aware of any environmental concerns that would have a material adverse effect on the Company's financial position or future results of operations except as just described.

     In 1997 WRP Newco will adopt a defined contribution savings plan pursuant to Section 401 of the Internal Revenue Code. Under such a plan there are no prior service costs. All employees will be eligible to participate in the plan after one year of service. Employer
       contributions  will be  made  based   on  a  discretionary  amount
       determined by WRP Newco's management. Employer contributions, if any, will be based upon the amount contributed by an employee.

     The Company will lend $20 million of an $80 million secured subordinated mezzanine loan to an entity which owns substantially all of the equity interest (the "Equity Interest") in the owner of a 52-story, approximately 1.75 million sq.ft. Class A office building located at 277 Park Avenue, New York City (the "277 Park Loan"). The loan will be secured primarily by a pledge of the Equity Interest owned by the Borrower. The 277 Park Loan will be due in April 2007 and will bear interest at the rate of approximately 12% per annum.

                              VALUE PROPERTY TRUST


                          INDEX TO FINANCIAL STATEMENTS




Report of Independent Auditors

Consolidated Financial Statements

    Consolidated Statement of Operations
    (Years ended September 30, 1996, 1995 and 1994)

    Consolidated Balance Sheet
    (September 30, 1996 and 1995)

    Consolidated Statement of Cash Flows
    (Years ended September 30, 1996, 1995 and 1994)

    Consolidated Statement of Shareholder's Equity
    (Years ended September 30, 1996, 1995 and 1994)

Notes to the Consolidated Financial Statements

Financial Statements Schedules

    Schedule XI -- Real Estate Accumulated
    Depreciation and Amortization (September 30, 1996)

    Schedule XII -- Mortgage Loans on Real Estate
    (September 30, 1996)

                         REPORT OF INDEPENDENT AUDITORS





To the Trustees and Shareholders of
Value Property Trust:

        We have audited the consolidated financial statements and the financial statement schedules of Value Property Trust listed in Item 14(a) of this Form 10-K as of and for the year ended September 30, 1996. These financial statements and financial statement schedules are the responsibility of the Trust's management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedules based on our audit. The financial statements and financial statement schedules of Value Property Trust as of September 30, 1995, and for the years ended September 30, 1995 and 1994, were audited by other auditors whose report dated November 10, 1995, included an emphasis of matter paragraph which described the reorganization and the implementation of Fresh Start Reporting as discussed in Note 1 to the financial statements.

        We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the 1996 consolidated financial statements referred to above present fairly, in all material respects, the financial position of Value Property Trust as of September 30, 1996, and the consolidated results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles. In addition, in our opinion, the related 1996 financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material aspects, the information required to be included therein.



COOPERS & LYBRAND L.L.P.



New York, New York
November 27, 1996

                         REPORT OF INDEPENDENT AUDITORS





Trustees and Shareholders
Value Property Trust

        We have audited the balance sheets of Value Property Trust (formerly Mortgage and Realty Trust) at September 30, 1995 and 1994 and the related statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended September 30, 1995. These financial statements are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        As more fully described in the financial statements, on September 22, 1995, the Bankruptcy Court confirmed the Trust's plan of reorganization which was consummated on September 29, 1995 permitting the Trust to emerge from proceedings under the Bankruptcy Code. The Trust implemented the guidance as to the accounting for entities emerging from Chapter 11 set forth in Statement of Position 90-7, "Financial Reporting by Entities in Reorganization under the Bankruptcy Code" ("Fresh Start Reporting") as of September 30, 1995. Due to the reorganization and the implementation of Fresh Start Reporting, assets were recorded at reorganization value, liabilities were recorded at fair values and outstanding obligations were discharged primarily in exchange for cash, new indebtedness and equity. As a result, the balance sheet at September 30, 1995 reflects a new basis of accounting and, accordingly, is not comparable to balance sheets prior to that date.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Value Property Trust, at September 30, 1995 and 1994, and the results of its operations and its cash flows for each of the three years in the period ended September 30, 1995, in conformity with generally accepted accounting principles.



ERNST & YOUNG LLP



Philadelphia, Pennsylvania
November 10, 1995

                                                        VALUE PROPERTY TRUST
                                                CONSOLIDATED STATEMENTS OF OPERATIONS
                                                  FOR THE YEARS ENDED SEPTEMBER 30
                                               (amounts in thousands except per share)
                                                                                POST-                             PRE-
                                                                            CONFIRMATION                      CONFIRMATION
                                                                            ------------             ------------------------------
                                                                                1996                  1995                   1994
                                                                            ------------    |        --------              --------
Revenue:                                                                                    |
Rental properties:                                                                          |
  Rental income                                                               $ 26,925      |        $ 24,608              $ 18,495
  Operating expense reimbursement                                                3,557      |           2,286                 1,705
Interest and fee income on mortgage loans                                        2,853      |           9,353                14,725
Interest on short-term investments                                               1,713      |           3,086                 1,238
Other                                                                               18      |             131                   114
                                                                              --------      |        --------              --------
                                                                                35,066      |          39,464                36,277
                                                                              --------      |        --------              --------
Expenses:                                                                                   |
Interest                                                                        10,489      |          35,900                33,002
Rental properties:                                                                          |
  Depreciation and amortization                                                  2,347      |           7,306                 5,839
  Operating                                                                     12,084      |          11,702                 9,827
Other operating expenses                                                         3,173      |           4,518                 4,839
Provision for losses on mortgage loans and related investments                      --      |           3,000                 2,000
                                                                              --------      |        --------              --------
                                                                                28,093      |          62,426                55,507
                                                                              --------      |        --------              --------
Income (loss) from operations before reorganization items,                                  |
  and extraordinary item                                                         6,973      |         (22,962)              (19,230)
                                                                              --------      |        --------              --------
Reorganization items:                                                                       |
  Professional fees and other                                                       --      |           6,219                 2,360
  Interest income                                                                   --      |            (441)                   --
  Write down of invested assets to reorganization value                             --      |          66,597                    --
                                                                              --------      |        --------              --------
Total reorganization items                                                          --      |          72,375                 2,360
                                                                              --------      |        --------              --------
Income (loss) before extraordinary item                                          6,973      |         (95,337)              (21,590)
                                                                              --------      |        --------              --------
Extraordinary item-gain on extinguishment of debt                                   --      |          75,304                    --
                                                                              --------      |        --------              --------
Net income (loss)                                                             $  6,973      |        $(20,033)             $(21,590)
                                                                              ========      |        ========              ========
Net income per share*                                                           $ 0.62      |
                                                                              ========      |
Weighted average number of common shares outstanding                            11,226      |          11,226                11,226

*Net income (loss) per share for all pre-confirmation periods is not presented because this information is not meaningful as a result of the Reorganization and the adoption of "Fresh Start Reporting". See Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations.

          See accompanying notes to consolidated financial statements.

                              VALUE PROPERTY TRUST

                           CONSOLIDATED BALANCE SHEETS
                               AS OF SEPTEMBER 30

                             (dollars in thousands)
                                                                   1996         1995
                                                                 --------     --------
                                ASSETS
Assets Held For Sale:
     Mortgage loans ........................................     $   --       $ 21,966
     Investment in partnerships ............................       10,219        5,220
     Real estate owned .....................................       38,171       42,059
                                                                 --------     --------
                                                                   48,390       69,245
                                                                 --------     --------
Assets Held For Investment:
     Mortgage loans ........................................          663       35,013
     Investment in partnerships ............................       13,486       20,648
     Real estate owned .....................................       63,196       81,581
     Notes receivable ......................................         --            633
                                                                 --------     --------
                                                                   77,345      137,875
                                                                 --------     --------

Total Invested Assets ......................................      125,735      207,120

Cash and cash equivalents ..................................       29,501        9,977
Restricted cash ............................................       12,213        6,791
Interest receivable and other assets .......................        4,962        8,441
                                                                 --------     --------

Total Assets ...............................................     $172,411     $232,329
                                                                 ========     ========

                            LIABILITIES

Senior Secured Notes (Due 1999) ............................     $ 63,226          $--
Senior Secured Notes (Due 2002) ............................         --        109,975
Mortgage payable ...........................................         --         17,535
Accounts payable and accrued expenses ......................        1,804        4,745
Interest payable ...........................................          334         --
                                                                 --------     --------
Total Liabilities ..........................................       65,364      132,255
                                                                 --------     --------
Commitments and contingencies

(Continued)

                              VALUE PROPERTY TRUST

                           CONSOLIDATED BALANCE SHEETS
                         AS OF SEPTEMBER 30 -- Continued

                             (dollars in thousands)
                                                                   1996         1995
                                                                 --------     --------
                      SHAREHOLDERS' EQUITY

Preferred Shares, $1 par value: 3,500,000 shares authorized,
  none issued ..............................................         --           --
Common Shares, $1 par value: 20,000,000 shares authorized,
  11,226,310 and 11,226,215 shares issued and outstanding ..       11,226       11,226
Additional paid-in capital .................................       88,848       88,848
Accumulated earnings .......................................        6,973         --
                                                                 --------     --------
Total Shareholders' Equity .................................      107,047      100,074
                                                                 --------     --------
Total Liabilities and Shareholders' Equity .................     $172,411     $232,329
                                                                 ========     ========































          See accompanying notes to consolidated financial statements.

                                                        VALUE PROPERTY TRUST

                                                CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                  FOR THE YEARS ENDED SEPTEMBER 30

                                                       (dollars in thousands)

                                                                                       POST-                        PRE-
                                                                                    CONFIRMATION                CONFIRMATION
                                                                                    ------------        ---------------------------
                                                                                        1996              1995               1994
                                                                                    ------------   |    ---------         ---------
Net income (loss) ............................................................        $   6,973    |    $ (20,033)        $ (21,590)
Adjustments to reconcile net income (loss) to net cash                                             |
  provided by (used in) operating activities:                                                      |
    Write down of invested assets to reorganization value ....................             --      |       66,597              --
    Extraordinary item-gain on extinguishment of debt ........................             --      |      (75,304)             --
    Depreciation and amortization on real estate .............................            2,347    |        7,306             5,839
    Provision for losses .....................................................             --      |        3,000             2,000
  (Decrease) increase in accounts payable and accrued expenses ...............           (2,942)   |          199              (217)
  Increase (decrease) in interest payable ....................................              334    |      (32,568)           32,156
  Decrease (increase) in receivables and other assets ........................            2,675    |         (576)           (1,160)
  Net change in interest reserves, deferred income ...........................             --      |         (162)             (582)
  Recoveries of charge-offs to allowance for losses ..........................             --      |          631             1,019
  Other ......................................................................             --      |         --                (967)
                                                                                      ---------    |    ---------         ---------
Total adjustments ............................................................            2,414    |      (30,877)           38,088
                                                                                      ---------    |    ---------         ---------
Net cash provided by (used in) operating activities ..........................            9,387    |      (50,910)           16,498
                                                                                      ---------    |    ---------         ---------
                                                                                                   |
Cash flows from investing activities: Investment in real estate:                                   |
    Real estate owned ........................................................           (4,550)   |      (11,283)           (7,116)
    Advances on mortgage loans ...............................................              (73)   |         (733)           (1,337)
    Partnerships .............................................................             (344)   |       (2,211)             --
  Principal repayments on mortgage loan receivables ..........................              332    |       22,711            34,308
  Proceeds from the sale of real estate ......................................           27,093    |        3,350             6,360
  Proceeds from the sale of mortgage loans and notes receivable ..............           57,047    |         --                --
  Repayments on notes receivable .............................................              338    |          217               168
                                                                                      ---------    |    ---------         ---------
Net cash provided by investing activities ....................................           79,843    |      12,051            32,383
                                                                                      ---------    |   ---------         ---------


(Continued)

                                                        VALUE PROPERTY TRUST

                                                CONSOLIDATED STATEMENTS OF CASH FLOWS

                                            FOR THE YEARS ENDED SEPTEMBER 30 -- Continued

                                                       (dollars in thousands)

                                                                                       POST-                        PRE-
                                                                                    CONFIRMATION                CONFIRMATION
                                                                                    ------------        ---------------------------
                                                                                        1996              1995               1994
                                                                                    ------------   |    ---------         ---------
Cash flows from financing activities:                                                              |
  Payment of mortgage payable ................................................          (17,535)   |          (58)             --
  Principal payment of senior secured notes (due 2002) .......................         (109,975)   |       (4,647)             --
  Principal payment of senior secured notes (due 1999) .......................           (4,153)   |         --                --
  Borrowing of senior notes (due 1999) .......................................           67,379    |         --                --
  Increase in restricted cash ................................................           (5,422)   |       (3,808)           (2,983)
                                                                                      ---------    |    ---------         ---------
Net cash used in financing activities ........................................          (69,706)   |       (8,513)           (2,983)
                                                                                      ---------    |    ---------         ---------
Net increase (decrease) in cash and cash equivalents .........................           19,524    |      (47,372)           45,898
Cash and cash equivalent and beginning of period .............................            9,977    |       57,349            11,451
                                                                                      ---------    |    ---------         ---------
Cash and cash equivalent at end of period ....................................        $  29,501    |    $   9,977         $  57,349
                                                                                      ---------    |    ---------         ---------
                                                                                                   |
Supplemental schedule of non-cash investing activities:                                            |
  Charge-offs against allowance for losses ...................................        $    --      |    $   5,515         $     378
                                                                                      ---------    |    ---------         ---------
  Transfer of mortgage loans to real estate owned ............................        $   5,120    |    $  10,900         $  13,100
                                                                                      ---------    |    ---------         ---------
                                                                                                   |
Interest Paid ................................................................        $   9,972    |    $    --           $    --
                                                                                      ---------    |   ---------         ---------















          See accompanying notes to consolidated financial statements.

                                                        VALUE PROPERTY TRUST


                                           CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                        FOR THE YEARS ENDED SEPTEMBER 30, 1996, 1995 AND 1994

                                                       (amounts in thousands)

                                                                         ADDITIONAL           ACCUMULATED                TOTAL
                                               COMMON SHARES              PAID-IN              (DEFICIT)             SHAREHOLDERS'
                                           SHARES        AMOUNT           CAPITAL              EARNINGS                 EQUITY
                                           ------       --------          --------             --------                --------

Balance at September 30, 1993              11,226       $ 11,226          $182,375            $(151,978)               $ 41,623

Net loss                                       --             --                --              (21,590)                (21,590)
                                           ------       --------          --------             --------                --------

Balance at September 30, 1994              11,226         11,226           182,375             (173,568)                 20,033

Net loss                                       --             --                --              (20,033)                (20,033)

Reverse stock split                       (10,889)       (10,889)         (268,905)                  --                (279,794)
Issuance of Common Stock                   10,889         10,889           175,378                   --                 186,267

Adjustment to restate
  accumulated deficit to zero                  --             --                --              193,601                 193,601
                                           ------       --------          --------             --------                --------


====================================================================================================================================



Balance at September 30, 1995              11,226         11,226            88,848                    0                 100,074
                                           ------       --------          --------             --------                --------

Net income                                     --             --                --                6,973                   6,973
                                           ------       --------          --------             --------                --------

Balance at September 30, 1996              11,226       $ 11,226          $ 88,848             $  6,973                $107,047
                                           ======       ========          ========             ========                ========










          See accompanying notes to consolidated financial statements.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


1. BASIS OF FINANCIAL INFORMATION AND PLAN OF REORGANIZATION

        On September 29, 1995, the Trust's Prepackaged Plan of Reorganization was declared effective by the United States Bankruptcy Court for the Central District of California.

        Under the Prepackaged Plan, holders of the Trust's $290,000,000 principal amount of Senior Secured Uncertificated Notes due 1995 received (i) $110,000,000 principal amount of newly issued 11-1/8% Senior Secured Notes due 2002, (ii) $71,000,000 ($25,000,000 paid in April 1995) in cash and (iii)
approximately 10,889,430 newly issued Common Shares representing, in the aggregate, approximately 97% of the Common Shares outstanding after the effective date. In connection with the Prepackaged Plan, the Trust effected a 1 for 33.33 reverse stock split of all outstanding Common Shares.

        In connection with its emergence from the Chapter 11 proceeding, the Trust implemented Fresh Start Reporting as of September 30, 1995, as set forth in Statement of Position 90-7 "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code." The Trust adopted Fresh Start Reporting because (i) the holders of existing voting shares immediately before filing and confirmation of the Prepackaged Plan received less than 50% of the voting shares of the new entity and (ii) the reorganization value immediately before the date of confirmation was less than the total of all post-petition liabilities and allowed claims, as shown below:

                                                                      ($ in 000)
                                                                      ---------
Total post-petition liabilities and allowed claims ...........        $ 351,833
Reorganization value .........................................         (278,354)
                                                                      ---------

Excess of liabilities over reorganization value ..............        $  73,479
                                                                      =========


        The post-confirmation financial statements and schedules amounts have been segregated by a black line in order to signify that the financial statements and schedules are that of a new reporting entity and have been prepared on a basis which is not comparable to the pre-confirmation financial statements and schedules.

        The Trust based the reorganization value of assets on the mid-point of the range of values prepared by independent specialists in the field of real estate valuation. The valuation of its real estate investments was prepared as of March 31, 1995 and was adjusted to September 30, 1995 for various accounts such as cash and cash equivalents, accounts receivable and accounts payable.

        The Trust's liabilities were stated at their fair value. The difference between reorganization value of the assets and the fair value of the liabilities was recorded as an adjustment to shareholders' equity with the accumulated deficit restated to zero.

        The real estate valuation analysis reflected the selection of 26 assets which represented 81% of the Trust's book value at March 31, 1995. The selection was divided between east coast and west coast assets and generally represented the highest dollar values in the portfolio.

        The analysis factored in, among other things, (i) the most recent property cash flow projections for the properties selected, (ii) where applicable, the most recent operating rent roll and other financial information relative to the assets selected, (iii) the most recent third party, independent appraisals, where applicable and available, (iv) discussions with the respective asset managers to determine loan status, property characteristics, current occupancy, existing market rental rates, new leases, current payoff discussions and asset sales, and (v) a review of limited market information for the properties.

        The valuation of the asset portfolio assumed continued operation of the portfolio for several years. Sales and pay-offs of certain assets occurred throughout the analysis period (six years) and no additional investments were made. Property cash flows, loan payments and pay-offs, and reversion amounts (based on normalized capital expenditures in the reversion year) were discounted to present value at 12 percent per year. Amounts do not include extraordinary expenses for reorganization or litigation.

        The going concern value was reduced by other operating expenses that would be incurred over a six year period. The present value of expenses was calculated by applying a capitalization rate of 10 percent to Year 6 stabilized other expenses and discounting both the capitalized, stabilized Year 6 expenses and the annual expenses at 12 percent. The net present value of operating expenses was $27.3 million.

        The effect of the Fresh Start Reporting on the Trust's historical cost balance sheet at September 30, 1995 is as follows:

                                                     PRE-               REORGANIZATION           FRESH START             POST-
                                                 CONFIRMATION             ADJUSTMENTS            ADJUSTMENTS         CONFIRMATION
                                                 ------------             -----------            -----------         ------------
(dollars in thousands)
ASSETS
     Assets held for sale:
         Mortgage loans                             $ 30,225                                   ($  8,259) (E)           $ 21,966
         Investments in partnerships                   6,478                                      (1,258) (E)              5,220
         Real estate owned                            50,406                                      (8,347) (E)             42,059
                                                    --------             --------              ---------                --------
                                                      87,109                    0                (17,864) (E)             69,245
                                                    --------             --------              ---------                --------
     Assets held for investment:
         Mortgage loans                               46,721                                     (11,708) (E)             35,013
         Investments in partnerships                  26,249                                      (5,601) (E)             20,648
         Notes receivable                                700                                         (67) (E)                633
         Real estate owned                           124,484                                     (42,903) (E)             81,581
                                                    --------             --------              ---------                --------
                                                     198,154                    0                (60,279) (E)            137,875
                                                    --------             --------              ---------                --------
                                                     285,263                    0                (78,143) (E)            207,120
Less: allowance for losses                           (11,546)                                     11,546  (E)                  0
                                                    --------             --------              ---------                --------
                                                     273,717                    0                (66,597) (E)            207,120

Cash and cash equivalents                             56,002              (46,025) (A)                                     9,977
Restricted cash                                        6,791                                                               6,791
Interest receivable and other assets                   8,441                                                               8,441
                                                    --------             --------              ---------                --------
         Total Assets                               $344,951             ($46,025)              ($66,597)               $232,329
                                                    --------             --------              ---------                --------
LIABILITIES
     Senior Notes Due 1995                          $290,000            ($290,000) (B)                                  $      0
     Senior Notes Due 2002                                 0              109,975  (B)                                   109,975
     Mortgage payable                                 17,535                                                              17,535
     Interest payable                                 41,378              (41,378) (B)                                         0
     Accounts payable and other                        2,920                1,825  (C)                                     4,745
                                                    --------             --------              ---------                --------
         Total Liabilities                           351,833             (219,578)                     0                 132,255
                                                    --------             --------              ---------                --------
SHAREHOLDERS' EQUITY
     Common Stock at par                              11,226                                                              11,226
     Additional paid in capital                      182,375              175,378  (D)          (268,905) (F)             88,848
     Accumulated deficit                            (200,483)              (1,825) (C)           202,308  (F)                  0
                                                    --------             --------              ---------                --------

         Total Shareholders' Equity                   (6,882)             173,553                (66,597)                100,074
                                                    --------             --------              ---------                --------
         Total Liabilities and
           Shareholders' Equity                     $344,951             $(46,025)             $ (66,597)               $232,329
                                                    ========             ========              =========                ========

ADJUSTMENTS TO REFLECT REORGANIZATION

(A) Reflects a $46,025 payment to creditors made at implementation of the plan.

(B) Reflects the cancellation of the Senior Secured Notes due 1995 in the face amount of $290,000 and the related interest payable on these notes of $41,378 and the recording of the new Senior Notes due 2002 in the face amount of $109,975.

(C) Reflects the cost of the termination pay plan (See Note 9) ($1,325) and the cost associated with the restructuring ($500).

(D) Reflects the conversion of amounts previously owed under the Senior Secured Notes due 1995 converted to a 97% interest in the common shares of the reorganized Trust as follows:

                                                                      ($ in 000)
                                                                      ---------
Face amount of Senior Notes due 1995 .........................        $ 290,000
Interest payable .............................................           41,378
                                                                      ---------

Total amount payable to creditors ............................          331,378
Less: Senior Notes due 2002 ..................................         (109,975)
Less: Cash payment to creditors ..............................          (46,025)
                                                                      ---------

Amount previously due creditors converted to equity ..........        $ 175,378
                                                                      =========

        The following unaudited table reflects the ownership (as between holders of Outstanding Common Shares and holders of Outstanding Notes) of the Trust's Common Shares before and after consummation of the 1995 Restructuring.

                               COMMON SHARES BEFORE                   COMMON SHARES AFTER                       COMMON
                                REVERSE STOCK SPLIT                 REVERSE STOCK SPLIT BUT                  SHARES AFTER
                                  OR CONSUMMATION                   BEFORE CONSUMMATION OF                   CONSUMMATION
                               OF THE RESTRUCTURING                    THE RESTRUCTURING                 OF THE RESTRUCTURING
                           ------------------------------       -----------------------------        -------------------------------
                           NUMBER OF         PERCENT OF         NUMBER OF        PERCENT OF          NUMBER OF         PERCENT OF
                            SHARES          COMMON SHARES        SHARES         COMMON SHARES         SHARES          COMMON SHARES
                           ---------        -------------       ---------       -------------        ---------       ---------------
(in 000)
Holders of Outstanding
   Notes                         0                0                  0                 0              10,889               97%
Holders of Outstanding
   Common Shares            11,226              100%               337               100%                337                3%

                  ADJUSTMENT TO REFLECT FRESH START ACCOUNTING

(E) Reflects adjustment made to carrying value of loans and owned real estate to adjust to reorganization values.

(F) Reflects an adjustment of the accumulated deficit to zero as a result of the restructure and the adjustment of additional paid in capital as follows:

                                                                      ($ in 000)
                                                                      ---------
Adjust accumulated deficit to reset to zero .................         $(202,308)
Adjustment to carrying value of invested assets .............           (66,597)
                                                                      ---------
                                                                      $(268,905)
                                                                      =========

        The following unaudited Pro Forma Statement of Operations is presented as if the Prepackaged Plan of Reorganization and implementation of Fresh Start Reporting had occurred as of October 1, 1994. Such pro forma information is based upon the historical financial statements of Value Property Trust. In management's opinion all adjustments necessary to reflect the effects of those transactions have been made. The following unaudited Pro Forma Statement of Operations is not necessarily indicative of what the actual results of operations of the Trust would have been assuming such transaction had occurred as of October 1, 1994, nor does it purport to represent the results of operations for future periods.

                                                  PRO FORMA STATEMENT OF OPERATIONS
                                                    Year Ended September 30, 1995
                                                             (Unaudited)
                                               (dollars in thousands except per share)

                                                                                                       PRO FORMA
                                                                                    1995              ADJUSTMENTS          PRO FORMA
                                                                                  --------            -----------          ---------
Revenue:
Income of rental properties:
     Rental income ...................................................            $ 24,608             $   --               $ 24,608
     Operating expense reimbursements ................................               2,286                 --                  2,286
Interest and fee income on mortgage loans ............................               9,353                 --                  9,353
Interest on short-term investments ...................................               3,086               (2,586) (G)             500
Other ................................................................                 131                 --                    131
                                                                                  --------             --------             --------
                                                                                    39,464               (2,586)              36,878
                                                                                  --------             --------             --------
Expenses:
Interest .............................................................              35,900              (21,780) (H)          14,120
Expenses of rental properties:
     Depreciation and amortization ...................................               7,306               (2,390) (J)           4,916
     Operating .......................................................              11,702                 --                 11,702
Other operating expenses .............................................               4,518                 --                  4,518
Provision for losses on mortgage loans and related investments .......               3,000               (3,000) (I)            --
                                                                                  --------             --------             --------
                                                                                    62,426              (27,170)              35,256
                                                                                  --------             --------             --------
Income (loss) from operations before
     reorganization items, and extraordinary item ....................             (22,962)              24,584                1,622
Reorganization items:
     Professional fees and other .....................................              (6,219)               6,219  (K)            --
     Interest income .................................................                 441                 (441) (K)            --
     Write down of invested assets to
     reorganization value ............................................             (66,597)              66,597  (K)            --
                                                                                  --------             --------             --------
Total reorganization items ...........................................             (72,375)              72,375                 --
                                                                                  --------             --------             --------
Income (loss) before extraordinary item ..............................             (95,337)              96,959                1,622
                                                                                  --------             --------             --------

Extraordinary item-gain on extinguishment of debt ....................              75,304              (75,304) (L)            --
                                                                                  --------             --------             --------

Net income (loss) ....................................................            $(20,033)            $ 21,655             $  1,622
                                                                                  ========             ========             ========

Weighted average number of common shares outstanding .................              11,226                                    11,226
Net income per share .................................................                   *                                  $    .14

*Net income (loss) per share is not presented because this information is not meaningful as a result of the Reorganization and the adoption of "Fresh Start Reporting". See Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations.

              Notes To Unaudited Pro Forma Statement of Operations
                              Pro Forma Adjustments

(G) Reflects an adjustment to investment income to reflect an average cash position of approximately $10.0 million at an average investment rate of 5.0% for fiscal 1995.

(H) Reflects the reversal of interest expense related to the Outstanding Notes ($34.0 million) which were cancelled and the addition of interest expense for the New Senior Notes ($12.2 million) which bear interest at a fixed rate of 11.125%.

(I) Reflects the reversal of the $3.0 million provision for losses which would be eliminated as a result of the adjustment of invested assets to reorganization value.

(J) Reflects an adjustment to depreciation and amortization resulting from the reduced basis in owned real estate as a result of the adjustment of invested assets to reorganization value.

(K) Reflects the reversal of reorganization expenses based upon the assumption that the Restructuring was completed and no non-recurring expenses related to the Restructuring were incurred.

(L) Reflects the reversal of gain on extinguishment of debt based upon the assumption that the Restructuring was completed October 1, 1994.


2. SIGNIFICANT ACCOUNTING POLICIES

           USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant of these estimates relate to the carrying value of the assets held for sale and the estimated useful lives of assets held for investment. Actual results could differ from those estimates.

                           PRINCIPLES OF CONSOLIDATION

        The  accounts  of the  Trust  and  its  wholly  owned  subsidiaries  are
consolidated  in  the  accompanying   financial   statements.   All  significant
intercompany balances and transactions have been eliminated in consolidation.

                                  INCOME TAXES

        The Trust is a real estate investment trust (a "REIT") that has elected to be taxed under Sections 856-860 of the Internal Revenue Code of 1986, as amended. Accordingly, the Trust does not pay Federal income tax on income as long as income distributed to shareholders is at least equal to real estate investment trust taxable income, and pays no Federal income tax on capital gains distributed to shareholders.

        For the fiscal years ended September 30, 1996, 1995 and 1994, there were significant differences between taxable net loss and net income (loss) as reported in the financial statements. The differences were related to the recognition of bad debt deductions and accounting for reorganization costs and Fresh Start Reporting. For financial accounting purposes, these items are expensed currently, while for tax purposes some portion of these items are deferred to future periods or may not be deductible. In addition, the Fresh Start Reporting discussed in Note 1 is not recognized for tax purposes, and will result in future years financial reporting and tax basis differences.

        The Trust has approximately $102 million in net operating losses (the "NOLs") for tax purposes attributable to losses generated in fiscal years 1991 through 1996. The NOLs attributable to each year can be carried forward up to fifteen years from the year the loss was generated. The use of NOLs in any taxable year (together with any recognized losses that are economically attributable to the period up to the Restructuring) will be subject to an annual limitation under Internal Revenue Code section 382. The Trust estimates that this annual limitation is approximately $6 million.

                                 INTEREST INCOME

        Interest income on each loan is recorded as earned. Interest income is not recognized if, in the opinion of the management, collection is doubtful. The Trust generally considers loans as delinquent if payment of interest and/or principal, as required by the terms of the note, is more than 60 days past due. Accrual of interest income is generally terminated and foreclosure proceedings are started if payment is more than 60 days past due.

                              ALLOWANCE FOR LOSSES

        Prior to the implementation of Fresh Start Reporting, the allowance for losses on mortgage loans and related investments was determined in accordance with The American Institute of Certified Public Accountants Statement of Position on Accounting Practices of Real Estate Investment Trusts 75-2 ("SOP 75-2"), as amended. This statement requires adjustment of the carrying value of mortgage loans to the lower of their carrying value or estimated net realizable value. Estimated net realizable value is the estimated selling price of a property offered for sale in the open market allowing a reasonable time to find a buyer, reduced by the estimated cost to complete and hold the property (including the estimated cost of capital), net of estimated cash income. With the implementation of Fresh Start Reporting, as of September 30, 1995, the allowance for losses was reset to zero.

                              NET INCOME PER SHARE

        Net income per share is computed using the weighted average common shares outstanding during the period. Net loss per share for all pre-confirmation periods is not presented because this information is not meaningful as a result of the Reorganization and the implementation of "Fresh Start Reporting". See Note 1.

                          DEPRECIATION AND AMORTIZATION

        At September 30, 1995, as a result of Fresh Start Reporting, all assets and liabilities of the Trust were restated to reflect their respective reorganization value or fair value. The accumulated depreciation on real estate owned was reset to zero as a result of the adoption of Fresh Start Reporting. At September 30, 1995, the Trust segregated the real estate portfolio into two categories: Held for Sale and Held for Investment. The Trust depreciates the Held for Investment category over the estimated useful lives of the assets; 40 years for buildings, three to five years for other property and over the term of the related lease for lease commissions and tenant improvements. The Held for Sale category is not depreciated. During fiscal 1996, the Trust reclassified seven properties totaling $18.7 million to real estate held for sale from real estate held for investment and no longer depreciates these assets.

                            CASH AND CASH EQUIVALENTS

        Cash and cash equivalents and restricted cash include short-term investments (high grade commercial paper, bank CDs and US Treasury Securities) with original maturities not exceeding a term greater than 90 days.

                           INVESTMENT IN PARTNERSHIPS

        Investment in partnerships represents the Trust's investment in real estate partnerships. The Trust owns a majority percentage interest in most of these partnerships and receives substantially all of the cash flow. The Trust accounts for all of these partnerships, except one, in a similar manner as real estate investments; the one partnership is accounted for using the equity method.

                                REAL ESTATE OWNED

        As of September 30, 1995, the Trust's invested assets were adjusted to reorganization value which became the new historical cost basis. Subsequently, real estate held for investment is carried at historical cost less depreciation. Real estate held for sale is carried at the lower of cost or net realizable value. In conjunction with the adoption of Fresh Start Reporting on September 30, 1995, all gains or losses for a period of one year after such adoption are applied against the carrying value of long lived assets held for investment. Through September 30, 1996, the Trust has reduced the carrying values of assets Held for Investment by $12.6 million as a result of the net gains on both the disposition of substantially all of its mortgage loan portfolio in March 1996 and the sale of nine properties classified as real estate held for sale. At September 30, 1996, the Trust owned 31 properties of which ten are classified as Held for Sale. The fiscal 1996 revenue and net operating income from these ten properties were $10.3 million and $6.0 million, respectively.

                                 DEFERRED COSTS

        Included in other assets are costs incurred in obtaining debt financing which are deferred and amortized over the term of the related debt agreement. Amortization expense is included in interest expense in the accompanying statement of operations for fiscal 1996. Net deferred financing costs included in other assets in the accompanying balance sheet amounted to $2.2 million at September 30, 1996.

                               REVENUE RECOGNITION

        The Trust recognizes base rental revenue for financial statement purposes ratably as earned over the term of the lease.

                          INTEREST RATE SWAP AGREEMENT

        The Trust is a party to an interest rate protection agreement (the "Cap") used to hedge its interest rate exposure on floating rate debt (See Note 5 "Borrowings"). The differential to be paid or received is recognized in the period incurred and included in interest expense.

3. MORTGAGE LOANS AND INVESTMENT IN REAL ESTATE AND PARTNERSHIPS

        The following table summarizes the Trust's mortgage loan portfolio:

                                                             SEPTEMBER 30, 1996                           SEPTEMBER 30, 1995
                                                     --------------------------------             --------------------------------
                                                      NUMBER OF              CARRYING              NUMBER OF              CARRYING
TYPE OF UNDERLYING SECURITY                          INVESTMENTS              AMOUNT              INVESTMENTS              AMOUNT
---------------------------                          -----------              ------              -----------              ------
                                                                              ($000)                                       ($000)
Apartments                                                --                     $ --                   1                  $    170
Residential/Condominium*                                   7                      663                   8                       909
Office Buildings                                          --                       --                   3                     4,579
Industrial Buildings                                      --                       --                  10                    19,046
Research & Development Bldgs.                             --                       --                   4                    17,081
Retail Buildings                                          --                       --                   4                    13,208
Hotel/Motels                                              --                       --                   1                     1,986
                                                        ----                     ----                ----                  --------
Total                                                      7                     $663                  31                  $ 56,979
                                                        ====                     ====                ====                  ========

----------------
*Includes 71 mortgage end loans on 7 investments at September 30, 1996 and 80 mortgage end loans on 8 investments at September 30, 1995.

        During the second quarter of fiscal 1996, the Trust completed the disposition of substantially all of its mortgage loan portfolio. The Trust received $55.5 million in net cash proceeds through a series of transactions which included loan repayments and a bulk sale of certain mortgage loans. The carrying value of the mortgage loans involved in these transactions totaled $50.5 million. Early in fiscal 1996, the Trust foreclosed on the two non-earning loans totaling $5.1 million and has obtained title to the related properties. During fiscal 1995 loans totaling $38,834,000 were extended beyond their original contractual maturity dates. In addition, seven loans totaling $26,101,000 had interest rate reductions due to financial difficulties of the borrower. Loan terms are extended or modified in the normal course of business due to financial difficulties of the borrower.

        At September 30, 1996 and 1995, mortgage loans outstanding consisted of fixed rate loans of $663,000 and $41,050,000, floating rate loans of $-0- and $15,929,000 and participating loans of $-0- and $1,529,000, respectively. At September 30, 1996, the mortgage loan portfolio had interest rates ranging from 6.20% to 9.50% with maturities ranging from June 2000 to June 2009.

        The following table summarizes the Trust's real estate owned, net of accumulated depreciation of $1.9 million at September 30, 1996 and $-0- at September 30, 1995:

                                                             SEPTEMBER 30, 1996                            SEPTEMBER 30, 1995
                                                     --------------------------------             ----------------------------------
                                                      NUMBER OF              CARRYING              NUMBER OF              CARRYING
TYPE OF PROPERTY                                     INVESTMENTS              AMOUNT              INVESTMENTS              AMOUNT
----------------                                     -----------             --------             -----------             ----------
                                                                              ($000)                                        ($000)
Apartments                                                 2                 $ 16,166                   3                  $ 19,517
Office Buildings                                          14                   34,004                  14                    38,352
Industrial Buildings                                       6                   14,892                   9                    19,904
Retail Buildings                                           4                   36,305                   5                    41,133
Research & Development Bldgs                              --                       --                   2                     4,734
                                                        ----                 --------                ----                  --------
Total                                                     26                 $101,367                  33                  $123,640
                                                        ====                 ========                ====                  ========

        The following table summarizes the Trust's investment in partnerships, net of accumulated depreciation of $0.3 million at September 30, 1996 and $-0-at September 30, 1995:

                                                             SEPTEMBER 30, 1996                            SEPTEMBER 30, 1995
                                                     --------------------------------             ----------------------------------
                                                      NUMBER OF              CARRYING              NUMBER OF              CARRYING
TYPE OF PROPERTY                                     INVESTMENTS              AMOUNT              INVESTMENTS              AMOUNT
----------------                                     -----------             --------             -----------             ----------
                                                                              ($000)                                        ($000)
Industrial Buildings                                       3                 $ 13,658                   3                  $ 13,988
Retail Buildings                                           2                   10,047                   2                    11,880
                                                        ----                 --------                ----                  --------
Total                                                      5                 $ 23,705                   5                  $ 25,868
                                                        ====                 ========                ====                  ========

        The Trust may be liable for environmental problems on sold properties. At September 30, 1996, the Trust was not aware of any environmental problems on sold properties.

4. ALLOWANCE FOR LOSSES

        The changes in the allowance for losses for the years ended September 30, 1995 and 1994 were as follows:

                                                              1995        1994
                                                            -------      -------
                                                           (dollars in thousands)
Balance at beginning of year .........................      $13,430      $11,808
Provisions charged to expense ........................        3,000        2,000
                                                            -------      -------
                                                             16,430       13,808
Less charges against allowance, net of recoveries
  or reorganization adjustments ......................       16,430          378
                                                            -------      -------
Balance at end of year ...............................      $  --        $13,430
                                                            =======      =======

        For the year ended September 30, 1996, the Trust did not provide for an allowance for losses.

        Approximately $6,276,000 of the allowance for losses at September 30, 1994 is applicable to real estate properties acquired through foreclosure.

        The Trust adjusted the balance of allowance for losses at September 30, 1995 as part of "Fresh Start Reporting" (See Note 1).


5. BORROWINGS

                                MORTGAGE PAYABLE

        On April 30, 1996, the Trust prepaid the mortgage loan of $13.9 million (the "Mortgage Payable"). See discussion below with respect to the Trust's prepayment of the Prior Notes.

                              SENIOR SECURED NOTES

        The Holders of the Prior Notes had a first priority lien on all of the Trust's collateral. The Prior Notes were governed by the Prior Indenture between the Trust and Wilmington Trust Co., as Trustee, dated as of the effective date of the Trust's reorganization (September 29, 1995). Interest on the Prior Notes accrued at 11-1/8% per annum and was payable semi-annually in arrears on each June 30 and December 31. The Prior Indenture included affirmative covenants, negative covenants and financial covenants.

        On March 28, 1996, the Trust entered into a financing agreement which provided for the issuance of $67.4 million of new Floating Rate Notes (the "Floating Rate Notes"), which issuance occurred on April 30, 1996. The Floating Rate Notes bear interest at 30 day LIBOR + 1.375 percent, payable monthly, and have a stated maturity date of May 1, 1999.

        The indenture relative to the Floating Rate Notes (the "New Indenture") generally requires that, on a monthly basis, the Trust deposit into a Trapped Funds Account, as defined, maintained by the indenture trustee (the "New Indenture Trustee") for the Floating Rate Notes all Cash Flow and Asset Sale Proceeds (each as defined in the New Indenture). Cash Flow from the Trapped Funds Account will be distributed to pay the New Indenture Trustee's expenses, pay all accrued but unpaid interest on the Floating Rate Notes and to maintain a Debt Service Reserve Account before any funds are released to the Trust. In the event of a sale of, or certain casualty, or indemnification events with respect to any of the remaining twenty-one properties of the original twenty-four properties mortgaged under the terms of the Floating Rate Notes (underlying collateralized carrying value of $86.5 million at September 30, 1996), the proceeds therefrom will be used to retire up to 125% of a portion of the allocated debt of such property before any funds are released to the Trust. The New Indenture includes affirmative covenants and negative covenants. At September 30, 1996, the Trust was in compliance with the New Indenture.

        The proceeds received from the Floating Rate Notes, together with approximately $56.5 million of cash on hand, were used to prepay the Trust's Prior Notes and Mortgage Payable. The face amount outstanding of the Prior Notes and the Mortgage Payable at the time of repayment was $110.0 million and $13.9 million, respectively. The Prior Notes and Mortgage Payable were repaid in full on April 30, 1996.

        Effective April 30, 1996, the Trust entered into an interest rate protection agreement (the "Cap") that serves to cap the floating interest component of the Floating Rate Notes at 8%. The Trust paid a one-time fee of $377,000 to the counterparty to the Cap.

        During fiscal 1996, the Trust sold nine real estate properties, three of which were encumbered under the terms of the New Indenture. The Trust used a portion of the net proceeds from the sale of the encumbered properties to prepay a portion of the Floating Rate Notes, as required under the terms of the New Indenture. In July of fiscal 1996, the Trust used $4.2 million of the net proceeds and in October and November of fiscal 1997 used $2.6 million and $5.8 million, respectively of the fiscal 1996 net proceeds to prepay a portion of the Floating Rate Notes.


6. FAIR VALUE OF FINANCIAL INSTRUMENTS

        The Financial Accounting Standards Board Statement No. 107 - Disclosure of Fair Value of Financial Statements ("SFAS 107") requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques.

        The carrying value of cash and cash equivalents approximates their fair value because of the liquidity and short-term maturities of these instruments.

        The carrying value and fair value of off-balance sheet derivative financial instruments used to manage the interest rate sensitivity of the
Floating Rate Notes were $325,000 and $186,000 at September 30, 1996, respectively.

        Although the off-balance sheet derivative financial instrument does not expose the Trust to credit risk equal to the notional amount of $67.4 million, the Trust is exposed to credit risk equal to the extent of the fair value gain of an off-balance sheet derivative financial instrument should the counterparty fail to perform. The Trust minimized such credit risk by dealing only with a high quality counterparty. In addition, the Trust's policy is to require that the Cap be governed by an International Swaps and Derivatives Association Master Agreement. Bilateral collateral arrangements are in place for the all dealer counterparty.

        The carrying value of the Floating Rate Notes at September 30, 1996 approximates their fair value because of the floating rate of these instruments.


7. SHARE OPTION PLAN

                             1984 SHARE OPTION PLAN

        As part of the Plan of Reorganization, the 1984 Share Option Plan was terminated and 348,500 common stock options were canceled.

                             1995 SHARE OPTION PLAN

        On October 2, 1995, the Board of Trustees adopted a 1995 Share Option Plan (the "1995 Plan") for Trustees, officers, employees and other key persons of the Trust. On February 15, 1996, the Trust's shareholders approved the adoption of the 1995 Plan at the Trust's 1996 Annual Meeting of Shareholders.

        The 1995 Plan provides for the grant of options to purchase up to 870,000 common shares at not less than 100% of the fair market value of the common shares, subject to adjustment for share splits, share dividends and similar events. To the extent that awards under the 1995 Plan do not vest or otherwise revert to the Trust, the common shares represented by such awards may be the subject of subsequent awards.

        The  1995  Plan  provides  for the  grant  of  incentive  stock  options
("Incentive Options") which qualify under Section 422 of the Code and non-qualified stock options ("Non-Qualified Options"). Holders of options also receive dividend equivalent rights. Under the 1995 Plan, 894,000 shares were granted with a price ranging from $10.00 to $12.25 per share and 55,000 shares were forfeited at a price of $10.00 per share during fiscal 1996. The weighted average exercise price is $10.13 per share. The options vest equally over a three year period starting one year from the date of grant. The options expire four years from the date of grant.

8. BENEFIT PLANS

                                  PENSION PLANS

        Effective  September  30,  1989,  the  Trustees  adopted  an  Employees'
Retirement Plan. On December 16, 1992, the Trustees amended and restated the Employees' Retirement Plan effective January 1, 1992 (as amended on July 20, 1994, and effective January 1, 1994 and as may be further amended, the "Retirement Plan"). In November 1995, the Trustees amended the Retirement Plan effective January 1, 1996 to switch from the Pension Benefit Guaranty Corporation ("PBGC") interest rate used for valuing lump sum distributions to the new General Agreement on Tariffs and Trade interest rate and mortality table for valuing lump sum distributions. As a result of this amendment, the current market value of Retirement Plan assets approximates the current aggregate lump sum amounts due to participants. In July 1996, the Trustees voted to terminate the pension plan effective July 1, 1996.

        All employees as of the termination date of the plan were eligible to participate in the Retirement Plan provided that they were at least 21 years of age and had been employed for twelve consecutive months, during which period the employee completed at least 1000 hours of service. Under the Retirement Plan, each eligible employee after completing five years of vesting service become 100% vested and entitled to a retirement pension.

        The Trust has submitted the required applications to the PBGC to formally terminate the plan. There were 15 former employees who received final payouts under the plan in fiscal 1996. There are four current employees and one former employee that are due benefits under the plan as of July 1, 1996. Upon the formal termination of the plan, the Trust will distribute the remaining benefits of approximately $100,000 to the remaining eligible employees.

                           SAVINGS AND INVESTMENT PLAN

        The Trust also maintains a 401(k) profit sharing plan and trust. Employer contributions are limited to 6% of participant's compensation, with a maximum per year of $3,000 per participant. Profit sharing expense was $49,000, $72,000 and $61,000 for years ended September 30, 1996, 1995 and 1994, respectively.

                                 INCENTIVE PLAN

        During fiscal 1996, the Board of Trustees adopted the Performance Incentive Bonus Plan (the "Bonus Plan"). All of the Trust's executive officers and employees are eligible for an annual cash bonus under the Bonus Plan. In determining the amount of annual cash bonuses, if any, to be paid, the Compensation Committee, at the end of the fiscal year, reviews the performance of the Trust to the performance measurement targeted by the Bonus Plan to promote the long-term strategic growth of the Trust. The amount awarded under the Bonus Plan for fiscal 1996 was $215,500.

                              EMPLOYMENT AGREEMENT

        The Trust entered into an Employment Agreement (the "Employment Agreement") with George R. Zoffinger on September 29, 1995. The original term of the Employment Agreement is three years and is automatically renewed for additional one-year periods unless otherwise terminated by the Trust or Mr. Zoffinger. In addition, Mr. Zoffinger is eligible for compensation in the form of bonuses under the Trust's Performance Incentive Bonus Plan and option grants under the 1995 Share Option Plan. Mr. Zoffinger has agreed to devote substantially all of his business time and efforts to the business and affairs of the Trust.

        If the employment of Mr. Zoffinger is terminated by the Trust without cause or by Mr. Zoffinger upon occurrence of certain events such as a material breach of the Employment Agreement by the Trust, Mr. Zoffinger will be entitled to continue to receive the Base Salary at the same rate for six (6) months. Additionally, any unexercised vested options will remain exercisable only to the extent provided in the applicable share option plan and option agreement.


9. EMPLOYEE TERMINATION PLAN

        A termination pay plan was established to cover termination of employment without cause during the period that the Old Notes, as defined, were outstanding. Employees were entitled to compensation ranging from a minimum of twelve weeks to a maximum of eighteen months pay. In addition, certain health benefits would continue to be paid by the Trust over a period of time equal to the employee's severance period. At September 30, 1995, the Trust accrued the $1.3 million cost of the Termination Pay Plan. After fiscal year end, the majority of existing employees were terminated and the Trust commenced payments to those employees. The Trust has liquidated the termination plan by payments to those employees terminated and the repayment of the Old Notes.

10. SELECTED QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

        The quarterly results of operations for fiscal 1996 (post-confirmation) and 1995 (pre-confirmation) are summarized as follows:

                                                                                    QUARTER ENDED
                                                  ----------------------------------------------------------------------------------
                                                  DECEMBER 31               MARCH 31             JUNE 30              SEPTEMBER 30
                                                  -----------               --------             -------              ------------
                                                                     (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
FISCAL 1996
(Post-confirmation)
Total revenue                                       $  9,395                $  9,438             $  8,462                $  7,771
Interest expense                                    $  3,565                $  3,420             $  2,064                $  1,440
Net income                                          $  1,437                $  1,450             $  2,016                $  2,070
                                                    ========                ========             ========                ========

Net income per share                                $   0.13                $   0.13             $   0.18                $   0.18
                                                    ========                ========             ========                ========


====================================================================================================================================


FISCAL 1995
(Pre-confirmation)
Total revenue                                       $ 10,002                $  9,774             $ 10,038                $  9,650
Interest expense                                    $  9,559                $ 10,273             $ 10,378                $  5,690
Provision for losses                                $     --                $  3,000             $     --                $     --
Reorganization expense                              $    370                $  1,135             $  1,063                $  3,651
Write down of invested assets to
  reorganization value                              $     --                $     --             $     --                $(66,597)
Gain on extinguishment
  of debt                                           $     --                $     --             $     --                $ 75,304
Net income (loss)                                   $ (5,454)               $(10,263)            $ (7,326)               $  3,010
                                                    ========                ========             ========                ========

Net income (loss) per share*

*Net income (loss) per share for all pre-confirmation periods is not presented because this information is not meaningful as a result of the Reorganization and the adoption of "Fresh Start Reporting". See Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations on Page 15.

11. ACCOUNTING PRONOUNCEMENTS

        In March 1995, the FASB issued Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", which requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An estimate of the future cash flows expected to result from the use of the asset and its eventual disposition should be performed during a review for recoverability. An impairment loss, based on the estimated fair value, is recognized if the sum of expected future undiscounted cash flows is less than the carrying amount of the asset. In addition, SFAS 121 requires that long-lived assets and certain identifiable intangibles to be disposed of be reported at the lower of carrying amount or fair value less cost to sell. These assets will continue to be reported at the lower of carrying amount or net realizable value. This statement is required for fiscal years beginning after December 15, 1995. The Trust will adopt Statement 121 in the first quarter of fiscal 1997 and, based on current circumstances, does not believe the effect of adoption will have a material effect on the Trust's financial condition or results of operations.

        In October 1995, the FASB issued Statement No. 123, "Accounting for Stock-Based Compensation," which requires that the fair value of employee stock-based compensation plans be recorded as a component of compensation expense in the statement of income as of the date of grant of awards related to such plans or that the impact of such fair value on net income and earnings per share be disclosed on a pro-forma basis in a footnote to financial statements for awards granted after December 14, 1994, if the accounting for such awards continues to be in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). This statement is required for fiscal years beginning after December 15, 1995. The Trust will elect to provide footnote disclosure under the fair value method of SFAS 123. Since the Trust expects to continue to account for employee stock compensation under APB 25, the adoption of SFAS 123 is not expected to have a material effect on the Trust's financial condition or results of operations.


12. LEGAL PROCEEDINGS

        A discussion of events surrounding the Trust's Prior Bankruptcy Case and an explanation of the material terms of the Trust's reorganization under the 1991 Plan are set forth in the section entitled "Previous Chapter 11 Case and 1991 Plan of Reorganization" under Item 1 above. The Prior Bankruptcy Case was closed on November 4, 1994 pursuant to a final order of the Bankruptcy Court.

        A discussion of events surrounding the Trust's 1995 prepackaged bankruptcy filing and an explanation of the material terms of the Trust's reorganization under the Prepackaged Plan are set forth in the section entitled "Recent Chapter 11 Case and 1995 Prepackaged Plan of Reorganization" under Item 1 above. Notwithstanding the confirmation of the Trust's Prepackaged Plan, as of September 29, 1995, the bankruptcy court continued to have jurisdiction among other things, to resolve disputes that may arise under the Prepackaged Plan.

        A third party has alleged the existence of a purchase contract with respect to one of the Trust's properties which the Trust disputes. This dispute has led to litigation. However, the Trust believes that this litigation, when resolved, will not have a material adverse effect on the business, financial condition or results of operations of the Trust.

13. LEASING ARRANGEMENTS

        For real estate held for investment future minimum rentals to be received under existing non-cancelable operating leases as of September 30, 1996 are as follows:

                                             Amount
                 Year                (dollars in thousands)
                ------               ----------------------
                 1997                       $ 13,139
                 1998                         11,634
                 1999                          9,976
                 2000                          7,593
                 2001                          6,170
                 thereafter                   40,664
                                            --------
                 Total                      $ 89,176
                                            ========

14. RELATED PARTY TRANSACTIONS

        The Trust is subleasing a portion of the 8th floor of 120 Albany Street from the New Brunswick Development Authority, a not-for-profit 501(c)(3) corporation for the benefit of the City of New Brunswick of which George R. Zoffinger, C.E.O., President and Trustee of the Trust, is Chairman of the Board of Trustees. The sublease covers 4000 square feet at an annual rental rate of $75,000. The sublease is in effect until December 31, 1997, at which point the Trust has the option to renew at the same rate for another year. The Trust has three more subsequent options to renew the sublease at the current rental rate in December 1997, 1998 and 1999.

                                                        VALUE PROPERTY TRUST

                                                             SCHEDULE XI

                                   REAL ESTATE OWNED AND ACCUMULATED DEPRECIATION AND AMORTIZATION

                                                         SEPTEMBER 30, 1996
                                                       (Dollars in thousands)

                                                                    Reorganization Value (b)
                                                                    --------------------         Costs Capitalized
                                                                                                   Subsequent to
                                                                                                Reorganization Value
                                                                                               ---------------------     Adjust for
                                                                             Buildings &                 Buildings &       Unreal.
Classification                                    Encumbrances (a)  Land    Improvements       Land     Improvements       Gain (b)
--------------                                    ------------      ----    ------------       ----     ------------   ------------
Apartments:

    McLaughlin Apartments
    Hammond, IN ...............................      $3,552        $  730        $2,929        $    0        $   68          $    0

    Junipers of Yarmouth
    Yarmouth, ME ..............................       5,478         1,530         6,120             0           166               0

    Villa Del Cresta
    Florissant, MO ............................       6,868         1,640         6,568             0           142               0


Industrial:

    Parkway Business Center
    Richmond, CA ..............................       2,056           430         1,730             0            43            (302)

    North County
    Yorba Linda, CA ...........................           0           850         3,380             0           122               0

    Slauson
    Whittier, CA ..............................       2,082           520         2,090             0            89               0

    Moreno Valley
    Moreno Valley, CA .........................       2,490           950         3,820             0             1            (655)

    Oaktree Industrial Park
    San Dimas, CA .............................         976             0             0           345         1,373            (235)

    Chino Business Park
    Chino, CA .................................       1,983             0             0           670         2,818               0

    Avenue Hall Executive Center
    Valencia, CA ..............................       1,082           450         1,800             0           120               0





                                     - 52 -

                                                        VALUE PROPERTY TRUST

                                                             SCHEDULE XI

                                   REAL ESTATE OWNED AND ACCUMULATED DEPRECIATION AND AMORTIZATION

                                                         SEPTEMBER 30, 1996
                                                       (Dollars in thousands)
                                                             (Continued)

                                               Gross Amount Carried at End of Period
                                               -------------------------------------
                                                           Buildings &                   Accumulated       Date of       Life for
Classification                                   Land     Improvements      Total       Depreciation    Construction   Depreciation
--------------                                   ----     ------------    ---------     ------------    ------------   ------------
Apartments:

    McLaughlin Apartments
    Hammond, IN ..........................      $    0        $    0        $    0        $    0          1970           N/A

    Junipers of Yarmouth
    Yarmouth, ME .........................       1,530         6,286         7,816             0          1971           (b)

    Villa Del Cresta
    Florissant, MO .......................       1,640         6,710         8,350             0          1967/1974      (b)


Industrial:

    Parkway Business Center
    Richmond, CA .........................         430         1,471         1,901            47          1986           3-40 years

    North County
    Yorba Linda, CA ......................           0             0             0            48          1987-1989      N/A

    Slauson
    Whittier, CA .........................           0             0             0            48          1985           N/A

    Moreno Valley
    Moreno Valley, CA ....................         950         3,166         4,116            96          1993           3-40 years

    Oaktree Industrial Park
    San Dimas, CA ........................         345         1,138         1,483            37          1985           3-40 years

    Chino Business Park
    Chino, CA ............................         592         2,509         3,101            38          1992           (b)

    Avenue Hall Executive Center
    Valencia, CA .........................         450         1,920         2,370            48          1988           (b)



                                                        VALUE PROPERTY TRUST

                                                             SCHEDULE XI



                                   REAL ESTATE OWNED AND ACCUMULATED DEPRECIATION AND AMORTIZATION

                                                         SEPTEMBER 30, 1996
                                                       (dollars in thousands)
                                                             (Continued)

                                                                    Reorganization Value (b)
                                                                    --------------------         Costs Capitalized
                                                                                                   Subsequent to
                                                                                                Reorganization Value
                                                                                               ---------------------     Adjust for
                                                                             Buildings &                 Buildings &       Unreal.
Classification                                    Encumbrances (a)  Land    Improvements       Land     Improvements       Gain (b)
--------------                                    ------------      ----    ------------       ----     ------------   ------------
Industrial:
(continued)

    80 South Street
    Hopkinton, MA .......................                0          350          1,405          0              0                0

    Mellen Street
    Framingham, MA ......................                0          110            430          0             49                0

    900 Building
    Minneapolis, MN .....................            1,508          410          1,630          0            148                0

    6950 Washington Avenue
    Eden Prairie, MN ....................                0          480          1,914          0              0                0

    Maryland Road
    Willow Grove, PA ....................                0          310          1,220          0              9                0

Land:

    L.A. Industrial
    Los Angeles, CA .....................                0          270              0          0              0                0

Office:

    Stadium Towers
    Anaheim, CA .........................            1,842          700          2,810          0            403             (534)

    615 Nash Street
    El Segundo, CA ......................            1,325          470          1,870          0            168             (340)





                                     - 54 -

                                                        VALUE PROPERTY TRUST

                                                             SCHEDULE XI



                                   REAL ESTATE OWNED AND ACCUMULATED DEPRECIATION AND AMORTIZATION

                                                         SEPTEMBER 30, 1996
                                                       (dollars in thousands)
                                                             (Continued)

                                                Gross Amount Carried at End of Period
                                                -------------------------------------
                                                            Buildings &                  Accumulated      Date of        Life for
Classification                                   Land      Improvements       Total      Depreciation   Construction   Depreciation
--------------                                   ----      ------------     ---------    ------------   ------------   ------------
Industrial:
(continued)

    80 South Street
    Hopkinton, MA ......................           0               0              0            0          1970-1974      N/A

    Mellen Street
    Framingham, MA .....................           0               0              0            7          1915           N/A

    900 Building
    Minneapolis, MN ....................         410           1,778          2,188            0          1910           (b)

    6950 Washington Avenue
    Eden Prairie, MN ...................           0               0              0            0          1970           N/A

    Maryland Road
    Willow Grove, PA ...................           0               0              0            0          1962           N/A

Land:

    L.A. Industrial
    Los Angeles, CA ....................           0               0              0            0          N/A            N/A

Office:

    Stadium Towers
    Anaheim, CA ........................         700           2,679          3,379          100          1984           3-40 years

    615 Nash Street
    El Segundo, CA .....................         470           1,698          2,168           80          1987           3-40 years


                                                        VALUE PROPERTY TRUST

                                                             SCHEDULE XI

                                   REAL ESTATE OWNED AND ACCUMULATED DEPRECIATION AND AMORTIZATION

                                                         SEPTEMBER 30, 1996

                                                       (dollars in thousands)
                                                             (Continued)

                                                                    Reorganization Value (b)
                                                                    --------------------         Costs Capitalized
                                                                                                   Subsequent to
                                                                                                Reorganization Value
                                                                                               ---------------------     Adjust for
                                                                             Buildings &                 Buildings &       Unreal.
Classification                                    Encumbrances (a)  Land    Improvements       Land     Improvements       Gain (b)
--------------                                    ------------      ----    ------------       ----     ------------   ------------
Office:
(continued)

Clarewood
Woodland Hills, CA ......................           1,124            400        1,580           0            239             (298)

268 Summer Street
Boston, MA ..............................             823            330        1,327           0             59             (228)

250 Turnpike Street
Canton, MA ..............................             721            290        1,150           0              1             (198)

Burtonsville Commerce Center
Burtonsville, MD ........................           2,745            920        3,670           0             33             (634)

Keewaydin Drive
Salem, NH ...............................           1,339            610        2,450           0             80             (429)

501 Hoes Lane
Piscataway, NJ ..........................             551            180          715           0            115             (136)

Two Executive Campus
Cherry Hill, NJ .........................             894            240          939           0             27                0

Riverside Centre
Portland, OR ............................           3,452          1,170        4,680           0            491                0

Pinebrook II
King of Prussia, PA .....................               0              0        1,790           0             49             (251)








                                     - 56 -

                                                        VALUE PROPERTY TRUST

                                                             SCHEDULE XI

                                   REAL ESTATE OWNED AND ACCUMULATED DEPRECIATION AND AMORTIZATION

                                                         SEPTEMBER 30, 1996

                                                       (dollars in thousands)
                                                             (Continued)


                                                 Gross Amount Carried at End of Period
                                                 -------------------------------------
                                                           Buildings &                   Accumulated      Date of        Life for
Classification                                    Land     Improvements      Total       Depreciation   Construction   Depreciation
--------------                                    ----     ------------    ---------     ------------   ------------   ------------
Office:
(continued)

    Clarewood
    Woodland Hills, CA .....................       400         1,521          1,921           93          1980           3-40 years

    268 Summer Street
    Boston, MA .............................       330         1,158          1,488           55          1897           3-40 years

    250 Turnpike Street
    Canton, MA .............................       290           953          1,243           29          1980           3-40 years

    Burtonsville Commerce Center
    Burtonsville, MD .......................       920         3,069          3,989           97          1989           3-40 years

    Keewaydin Drive
    Salem, NH ..............................       610         2,101          2,711           75          1973           3-40 years

    501 Hoes Lane
    Piscataway, NJ .........................       180           694            874           36          1987           3-40 years

    Two Executive Campus
    Cherry Hill, NJ ........................       240           966          1,206           23          1970           (b)

    Riverside Centre
    Portland, OR ...........................     1,170         5,171          6,341            3          1945           (b)

    Pinebrook II
    King of Prussia, PA ....................         0         1,588          1,588           49          1983           3-40 years



                                                        VALUE PROPERTY TRUST

                                                             SCHEDULE XI

                                   REAL ESTATE OWNED AND ACCUMULATED DEPRECIATION AND AMORTIZATION

                                                         SEPTEMBER 30, 1996
                                                       (dollars in thousands)
                                                             (Continued)

                                                                    Reorganization Value (b)
                                                                    --------------------         Costs Capitalized
                                                                                                   Subsequent to
                                                                                                Reorganization Value
                                                                                               ---------------------     Adjust for
                                                                             Buildings &                 Buildings &       Unreal.
Classification                                    Encumbrances (a)  Land    Improvements       Land     Improvements       Gain (b)
--------------                                    ------------      ----    ------------       ----     ------------   ------------
Office:
(continued)

    421 Chestnut Street
    Philadelphia, PA ....................               0             500       2,020              0             13           (347)

    Southampton
    Southampton, PA .....................               0             390       1,561              0             63              0

    Pinebrook I
    King of Prussia, PA .................               0               0       1,629              0             77           (232)

    Six Sentry Parkway
    Blue Bell, PA .......................               0             920       3,670              0            398           (680)

Retail:

    Gateway Plaza (Paseo)
    Fremont, CA .........................          14,287           4,320      17,280            300            264         (3,042)

    Arcade Square
    Sacramento, CA ......................           3,384           1,120       4,460              0            544           (828)

    Berdon Plaza
    Fairhaven, MA .......................           4,157           1,350       5,403              0            159              0

    Bradford Plaza
    West Chester, PA ....................               0           1,330       5,330              0             25           (917)
                                                 --------        --------    --------       --------       --------       --------


Total Real Estate Owned .................        $ 64,719        $ 24,270    $ 99,370       $  1,237       $  8,434       $(10,286)
                                                 ========        ========    ========       ========       ========       ========



                                     - 58 -

                                                        VALUE PROPERTY TRUST

                                                             SCHEDULE XI

                                   REAL ESTATE OWNED AND ACCUMULATED DEPRECIATION AND AMORTIZATION

                                                         SEPTEMBER 30, 1996
                                                       (dollars in thousands)
                                                             (Continued)


                                                Gross Amount Carried at End of Period
                                                -------------------------------------
                                                           Buildings &                    Accumulated      Date of        Life for
Classification                                   Land     Improvements      Total        Depreciation    Construction   Depreciation
--------------                                   ----     ------------    ---------      ------------    ------------   ------------
Office:
(continued)

    421 Chestnut Street
    Philadelphia, PA .................             500         1,686          2,186                55       1857         3-40 years

    Southampton
    Southampton, PA ..................               0             0              0                 0       1984         N/A

    Pinebrook I
    King of Prussia, PA ..............               0         1,474          1,474                48       1981         3-40 years

    Six Sentry Parkway
    Blue Bell, PA ....................             920         3,388          4,308               130       1990         3-40 years

Retail:

    Gateway Plaza (Paseo)
    Fremont, CA ......................           4,620        14,502         19,122               442       1969         3-40 years

    Arcade Square
    Sacramento, CA ...................           1,120         4,176          5,296               212       1955         3-40 years

    Berdon Plaza
    Fairhaven, MA ....................           1,350         5,562          6,912                 0       1968         (b)

    Bradford Plaza
    West Chester, PA .................           1,330         4,438          5,768               139       1990         3-40 years
                                              --------      --------       --------          --------


Total Real Estate Owned ..............        $ 21,497      $ 81,802       $103,299 (c,d)    $  2,035
                                              ========      ========       ========          ========






                              VALUE PROPERTY TRUST

                                   SCHEDULE XI

         REAL ESTATE OWNED AND ACCUMULATED DEPRECIATION AND AMORTIZATION

                               SEPTEMBER 30, 1996

NOTES:

(a) The encumbrances of Senior Notes due 1999 are collateralized by a first priority Lien on 21 of the Trust's assets, including personal property and real property held by the Trust or any subsidiary.

(b) See Note 2 "Significant Accounting Policies" to the consolidated financial statements.

(c) Cost for federal income tax purposes is approximately $160,000,000.

(d) The changes in carrying amounts during the year ended September 30, 1996 are summarized as follows:

Balance at September 30, 1995 ................                      $123,640,000
Reclassification from foreclosure property ...                         5,120,000
Additions during year:
   Improvements ..............................                         4,551,000
Deductions during year:
   Sale of real estate .......................     $ 19,726,000
   Adjustments for deferred gains ............       10,286,000       30,012,000
                                                   ------------     ------------
Balance at September 30, 1996 ................                      $103,299,000
                                                                    ============


    The changes in carrying amounts during the year ended September 30, 1995 are summarized as follows:

Balance at September 30, 1994 ................                      $ 66,880,000
Reclassification from foreclosure
   property and mortgage loans ...............                       109,565,000
Additions during year:
   Improvements ..............................                        11,283,000
Deductions during year:
   Sale of real estate .......................     $  3,350,000
   Charge off against allowance for losses ...        2,881,000
   Adjustments for fresh start reporting .....       57,857,000       64,088,000
                                                   ------------     ------------
Balance at September 30, 1995 ................                      $123,640,000
                                                                    ============

    The changes in carrying amounts during the year ended September 30, 1994 are summarized as follows:

Balance at September 30, 1993 ................                      $ 65,012,000
Additions during year:
   Improvements ..............................     $  1,847,000
Loan advance by construction lender ..........           21,000        1,868,000
                                                   ------------     ------------
Balance at September 30, 1994 ................                      $ 66,880,000
                                                                    ============


    The change in accumulated depreciation and amortization during the year ended September 30, 1996 is summarized as follows:

Balance at September 30, 1995 ...........................                  $ -0-
Additions during year:
   Charge to income .....................................              2,035,000
Deductions during year:
   Adjustment for sold properties .......................                103,000
                                                                      ----------

Balance at September 30, 1996 ...........................             $1,932,000
                                                                      ==========

    The change in accumulated depreciation and amortization during the year ended September 30, 1995 is summarized as follows:

Balance at September 30, 1994 .............................          $10,023,000
Reclassification from foreclosure property ................            8,264,000
Additions during year:
   Charge to income .......................................            6,608,000
Deductions during year:
   Adjustment for fresh start reporting ...................           24,895,000
                                                                     -----------
Balance at September 30, 1995 .............................          $       -0-
                                                                     ===========

    The change in accumulated depreciation and amortization during the year ended September 30, 1994 is summarized as follows:

Balance at September 30, 1993 ..........................             $ 7,799,000
Additions during year:
   Charge to income ....................................               2,224,000
                                                                     -----------
Balance at September 30, 1994 ..........................             $10,023,000
                                                                     ===========

                                                        VALUE PROPERTY TRUST

                                                            SCHEDULE XII

                                                   MORTGAGE LOANS ON REAL ESTATE

                                                         SEPTEMBER 30, 1996
                                                                                                                        PRINCIPAL
                                                                                                                        AMOUNT OF
                                                                                                                      LOANS SUBJECT
                                              NUMBER                                                CONTRACTUAL       TO DELINQUENT
                                                OF         INTEREST               FINAL              AMOUNT OF          PRINCIPAL
TYPE OF LOANS                                  LOANS         RATE             MATURITY DATE          MORTGAGES         OR INTEREST
-------------                                 ------       --------           -------------         -----------       --------------
ASSETS HELD FOR INVESTMENT:
Residential/Condominiums (a)                    71        6.20%-9.50%      June 2000-June 2009       1,008,000               --
                                                                                                    ----------            ------
Total contractual amount of mortgage loans                                                           1,008,000            $  --
                                                                                                    ==========            ======

Adjust contractual amount to
  reorganization value of mortgage loans                                                              (237,000)
Adjust contractual amount to reallocate
  unrealized gain on sale                                                                             (108,000)
                                                                                                    ----------
Carrying value of mortgage loans and
  investments                                                                                       $  663,000 (b)(c)
                                                                                                    ==========


                              VALUE PROPERTY TRUST

                                  SCHEDULE XII

                          MORTGAGE LOANS ON REAL ESTATE

                               SEPTEMBER 30, 1996

NOTES:

(a) Consists of 71 mortgage end loans on 7 projects.

(b) The aggregate cost for federal income tax purposes is $1,008,000.

(c) The change in carrying value of mortgage loans during the year ended September 30, 1996 were as follows:

Balance at September 30, 1995 .........................            $ 56,979,000
Advances on mortgage loans ............................                 100,000
                                                                   ------------
                                                                     57,079,000
Collections of principal ..............................             (51,188,000)
Transfer to real estate ...............................              (5,120,000)
Adjustment for unrealized gains .......................                (108,000)
                                                                   ------------
                                                                   $    663,000
                                                                   ============

    The change in carrying value of mortgage loans during the year ended September 30, 1995 were as follows:

Balance at September 30, 1994 .........................            $ 69,322,000
Reclassification from in-substance foreclosure ........              29,441,000
Advances on mortgage loans ............................                 733,000
Net change in interest reserves .......................                 162,000
                                                                   ------------
                                                                     99,658,000
Collections of principal ..............................             (22,711,000)
Adjustment for fresh start accounting .................             (19,968,000)
                                                                   ------------
                                                                   $ 56,979,000
                                                                   ============

    The change in carrying value of mortgage loans during the year ended September 30, 1994 were as follows:

Balance at September 30, 1993 .........................            $104,193,000
Advances on mortgage loans ............................                    --
Transfer of real estate to mortgage loans .............                 750,000
Net change in interest reserves, deferred income ......                 480,000
                                                                   ------------
                                                                    105,423,000
Collections of principal ..............................             (25,555,000)
Transfer to real estate ...............................             (10,321,000)
Chargeoff against allowance for losses ................                (225,000)
                                                                   ------------
                                                                   $ 69,322,000
                                                                   ============

VALUE PROPERTY TRUST AND SUBSIDIARIES                                 FORM 10Q

PART I:              FINANCIAL INFORMATION

ITEM 1.              CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATED BALANCE SHEETS
(In Thousands)

                                                                 June 30,    September 30,
                                                                   1997         1996
                                                                 --------     --------
                                                                (Unaudited)
                   ASSETS

Assets Held for Sale:
   Investment in partnerships ..............................     $ 11,366     $ 10,219
   Real estate owned .......................................       23,249       38,171
                                                                 --------     --------
         Total Assets Held for Sale ........................       34,615       48,390
                                                                 --------     --------

Assets Held for Investment:
   Mortgage loans ..........................................          583          663
   Investment in partnerships ..............................         --         13,486
   Real estate owned .......................................       37,935       63,196
                                                                 --------     --------
         Total Assets Held for Investment ..................       38,518       77,345
                                                                 --------     --------

         Total Invested Assets .............................       73,133      125,735

Cash and cash equivalents ..................................       65,932       29,501
Restricted cash ............................................       34,734       12,213
Interest receivable and other assets .......................        3,683        4,962
                                                                 --------     --------
         Total Assets ......................................     $177,482     $172,411
                                                                 ========     ========

                   LIABILITIES

Senior secured notes (due 1999) ............................     $ 42,882     $ 63,226
Accounts payable and accrued expenses ......................        1,396        1,804
Interest payable ...........................................          244          334
                                                                 --------     --------
         Total Liabilities .................................       44,522       65,364
                                                                 --------     --------

CONSOLIDATED BALANCE SHEETS
(In Thousands) (continued)

                                                                 June 30,    September 30,
                                                                   1997         1996
                                                                 --------     --------
                                                                (Unaudited)
                   SHAREHOLDERS' EQUITY

Preferred shares, $1 par value: 3,500,000 shares authorized,
   none issued .............................................         --           --
Common shares, $1 par value: 20,000,000 shares authorized,
   11,226,310 and 11,226,310 shares issued and outstanding .       11,226       11,226
Additional paid-in capital .................................       88,848       88,848
Accumulated earnings .......................................       32,886        6,973
                                                                 --------     --------
         Total Shareholders' Equity ........................      132,960      107,047
                                                                 --------     --------

         Total Liabilities and Shareholders' Equity ........     $177,482     $172,411
                                                                 ========     ========




        See accompanying notes to the consolidated financial statements.

VALUE PROPERTY TRUST AND SUBSIDIARIES                                   FORM 10Q

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In Thousands Except Per Share Data)



                                                  Three Months Ended       Nine Months Ended
                                                        June 30,                June 30,
                                                 -------------------       -----------------
                                                   1997        1996        1997        1996
                                                 -------     -------     -------     -------
Revenue:
   Rental properties:
       Rental income .......................     $ 5,052     $ 6,909     $16,701     $20,454
       Operating expense reimbursements ....         843         985       2,518       2,681
   Interest and fee income on mortgage loans          19          19          61       2,833
   Interest on short-term investments ......         829         543       1,943       1,310
   Other ...................................           0           6           8          17
                                                 -------     -------     -------     -------
       Total Revenue .......................       6,743       8,462      21,231      27,295
                                                 -------     -------     -------     -------

Expenses:
   Interest ................................       1,389       2,064       4,162       9,049
   Rental properties:
       Operating ...........................       2,171       2,978       7,102       9,104
       Depreciation and amortization .......         377         585       1,321       1,780
   Other operating expenses ................         802         819       2,317       2,459
                                                 -------     -------     -------     -------
       Total Expenses ......................       4,739       6,446      14,902      22,392
                                                 -------     -------     -------     -------

Income before gain on sale of real estate ..       2,004       2,016       6,329       4,903
Gain on sale of real estate ................      11,712        --        19,584        --
                                                 -------     -------     -------     -------
Net income .................................     $13,716     $ 2,016     $25,913     $ 4,903
                                                 =======     =======     =======     =======

Per share:
Income before gain on sale of real estate ..     $   .18     $   .18     $   .56     $   .44
Gain on sale of real estate ................        1.04        --          1.75        --
                                                 -------     -------     -------     -------
Net income .................................     $  1.22     $   .18     $  2.31     $   .44
                                                 =======     =======     =======     =======

Weighted average number of common
   shares outstanding ......................      11,226      11,226      11,226      11,226
                                                 =======     =======     =======     =======



               See accompanying notes to the consolidated financial statements.

VALUE PROPERTY TRUST AND SUBSIDIARIES                                   FORM 10Q

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In Thousands)
                                                                         Nine Months Ended
                                                                              June 30,
                                                                         1997          1996
                                                                      ---------     ---------
Cash flows from operating activities:
     Net income ..................................................    $  25,913     $   4,903
     Adjustments to reconcile net income to net
         cash provided by operating activities:
              Depreciation and amortization on real estate .......        1,321         1,780
              Decrease in payables and accrued expenses ..........         (408)       (2,897)
              (Decrease) increase in interest payable ............          (90)          357
              Decrease in receivables and other assets ...........        1,647         3,061
              Gain on sale of real estate ........................      (19,584)         --
                                                                      ---------     ---------
     Total adjustments ...........................................      (17,114)        2,301
                                                                      ---------     ---------
Net cash provided by operating activities ........................        8,799         7,204
                                                                      ---------     ---------
Cash flows from investing activities: Investment in real estate:
         Real estate .............................................       (2,706)       (3,403)
         Partnerships ............................................         (629)         (145)
         Advances on mortgage loans ..............................         --             (73)
     Principal repayments on mortgage loans ......................           80         2,357
     Proceeds from the sale of real estate .......................       73,752        14,677
     Proceeds from the sale of mortgage loans and notes receivable         --          53,991
     Principal repayments on notes receivable ....................         --             366
                                                                      ---------     ---------
Net cash provided by investing activities ........................       70,497        67,770
                                                                      ---------     ---------
Cash flows from financing activities:
     Payment of mortgage payable .................................         --         (17,535)
     Prepayment of senior secured notes (due 2002) ...............         --        (109,975)
     Borrowing of senior secured notes (due 1999) ................         --          67,379
     Prepayment of senior secured notes (due 1999) ...............      (20,344)         --
     Increase in restricted cash .................................      (22,521)       (3,243)
                                                                      ---------     ---------
Net cash used in financing activities ............................      (42,865)      (63,374)
                                                                      ---------     ---------
Net increase in cash and cash equivalents ........................       36,431        11,600
Cash and cash equivalents at beginning of period .................       29,501         9,977
                                                                      ---------     ---------
Cash and cash equivalents at end of period .......................    $  65,932     $  21,577
                                                                      =========     =========
Supplemental schedule of non-cash investment and
     financing activities:

     Transfer of mortgage loans to real estate owned .............    $    --       $   5,120
                                                                      =========     =========
     Interest paid ...............................................    $   2,747     $   7,787
                                                                      =========     =========

               See accompanying notes to the consolidated financial statements.

VALUE PROPERTY TRUST AND SUBSIDIARIES                                   FORM 10Q

CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY (Unaudited)
(Amounts In Thousands)

For the Nine Months Ended June 30, 1997


                                                                    Additional                    Total
                                             Common Shares           Paid-In       Retained   Shareholders'
                                          Shares        Amount       Capital       Earnings      Equity
                                          ------        ------       -------       --------      ------
Balance at September 30, 1996 ......      11,226      $ 11,226      $ 88,848      $  6,973      $107,047

Net income .........................        --            --            --          25,913        25,913
                                        --------      --------      --------      --------      --------

Balance at June 30, 1997 ...........      11,226      $ 11,226      $ 88,848      $ 32,886      $132,960
                                        ========      ========      ========      ========      ========




                     See accompanying notes to the consolidated financial statements.

VALUE PROPERTY TRUST AND SUBSIDIARIES                                   FORM 10Q


                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. BASIS OF FINANCIAL INFORMATION AND PLAN OF REORGANIZATION

         In connection with its emergence from the Chapter 11 proceeding (the "1995 Restructuring"), the Trust implemented Fresh Start Reporting as of September 30, 1995, as set forth in Statement of Position 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code." Fresh Start Reporting was required because (1) the reorganization value of the Trust's assets immediately before the date of confirmation was less than the total of all post-petition liabilities, (2) there was more than a 50% change in the ownership of the Trust, and (3) there was a permanent and substantive loss of control by existing shareholders. As a result, all assets and liabilities were restated to reflect their respective reorganization value or fair value.

         The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments, consisting of only normal recurring accruals, considered necessary for a fair presentation have been included. Operating results for the nine-month and three-month periods ended June 30, 1997 are not necessarily indicative of the results that may be expected for the fiscal year ending September 30, 1997. These financial statements should be read in conjunction with the Trust's September 30, 1996 audited financial statements and notes thereto included in the Trust's Annual Report on Form 10-K.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

           USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant of these estimates relate to the carrying value of the Assets Held for Sale and the estimated useful lives of Assets Held for Investment. Actual results could differ from those estimates.

                           PRINCIPLES OF CONSOLIDATION

         The  accounts  of the  Trust  and its  wholly  owned  subsidiaries  are
consolidated  in  the  accompanying   financial   statements.   All  significant
intercompany balances and transactions have been eliminated in consolidation.

                                  INCOME TAXES

         The Trust is a real estate investment trust ("REIT") that has elected to be taxed under Sections 856-860 of the Internal Revenue Code of 1986, as amended (the "Code"). Accordingly, the Trust does not pay Federal income tax on income as long as income distributed to shareholders is at least equal to 95% of real estate investment trust taxable income, and pays no Federal income tax on capital gains distributed to shareholders.

VALUE PROPERTY TRUST AND SUBSIDIARIES                                   FORM 10Q


         In July 1997, the Trust contacted the Internal Revenue Service (the "IRS") regarding interpretative advice concerning a technical provision of the REIT requirements of the Internal Revenue Code and, based upon such interpretive advice, potential violations of such provision during fiscal 1994 and 1995. The Trust does not believe that any such potential violations would have a material adverse effect on the Trust. However, the Trust has sought the IRS'
interpretation of the technical provision of the REIT requirements and its concurrence that, if any technical violations were deemed to have occurred, such violations would not affect the Trust's REIT status. The Trust believes that if its status as a REIT was terminated, potential corporate taxes for prior periods would not be material due to the net operating losses available in prior periods. Moreover, there should be no material adverse tax consequences to shareholders during such prior periods since no distributions were made to shareholders during such periods. The effect of a termination of REIT status in current and future periods would be based upon a number of factors; because the Trust is unable to predict the occurrence or magnitude of such factors; it is unable to predict the effect of a termination of REIT status on the Trust or its shareholders for such periods.

         For the fiscal years ended September 30, 1996, 1995 and 1994, there were significant differences between taxable net loss and net income (loss) as reported in the financial statements. The differences were related to the recognition of bad debt deductions and accounting for reorganization costs and Fresh Start Reporting. For financial accounting purposes, these items are expensed currently, while for tax purposes some portion of these items are deferred to future periods or may not be deductible. In addition, the Fresh Start Reporting discussed in Note 1 is not recognized for tax purposes, and will result in future years financial reporting and tax basis differences.

         The Trust has approximately $115 million in net operating losses (the "NOLs") for tax purposes attributable to losses generated in fiscal years 1992 through 1996. The NOLs attributable to each year can be carried forward up to fifteen years from the year the loss was generated. The use of NOLs in any taxable year (together with any recognized losses that are economically attributable to the period up to the Restructuring) will be subject to an annual limitation under Section 382 of the Code. The Trust estimates that this annual limitation is approximately $6 million.

                                 INTEREST INCOME

         Interest income on each loan is recorded as earned. Interest income is not recognized if, in the opinion of the management, collection is doubtful. The Trust generally considers loans as delinquent if payment of interest and/or principal, as required by the terms of the note, is more than 60 days past due. Accrual of interest income is generally terminated and foreclosure proceedings are started if payment is more than 60 days past due.

                              ALLOWANCE FOR LOSSES

         Impairment on mortgage loans is accounted for in accordance with Financial Accounting Standards Board Statement No. 114 - Accounting by Creditors for Impairment of a Loan.

VALUE PROPERTY TRUST AND SUBSIDIARIES                                   FORM 10Q

                              NET INCOME PER SHARE

         Net income per share is computed using the weighted average common shares outstanding during the period.

                          DEPRECIATION AND AMORTIZATION

         At September 30, 1995, as a result of Fresh Start Reporting, all assets and liabilities of the Trust were restated to reflect their respective reorganization value or fair value. The accumulated depreciation on real estate owned was reset to zero as a result of the adoption of Fresh Start Reporting. At September 30, 1995, the Trust segregated the real estate portfolio into two categories: Held for Sale and Held for Investment. The Trust depreciates the Held for Investment category over the estimated useful lives of the assets; 40 years for buildings, three to five years for other property and over the term of the related lease for lease commissions and tenant improvements. The Held for Sale category is not depreciated. During fiscal 1996, the Trust reclassified seven real estate properties totaling $18.7 million to Assets Held for Sale from Assets Held for Investment and no longer depreciates these assets. During the second quarter of fiscal 1997, the Trust reclassified five real estate properties totaling $35.7 million to Assets Held for Sale from Assets Held for Investment and no longer depreciates these assets.

                            CASH AND CASH EQUIVALENTS

         Cash and cash equivalents and restricted cash include short-term investments (high grade commercial paper, bank CDS and US Treasury and Agency Securities) with original maturities not exceeding a term greater than 90 days.

                           INVESTMENT IN PARTNERSHIPS

         Investment in partnerships represents the Trust's investment in real estate partnerships. The Trust owns a majority percentage interest in most of these partnerships and receives substantially all of the cash flow. The Trust accounts for all of these partnerships, except one, in a similar manner as real estate investments; the one partnership was accounted for using the equity method.

                                REAL ESTATE OWNED

         As of September 30, 1995, the Trust's invested assets were adjusted to reorganization value which became the new historical cost basis. Subsequently, Assets Held for Investment are carried at historical cost less depreciation. Assets Held for Sale are carried at lower of cost or net realizable value. In conjunction with the adoption of Fresh Start Reporting on September 30, 1995, all gains or losses for a period of one year after such adoption were applied against the carrying value of long lived assets Held for Investment. Through September 30, 1996, the Trust reduced the carrying values of Assets Held for Investment by $12.6 million as a result of the net gains on both the disposition of substantially all of its mortgage loan portfolio in March 1996 and the sale of nine real estate properties classified as Assets Held for Sale. For the nine months ended of June 30, 1997, a gain of $19.6 million is recorded in net income as a result of real estate property sales. At June 30, 1997, the Trust owned 23 real estate properties of which eight are classified as Assets Held for Sale. The fiscal 1996 revenue and net operating income from these eight real estate properties were $7.8 million and $4.4 million, respectively.

VALUE PROPERTY TRUST AND SUBSIDIARIES                                   FORM 10Q


                                 DEFERRED COSTS

         Included in other assets are costs incurred in obtaining debt financing which are deferred and amortized over the term of the related debt agreement. Amortization expense is included in interest expense in the accompanying statement of operations. Net deferred financing costs included in other assets in the accompanying balance sheet amounted to $0.7 million at June 30, 1997.

                               REVENUE RECOGNITION

         The Trust recognizes base rental revenue for financial statement purposes ratably as earned over the term of the lease.

                          INTEREST RATE SWAP AGREEMENT

         The Trust is a party to an interest rate protection agreement (the "Cap") used to hedge its interest rate exposure on floating rate debt (See Note 4 "Borrowings"). The differential to be paid or received is recognized in the period incurred and included in interest expense.

                    RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

         In February 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share" and SFAS No. 129, "Disclosure of Information about Capital Structure." In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income" and SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information."

         SFAS 128, which simplifies existing computational guidelines, supersedes Accounting Principles Board ("APB") Opinion 15, "Earnings Per Share," and specifies the computation, presentation, and disclosure requirements for earnings per share ("EPS") for entities with publicly held common stock or potential common stock. SFAS 128 is effective for financial statements issued for periods ending after December 15, 1997, including interim periods. Earlier application is not permitted, and all prior period EPS figures that are presented are required to be restated. The Trust is currently evaluating SFAS 128 and believes that the adoption of SFAS 128 will not have a significant impact on the disclosures in the financial statements of the Trust.

         SFAS 129, "Disclosure of Information about Capital Structure" lists required disclosure about capital structure that had been included in a number of separate statements and opinions of authoritative accounting literature. SFAS 129 is effective for financial statements issued for periods ending after December 15, 1997. The Trust believes that the adoption of SFAS 129 will not have a significant impact on the disclosures in the financial statements of the Trust.

         SFAS No. 130, "Reporting Comprehensive Income" establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. SFAS No. 131 is effective for financial statements issued for periods beginning after December 15, 1997.

VALUE PROPERTY TRUST AND SUBSIDIARIES                                   FORM 10Q

         SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. SFAS No. 131 is effective for financial statements issued for periods beginning after December 15, 1997.

NOTE 3. MORTGAGE LOANS AND INVESTMENTS IN REAL ESTATE

         During the second quarter of fiscal 1996, the Trust completed the disposition of substantially all of its mortgage loan portfolio. The Trust received $55.5 million in net cash proceeds through a series of transactions which included loan repayments and a bulk sale of mortgage loans. The carrying value of the mortgage loans involved in these transactions totaled $50.5 million. The Trust's remaining mortgage loan holdings are currently less than $0.6 million.

         The following table summarizes the Trust's investments in real estate owned at June 30, 1997.

                Type of
              Real Estate                  Number         Carrying     Accumulated         Book
               Property                of Properties       Amount      Depreciation        Value
               --------                -------------       ------      ------------        -----
                                                            (dollars in thousands)
Real Estate Held for Sale:

         Real Estate Owned ........              6        $23,384        $  (135)        $23,249
         Investment in Partnerships              2         11,562           (196)         11,366
                                           -------        -------        -------         -------
         Total ....................              8        $34,946        $  (331)        $34,615
                                           =======        =======        =======         =======

Real Estate Held for Investment:

         Real Estate Owned ........             15        $40,015        $(2,080)        $37,935
                                           -------        -------        -------         -------
         Total ....................             15        $40,015        $(2,080)        $37,935
                                           =======        =======        =======         =======

NOTE 4. BORROWINGS

                              SENIOR SECURED NOTES

         The Holders of the Prior Notes had a first priority lien on all of the Trust's collateral. The Prior Notes were governed by the Prior Indenture between the Trust and Wilmington Trust Co., as Trustee, dated as of the effective date of the Trust's reorganization (September 29, 1995). Interest on the Prior Notes accrued at 11-1/8% per annum and was payable semi-annually in arrears on each June 30 and December 31. The Prior Indenture included affirmative covenants, negative covenants and financial covenants.

VALUE PROPERTY TRUST AND SUBSIDIARIES                                   FORM 10Q

         On March 28, 1996, the Trust entered into a financing agreement which provided for the issuance of $67.4 million of new Floating Rate Notes (the "Floating Rate Notes"), which issuance occurred on April 30, 1996. The Floating Rate Notes bear interest at 30 day LIBOR + 1.375%, payable monthly, and have a stated maturity date of May 1, 1999.

         The indenture relative to the Floating Rate Notes (the "New Indenture") generally requires that, on a monthly basis, the Trust deposit into a Trapped Funds Account, as defined in the New Indenture, maintained by the indenture trustee (the "New Indenture Trustee") for the Floating Rate Notes all Cash Flow and Asset Sale Proceeds (each as defined in the New Indenture). Cash Flow from the Trapped Funds Account will be distributed to pay the New Indenture Trustee's expenses, pay all accrued but unpaid interest on the Floating Rate Notes and to maintain a Debt Service Reserve Account before any funds are released to the Trust. In the event of a sale of, or certain casualty, or indemnification events with respect to any of the remaining sixteen real estate properties of the original twenty-four real estate properties mortgaged under the terms of the Floating Rate Notes (underlying collateralized value of $46.1 million at June 30, 1997), the proceeds therefrom will be used to retire up to 125% of a portion of the allocated debt of such property before any funds are released to the Trust. The New Indenture includes affirmative covenants and negative covenants. At June 30, 1997, the Trust was in compliance with the New Indenture.

         The proceeds received from the Floating Rate Notes, together with approximately $56.5 million of cash on hand, were used to prepay the Trust's Prior Notes and Mortgage Payable. The face amount outstanding of the Prior Notes and the Mortgage Payable at the time of repayment was $110.0 million and $13.9 million, respectively. The Prior Notes and Mortgage Payable were repaid in full on April 30, 1996.

         Effective April 30, 1996, the Trust entered into an interest rate protection agreement (the "Cap") that serves to cap the floating interest component of the Floating Rate Notes at 8%. The Trust paid a one-time fee of $377,000 to the counterparty to the Cap.

         During fiscal 1996, the Trust sold nine real estate properties, three of which were encumbered under the terms of the New Indenture. The Trust used a portion of the net proceeds from the sale of encumbered real estate properties to prepay a portion of the Floating Rate Notes, as required under the terms of the New Indenture. In July of fiscal 1996, the Trust used $4.2 million of the net proceeds and in October and November of fiscal 1997 used $2.6 million and $4.4 million, respectively, of the net proceeds of fiscal 1996 sales to prepay a portion of the Floating Rate Notes.

         During the nine months ended June 30, 1997, the Trust sold five real estate properties and three of nine buildings owned by the Trust in an industrial park, which were encumbered under the terms of the New Indenture. In addition, the Trust sold three real estate properties which were not encumbered under the terms of the New Indenture. During the nine months ended June 30, 1997, the Trust used $13.3 million of the net proceeds of the encumbered sales to prepay a portion of the Floating Rate Notes. In July of fiscal 1997, the Trust used $22.1 million of the net proceeds of two encumbered sales which occurred in June of fiscal 1997 to prepay a portion of the Floating Rate Notes.

VALUE PROPERTY TRUST AND SUBSIDIARIES                                   FORM 10Q

NOTE 5. SHARE OPTION PLAN

                             1995 SHARE OPTION PLAN

         On October 2, 1995, the Board of Trustees adopted a 1995 Share Option Plan (the "1995 Plan") for Trustees, officers, employees and other key persons of the Trust. On February 15, 1996, the Trust's shareholders approved the adoption of the 1995 Plan at the Trust's 1996 Annual Meeting of Shareholders.

         The 1995 Plan provides for the grant of options to purchase up to 870,000 common shares at not less than 100% of the fair market value of the common shares, subject to adjustment for share splits, share dividends and similar events. To the extent that awards under the 1995 Plan do not vest or otherwise revert to the Trust, the common shares represented by such awards may be the subject of subsequent awards.

         The 1995  Plan  provides  for the  grant  of  incentive  stock  options
("Incentive Options") which qualify under Section 422 of the Code and non-qualified stock options ("Non-Qualified Options"). Holders of options also receive dividend equivalent rights. During fiscal 1996, 894,000 shares from the 1995 Plan were granted with a price range from $10.00 to $12.25 per share and 55,000 shares were canceled at a price of $10.00 per share. During the nine months ended June 30, 1997, no shares from the 1995 Plan were granted or canceled. The options expire four years from the date of grant.

                       Report of Independent Auditors

Board of Directors and Stockholders
Wellsford Real Properties, Inc.

We have audited the combined statement of revenues and certain expenses of the properties known as 1275 K Street, 300 Atrium Drive, 400 Atrium Drive, 500 Atrium Drive, 600 Atrium Drive, 700 Atrium Drive, and 15 Broad Street, (collectively, the "Whitehall Properties"), acquired or to be acquired by Wellsford/Whitehall Properties, L.L.C., as described in Note 1, for the year ended December 31, 1996. This financial statement is the responsibility of Wellsford/Whitehall Properties, L.L.C. management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying combined statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Form 8-K of Wellsford Real Properties, Inc. and is not intended to be a complete presentation of the Whitehall Properties' revenues and expenses.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the combined revenues and certain expenses of the Whitehall Properties as described in Note 1 for the year ended December 31, 1996, in conformity with generally accepted accounting principles.


ERNST & YOUNG LLP

New York, New York
October 20, 1997

                          The Whitehall Properties

             Combined Statement of Revenues and Certain Expenses
                               (in thousands)
                                  (Note 1)




                                         Six Months         Year Ended
                                         Ended June          December
                                           30, 1997          31, 1996
                                         ------------------------------
                                          (unaudited)
Revenues:
  Base rents                              $   8,212         $  11,716
  Tenant escalations,
   reimbursements, and parking income           823             1,695
                                         ------------------------------
Total revenues                                9,035            13,411
                                         ------------------------------


Certain Expenses:
  Property operating expenses                 2,335             4,664
  Real estate taxes                           1,378             2,982
  Management fees                               226               498
                                         ------------------------------

Total certain expenses                        3,939             8,144
                                         ------------------------------


Revenues in excess of certain expenses    $   5,096         $   5,267
                                         ==============================


See accompanying notes.

                          The Whitehall Properties

        Notes to Combined Statement of Revenues and Certain Expenses

                    For the Year Ended December 31, 1996


1. Basis of Presentation

Presented herein is the combined statement of revenues and certain expenses related to the operations of seven commercial real estate properties known as 1275 K Street, 300 Atrium Drive, 400 Atrium Drive, 500 Atrium Drive, 600 Atrium Drive, 700 Atrium Drive and 15 Broad Street (collectively, the "Whitehall Properties"). The Whitehall Properties are not a legal entity, but are a combination of the operations of certain real estate properties which properties or contracts to purchase such properties were or are expected to be contributed to Wellsford/Whitehall Properties, L.L.C. ("Wellsford Office") by WHWEL Real Estate Limited Partnership (the "Whitehall Partner"). The Whitehall Partner has a 49.9% interest in Wellsford Office and is an affiliate of Goldman, Sachs & Co. Wellsford Commercial Properties Trust ("WCPT"), a subsidiary of Wellsford Real Properties, Inc. ("WRP"), has a 50.1% interest in Wellsford Office. 1275 K Street, located in Washington, D.C., 300 Atrium Drive, 400 Atrium Drive, 500 Atrium Drive, and the contract to purchase 700 Atrium Drive, all located in Somerset County, New Jersey, were contributed to Wellsford Office on the date of its formation, August 28, 1997, by the Whitehall Partner.

On September 25, 1997, Wellsford Office acquired 700 Atrium Drive. It is currently anticipated that 600 Atrium Drive, a parcel of vacant land located in Somerset County, New Jersey, and 15 Broad Street, an office building located in Boston, Massachusetts, will be contributed to Wellsford Office by the Whitehall Partner by December 15, 1997.

The accompanying financial statement has been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission for the acquisition of real estate properties. Accordingly, the financial statement excludes certain expenses that may not be comparable to those expected to be incurred by Wellsford Office in the proposed future operations of the Whitehall Properties. Expenses excluded consist of interest, depreciation and general and administrative expenses not directly related to the future operations.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

The combined statement of revenues and certain expenses for the six months ended June 30, 1997 is unaudited; however, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the combined statement of revenues and certain expenses for this interim period have been included. The results of interim periods are not necessarily indicative of the results to be obtained for a full fiscal year.

2. Lease and Revenue Recognition

The Whitehall Properties are being leased to tenants under operating leases. Minimum rental income is generally recognized on a straight-line basis over the term of the lease. The excess of amounts due pursuant to the underlying leases over amounts recognized on a straight-line basis amounted to approximately $217,000, for the year ended December 31, 1996. The lease agreements for certain of the Whitehall Properties generally contain provisions which provide for reimbursement of real estate taxes and operating expenses over base year amounts, as well as fixed increases in rent.

The Whitehall Properties are principally multi-tenant office buildings with leases expiring at various dates over the next eleven years.

3. Management and Leasing Agreements

The Whitehall Properties are managed and leased by various management companies. These management companies provide property management services to the Whitehall Properties at the rate of 2% to 5% of gross cash receipts.

4. Property Operating Expenses

Property operating expenses for the year ended December 31, 1996 include approximately $227,000 for insurance, $2,198,000 for utilities, $213,000 in general and administrative expenses, $1,676,000 in repair and maintenance costs, and $350,000 for payroll costs.

5. Significant Tenants

Six tenants, Merck and Co., Inc., Society of Plastics Engineers, Merrill Lynch & Co., Metzger, Hollis & Gordon, Sun Microsystems, and The Mobil Corporation accounted for approximately 23%, 14%, 8%, 5%, 4%, and 3% of the combined 1996 base rents on a straight line basis, respectively.

The Society of Plastics Engineers lease expired on December 31, 1996. Metzger, Hollis & Gordon vacated its space in August 1997.

                      REPORT OF INDEPENDENT ACCOUNTANTS

                                ------------



To the Members
The Abbey Companies


We have audited the accompanying combined statement of revenues and certain expenses of The Abbey Companies (the "Company") for the year ended
December 31, 1996. This combined statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Form 8-K/A of Wellsford Real Properties, Inc.) described in
Note 2 and is not intended to be a complete presentation of the Company's revenues and expenses.

In our opinion, the combined statement referred to above presents fairly, in all material respects, the revenues and certain expenses described in Note 2 of the Company for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

COOPERS & LYBRAND L.L.P.


Los Angeles, California
March 28, 1997
                             THE ABBEY COMPANIES

             COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES

                                 -----------




                                                          Nine Months
                                       Year Ended            Ended
                                      December 31,       September 30,
                                          1996                1997
                                      ------------       -------------
                                                          (Unaudited)

Revenues:
     Minimum rents                      $6,103,153          $4,829,755
     Tenant recoveries                     716,093             856,931
     Other income                          333,363             290,509
                                        ----------          ----------
     Total revenues                      7,152,609           5,977,195

Certain expenses:
     Operating                           2,085,067           1,247,304
     General and administrative          1,176,150             761,013
     Real property taxes                   531,066             492,727
                                        ----------          ----------
                                         3,792,283           2,501,044
                                        ----------          ----------

Revenues in excess of certain expenses  $3,360,326          $3,476,151
                                        ----------          ----------



The accompanying notes are an integral part of this combined statement.

                             THE ABBEY COMPANIES

        NOTES TO COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES

                                ------------


1.   Organization And Basis Of Presentation:

     The combined statement includes the revenues and certain expenses of Abbey Investment, Inc., The Abbey Company, Inc. and Nittany Lion Landscaping, Inc., all California subchapter S corporations, and Abbey Properties, L.L.C., a limited liability company which owns 99% of 9 properties, each held in a limited liability company. Abbey Properties, L.L.C., was formed and capitalized in July 1996, when MS Abbey, L.L.C. contributed $1,000,000 for its 10% ownership interest and Donald G. Abbey, an individual, contributed eight properties for his 90% ownership interest. The properties contributed by Donald G. Abbey were recorded at historical cost by Abbey Properties, L.L.C.

     The Abbey Companies (the "Company") is a combination of these ten limited liability companies and three corporations primarily engaged in the acquisition and operation of commercial/retail real estate in the Southern California area. At December 31, 1996, the Company owned and operated 9 properties encompassing approximately 900,000 square feet (unaudited) of commercial/retail space.

     The property management and leasing are provided to the properties by The Abbey Company, Inc. Landscaping services are provided by Nittany Lion Landscaping, Inc. All material intercompany transactions have been eliminated in the combined statement.


2.   Summary Of Significant Accounting Policies:

     The accompanying combined statement of revenues and certain expenses is not representative of the actual operations for the year ended December 31, 1996 because certain expenses, which may not be comparable to those expected to be incurred in the proposed future operations of the properties, have been excluded. Expenses excluded consist of mortgage interest, depreciation and amortization, and management fees not directly related to future operations of the properties.

     Revenue Recognition

     Operating revenues and expenses are presented on the accrual basis of accounting. Commercial and retail spaces are generally leased to tenants under noncancellable operating leases that range from 1 to 10 years. Minimum rent revenues are recognized on a straight-line basis over the respective lease term. Some tenants are also charged for certain operating expenses that are subject to recovery by the Company, including real estate taxes, insurance and common area costs.

     Income Taxes

                             THE ABBEY COMPANIES

        NOTES TO COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES

                                 -----------

     No provision for federal and state income taxes has been made in the accompanying combined statement since such taxes, if any, are the liability of the individual members.

     Use Of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.   Summary Of Significant Accounting Policies, Continued:

     Concentration Of Risk

     There are owners and developers of real estate that compete with the Company in its trade areas. This results in competition for tenants to occupy space. The existence of competition could have a material impact on the Company's ability to lease space and on the level of rent that can be achieved.

     Interim Financial Data (Unaudited)

     The interim financial data for the nine-month period ended September 30, 1997 is unaudited; however, in the opinion of management, the interim data includes all adjustments, consisting of normal recurring adjustments and eliminations necessary for a fair presentation of the results of the period. The results of revenues and certain expenses for the nine-month period ended September 30, 1997 are not necessarily indicative of the results for the full year.


3.   Future Rental Revenues:

     Under existing noncancellable operating lease agreements, tenants are committed to pay the following minimum rentals to the Company:


          Years Ending
          December 31,
          ------------

          1997                          $6,287,311
          1998                           5,111,538
          1999                           3,848,984
          2000                           2,808,500
          2001                           1,726,666
          Thereafter                     2,673,229
                                       -----------
                                       $22,456,227
                                       ===========

                             THE ABBEY COMPANIES

        NOTES TO COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES

                                 -----------

4.   Commitments:

     Under two existing noncancellable operating ground lease agreements, the Company is committed to pay the following minimum rents:


          Years Ending
          December 31,
          ------------

          1997                            $415,535
          1998                             415,535
          1999                             415,535
          2000                             415,535
          2001                             415,535
          Thereafter                    13,935,459
                                       -----------
                                       $16,013,134
                                       ===========



     Rent expense associated with ground leases was $425,434 in 1996.

 No dealer, salesperson or other individual has been authorized to give any information or make any representations not contained in this Prospectus in connection with the offering covered by this Prospectus. If given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy the Shares in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus, nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the facts set forth in this Prospectus or in the affairs of the Company since the date hereof.

                            ____________________

SUMMARY TABLE OF CONTENTS
                                                                      Page
                                                                      ----
Prospectus Summary . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
The Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
Selling Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . 24
Dividend Policy. . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
Price Range of Common Stock and Dividend History . . . . . . . . . . . 26
Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
Selected Consolidated Financial Data . . . . . . . . . . . . . . . . . 28
Management's Discussion and Analysis of
  Financial Condition and Analysis of Operations . . . . . . . . . . . 30
Business and Properties of Wellsford/Whitehall Properties, L.L.C.. . . 31
Business and Properties of Wellsford Capital Corporation . . . . . . . 43
Business and Properties of Wellsford Real Properties, Inc. . . . . . . 45
Lines of Credit. . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
Legal Proceedings. . . . . . . . . . . . . . . . . . . . . . . . . . . 49
Policies with Respect to Certain Activities. . . . . . . . . . . . . . 50
Management . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
Principal Stockholders . . . . . . . . . . . . . . . . . . . . . . . . 56
Certain Transactions . . . . . . . . . . . . . . . . . . . . . . . . . 59
Certain Agreements Between The Company
 and ERP Operating Partnership . . . . . . . . . . . . . . . . . . . . 59
Description of Capital Stock . . . . . . . . . . . . . . . . . . . . . 64
Certain Provisions of Maryland Law and of the
 Company's Charter and Bylaws. . . . . . . . . . . . . . . . . . . . . 71
Shares Available for Future Sale . . . . . . . . . . . . . . . . . . . 74
Certain United States Federal Income Tax Considerations. . . . . . . . 75
Plan of Distribution . . . . . . . . . . . . . . . . . . . . . . . . . 79
Certain ERISA Considerations . . . . . . . . . . . . . . . . . . . . . 79
Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 81
Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 81
Additional Information . . . . . . . . . . . . . . . . . . . . . . . . 81
Index to Financial Statements. . . . . . . . . . . . . . . . . . . . .F-1

=============================================================================










                              12,242,719 Shares





                       WELLSFORD REAL PROPERTIES, INC.


                                Common Stock



                              ----------------

                                 PROSPECTUS

                              ----------------














                              December __, 1997




=============================================================================
             PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS


Item 33.  Recent Sales of Unregistered Securities.

     The following table is a summary of certain information relating to all securities of the Company sold by the Company within the past three years that were not registered under the Securities Act (the "Private Placements"):

                                           Person or Class
  Type of       Date      Amount of         of Persons to
Securities       of      Securities        Whom Securities
   Sold         Sale        Sold                Sold         Consideration

Common Stock   2/28/97   218,447(1)     Wellsford Commercial     (2)
                                        Properties, L.L.C.

Class A Common 5/30/97   339,806        ERP Operating       $3,500,000
  Stock                                  Partnership

Common Stock   5/30/97   24,272         William M. Cockrum, $250,000
                                        Trustee of the
                                        William M. Cockrum
                                        Trust dated 8/1/79

Common Stock   6/2/97    12,000,000     "qualified institu- $123.6
                                        tional buyers" and  million
                                        other "accredited
                                        investors" (each as
                                        defined under the
                                        rules of the
                                        Securities Act)

Warrants       8/28/97   5,000,000(3)   Whitehall Property  (4)
                                         Buyer

Exchange       8/28/97       (5)        Whitehall Property  (4)
  Rights(5)                              Buyer

(1) Reflects the adjustment made to the original number of shares issued to Wellsford Commercial Properties, L.L.C., based upon the book value per share of Common Stock on the date of the Merger.

(2) Wellsford Commercial Properties, L.L.C. transferred the contracts to purchase the Cyanamid Office Portfolio, Greenbrook and Chatham in exchange for shares of Common Stock having an aggregate value of approximately $2.25 million and the Company's agreement to repay a $1.0 million advance used for the down payment on the Cyanamid Office Portfolio.

(3) In connection with the formation of Wellsford Office, the Company issued Warrants to Whitehall Partner to purchase 4,132,230 shares of Common Stock at an exercise price of $12.10 per share. The Warrants are exercisable for five years for either, at the Company's option, shares of Common Stock or cash. The exercise price for the Warrants is payable either with membership units in Wellsford Office or cash.

(4) In consideration for consummating the Wellsford Office joint venture transaction with the Company.

(5) Whitehall Partner may exchange membership units it receives in Wellsford Office relating to capital contributions made by Whitehall Partner to Wellsford Office in excess of $50 million but less than $75 million, for shares of Common Stock, or, at the Company's election, cash based upon the price paid by Whitehall Partner for such membership units and the then current market value of shares of Common Stock.

     The Company conducted the Private Placements pursuant to Section 4(2) of the Securities Act. There was no underwriter involved in the Private Placements.

Item 34.  Indemnification of Directors and Officers.

     The Maryland General Corporation Law ("MGCL") permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Charter contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

     The Charter authorizes the Company, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to
(a) any present or former director or officer or (b) any individual who, while a director of the Company, and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan, limited liability company or any other enterprise as a director, officer, partner, trustee, manager or member of such corporation, partnership, joint venture, trust, employee benefit plan, limited liability company or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former director or officer of the Company. The Bylaws of the Company obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan, limited liability company or any other enterprise as a director, officer, partner, trustee, manager or member of such corporation, partnership, joint venture, trust, employee benefit plan, limited liability company or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. The Charter and Bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.

     The MGCL requires a corporation (unless its charter provides otherwise, which the Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless, in either case, a court orders indemnification and then only for expenses.
In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation as authorized by the Bylaws and (b) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

Item 35.  Treatment of Proceeds from Stock Being Registered.

     Not applicable.

Item 36.  Financial Statements and Exhibits.

     (a) Financial Statements, all of which are in the Prospectus

WELLSFORD REAL PROPERTIES, INC.

     HISTORICAL

         Consolidated Balance Sheet as of
           September 30, 1997 (Unaudited)
         Consolidated Statement of Income
           For the Nine Months Ended
           September 30, 1997 (Unaudited)
         Combined Statements of Cash Flows
           For the Nine Months Ended
           September 30, 1997 and 1996 (Unaudited)
         Notes to Consolidated Financial Statements


     PRO FORMA

         Consolidated Income Statement For the Nine
           Months Ended September 30, 1997 (Unaudited)
         Notes to Unaudited Consolidated Income Statement
         Consolidated Income Statement For the Year Ended
           December 31, 1996 (Unaudited)
         Notes to Unaudited Consolidated Income Statement
         Consolidated Balance Sheet, September 30, 1997
           (Unaudited)
         Notes to Unaudited Consolidated Balance Sheet


WELLSFORD REAL PROPERTIES, INC. (PREDECESSOR)

     HISTORICAL

         Combined Balance Sheets as of
           December 31, 1996 and 1995
         Combined Statement of Income and
           Equity for the Year Ended December 31, 1996
         Combined Statements of Cash Flows
           For the Year Ended December 31, 1996 and the Period From March 22 to December 31, 1995
         Notes to Combined Financial Statements

VALUE PROPERTY TRUST

     FINANCIALS FROM FORM 10-K
     FOR FISCAL YEAR ENDED SEPTEMBER 30, 1996

         Consolidated Statements of Operations
           (Years ended September 30, 1996, 1995 and 1994)
         Consolidated Balance Sheets (September 30, 1996 and 1995) Consolidated Statements of Cash Flows
           (Years ended September 30, 1996, 1995 and 1994)
         Consolidated Statement of Shareholders' Equity
           (Years ended September 30, 1996, 1995 and 1994)
         Notes to the Consolidated Financial Statements

     FINANCIALS FROM FORM 10-Q
     FOR QUARTER ENDED JUNE 30, 1997

         Consolidated Balance Sheets at June 30, 1997 (Unaudited)
           and September 30, 1996
         Consolidated Statements of Operations for the Three and Nine Months
           Ended June 30, 1997 and 1996 (Unaudited)
         Consolidated Statements of Cash Flows for the Nine Months
           Ended June 30, 1997 and 1996 (Unaudited)
         Consolidated Statement of Shareholders' Equity for the
           Nine Months Ended June 30, 1997 (Unaudited)
         Notes to the Consolidated Financial Statements

WELLSFORD OFFICE PROPERTIES CONTRIBUTED BY
WHITEHALL PARTNER

         Combined Statement of Revenues and Certain Expenses for the Year Ended December 31, 1996 (audited) and
           Six Months Ended June 30, 1997 (unaudited)

PROPERTIES OF THE ABBEY ENTITIES

         Combined Statement of Revenues and Certain Expenses for the Year Ended December 31, 1996 (audited) and
           Nine Months Ended September 30, 1997 (unaudited)

     (b) Financial Statement Schedules.

VALUE PROPERTY TRUST

         Schedule XI - Real Estate Accumulated Depreciation and Amortization (September 30, 1996)
         Schedule XII - Mortgage Loans on Real Estate
           (September 30, 1996)

     (c) Exhibits.

Exhibit No.               Description###


   2.1 Limited Liability Company Operating Agreement of Wellsford/Whitehall Properties, L.L.C., dated as of August 28, 1997.#
   3.1   Articles of Amendment and Restatement of the Company.****
   3.2 Articles Supplementary Classifying 335,000 Shares of Common Stock as Class A Common Stock.****
   3.3 Articles Supplementary Classifying 2,000,000 Shares of Common Stock as Series A 8% Convertible Redeemable Preferred Stock.****
   3.4   Bylaws of the Company.****
   4.1   Specimen certificate for Common Stock.***
   4.2   Specimen certificate for Class A Common Stock.****
   4.3 Specimen certificate for Series A 8% Convertible Redeemable Preferred Stock.****
   4.4 Warrant Agreement, dated as of August 28, 1997, between Wellsford Real Properties, Inc. and United States Trust Company of New York, as warrant agent, and Warrant Certificate No. 1 of Wellsford Real Properties, Inc. for 5,000,000 Warrants registered in the name of WHWEL Real Estate Limited Partnership.#
   5.1 Opinion of Ballard Spahr Andrews & Ingersoll regarding legality.****
  10.1 Agreement and Plan of Merger, dated as of September 18, 1997, among Value Property Trust, Wellsford Real Properties, Inc. and Wellsford Capital Corporation.##
  10.2 $17.8 million Loan Agreement, dated as of June 28, 1996, by and between Wellsford Residential Property Trust, as lender, and Specified Properties VIII, L.P., as borrower, relating to Sonterra.*
  10.3 Option Agreement between Wellsford Residential Property Trust, as purchaser, and Specified Properties VIII, as seller, dated as of June 28, 1996, relating to Sonterra.*
  10.4 Sonterra Agreement by and between the Company and ERP Operating Limited Partnership dated as of May 30, 1997.****
  10.5 Agreement Regarding Palomino Park by and between the Company and ERP Operating Limited Partnership dated as of May 30, 1997.****
  10.6 Operating Agreement of Park at Highlands LLC, dated as of April 27, 1995, between Wellsford Park Highlands Corp. and Al Feld, relating to Blue Ridge.**
  10.7 First Amendment to Operating Agreement of Park at Highlands LLC, dated as of December 29, 1995, between Wellsford Park Highlands Corp. and Al Feld, relating to Blue Ridge.*
  10.8 Tri-Party Agreement by and among Park at Highlands LLC, NationsBank of Texas, N.A., Wellsford Park Highlands Corp., Wellsford Residential Property Trust and Al Feld dated December 29, 1995, relating to Blue Ridge.*
  10.9 Assignment and Assumption of Tri-Party Agreement by and among Wellsford Residential Property Trust, ERP Operating Limited Partnership, Park at Highlands LLC, Wellsford Park Highlands Corp., The Feld Company, Al Feld and Nationsbank of Texas, N.A. dated May 30, 1997, relating to Blue Ridge.****
  10.10 Agreement and Acknowledgement Regarding Tri-Party Agreement by and among Nationsbank of Texas, N.A., Park at Highlands LLC, Wellsford Park Highlands Corp. and ERP Operating Limited Partnership dated May 30, 1997, relating to Blue Ridge.****
  10.11 Operating Agreement of Red Canyon at Palomino Park LLC between Wellsford Park Highlands Corp. and Al Feld, dated as of April 17, 1996, relating to Red Canyon.*
  10.12 First Amendment to Operating Agreement of Red Canyon at Palomino Park LLC between Wellsford Park Highlands Corp. and Al Feld, dated as of May 19, 1997, relating to Red Canyon.****
  10.13 Tri-Party Agreement by and among NationsBank of Texas, N.A., Red Canyon at Palomino Park LLC, Wellsford Park Highlands Corp., Wellsford Residential Property Trust, Al Feld and The Feld Company, dated May 29, 1997, relating to Red Canyon.****
  10.14 Assignment and Assumption of Tri-Party Agreement by and among Wellsford Residential Property Trust, ERP Operating Limited Partnership, Red Canyon at Palomino Park LLC, Wellsford Park Highlands Corp., The Feld Company, Al Feld and Nationsbank of Texas, N.A. dated May 30, 1997, relating to Red Canyon.****
  10.15 Agreement and Acknowledgement Regarding Tri-Party Agreement by and among Nationsbank of Texas, N.A., Red Canyon at Palomino Park LLC, Wellsford Park Highlands Corp. and ERP Operating Limited Partnership dated May 30, 1997, relating to Red Canyon.****
  10.16 Second Amended and Restated Vacant Land Purchase and Sale Agreement between Mission Viejo Company and The Feld Company dated March 23, 1995, as amended by First Amendment, dated May 1, 1996, relating to the land underlying Palomino Park.*
  10.17 Trust Indenture, dated as of December 1, 1995, between Palomino Park Public Improvements Corporation ("PPPIC") and United States Trust Company of New York, as trustee, securing Wellsford Residential Property Trust's Assessment Lien Revenue Bonds Series 1995 - $14,755,000.**
  10.18 Letter of Credit Reimbursement Agreement, dated as of December 1, 1995, between PPPIC, Wellsford Residential Property Trust and Dresdner Bank AG, New York Branch.**
  10.19 First Amendment to Letter of Credit Reimbursement Agreement, dated as of May 30, 1997, between PPPIC, Wellsford Residential Property Trust, Dresdner Bank AG, New York Branch and the Company.****
  10.20 Amendment to Wellsford Reimbursement Agreement by and between PPPIC, Wellsford Residential Property Trust and the Company, dated as of May 30, 1997.****
  10.21 Assignment and Assumption Agreement by and between Wellsford Residential Property Trust and the Company, dated as of May 30, 1997.****
  10.22 Credit Enhancement Agreement by and between the Company and ERP Operating Limited Partnership, dated as of May 30, 1997, relating to Palomino Park.****
  10.23 Reimbursement and Indemnification Agreement by and among the Company and ERP Operating Limited Partnership, dated as of May 30, 1997, relating to Palomino Park.****
  10.24 Guaranty by ERP Operating Limited Partnership for the benefit of Dresdner Bank AG, New York Branch, dated as of May 30, 1997, relating to Palomino Park.****
  10.25 Amended and Restated Promissory Note of the Company to the order of Dresdner Bank AG, New York Branch, dated May 30, 1997, relating to Palomino Park.****
  10.26 Contribution and Distribution Agreement by and between Wellsford Residential Property Trust and the Company dated as of May 30, 1997.****
  10.27 Common Stock and Preferred Stock Purchase Agreement by and between the Company and ERP Operating Limited Partnership dated as of May 30, 1997.****
  10.28 Registration Rights Agreement by and between the Company and ERP Operating Limited Partnership dated as of May 30, 1997.****
  10.29 Credit Agreement, dated as of April 25, 1997, between Park Avenue Financing Company LLC, PAMC Co-Manager Inc., PAFC Management, Inc., Stanley Stahl, The First National Bank of Boston, the Company, Other Banks that may become parties to the Agreement and The First National Bank of Boston, as Agent, relating to 277 Park Avenue.**
  10.30 Assignment of Member's Interest, dated as of April 25, 1997, by PAFC Management, Inc. and Stanley Stahl to The First National Bank of Boston, relating to 277 Park Avenue (relating to interests in the Park Avenue Financing Company, LLC).**
  10.31 Assignment of Member's Interest, dated as of April 25, 1997, by PAMC Co-Manager Inc. and Park Avenue Financing, LLC to The First National Bank of Boston, relating to 277 Park Avenue (relating to interests in 277 Park Avenue, LLC).**
  10.32 Stock Pledge Agreement, dated as of April 25, 1997, by Stanley Stahl to The First National Bank of Boston, relating to 277 Park Avenue (relating to stock in Park Avenue Management Corporation).**
  10.33 Stock Pledge Agreement, dated as of April 25, 1997, by Stanley Stahl to The First National Bank of Boston, relating to 277 Park Avenue (relating to stock in PAMC Co-Manager Inc.).**
  10.34 Stock Pledge Agreement, dated as of April 25, 1997, by Stanley Stahl to The First National Bank of Boston, relating to 277 Park Avenue (relating to stock in PAFC Management, Inc.).**
  10.35 Conditional Guaranty of Payment and Performance, dated as of April 25, 1997, by Stanley Stahl, relating to 277 Park Avenue.**
  10.36 Cash Collateral Account Security, Pledge and Assignment Agreement, dated as of April 25, 1997, between 277 Park Avenue, LLC, Park Avenue Management Corporation, Park Avenue Financing Company LLC, PAMC Co-Manager Inc., Stanley Stahl and The First National Bank of Boston, relating to 277 Park Avenue.**
  10.37 Recognition Agreement, dated as of April 25, 1997, between The First National Bank of Boston, the Company, Column Financial, Inc., Park Avenue Financing Company LLC, PAMC Co-Manager, Inc. and 277 Park Avenue, LLC, relating to 277 Park Avenue.**
  10.38 Intercreditor Agreement, dated as of April 25, 1997, between the Company and The First National Bank of Boston, as Agent, relating to 277 Park Avenue.**
  10.39 Assignment and Acceptance Agreement, dated June 19, 1997, between BankBoston, N.A. (formerly known as The First National Bank of Boston) ("BankBoston") and the Company, relating to 277 Park Avenue.****
  10.40 Revolving Credit Agreement by and among the Company, BankBoston, Morgan Guaranty Trust Company of New York ("Morgan Guaranty"), other banks which may become parties and BankBoston, as agent, and Morgan Guaranty, as co-agent dated as of May 30, 1997.****
  10.41 Agreement Regarding Common Stock and Preferred Stock Purchase Agreement, dated as of May 30, 1997, among ERP Operating Limited Partnership, the Company and BankBoston, as agent.****
  10.42 Assignment of Common Stock Agreements, dated as of May 30, 1997, between the Company and BankBoston, as agent.****
  10.43 Collateral Assignment of Documents, Rights and Claims (including Collateral Assignment of Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing), made as of May 30, 1997, by the Company to BankBoston, as agent.****
  10.44 Term Loan Agreement between Wellsford Real Properties, Inc. and Wellsford/Whitehall Properties, L.L.C. dated as of August 28, 1997.#
  10.45 $61,699,440 Term Note A, dated August 28, 1997, payable to the order of Wellsford Real Properties, Inc. by Wellsford/Whitehall Properties, L.L.C.#
  10.46 $17,093,750 Term Note B, dated September 25, 1997, payable to the order of Wellsford Real Properties, Inc. by Wellsford/Whitehall Properties, L.L.C.*****
  10.47 Letter Agreement, dated as of August 28, 1997, between Wellsford Real Properties, Inc. and WHWEL Real Estate Limited Partnership, relating to warrants to be issued to WHWEL Real Estate Limited Partnership.#
  10.48 Revolving Credit Agreement for $70 million, dated as of August 28, 1997, between AP-Anaheim LLC, AP-Arlington LLC, AP-Atlantic LLC, AP-Cityview LLC, AP-Farrell Ramon LLC, AP-Palmdale LLC, AP-Redlands LLC, AP-Victoria LLC, AP-Victorville LLC, and AP-Sierra LLC, each a California limited liability company (collectively, the "Abbey Affiliates"), as Borrower, and Morgan Guaranty Trust Company of New York, as Lender.#
  10.49 Loan Participation Agreement, dated as of August 28, 1997, between Morgan Guaranty Trust Company of New York and Wellsford Real Properties, Inc.#
  10.50 $70 million promissory note, dated August 28, 1997, payable to the order of Morgan Guaranty Trust Company of New York by the Abbey Affiliates.#
  10.51 Purchase and Sale Agreement, dated as of September 18, 1997, among Wellsford Real Properties, Inc., Wellsford Capital Corporation and Whitehall Street Real Estate Limited Partnership VII.##
  10.52  1997 Management Incentive Plan of the Company.**
  10.53  Rollover Stock Option Plan of the Company.**
  10.54  Employment Agreement between the Company and Jeffrey H.
         Lynford.****
  10.55  Employment Agreement between the Company and Edward Lowenthal.****
  10.56  Employment Agreement between the Company and Gregory F. Hughes.****
  10.57  Employment Agreement between the Company and David M. Strong.****
  21.1   Subsidiaries of the Registrant.*****
  23.1 Consent of Ballard Spahr Andrews & Ingersoll (contained in Exhibit 5.1).****
  23.2   Consent of Robinson Silverman Pearce Aronsohn & Berman LLP. ****
  23.3 Consent of Ernst & Young LLP relating to the combined financial statements of The Predecessor to Wellsford Real Properties, Inc. and to the combined statement of revenues and certain expenses of the Whitehall Properties.
  23.4 Consent of Ernst & Young LLP relating to the consolidated financial statements of Value Property Trust.
  23.5 Consent of Coopers & Lybrand L.L.P. relating to the combined statement of revenues and certain expenses of the Abbey Companies.
  23.6 Consent of Coopers & Lybrand L.L.P relating to the consolidated financial statements of Value Property Trust.
  24.1   Powers of Attorney.****

______________________________
*     Previously filed as an exhibit to the Form 10 filed on April 23, 1997.
** Previously filed as an exhibit to the Form 10/A Amendment No. 1 filed on May 21, 1997.
*** Previously filed as an exhibit to the Form 10/A Amendment No. 2 filed on May 28, 1997.
**** Previously filed an exhibit to the Form S-11 filed on July 30, 1997. ***** Previously filed as an exhibit to Amendment No. 1 to Form S-11 filed on November 14, 1997.
# Previously filed as an exhibit to the Form 8-K filed on September 11, 1997.
## Previously filed as an exhibit to the Form 8-K filed on September 23, 1997.
### The Company acquired its interest in a number of these documents by assignment.


Item 37.  Undertakings.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 24(b)((1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on December 3, 1997.


                         WELLSFORD REAL PROPERTIES, INC.

                         By:/s/ Jeffrey H. Lynford
                            ----------------------------
                              Jeffrey H. Lynford
                              Chairman of the Board, Secretary and Director

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

           Signature                         Title                 Date

     /s/ Jeffrey H. Lynford    Chairman of the Board,       December 3, 1997
         Jeffrey H. Lynford    Secretary and Director

     /s/ Edward Lowenthal      President, Chief Executive   December 3, 1997
         Edward Lowenthal       Officer and Director

     /s/ Gregory F. Hughes     Chief Financial Officer      December 3, 1997
         Gregory F. Hughes

     *David M. Strong          Vice President for           December 3, 1997
         David M. Strong        Development

     *Douglas Crocker          Director                     December 3, 1997
         Douglas Crocker

     *Rodney F. Du Bois        Director                     December 3, 1997
         Rodney F. Du Bois

     *Mark S. Germain          Director                     December 3, 1997
         Mark S. Germain

     *Frank J. Hoenemeyer      Director                     December 3, 1997
         Frank J. Hoenemeyer

     *Frank J. Sixt            Director                     December 3, 1997
         Frank J. Sixt

*By:    /s/ Jeffrey H. Lynford
        -----------------------
         Jeffrey H. Lynford
         Attorney-in-Fact

                                EXHIBIT INDEX

Exhibit
Number         Description of Document###

  2.1          Limited Liability Company Operating Agreement of
               Wellsford/Whitehall Properties, L.L.C., dated as of August 28, 1997.#

  3.1          Articles of Amendment and Restatement of the Company.****

  3.2 Articles Supplementary Classifying 335,000 Shares of Common Stock as Class A Common Stock.****

  3.3 Articles Supplementary Classifying 2,000,000 Shares of Common Stock as Series A 8% Convertible Redeemable Preferred Stock.****

  3.4          Bylaws of the Company.****

  4.1          Specimen certificate for Common Stock.***

  4.2          Specimen certificate for Class A Common Stock.****

  4.3 Specimen certificate for Series A 8% Convertible Redeemable Preferred Stock.****

  4.4 Warrant Agreement, dated as of August 28, 1997, between Wellsford Real Properties, Inc. and United States Trust Company of New York, as warrant agent, and Warrant Certificate No. 1 of Wellsford Real Properties, Inc. for 5,000,000 Warrants registered in the name of WHWEL Real Estate Limited Partnership.#

  5.1 Opinion of Ballard Spahr Andrews & Ingersoll regarding legality.****

 10.1 Agreement and Plan of Merger, dated as of September 18, 1997, among Value Property Trust, Wellsford Real Properties, Inc. and Wellsford Capital Corporation.##

 10.2 $17.8 million Loan Agreement, dated as of June 28, 1996, by and between Wellsford Residential Property Trust, as lender, and Specified Properties VIII, L.P., as borrower, relating to Sonterra.*

 10.3 Option Agreement between Wellsford Residential Property Trust, as purchaser, and Specified Properties VIII, as seller, dated as of June 28, 1996, relating to Sonterra.*

 10.4 Sonterra Agreement by and between the Company and ERP Operating Limited Partnership dated as of May 30, 1997.****

 10.5 Agreement Regarding Palomino Park by and between the Company and ERP Operating Limited Partnership dated as of May 30, 1997.****

 10.6 Operating Agreement of Park at Highlands LLC, dated as of April 27, 1995, between Wellsford Park Highlands Corp. and Al Feld, relating to Blue Ridge.**

 10.7 First Amendment to Operating Agreement of Park at Highlands LLC, dated as of December 29, 1995, between Wellsford Park Highlands Corp. and Al Feld, relating to Blue Ridge.*

 10.8 Tri-Party Agreement by and among Park at Highlands LLC, NationsBank of Texas, N.A., Wellsford Park Highlands Corp., Wellsford Residential Property Trust and Al Feld dated December 29, 1995, relating to Blue Ridge.*

 10.9 Assignment and Assumption of Tri-Party Agreement by and among Wellsford Residential Property Trust, ERP Operating Limited Partnership, Park at Highlands LLC, Wellsford Park Highlands Corp., The Feld Company, Al Feld and Nationsbank of Texas, N.A. dated May 30, 1997, relating to Blue Ridge.****

 10.10 Agreement and Acknowledgement Regarding Tri-Party Agreement by and among Nationsbank of Texas, N.A., Park at Highlands LLC, Wellsford Park Highlands Corp. and ERP Operating Limited Partnership dated May 30, 1997, relating to Blue Ridge.****

 10.11 Operating Agreement of Red Canyon at Palomino Park LLC between Wellsford Park Highlands Corp. and Al Feld, dated as of April 17, 1996, relating to Red Canyon.*

 10.12 First Amendment to Operating Agreement of Red Canyon at Palomino Park LLC between Wellsford Park Highlands Corp. and Al Feld, dated as of May 19, 1997, relating to Red
               Canyon.****

 10.13 Tri-Party Agreement by and among NationsBank of Texas, N.A., Red Canyon at Palomino Park LLC, Wellsford Park Highlands Corp., Wellsford Residential Property Trust, Al Feld and The Feld Company, dated May 29, 1997, relating to Red Canyon.****


 10.14 Assignment and Assumption of Tri-Party Agreement by and among Wellsford Residential Property Trust, ERP Operating Limited Partnership, Red Canyon at Palomino Park LLC, Wellsford Park Highlands Corp., The Feld Company, Al Feld and Nationsbank of Texas, N.A. dated May 30, 1997, relating to Red Canyon.****

 10.15 Agreement and Acknowledgement Regarding Tri-Party Agreement by and among Nationsbank of Texas, N.A., Red Canyon at Palomino Park LLC, Wellsford Park Highlands Corp. and ERP Operating Limited Partnership dated May 30, 1997, relating to Red Canyon.****

 10.16 Second Amended and Restated Vacant Land Purchase and Sale Agreement between Mission Viejo Company and The Feld Company dated March 23, 1995, as amended by First Amendment, dated May 1, 1996, relating to the land underlying Palomino Park.*

 10.17 Trust Indenture, dated as of December 1, 1995, between Palomino Park Public Improvements Corporation ("PPPIC") and United States Trust Company of New York, as trustee, securing Wellsford Residential Property Trust's Assessment Lien Revenue Bonds Series 1995 - $14,755,000.**

 10.18 Letter of Credit Reimbursement Agreement, dated as of December 1, 1995, between PPPIC, Wellsford Residential Property Trust and Dresdner Bank AG, New York Branch.**

 10.19 First Amendment to Letter of Credit Reimbursement Agreement, dated as of May 30, 1997, between PPPIC, Wellsford
               Residential Property Trust, Dresdner Bank AG, New York Branch and the Company.****

 10.20 Amendment to Wellsford Reimbursement Agreement by and between PPPIC, Wellsford Residential Property Trust and the Company, dated as of May 30, 1997.****

 10.21 Assignment and Assumption Agreement by and between Wellsford Residential Property Trust and the Company, dated as of May 30, 1997.****

 10.22 Credit Enhancement Agreement by and between the Company and ERP Operating Limited Partnership, dated as of May 30, 1997, relating to Palomino Park.****

 10.23 Reimbursement and Indemnification Agreement by and among the Company and ERP Operating Limited Partnership, dated as of May 30, 1997, relating to Palomino Park.****

 10.24 Guaranty by ERP Operating Limited Partnership for the benefit of Dresdner Bank AG, New York Branch, dated as of May 30, 1997, relating to Palomino Park.****

 10.25 Amended and Restated Promissory Note of the Company to the order of Dresdner Bank AG, New York Branch, dated May 30, 1997, relating to Palomino Park.****

 10.26 Contribution and Distribution Agreement by and between Wellsford Residential Property Trust and the Company dated as of May 30, 1997.****

 10.27 Common Stock and Preferred Stock Purchase Agreement by and between the Company and ERP Operating Limited Partnership dated as of May 30, 1997.****

 10.28 Registration Rights Agreement by and between the Company and ERP Operating Limited Partnership dated as of May 30, 1997.****

 10.29 Credit Agreement, dated as of April 25, 1997, between Park Avenue Financing Company LLC, PAMC Co-Manager Inc., PAFC Management, Inc., Stanley Stahl, The First National Bank of Boston, the Company, Other Banks that may become parties to the Agreement and The First National Bank of Boston, as Agent, relating to 277 Park Avenue.**

 10.30 Assignment of Member's Interest, dated as of April 25, 1997, by PAFC Management, Inc. and Stanley Stahl to The First National Bank of Boston, relating to 277 Park Avenue (relating to interests in the Park Avenue Financing Company,
               LLC).**

 10.31 Assignment of Member's Interest, dated as of April 25, 1997, by PAMC Co-Manager Inc. and Park Avenue Financing, LLC to The First National Bank of Boston, relating to 277 Park Avenue (relating to interests in 277 Park Avenue, LLC).**

 10.32 Stock Pledge Agreement, dated as of April 25, 1997, by Stanley Stahl to The First National Bank of Boston, relating to 277 Park Avenue (relating to stock in Park Avenue Management Corporation).**

 10.33 Stock Pledge Agreement, dated as of April 25, 1997, by Stanley Stahl to The First National Bank of Boston, relating to 277 Park Avenue (relating to stock in PAMC Co-Manager Inc.).**

 10.34 Stock Pledge Agreement, dated as of April 25, 1997, by Stanley Stahl to The First National Bank of Boston, relating to 277 Park Avenue (relating to stock in PAFC Management, Inc.).**

 10.35 Conditional Guaranty of Payment and Performance, dated as of April 25, 1997, by Stanley Stahl, relating to 277 Park Avenue.**

 10.36 Cash Collateral Account Security, Pledge and Assignment Agreement, dated as of April 25, 1997, between 277 Park Avenue, LLC, Park Avenue Management Corporation, Park Avenue Financing Company LLC, PAMC Co-Manager Inc., Stanley Stahl and The First National Bank of Boston, relating to 277 Park Avenue.**

 10.37 Recognition Agreement, dated as of April 25, 1997, between The First National Bank of Boston, the Company, Column Financial, Inc., Park Avenue Financing Company LLC, PAMC Co-Manager, Inc. and 277 Park Avenue, LLC, relating to 277 Park Avenue.**

 10.38 Intercreditor Agreement, dated as of April 25, 1997, between the Company and The First National Bank of Boston, as Agent, relating to 277 Park Avenue.**

 10.39 Assignment and Acceptance Agreement, dated June 19, 1997, between BankBoston, N.A. (formerly known as The First National Bank of Boston) ("BankBoston") and the Company, relating to 277 Park Avenue.****

 10.40 Revolving Credit Agreement by and among the Company, BankBoston, Morgan Guaranty Trust Company of New York ("Morgan Guaranty"), other banks which may become parties and BankBoston, as agent, and Morgan Guaranty, as co-agent dated as of May 30, 1997.****

 10.41 Agreement Regarding Common Stock and Preferred Stock Purchase Agreement, dated as of May 30, 1997, among ERP Operating Limited Partnership, the Company and BankBoston, as agent.****

 10.42 Assignment of Common Stock Agreements, dated as of May 30, 1997, between the Company and BankBoston, as agent.****

 10.43 Collateral Assignment of Documents, Rights and Claims (including Collateral Assignment of Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing), made as of May 30, 1997, by the Company to BankBoston, as agent.****

 10.44         Term Loan Agreement between Wellsford Real Properties, Inc.
               and Wellsford/Whitehall Properties, L.L.C. dated as of August 28, 1997.#

 10.45 $61,699,440 Term Note A, dated August 28, 1997, payable to the order of Wellsford Real Properties, Inc. by Wellsford/Whitehall Properties, L.L.C.#

 10.46 $17,093,750 Term Note B, dated September 25, 1997, payable to the order of Wellsford Real Properties, Inc. by Wellsford/Whitehall Properties, L.L.C.*****

 10.47 Letter Agreement, dated as of August 28, 1997, between Wellsford Real Properties, Inc. and WHWEL Real Estate Limited Partnership, relating to warrants to be issued to WHWEL Real Estate Limited Partnership.#

 10.48 Revolving Credit Agreement for $70 million, dated as of August 28, 1997, between AP-Anaheim LLC, AP-Arlington LLC, AP-Atlantic LLC, AP-Cityview LLC, AP-Farrell Ramon LLC, AP-Palmdale LLC, AP-Redlands LLC, AP-Victoria LLC, AP-Victorville LLC, and AP-Sierra LLC, each a California limited liability company (collectively, the "Abbey Affiliates"), as Borrower, and Morgan Guaranty Trust Company of New York, as Lender.#

 10.49 Loan Participation Agreement, dated as of August 28, 1997, between Morgan Guaranty Trust Company of New York and Wellsford Real Properties, Inc.#

 10.50 $70 million promissory note, dated August 28, 1997, payable to the order of Morgan Guaranty Trust Company of New York by the Abbey Affiliates.#

 10.51 Purchase and Sale Agreement, dated as of September 18, 1997, among Wellsford Real Properties, Inc., Wellsford Capital Corporation and Whitehall Street Real Estate Limited Partnership VII.##

 10.52         1997 Management Incentive Plan of the Company.**

 10.53         Rollover Stock Option Plan of the Company.**

 10.54         Employment Agreement between the Company and Jeffrey H.
               Lynford.****

 10.55         Employment Agreement between the Company and Edward
               Lowenthal.****

 10.56         Employment Agreement between the Company and Gregory F.
               Hughes.****

 10.57         Employment Agreement between the Company and David M.
               Strong.****

 21.1          Subsidiaries of the Registrant.*****

 23.1          Consent of Ballard Spahr Andrews & Ingersoll (contained in
               Exhibit 5.1).****

 23.2          Consent of Robinson Silverman Pearce Aronsohn & Berman
               LLP.****

 23.3 Consent of Ernst & Young LLP relating to the combined financial statements of The Predecessor to Wellsford Real Properties, Inc. and to the combined statement of revenues and certain expenses of the Whitehall Properties.

 23.4 Consent of Ernst & Young LLP relating to the consolidated financial statements of Value Property Trust.

 23.5 Consent of Coopers & Lybrand L.L.P. relating to the combined statement of revenues and certain expenses of the Abbey Companies.

 23.6 Consent of Coopers & Lybrand L.L.P relating to the consolidated financial statements of Value Property Trust.

 24.1          Powers of Attorney.****

______________________________
*     Previously filed as an exhibit to the Form 10 filed on April 23, 1997.
** Previously filed as an exhibit to the Form 10/A Amendment No. 1 filed on May 21, 1997.
*** Previously filed as an exhibit to the Form 10/A Amendment No. 2 filed on May 28, 1997.
**** Previously filed an exhibit to the Form S-11 filed on July 30, 1997. ***** Previously filed as an exhibit to Amendment No. 1 to Form S-11 filed on November 14, 1997.
# Previously filed as an exhibit to the Form 8-K filed on September 11, 1997.
## Previously filed as an exhibit to the Form 8-K filed on September 23, 1997.
### The Company acquired its interest in a number of these documents by assignment.